Exhibit 10.9.1

Execution Version

CAPACITY PURCHASE AGREEMENT

AMONG

UNITED AIRLINES, INC.,

MESA AIRLINES, INC.

AND

MESA AIR GROUP, INC.

DATED AS OF AUGUST 29, 2013

Execution Version

TABLE OF CONTENTS

ARTICLE I
DEFINITIONS		1

ARTICLE II
CAPACITY PURCHASE, SCHEDULES AND FARES		1

2.1	Capacity Purchase	1

2.2	Revenues	4

2.3	Pass Travel	5

2.4	Removal Events	5

ARTICLE III
CONTRACTOR COMPENSATION		7

3.1	Compensation for Carrier Controlled Costs	7

3.2	Incentive Compensation	8

3.3	Start Up Costs	11

3.4	Expenses	11

3.5	Audit Rights; Financial Information	13

3.6	Billing and Payment	14

ARTICLE IV
CONTRACTOR OPERATIONS AND AGREEMENTS WITH UNITED		25

4.1	Crews, Etc	25

4.2	Governmental Regulations; Maintenance	27

4.3	Quality of Service	27

4.4	Regulatory Complaints	29

4.5	DOD Approval	29

4.6	Aircraft Ground Movement	29

4.7	Incidents or Accidents	30

4.8	Emergency Response	30

4.9	Safety Matters	30

4.10	Facilities	31

4.11	Codeshare Terms	34

4.12	Fuel Procurement and Fuel Services	34

4.13	Slots and Route Authorities	35

4.14	Code Share Limitation	35

i

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4.15	Use of United Marks	36

4.16	Use of Contractor Marks	36

4.17	Catering Standards	36

4.18	Fuel Efficiency Program	37

4.19	Environmental	37

4.20	Early Brake Release	41

4.21	Ground Handling	44

4.22	IT Requirements	44

4.23	Maintenance Right to Bid	44

4.24	Landing Fees	44

ARTICLE V
CERTAIN RIGHTS OF UNITED		45

5.1	Use of Covered Aircraft	45

5.2	Prohibited Transaction	45

5.3	Performance Discussions	45

ARTICLE VI
INSURANCE		46

6.1	Minimum Insurance Coverages	46

6.2	Endorsements	47

6.3	Evidence of Insurance Coverage	47

ARTICLE VII
INDEMNIFICATION		47

7.1	Contractor Indemnification of United	47

7.2	United Indemnification of Contractor	48

7.3	Indemnification Claims	49

7.4	Employer’s Liability; Independent Contractors; Waiver of Control	50

7.5	No Double Recovery	51

7.6	Survival	51

ARTICLE VIII
TERM, TERMINATION AND DISPOSITION OF AIRCRAFT		51

8.1	Term	51

8.2	Early Termination	51

8.3	Disposition of Aircraft During Wind-Down Period	53

8.4	Certain Other Remedies	55

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ARTICLE IX
REPRESENTATIONS, WARRANTIES AND COVENANTS		60

9.1	Representations and Warranties of Contractor	60

9.2	Representations, Warranties and Covenants of United	63

ARTICLE X
CERTAIN AIRCRAFT-RELATED PROVISIONS		64

10.1	Right to Call	64

10.2	Extension of E175 Aircraft Term	71

10.3	Alternative Aircraft	71

10.4	Additional Aircraft	71

10.5	Covered Aircraft Leases	72

10.6	Lien; Subordination	73

10.7	Delivery of Aircraft	76

10.8	CRJ Interior Project	77

ARTICLE XI
MISCELLANEOUS		77

11.1	Transition Arrangements	77

11.2	Notices	77

11.3	Binding Effect; Assignment	79

11.4	Amendment and Modification	79

11.5	Waiver	79

11.6	Interpretation	79

11.7	Confidentiality	80

11.8	Counterparts	80

11.9	Severability	81

11.10	Relationship of Parties	81

11.11	Entire Agreement; No Third Party Beneficiaries	81

11.12	Governing Law	81

11.13	Right of Set-Off	82

11.14	Cooperation with Respect to Reporting	82

11.15	Parent Guarantee	83

11.16	Arbitration	83

11.17	Termination of 2004 Agreement; Transition of CRJ-700 Aircraft	85

Execution Version

SCHEDULE 1:	Covered Aircraft
SCHEDULE 1A:	E175 Covered Aircraft Scheduled Delivery Dates and Scheduled In- Service Dates
SCHEDULE 2A:	E175 Covered Aircraft Compensation for Carrier Controlled Costs
SCHEDULE 2B:	CRJ Covered Aircraft Compensation for Carrier Controlled Costs
SCHEDULE 3:	Pass-Through Costs
SCHEDULE 4:	Incentive Compensation

EXHIBIT A:	Definitions
EXHIBIT B:	Terms of Codeshare Arrangements
EXHIBIT C:	Non-Revenue Pass Travel
EXHIBIT D:	Fuel Services
EXHIBIT E:	Use of United Marks and Other Identification
EXHIBIT F:	Use of Contractor Marks
EXHIBIT G:	Catering Standards
EXHIBIT H:	Fuel Efficiency Program
EXHIBIT I:	IT Requirements
EXHIBIT J:	Aircraft Cleanliness and Refurbishment Standards
EXHIBIT K:	Parent Guarantee
EXHIBIT L:	Letter of Agreement
EXHIBIT M:	Career Path Program for Pilots
EXHIBIT N:	Safety Standards for United and United Express Carriers
EXHIBIT O:	Form of Assignment Agreement
EXHIBIT P:	Charter Flight Operations
EXHIBIT Q:	Ground Handler Indemnity
EXHIBIT R:	CRJ Interior Project
EXHIBIT S:	CRJ Lease Return Conditions

Execution Version

CAPACITY PURCHASE AGREEMENT

This Capacity Purchase Agreement (this “Agreement”), dated as of August 29, 2013 is among United Airlines, Inc., a Delaware corporation (“United”), Mesa Airlines, Inc., a Nevada corporation (“Contractor”) and Mesa Air Group, Inc., a Nevada corporation (“Parent”);

WHEREAS, Contractor desires to perform Contractor Services pursuant to the terms hereof, and United desires to engage Contractor to perform such services, provided that the performance of such services is guaranteed by Parent; and

WHEREAS, the parties are entering into the Ancillary Agreements (as defined herein), in each case as an integral part of this Agreement;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and obligations hereinafter contained, the parties agree to:

ARTICLE I

DEFINITIONS

Capitalized terms used in this Agreement (including, unless otherwise defined therein, in the Schedules, Appendices and Exhibits to this Agreement) shall have the meanings set forth in Exhibit A hereto.

ARTICLE II

CAPACITY PURCHASE, SCHEDULES AND FARES

2.1    Capacity Purchase.

(a)

Contractor shall present each Covered Aircraft for service under this Agreement on the Committed In-Service Date determined with respect to such aircraft pursuant to Table 1 in Schedule 1 (for the E175 Covered Aircraft) or the In-Service Date set forth on Table 2 in Schedule 1 (for the CRJ Covered Aircraft), as the case may be, and for each day thereafter until the exit date set forth for such aircraft on Schedule 1 under the caption “Scheduled Exit Date”, as such date may be extended pursuant to Section 10.2 hereof, in each case unless such aircraft is earlier withdrawn from the terms of this Agreement or this Agreement is earlier terminated, and United agrees to purchase the capacity of each such Covered Aircraft for the period during which such Covered Aircraft is so presented for service, all under the terms and conditions set forth herein and for the consideration described in Article III; provided that if, on or before the ninetieth (90th) day following the Scheduled Delivery Date, as set forth on Schedule 1A, for an E175 Covered Aircraft (or such later date as United may determine in United’s sole discretion), either (x) such aircraft has not been delivered by Embraer to United or to Contractor, acting as United’s agent pursuant to Section 10.7, or (y) United, using reasonable commercial efforts, has not obtained a consent to its entry into a Covered Aircraft Lease with Contractor regarding such aircraft from any applicable lender, mortgagee or other financing party, which consent is required pursuant to the terms of any loan agreement, lease, mortgage or other

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financing agreement or instrument relating to such aircraft and to which United is a party, then (i) such aircraft shall not constitute a Covered Aircraft for any purposes hereunder, (ii) Schedule 1 attached hereto shall be deemed to have been amended and replaced by a Schedule 1 as revised to delete such Covered Aircraft therefrom (and such aircraft shall not be replaced) without any further action by the parties hereto and (iii) no party hereunder shall incur any liability whatsoever to any of the other parties hereunder in connection with the removal of such aircraft from this Agreement as a result of the failure of such aircraft to be delivered or of United to obtain such consent. Subject to the terms and conditions of this Agreement, Contractor shall provide all of the capacity of the Covered Aircraft solely to United and use the Covered Aircraft solely to operate the Scheduled Flights and as otherwise expressly provided herein, including without limitation in Section 3.6(c)(v). All Covered Aircraft operated by Contractor in the provision of Regional Airline Services to United under this Agreement shall be painted and otherwise outfitted in the aircraft livery as set forth in Section 8 of Exhibit E hereto. Contractor will do all things necessary to cause and assure, and will cause and assure, that it will at all times be and remain in custody and control of the Covered Aircraft and all other aircraft and equipment of, or operated by, Contractor and used in the performance of Contractor Services, and United and its directors, officers, employees, and agents shall not, for any reason, be deemed to be in custody or control, or a bailee, of any such aircraft or equipment. Contractor represents that the provisions of this Agreement setting the schedule for Contractor to begin to provide Regional Airline Services, including those set forth above and in Schedules 1 and 1A, afford sufficient time for Contractor to be able to provide such services in a safe and reliable manner consistent with the requirements set forth in Article IV and Exhibit N and as otherwise required by this Agreement, including without limitation sufficient time for Contractor to obtain all certifications, permits, licenses, certificates, exemptions, approvals, plans and insurance required in order for it to provide Regional Airline Services and for Contractor to train its flight and cabin crews, maintenance personnel and other staff as necessary for the safe and reliable provision of Regional Airline Services. Contractor acknowledges that United is relying on this representation in connection with entering into this Agreement.

(b)

Fares, Rules and Seat Inventory. United shall establish and publish all fares and related tariff rules for all seats on the Covered Aircraft. Contractor shall not publish any fares, tariffs, or related information for the Covered Aircraft. In addition, United shall have complete control over all seat inventory and inventory and revenue management decisions for the Covered Aircraft, including overbooking levels, discount seat levels and allocation of seats among various fare buckets.

(c)

Flight Schedules. United shall, in its sole discretion, establish and publish all schedules for the Covered Aircraft (such scheduled flights, together with Charter Flights, referred to herein as “Scheduled Flights”), including determining the city- pairs served, frequencies, utilization and timing of scheduled arrivals and departures, and shall, in its sole discretion, make all determinations regarding the

Execution Version

establishment and scheduling of any flights other than Scheduled Flights; provided that such schedules shall be subject to Reasonable Operating Constraints and Conditions and the provisions of this Section 2.1; and provided further that Contractor shall operate all Charter Flights in accordance with the provisions set forth on Exhibit P; and provided further that Scheduled Flights may include flights from a maintenance base to any Applicable Airport or from one Hub Airport to another Hub Airport. United shall also be entitled, in its sole discretion and at any time prior to takeoff, to direct Contractor to delay or cancel a Scheduled Flight, including without limitation for delays and cancellations that are ATC or weather related, and Contractor shall take all necessary action to give effect to any such direction. Except as otherwise provided in the last sentence of this Section 2.1(c), any Scheduled Flight canceled at United’s direction shall be coded in accordance with United’s standard practices as an Uncontrollable Cancelation for all purposes hereunder. Contractor shall be entitled to make such maintenance, ferry and repositioning flights as may be required to facilitate the proper maintenance of the Covered Aircraft or to accommodate the Scheduled Flights. At least sixty (60) calendar days prior to the first day of each month to which a proposed Final Monthly Schedule relates, United shall present a planned flight schedule for such month, together with a proposed Final Monthly Schedule for the following two (2) months (the “Initial Proposed Monthly Schedule”). In addition, United may from time to time submit to Contractor a schedule of proposed block hours for future periods and request confirmation from Contractor as to its availability to operate the Covered Aircraft for such number of block hours, and Contractor shall respond in a timely manner to any such request (it being understood that, notwithstanding any such request or response, the Scheduled Flights shall operate in accordance with the applicable Final Monthly Schedule). United shall review and consider any changes to the planned flight schedule for the Covered Aircraft, including the Initial Proposed Monthly Schedule, suggested by Contractor. Not later than forty-five (45) calendar days prior to the beginning of the calendar month to which a proposed Final Monthly Schedule relates, United will deliver to Contractor the Final Monthly Schedule. Following such delivery of the Final Monthly Schedule, however, United may make such adjustments to such Final Monthly Schedule as it deems appropriate (subject to Reasonable Operating Constraints and Conditions); provided that such adjustments by United shall not require more flight crew resources to operate the Final Monthly Schedule, based on reasonable flight crew requirements, than the flight crew resources that would have been necessary to operate the Initial Proposed Monthly Schedule. In addition, if, after such delivery of the Final Monthly Schedule, United decides to adjust the Final Monthly Schedule by removing a flight either (x) at Contractor’s request or (y) because United reasonably determines, in good faith, that (I) (after having consulted directly with a designated point of contact with Contractor in an effort to resolve any concerns regarding Contractor’s ability to perform) such flight would have resulted in a Controllable Cancellation and (II) Contractor has not acted in accordance with, or complied with United Express’s standard and/or customary operating policy and/or past practices in promptly and accurately, to the best of its knowledge,

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notifying United of Contractor’s ability to perform such flight, then, in each case of clause (x) and (y), notwithstanding the removal of such flight from the Final Monthly Schedule, such flight shall be deemed to have resulted in a Controllable Cancellation for all purposes hereunder.

(d)

Spare Aircraft. Notwithstanding anything to the contrary contained in this Section 2.1 but subject to the provisions below in this Section 2.1(d), Contractor shall maintain the number of spare regional jet aircraft equal to the quotient obtained by dividing (x) the sum of the number of Covered Aircraft and the number of all covered aircraft under each other capacity purchase or similar agreement between or among United and Contractor, by (y) [***], and rounding the quotient to the nearest whole number; provided that a quotient ending in [***] shall be rounded down; and provided further that, at any time at which more than [***] Covered Aircraft are in service and Contractor bases the Covered Aircraft at [***] or more Hub Airports, then Contractor shall be allocated one spare regional jet aircraft in each Hub Airport. Following the six month anniversary of the first Actual In-Service Date for an E175 Covered Aircraft, the parties agree to engage in good faith discussions regarding a possible reduction in the number and/or allocation of Spare Aircraft, it being understood that such discussions shall not be binding absent an agreement among the parties. Without limiting the foregoing, the Covered Aircraft constituting spare aircraft (the “Spare Aircraft”) shall be constituted from both E175 Covered Aircraft and CRJ Covered Aircraft, in a proportion determined by United from time to time; provided that United shall provide Contractor with at least ninety (90) days’ advance notice before any proposed change in such proportion takes effect. Contractor shall select the specific E175 and/or CRJ-700 hulls that shall constitute the Spare Aircraft, in a proportion that complies with United’s instructions. Contractor shall be entitled to use the Spare Aircraft in Contractor’s reasonable discretion to replace another regional jet aircraft in the operation of a flight scheduled in the Final Monthly Schedule. In addition, subject to applicable Reasonable Operating Constraints and Conditions, Contractor shall use such Spare Aircraft to operate flights as directed by United (unless such Spare Aircraft was, prior to such direction by United, already scheduled as contemplated by the immediately preceding sentence), including flights originally scheduled to be operated by United or other United service providers; provided that if a Scheduled Flight is delayed or cancelled due to the unavailability of a Spare Aircraft which unavailability would not have occurred but for Contractor’s use of such Spare Aircraft at United’s direction (given over Contractor’s expressly stated objection) for another United service provider pursuant to this sentence, then, each such delay or cancellation occurring within a reasonable period after such unavailability shall be deemed an Uncontrollable Delay or an Uncontrollable Cancellation, as the case may be, for all purposes hereunder.

2.2    Revenues.

Contractor and Parent acknowledge and agree that all revenues resulting from the sale and issuance of passenger tickets associated with the operation of the Covered Aircraft and all

Execution Version

other sources of revenue associated with the operation of the Covered Aircraft or the provision of Regional Airline Services, in each case following the Effective Date and during the Term, including without limitation revenues relating to Charter Flights, the transportation of cargo or mail, the sale of food, beverages and onboard entertainment, checked baggage fees, duty-free services, exterior and interior advertising and guaranteed or incentive payments from airport or governmental authorities, civic associations or other third parties in connection with scheduling flights to such airport or locality, are the sole property of and shall be retained by United (or, if received by Contractor or Parent, shall be promptly remitted to United, free and clear of claims of any third party arising by, through or under Contractor or Parent or their affiliates). Contractor agrees that it shall reasonably cooperate with United so as to permit United to receive all revenues of the type described above.

2.3    Pass Travel.

All pass travel and other non-revenue travel on any Scheduled Flight shall be administered in accordance with Exhibit C.

2.4    Removal Events.

(a)

With respect to CRJ Covered Aircraft, at any time and from time to time following the second anniversary of the In-Service Date for any such aircraft, United shall have the right, in its sole discretion, to remove from this Agreement any or all of the CRJ Covered Aircraft as provided in this Section 2.4 by delivering a written notice (a “2.4(a) Notice”) to Contractor, which 2.4(a) Notice shall specify the specific aircraft to be removed (each such removed aircraft, a “CRJ Removed Aircraft”) and a Termination Date for each such aircraft not earlier than ninety (90) days following the date of such 2.4(a) Notice (it being understood that such notice may be delivered prior to such second anniversary provided that any such Termination Date may only occur on or after such second anniversary). For clarification purposes, Covered Aircraft that are not the subject of a 2.4(a) Notice shall remain subject to the terms of this Agreement (including this Section 2.4). Subject to Section 8.4(f), following the delivery of a 2.4(a) Notice, the provisions of Section 8.3(b) shall apply to each CRJ Removed Aircraft and, at end of the applicable Wind-Down Period for such aircraft, (i) the provisions of Section 10.1 shall apply to each CRJ Removed Aircraft that is owned or leased by Contractor, other than any such aircraft leased from United, except that United must exercise the Call Option with respect to such aircraft, (ii) United shall pay Contractor the Wind-Down Expenses relating to each CRJ Removed Aircraft and (iii) United shall pay to Contractor the CRJ Margin Payment for each CRJ Removed Aircraft; provided that, notwithstanding clause (i) above, Contractor shall have the right to retain, and United shall then not have the right or obligation to acquire, any or all CRJ Removed Aircraft upon written notice by Contractor to United exercising such right to retain within thirty (30) days of Contractor’s receipt of the 2.4(a) Notice; provided further that the specific CRJ Removed Aircraft retained by Contractor, if any, shall be those aircraft with the latest Termination Dates as set forth in the relevant 2.4(a) Notices.

Execution Version

(b)

With respect to E175 Covered Aircraft, at any time and from time to time, United shall have the right, in its sole discretion, to remove from this Agreement any or all of such aircraft as provided in this Section 2.4 by delivering a notice (a “2.4(b) Notice”) to Contractor, which 2.4(b) Notice shall specify the number of aircraft to be removed (each such removed aircraft, an “E175 Removed Aircraft”) and a Termination Date not earlier than ninety (90) days following the date of such 2.4(b) Notice. For clarification purposes, Covered Aircraft that are not the subject of a 2.4(b) Notice shall remain subject to the terms of this Agreement (including this Section 2.4). Subject to Section 8.4(f), following the delivery of a 2.4(b) Notice, the provisions of Section 8.3(b) shall apply to each E175 Removed Aircraft and, at end of the applicable Wind-Down Period for such aircraft, United shall pay Contractor the Wind-Down Expenses relating to each E175 Removed Aircraft.

(c)

At any time during the two calendar years following the end of the Wind-Down Period applicable to any CRJ Removed Aircraft pursuant to Section 2.4(a), if United desires to begin the use of CRJ Removed Aircraft in United’s regional airline service (specifically excluding the renewal or extension of any then-existing contract or arrangement for the use of such an aircraft), and provided that at such time a Termination Event shall not have occurred and Contractor shall have consistently satisfied in all material respects the standards of care and service described in Section 4.3 in connection with its obligations under this Agreement (it being understood that any repeated failure to correct any violation of any standard of care and service reasonably asserted by United to be material shall be deemed to be a material failure) and otherwise complied in all material respects with the terms of this Agreement and any Ancillary Agreements, then, unless United has either sold such CRJ Removed Aircraft or leased it (other than for the provision of regional airline services to United) and subject to any of United’s contractual arrangements in place as of the Effective Date, United shall offer Contractor by written notice the opportunity to re-designate such CRJ Removed Aircraft as a CRJ Covered Aircraft hereunder, beginning on a date specified in such notice; provided that the rate “per aircraft per month” as set forth on Schedule 2B shall be modified to reflect the actual ownership cost of such aircraft to Contractor, if any; and provided, further that Contractor’s acceptance of such offer shall be at Contractor’s discretion, except that Contractor shall not accept such offer if Contractor believes that the date specified does not provide it with sufficient time to be able to provide Regional Airline Services using such CRJ Removed Aircraft in a safe and reliable manner as required by this Agreement (and if Contractor and United cannot agree on a later date). If, within fifteen (15) days after receipt of any such offer from United, Contractor accepts in writing such offer, then Contractor shall place such CRJ Removed Aircraft into service as a CRJ Covered Aircraft on the date specified in United’s notice to Contractor (or on such other agreed date, if any).

Execution Version

ARTICLE III

CONTRACTOR COMPENSATION

For and in consideration of the services to be provided by Contractor pursuant to the terms and conditions of this Agreement, and subject to the terms and conditions set forth herein, (i) United shall be responsible for (a) paying to Contractor Compensation for Carrier Controlled Costs and the Incentive Markup Payments, if any, (b) reimbursing Contractor for the Pass-Through Costs, and (c) incurring directly the expenses described in Section 3.4(a), and United shall not be responsible for any other costs or expenses incurred by Contractor hereunder, and (ii) Contractor shall be responsible for incurring directly the expenses described in Section 3.4(b), in each case as more specifically provided below in this Article III, such amounts to be paid and reconciled as set forth in Section 3.6 below.

3.1    Compensation for Carrier Controlled Costs.

(a)

For and in consideration of the services to be provided by Contractor pursuant to the terms and conditions of this Agreement, United shall make payments to Contractor, subject to the terms and conditions set forth in this Article III and elsewhere in this Agreement, for each of the following measurements: (i) aircraft per month, (ii) block hours flown on completed Scheduled Flights, (iii) flight hours flown on completed Scheduled Flights, (iv) the number of departures for completed Scheduled Flights, (v) interrupted trip expense, (vi) the number of aircraft in schedule, and (vii) passengers on completed Scheduled Flights, in each case in accordance with the rates set forth on Schedules 2A (with respect to the E175 Covered Aircraft) and 2B (with respect to the CRJ Covered Aircraft) (all such compensation, collectively, the “Compensation for Carrier Controlled Costs”), as applicable. Compensation for Carrier Controlled Costs shall be paid as provided in Section 3.6 below.

(b)

Pending Rules Adjustment. Upon the date (the “Implementation Date”) which is the later of (a) the date on which the flight and duty rest rules set forth in FAR 117 currently pending as of the date hereof (the “Pending Rules”) are required to be implemented by Parent or Contractor in order to be in compliance with such rules, and (b) the date on which Contractor actually fully implements the Pending Rules, (x) the rates “for each block hour” set forth on Schedules 2A and 2B shall be increased by [***] per block hour and (y) the parties shall use commercially reasonable efforts to determine the actual cost impact to Contractor of the implementation of the Pending Rules in a timely manner, but in any event before the day which is 120 days following the Implementation Date (such date, the “Outside Date”). Upon the determination of the actual cost impact of the foregoing, the rates “for each block hour” set forth on Schedules 2A and 2B shall be amended accordingly, which such amendment shall apply retroactively to the Implementation Date; provided that, notwithstanding the above, if the parties have not mutually agreed upon a determination of such actual cost impact by the Outside Date, the actual cost impact shall be deemed to be an amount equivalent to the lower of (a) United’s good faith estimation of such cost impact and (b) Contractor’s good faith estimation of such cost impact, which such deemed cost

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impact shall be applied retroactively to the Implementation Date and prospectively until the parties reach a mutual agreement to the actual cost impact, which shall also be applied retroactively to the same Implementation Date and prospectively. In the event the parties have determined by the Outside Date that there has been no such actual cost impact or either or both parties are unable to calculate a good faith estimate of such cost impact, then in each case the rates “for each block hour” set forth on Schedules 2A and 2B shall immediately be decreased to amounts which would otherwise be in effect, without giving effect to the increase described in this Section 3.1(b) and Contractor shall immediately repay to United an amount equivalent to the aggregate increase in the rates “for each block hour” set forth on Schedules 2A and 2B paid by United pursuant to the first sentence of this Section 3.1(b).

3.2    Incentive Compensation.

United and Contractor have developed a monthly incentive payment program (the “Incentive Program”) under which Contractor shall earn incentive markup payments as more fully set forth below:

(a)

Under the Incentive Program, operating performance goals (the “Operating Goals”) for Contractor’s operation of Scheduled Flights shall be set with respect to the following measurements (each, an “Operating Performance Measure”): (i) On-Time Departure Rate, (ii) Controllable Completion Factor and (iii) Customer Satisfaction Score.

(b)

Each initial Operating Goal, effective through and including the next succeeding December 31, will be established on the Commencement Date and shall be reestablished for each succeeding calendar year, using the predetermined methodology as set forth below.

(c)

The methodology set forth below shall be used to determine the Operating Goal relating to such Operating Performance Measure for each month in such calendar year (or any portion thereof, as the case may be).

(i)

Contractor’s Operating Goal relating to On-Time Departure Rate (the “On-Time Zero Operating Goal”) for a calendar year shall be equal to United’s system-wide operating goal for On-Time Departure Rate for its domestic mainline operations for such year, (x) adjusted downwards by [***] percentage points, (y) further adjusted for regional differences by multiplying such number by a quotient, the numerator of which is the weighted average of each separate On-Time Departure Rate for the prior calendar year for United’s domestic mainline operations at each Hub Airport from which Contractor operates Scheduled Flights, weighted by the number of Scheduled Flight departures from each such Hub Airport, and the denominator of which is United’s aggregate On-Time Departure Rate for its domestic mainline operations for such prior calendar year, and

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(z) further adjusted by the Seasonality Adjustment Factor, if applicable, as provided by Section 3.2(c)(iv) below.

(ii)

Contractor’s Operating Goal relating to its Controllable Completion Factor (the “Controllable Completion Operating Goal”) for a calendar year shall be equal to United’s system-wide operating goal for Controllable Completion Factor for its domestic mainline operations for such year, adjusted downward by [***] percentage points.

(iii)

Contractor’s Operating Goal relating to Customer Satisfaction Score (the “Customer Satisfaction Operating Goal”) for a calendar year shall be equal to the customer satisfaction operating goal for United’s domestic mainline operations (set by United for the current calendar year), (x) adjusted downwards by [***] percentage points and (y) further adjusted for regional differences by multiplying such number by a quotient, the numerator of which is the weighted average of each separate Customer Satisfaction Score for the prior calendar year of United’s domestic mainline operations at each Hub Airport from which Contractor operates Scheduled Flights, weighted by the number of Scheduled Flight departures from each such Hub Airport, and the denominator of which is United’s aggregate Customer Satisfaction Score for its domestic mainline operations for such prior calendar year.

(iv)

Seasonality Adjustment. As of the Commencement Date and as of the beginning of each subsequent calendar year, after the On-Time Zero Operating Goal has been calculated by the methodology outlined above but before such Operating Goal has been finalized, Contractor may adjust the On-Time Zero Operating Goal for each month in such period by applying a seasonality factor developed by Contractor and approved by United (any such factor, expressed as a percentage, a “Seasonality Adjustment Factor”); provided, that the straight average of each of the resulting monthly On-Time Zero Operating Goals shall equal the unadjusted On-Time Zero Operating Goal calculated by the methodology outlined above; provided further, that the Seasonality Adjustment Factor shall in no event exceed [***] percent.

(d)	Performance Levels. The Operating Goals shall be used to determine four performance levels, “A,” “B,” “C” and “D” (each a “Performance Level”) as follows:

(i)	Operating Goals Establish B-Level Performance. The Operating Goals shall define the minimum performance necessary to achieve at least the “B” Performance Level.

(ii)	Performance Grade Widths. The ranges between the lowest ends of consecutive Performance Levels set forth on Schedule 4 (“Grade Widths”)

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shall be as set forth on Schedule 4 hereto and will not be changed at any time during the entire Term of this Agreement.

(iii)

Setting All Performance Levels. Immediately following the periodic establishment of the Operating Goals, constituting the low end of “B” Performance Level, and using the Grade Widths, the level of performance corresponding to each of the “A,” “B,” “C” and “D” Performance Levels will be computed, provided that the “A” Performance Level shall extend to [***], the “D” Performance Level shall extend to [***] for the On-Time Zero Operating Goal and the Controllable Completion Operating Goal, and the “D” Performance Level shall extend below [***] for the Customer Satisfaction Operating Goal. For example, if the Controllable Completion Operating Goal for a measurement period is determined to be [***], such number shall be the lowest end of the “B” Performance Level. Applying the methodology, in the Grade Width table referenced above, the bottom of the “A” Performance Level would be [***] ([***] plus [***]). Furthermore, the bottom of the “C” Performance Level would be [***] ([***] minus [***]). Based on these numbers and the Grade Widths, and before application of any Seasonality Adjustment Factors, the range of the Performance Levels would be as follows:

“A” Performance Level	=	[***]
“B” Performance Level	=	[***]
“C” Performance Level	=	[***]
“D” Performance Level	=	[***]

(e)

For each calendar month during the Term during which Scheduled Flights shall have been flown, Contractor’s level of performance under this Agreement with respect to the Operating Goals (“Contractor’s Performance”) shall be measured against the Performance Levels, and a “Contractor Grade” shall be determined with respect to each Operating Goal; provided that no Incentive Markup Payments shall be payable with respect to any E175 Covered Aircraft prior to its Actual In-Service Date.

(f)

Markup. Following the determination of each Contractor Grade for each month, any applicable markup amount (in the case of E175 Covered Aircraft) or markup percentage (in the case of CRJ Covered Aircraft), as the case may be, shall be determined pursuant to Schedule 4, and such markup amount shall be paid (in the case of E175 Covered Aircraft) or such markup percentage shall be applied (in the case of CRJ Covered Aircraft) to the Compensation for Carrier Controlled Costs (excluding the rate “per aircraft per month”), as the case may be, as part of the reconciliation process set forth in Section 3.6 (any such payment owed to Contractor by United associated with such markup amount (in the case of E175 Covered Aircraft), together with any such application of markup percentage to Compensation for Carrier Controlled Costs (in the case of CRJ Covered Aircraft), an “Incentive Markup Payment”).

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3.3    Start Up Costs.

United shall reimburse the following expenses and provide the following support related to the initiation of Regional Airline Services by E175 Covered Aircraft under this Agreement:

(a)

Pilot Training Expenses. United shall pay Contractor an amount equivalent to [***] per E175 Covered Aircraft for initial pilot training expenses (such expenses, the “Initial E175 Pilot Training Expenses”) payable upon the Actual In-Service Date of each aircraft to Contractor; provided that if either United or Contractor negotiates a cost of E175 simulator use by Contractor that is different than [***] per hour, then the [***] amount set forth above shall be adjusted accordingly. For the avoidance of doubt, United shall not be obligated to pay the Initial E175 Pilot Training Expenses more than one (1) time for any particular hull.

(b)

Maintenance Training Expenses. United shall provide Contractor any maintenance training credits received from Embraer with respect to the E175 Covered Aircraft to the extent such credits are assignable and are not extinguished as a result of this Agreement or such assignment.

(c)

Manufacturer Manuals. Not later than August 31, 2013, United shall use commercially reasonable efforts to cause Embraer to provide Contractor with manufacturer manuals (or a copy thereof) for an E175 aircraft received from Embraer, which manuals shall become subject to the terms of the Covered Aircraft Lease for the relevant E175 Covered Aircraft when entered into by the parties.

(d)

Manufacturer Support. United shall use its reasonable commercial efforts to cause Embraer to provide Contractor with all other manufacture support available pursuant to the applicable purchase agreement at no cost to Contractor or United (for example, possibly including Check Airmen and Field Service Reps).

(e)

Delivery Expenses. At United’s option, United shall either (i) deliver the aircraft to Contractor at a location within the United States, or (ii) instruct Contractor to take delivery of the aircraft in a location outside of the United States pursuant to Section 10.7 and shall reimburse Contractor for the reasonable out-of-pocket associated expenses.

3.4    Expenses.

(a)

United Directly Incurred Expenses. With respect to Regional Airline Services, in consideration of the provision by Contractor of Contractor Services and its compliance with the other terms and conditions of this Agreement, the following expenses, together with such expenses, if any, as are referenced in the last sentence of Section 3.4(b), shall be incurred directly by United:

(i)

passenger and cargo revenue-related expenses, including but not limited to commissions, taxes and fees related to the transportation of passengers or cargo, food and beverage costs, charges for fare or tariff filings, sales and

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advertising costs, computer reservation system fees, credit card fees, interline fees, revenue taxes, GDS fees, reservation costs, revenue accounting costs, including costs associated with ticket sales reporting and unreported sales, and Mileage Plus participation costs and beverage voucher coupons;

(ii)	denied boarding compensation and the cost of travel certificates;

(iii)

with respect to the E175 Covered Aircraft, passenger-related interrupted trip costs (including hotel, meal and ground transportation vouchers) and baggage handling claims, repairs and delivery costs related to Uncontrollable Delays and Uncontrollable Cancellations; provided that, for avoidance of doubt, Contractor is responsible for all passenger related

(iv)

interrupted trip costs (hotel, meal and ground transportation vouchers only) (A) for all Controllable Delays and Controllable Cancellations with respect to the E175 Covered Aircraft and (B) for all Controllable Delays, Controllable Cancellations, Uncontrollable Delays and Uncontrollable Cancellations with respect to the CRJ Covered Aircraft;

(v)

if United elects to procure, or arrange for the procurement of, aircraft fuel and/or Fuel Services, as the case may be, pursuant to Section 4.12(b), and in consideration of Contractor’s compliance with its obligations under such Section 4.12, (I) the cost of such fuel procurement, including any administration fees of any fuel supplier, and/or (II) charges for such Fuel Services, as applicable;

(vi)

rent for Terminal Facilities used by Contractor hereunder that are not Contractor Terminal Facilities constituting both exclusive and common use charges imposed or charged by airports; provided that, for avoidance of doubt, rents and any associated expenses for Contractor flight operations facilities including, but not limited to, maintenance, training, flight ops crews, in-flight crews, or corporate, station, or domicile management office space are Contractor expenses and shall not be reconciled;

(vii)	all ground handling costs incurred pursuant to United’s standard ground handling agreement;

(viii)	the cost of technology services provided by United for its reservation, check-in and baggage-handling processes;

(ix)	TSA fees or charges and any other passenger security fees or charges for security, other than such fees and charges for which United is or would be entitled to indemnification under Article VII;

(x)	reasonable out-of-pocket expenses of Contractor associated with Design Changes directed and approved by United; and

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(xi)	if United elects to pay for landing fees on behalf of Contractor for Scheduled Flights pursuant to Section 4.24(a), landing fees.

If, notwithstanding the foregoing, Contractor incurs any of the expenses set forth in this Section 3.4(a), and only to the extent that United determines, in its sole discretion, that such expenses are both reasonable and should properly have been incurred by United hereunder, then United shall reimburse Contractor for such expenses.

(b)

Contractor Expenses. Except as provided in Section 3.4(a), Contractor shall pay in accordance with commercially reasonable practices all expenses or costs incurred in connection with Contractor’s provision of Contractor Services. Without limiting the foregoing, for the avoidance of doubt, Contractor shall be responsible for the payment of (x) all costs necessary to comply with airworthiness directives relating to the CRJ Covered Aircraft (including without limitation those pertaining to pressure floors), and shall perform any and all repairs as may be necessary in connection therewith in accordance with (i) its maintenance program and/or (ii) any applicable airworthiness directives or other regulatory requirements, and (y) all costs for which Contractor is responsible pursuant to Section 10.8. Contractor agrees that, in connection with its provision of Contractor Services to United hereunder and the provision of the other services contemplated to be performed by Contractor under the Ancillary Agreements, it shall use commercially reasonable efforts to minimize costs incurred by it if such costs would be reimbursable by United to Contractor in accordance with the terms of this Agreement or any Ancillary Agreement (it being understood that the payment of any amount owed pursuant to Schedule 2A or 2B, as the case may be, shall not constitute “costs that would be reimbursable by United” for purposes of this sentence). Further, with respect to any service or item the cost of which United is required to reimburse Contractor hereunder or under any Ancillary Agreement, if United can provide or arrange to provide such service or item at a lower cost than the reimbursement cost that United would otherwise be charged and at substantially similar quality or service level, then Contractor shall allow United to provide or arrange to provide such service or item in order to permit United to lower its costs, and the cost of providing such service or item shall be treated as a United directly-incurred cost pursuant to Section 3.4(a).

3.5    Audit Rights; Financial Information.

Contractor shall make available for inspection by United and its outside auditors and advisors, within a reasonable period of time after United makes a written request therefor, all of Contractor’s books and records (including all financial and accounting records and operations reports, and records of other subsidiaries or affiliates of Contractor, if any) (i) as necessary to audit any payments made or amounts or setoff pursuant to this Agreement, and (ii) otherwise related to Contractor’s provision of Contractor Services to United or any of Contractor’s other obligations under this Agreement, including without limitation relating to the performance, regulatory and operational standards in Sections 4.2, 4.3, 4.4, 4.5, 4.7, 4.8, 4.9, 4.17, 4.18, 4.19, 4.20 and 4.22 (all such books and records, collectively, the “CPA Records”). United and its

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outside auditors and advisors shall be entitled to make copies and notes of such information as they deem necessary and to discuss such records with Contractor’s Chief Financial Officer or such other employees or agents of Contractor knowledgeable about such records. Upon the reasonable written request of United or its outside auditors or advisors, Contractor will cooperate with United and its outside auditors and advisors to permit United and its outside auditors and advisors access to Contractor’s outside auditors for purposes of reviewing such records. Any audit conducted pursuant to this Section 3.5 shall be paid for by United, unless pursuant to such audit it is determined that Contractor owes United in excess of [***], in which case Contractor shall pay to United the entire costs and expenses incurred by United in connection with such audit. In addition, Contractor shall deliver or cause to be delivered to United (I) as soon as available, but in any event within 90 days after the end of each fiscal year, a copy of the consolidated balance sheet of Contractor, as at the end of such year, and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on by an independent certified public accountants of nationally recognized standing; and (II) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year, the unaudited consolidated balance sheet of Contractor, as at the end of such quarter, and the related unaudited consolidated statements of income and retained earnings and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a responsible officer of Contractor as being fairly stated in all material respects (subject to normal year-end audit adjustments); provided, that Contractor shall not be required to deliver financial statements pursuant to this sentence at any time that Contractor is a reporting issuer pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and such financial statements are timely filed with the Securities and Exchange Commission pursuant thereto. All financial statements delivered hereunder shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

3.6    Billing and Payment.

(a)

Prepayment. At least ten (10) days prior to the commencement of the applicable month to which a Final Monthly Schedule relates, Contractor shall present a reasonably detailed written invoice for the following amount (the “Prepayment”) due under this Agreement in respect of the month to which such Final Monthly Schedule pertains, assuming “C” level performance for such month with respect to CRJ Covered Aircraft:

(i)

for each Covered Aircraft for such month, calculated separately, the “per aircraft per month” amount set forth on Schedule 2A or 2B, as the case may be, for such Covered Aircraft, as the case may be, multiplied by [***] with respect to CRJ Covered Aircraft; provided, that for any calendar month in which such Covered Aircraft enters or exits service hereunder, such amount shall be multiplied by a fraction, the numerator of which is the actual number of days in such month such aircraft constituted a

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Covered Aircraft, and the denominator of which is the total number of days in such month; plus

(ii)

the number of block hours set forth on the Final Monthly Schedule for such month, multiplied by the rate “for each block hour” as set forth on Schedule 2A or 2B, as the case may be, multiplied by [***]; plus

(iii)	the number of flight hours set forth on the Final Monthly Schedule for such month, multiplied by the rate “for each flight hour” as set forth on Schedule 2A, multiplied by [***]; plus

(iv)

the number of departures set forth on the Final Monthly Schedule for such month, multiplied by the rate “for each Scheduled Flight departure,” as set forth on Schedule 2A or 2B, as the case may be, multiplied by [***]; plus

(v)

the aggregate number of passengers on all completed Scheduled Flights during such month, multiplied by the rate “for interrupted trip expense per passenger,” as set forth on Schedule 2A or 2B, as the case may be, multiplied by [***]; plus

(vi)	the average number of aircraft available to schedule during such month, multiplied by the rate “for each aircraft in schedule,” as set forth on Schedule 2B, multiplied by [***]; plus

(vii)	the aggregate number of passengers on all completed Scheduled Flights during such month, multiplied by the rate “for each completed passenger,” as set forth on Schedule 2B, multiplied by [***]; plus

(viii)	the allocation of Pass-Through Costs calculated as set forth in Section 3.6(b)(iii)(B).

(b)	Reconciliation.

(i)	Reconciliation of Certain Compensation for Carrier Controlled Costs.

(A)

With respect to Scheduled Flights, for any calendar month in which (x) the product of (I) Contractor’s actual block hours flown, multiplied by (II) the rate “for each block hour” set forth on Schedule 2A or 2B, as the case may be, exceeds (y) the amount invoiced pursuant to Section 3.6(a)(ii) for such block hours during such calendar month, then the reconciliation for such period shall include a payment by United to Contractor in an amount equal to such difference (together with, in the case of CRJ Covered Aircraft, actual markup as provided in Section 3.2(f) for such month).

(B)	With respect to Scheduled Flights, for any calendar month for which (x) the amount invoiced for block hours pursuant to Section

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3.6(a)(ii) exceeds (y) the product of (I) Contractor’s actual block hours flown in such calendar month, multiplied by (II) the rate “for each block hour” set forth on Schedule 2A or 2B, as the case may be, then the reconciliation for such period shall include a payment by Contractor to United in an amount equal to such difference (increased, in the case of CRJ Covered Aircraft, by markup on such difference assuming “C” performance for such month).

(C)

With respect to Scheduled Flights, for any calendar month in which (x) the product of (I) Contractor’s actual flight hours flown, multiplied by (II) the rate “for each flight hour” set forth on Schedule 2A exceeds (y) the amount invoiced pursuant to Section 3.6(a)(iii) for such flight hours during such calendar month, then the reconciliation for such period shall include a payment by United to Contractor in an amount equal to such difference.

(D)

With respect to Scheduled Flights, for any calendar month for which (x) the amount invoiced for flight hours pursuant to Section 3.6(a)(iii) exceeds (y) the product of (I) Contractor’s actual flight hours flown in such calendar month, multiplied by (II) the rate “for each flight hour” set forth on Schedule 2A, then the reconciliation for such period shall include a payment by Contractor to United in an amount equal to such difference.

(E)

With respect to Scheduled Flights, for any calendar month in which (x) the product of (I) Contractor’s actual Scheduled Flight departures, multiplied by (II) the rate “for each Scheduled Flight departure” set forth on Schedule 2A or 2B, as the case may be, exceeds (y) the amount invoiced pursuant to Section 3.6(a)(iv) for such departures during such calendar month, then the reconciliation for such period shall include a payment by United to Contractor in an amount equal to such difference (together with, in the case of CRJ Covered Aircraft, actual markup as provided in Section 3.2(f) for such month).

(F)

With respect to Scheduled Flights, for any calendar month in which (x) the amount invoiced for departures pursuant to Section 3.6(a)(iv) exceeds (y) the product of (I) Contractor’s actual Scheduled Flight departures for such month, multiplied by (II) the rate “for each Scheduled Flight departure” set forth on Schedule 2A or 2B, as the case may be, then the reconciliation for such period shall include a payment by Contractor to United in an amount equal to such difference (increased, in the case of CRJ Covered Aircraft, by markup on such difference assuming “C” performance for such month).

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(G)

With respect to Scheduled Flights, for any calendar month in which (x) the product of (I) the aggregate number of passengers on all completed Scheduled Flights during such month, multiplied by (II) the rate “for interrupted trip expense per passenger” set forth on Schedule 2A or 2B, as the case may be, exceeds (y) the amount invoiced for interrupted trip expenses pursuant to Section 3.6(a)(v), then the reconciliation for such period shall include a payment by United to Contractor in an amount equal to such difference (together with, in the case of CRJ Covered Aircraft, actual markup as provided in Section 3.2(f) for such month).

(H)

With respect to Scheduled Flights, for any calendar month in which (x) the amount invoiced for interrupted trip expenses pursuant to Section 3.6(a)(v), exceeds (y) the product of (I) the aggregate number of passengers on all completed Scheduled Flights during such month, multiplied by (II) the rate “for interrupted trip expense per passenger” set forth on Schedule 2A or 2B, as the case may be, then the reconciliation for such month shall include a payment by Contractor to United in an amount equal to such difference (increased, in the case of CRJ Covered Aircraft, by markup on such difference assuming “C” performance for such month).

(I)

With respect to Scheduled Flights, for any calendar month in which (x) the product of (I) for the average number of aircraft available to schedule during such month, multiplied by (II) the rate “for each aircraft in schedule” set forth on Schedule 2B exceeds (y) the amount invoiced for aircraft in schedule pursuant to Section 3.6(a)(vi), then the reconciliation for such period shall include a payment by United to Contractor in an amount equal to such difference (together with actual markup as provided in Section 3.2(f) for such month).

(J)

With respect to Scheduled Flights, for any calendar month in which (x) the amount invoiced for aircraft in schedule pursuant to Section 3.6(a)(vi) exceeds (y) the product of (I) the average number of aircraft available to schedule during such month, multiplied by (II) the rate “for each aircraft in schedule” set forth on Schedule 2B, then the reconciliation for such period shall include a payment by Contractor to United in an amount equal to such difference (increased, in the case of CRJ Covered Aircraft, by markup on such difference assuming “C” performance for such month).

(K)	With respect to Scheduled Flights, for any calendar month in which (x) the product of (I) aggregate number of passengers on all completed Scheduled Flights during such month, multiplied by (II)

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the rate “for each completed passenger” set forth on Schedule 2B exceeds (y) the amount invoiced for number of completed passengers pursuant to Section 3.6(a)(vii), then the reconciliation for such period shall include a payment by United to Contractor in an amount equal to such difference (together with, in the case of CRJ Covered Aircraft, actual markup as provided in Section 3.2(f) for such month).

(L)

With respect to Scheduled Flights, for any calendar month in which (x) the amount invoiced for number of completed passengers pursuant to Section 3.6(a)(vii) exceeds (y) the product of (I) the aggregate number of passengers on all completed Scheduled Flights during such month, multiplied by (II) the rate “for each completed passenger” set forth on Schedule 2B, then the reconciliation for such period shall include a payment by Contractor to United in an amount equal to such difference (increased, in the case of CRJ Covered Aircraft, by markup on such difference assuming “C” performance for such month).

(M)

Contractor’s “actual block hours flown,” “actual flight hours flown” and “actual Scheduled Flight departures” shall include block hours, flight hours and departures for, and “completed Scheduled Flights” shall include, all completed Scheduled Flights, including those resulting from any unscheduled stop required prior to the completion of a Scheduled Flight; however, “actual block hours flown,” “actual flight hours flown” and “actual Scheduled Flight departures” shall not include any block hours, flight hours or departures resulting from or attributable to, and “completed Scheduled Flights” shall not include, (x) uncompleted ground returns or uncompleted air returns or (y) flights referenced in Section 3.6(c)(v) or (z) Excess Delayed Flights referenced in Section 3.6(c)(vi) below.

(ii)

Reconciliation of Incentive Markup Payments. Following the end of each month, United and Contractor shall determine whether any Incentive Markup Payment is payable to Contractor by United as provided in Section 3.2. With respect to E175 Covered Aircraft, if an Incentive Markup Payment has been earned by Contractor for a month, then the reconciliation for such month shall include a payment by United to Contractor in an amount equal to the Incentive Markup Payment. With respect to CRJ Covered Aircraft, if an Incentive Markup Payment has been earned by Contractor for a month and such markup is different from the assumed “C” level performance used in determining the Prepayment, then the reconciliation for such month shall include a payment by United to Contractor, or by Contractor to United, as the case may be, determined using the actual incentive performance level.

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(iii)	Reconciliation of Pass-Through Costs.

(A)	The following expenses incurred in connection with Regional Airline Services (collectively, the “Pass-Through Costs”) shall be reconciled to actual costs as set forth below:

(1)

common use charges paid by Contractor under any lease agreement with any Applicable Airport, such charges to be allocated at an Applicable Airport between the Regional Airline Services, on the one hand, and Contractor’s services provided to other customers, if any, on the other hand, with such allocation to be proportionate at an Applicable Airport based on the number of enplaned passengers for Regional Airline Services and Contractor’s other customers;

(2)

Aircraft Property Taxes; provided that Contractor shall provide United with an annual reconciliation of all tax bills paid and reasonably allocated to United, in a format directed by United and including documentation of assessments, tax bills, and the allocation of such Aircraft Property Taxes among United, Contractor’s other business partners and relationships, and Contractor’s own business; and provided further that Contractor shall use commercially reasonable efforts to ensure that aircraft values and assessments and all allocated costs are correct and accurate, and shall use, at its own cost and expense, property tax professionals to ensure accurate and timely reporting of property tax Pass-Through Costs; and provided further that, notwithstanding the immediately preceding proviso, in the event that Contractor’s engagement of property tax professionals results in an economic benefit to United, then the cost of such engagement shall be treated as a Pass-Through Cost to the extent of such economic benefit conferred to United;

(3)

passenger liability insurance and war risk insurance costs; provided that United shall not pay to Contractor any amount in respect of this clause (3) reflecting an insurance rate which is greater than the sum of (x) the Insurance Baseline and (y) the cumulative Average Peer Group Rate Increase for a given year; provided further that Average Peer Group Rate Increase shall be provided by Contractor to United at least once annually; and provided further that United shall only pay to Contractor amounts in respect of this clause (3) for fees and expenses of insurance brokers, if any, that are reasonable and customary. For the avoidance of doubt, Contractor’s 2013 passenger liability and war risk

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insurance costs shall be the baseline for any cumulative adjustment to the annual rates as set forth herein (the “Insurance Baseline”);

(4)	if United elects to have Contractor pay for landing fees pursuant to Section 4.24(b), landing fees paid for by Contractor;

(5)

passenger-related interrupted trip costs (including hotel, meal and ground transportation vouchers) and baggage handling claims, repairs and delivery costs incurred by United related to Controllable Delays and Controllable Cancellations; provided that United will present Contractor interrupted trip expense costs by way of detailed report each month;

(6)	Navigation Fees and Foreign Costs paid by Contractor;

(7)

as provided by and in consideration of Contractor’s compliance with its obligations under Section 4.12 (A) if United shall not have elected to procure fuel pursuant to clause (i) of Section 4.12(b), the cost of such fuel procurement, including any administration fees of any fuel supplier, and (B) if United shall not have elected to procure Fuel Services for or on behalf of Contractor pursuant to clause (ii) of Section 4.12(b), charges for Fuel Services;

(8)

the actual and reasonable out-of-pocket costs incurred by Contractor in order for the E175 Covered Aircraft to comply with outstanding airworthiness directives issued by the FAA applicable to the E175 Covered Aircraft that by their terms require compliance during the Term; provided that United shall pay to Contractor (x) [***] per E175 Covered Aircraft per month toward the costs of compliance with airworthiness directives, (y) the excess above [***] of the cost of parts required to comply with any single airworthiness directive in respect of a single E175 Covered Aircraft and (z) the excess above [***] of the cost of parts and direct out-of-pocket costs for third-party labor, in each case required to comply with any single airworthiness directive in respect of a single E175 Covered Aircraft; provided further, that Contractor shall use its reasonable commercial efforts to minimize all costs described in this Section 3.6(b)(iii)(A)(8);

(9)	only with respect to E175 Covered Aircraft, the actual out of pocket third-party costs incurred by Contractor for the

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repair and/or replacement of non-expendable parts pursuant to the Parts Support Agreement;

(10)	only with respect to E175 Covered Aircraft, the actual out of pocket third-party costs incurred by Contractor for the maintenance of engines pursuant to the Engine Maintenance Support Agreement;

(11)

only with respect to E175 Covered Aircraft, the actual out of pocket third-party costs incurred by Contractor for Airframe Heavy Maintenance, the aircraft cleaning functions to be completed at C Check intervals and any associated ferry costs pursuant to the Airframe Heavy Maintenance Support Agreement;

(12)	only with respect to E175 Covered Aircraft, the actual out of pocket third-party costs incurred by Contractor for the maintenance of landing gear pursuant to the Landing Gear Support Agreement;

(13)	only with respect to E175 Covered Aircraft, the actual out of pocket third-party costs incurred by Contractor for the maintenance of APUs pursuant to the APU Support Agreement; and

(14)

pursuant to Section 4.6(b), towing expenses incurred by Contractor with respect to the excess, if any, of the number of Accommodating Aircraft Movements during such month over the number calculated pursuant to Section 4.6(b)(y).

(B)	The Prepayment paid pursuant to Section 3.6(c)(i) shall include an allocation of Pass-Through Costs, determined as follows:

(1)

The amount of both passenger liability insurance and war risk insurance costs referred to in Section 3.6(b)(iii)(A)(3) included in the Pass-Through Costs for any particular month will be equal to the product of (1) the applicable insurance rate per completed passenger set forth on Schedule 3 multiplied by (2) the Forecasted Passengers for such month.

(2)

The amount of Landing Fees referred to in Section 3.6(b)(iii)(A)(4) included in the Pass-Through Costs for any particular month will be equal to the aggregate sum of the following products: (1) the landing fee rate set forth in Schedule 3, multiplied by (2) the number of scheduled departures set forth in the Final Monthly Schedule for airports where Contractor pays

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landing fees directly, multiplied by (3) [***]. For avoidance of doubt, United will not allocate to the reconciliation of Pass-Through Costs landing fees which are directly paid by United.

(3)

The amount of Navigation Fees referred to in Section 3.6(b)(iii)(A)(6) included in the Pass-Through Costs for any particular month will be equal to the aggregate sum of the following products: (1) the air navigation rates set forth in Schedule 3, multiplied by (2) the number of scheduled departures set forth in the Final Monthly Schedule for flying to destinations in Canada or Mexico, multiplied by (3) [***].

(4)

The amount of Fuel Services charges included in the Pass-Through Costs for any particular month (pursuant to Section 3.6(b)(iii)(A)(7)), if any, will be equal to the aggregate sum of the following products: (1) the rate set forth in Schedule 3 for Fuel Services, multiplied by (2) the number of scheduled departures set forth in the Final Monthly Schedule, multiplied by (3) [***].

(C)

Without limiting United’s audit rights, (i) if in any month the Contractor’s actual Pass-Through Costs exceed the amount of Prepayment in respect of Pass-Through Costs for such month as described in Section 3.6(b)(iii)(B), then United shall pay to Contractor an amount equal to such difference, and (ii) if in any month the amount of Pass-Through Costs included in the Prepayment in respect of Pass-Through Costs as described in Section 3.6(b)(iii)(B) exceeds Contractor’s actual Pass-Through Costs for such month, then Contractor shall pay to United an amount equal to such difference.

(c)	Payment.

(i)

Payment of Invoiced Prepayments. United shall pay Contractor the Prepayment, subject to (x) United’s right to dispute any calculations set forth on such invoice that do not comply with the terms of this Agreement, (y) United’s set-off rights as set forth in Section 3.6(c)(ii) and Section 11.13, and (z) any other adjustments as mutually agreed to by both Contractor and United, as follows:

(A)

One-quarter of the balance of the Prepayment shall be payable by United to Contractor, by electronic transfer of funds to a bank account designated by Contractor, available on or before the first Wednesday of the month (or if such day is not a Business Day, the

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next Business Day) to which such invoice relates, as adjusted pursuant to Section 3.6(c)(ii) below;

(B)

One-quarter of the balance of the Prepayment shall be payable by United to Contractor, by electronic transfer of funds to a bank account designated by Contractor, available on or before the 2nd Wednesday of the month (or if such day is not a Business Day, the next Business Day) to which the invoice relates;

(C)

One-quarter of the balance of the Prepayment shall be payable by United to Contractor, by electronic transfer of funds to a bank account designated by Contractor, available on or before the 3rd Wednesday of the month (or if such day is not a Business Day, the next Business Day) to which the invoice relates, as adjusted pursuant to Section 3.6(c)(ii) below; and

(D)

One-quarter of the balance of the Prepayment shall be payable by United to Contractor, by electronic transfer of funds to a bank account designated by Contractor, available on or before the 4th Wednesday of the month (or if such day is not a Business Day, the next Business Day) to which the invoice relates, as adjusted pursuant to Section 3.6(c)(ii).

(ii)

Payment of Reconciled Items. Not later than 21 days following the end of each month, Contractor and United shall make the reconciliation calculations provided for in Subsections 3.6(b)(i), (ii) and (iii) above, in accordance with the other provisions set forth in Section 3.6(b). On or before the fourth Wednesday following the end of such month (or if such day is not a Business Day, the next Business Day), the sum of (A) such reconciled amounts for such month, (B) if any, liquidated damage amounts owed and unpaid by Contractor to United pursuant to Article VIII in respect of the period to and including the third Wednesday following the end of such month, (C) any Basic Rent payable pursuant to Section 10.5 and/or a Covered Aircraft Lease with respect to the period to and including the second Wednesday following the end of such month and (D) any unpaid EBR Payment with respect to an EBR Cure Period ending on or prior to the third Wednesday following the end of such month, (i) shall be paid by United to Contractor, together with any payment to be made by United pursuant to Section 3.6(c)(i)(C) above, or (ii) shall be paid by Contractor to United or set off by United against any other amounts owing to Contractor under this Agreement or any Ancillary Agreement. Further reconciliations shall be made on or prior to the first Wednesday of the month following the end of such month (or if such day is not a Business Day, the next Business Day) to the extent necessary as a result of United’s review of financial information provided by Contractor in respect of such month and, in addition, with respect to insurance and Aircraft Property Taxes, reconciliation shall occur on an annual basis. Such further

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reconciled amounts for such month (x) shall be paid by United to Contractor, together with any other payment to be made by United pursuant to Section 3.6(c)(i)(D) above, or (y) shall be paid by Contractor to United or set off by United against any other amounts owing to Contractor. In addition, United shall pay to Contractor any amounts owed to Contractor by United pursuant to Section 10.8 in the weekly payment pursuant to this Section 3.6(c) next occurring after the third Business Day following presentation to United of documentation of such expenses as required by Section 10.8. Notwithstanding the foregoing, United shall have the right to set-off any payment owed by Contractor to United which is not enumerated above against any of the amounts otherwise payable by United pursuant to Section 3.6(c)(i). Notwithstanding any provisions in this Article III to the contrary, expenses presented by Contractor hereunder more than six (6) months after they were incurred shall not be reimbursed or paid pursuant to this Section 3.6, and United shall have no obligation to Contractor with respect to such expenses and shall be entitled to reconcile such expenses as null and void. In addition, reconciliation of out of pocket third-party costs incurred by Contractor under any of agreements listed in clauses 9, 10, 11, 12 and 13 of Section 3.6(b)(iii)(A) will occur under such timeframe and terms as are mutually agreeable by the parties.

(iii)

No Payment for Disputed Items. Notwithstanding anything to the contrary in this Agreement or any Ancillary Agreement, neither United nor Contractor shall have any obligation to make any payment required under this Agreement or any Ancillary Agreement that is subject to a good faith dispute; provided, that within fifteen (15) Business Days following the resolution of any such dispute in accordance with the terms of this Agreement, United or Contractor, as applicable, shall make any payments required by such resolution. Except as may result from the exercise by United of its audit rights pursuant to Section 3.5, all payments made by Contractor or United as provided in this Agreement or any Ancillary Agreement shall be deemed final and not subject to further review or reconciliation after the later to occur of (I) the date that is six (6) months after the date of the applicable payment and (II) the date of final resolution of any good faith dispute regarding the applicable payment arising during the six (6) months following the date of the applicable payment.

(iv)

No Payment for Fines, Etc. Notwithstanding anything to the contrary contained in this Section 3.6, United shall not be required to incur any cost or make any reconciliation payment pursuant to this Section 3.6 to the extent that such cost or reconciliation payment is attributable to any costs, expenses or losses (including fines, penalties, settlements and any costs and expenses associated with any related investigation or defense) incurred by Contractor or its agents as a result of any violation by Contractor or such agent of any law, statute, judgment, decree, order, rule, regulation or lease requirement of any governmental or airport authority.

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(v)

No Payment for Maintenance and Ferry Operations. Notwithstanding anything to the contrary contained in Section 3.4 or this Section 3.6, United shall not make any payments, including but not limited to those provided for on Schedules 2A and 2B hereto, to Contractor or incur any expense for any maintenance flights or ferry or reposition operations (to the extent such flights or operations are directly related to maintenance events) or any other expenses due to reasons or events within Contractor’s control, including without limitation with respect to fuel, landing fees, ground handling expenses, aircraft parking and other airport facility/use fees, de-icing or towing. Ferry or reposition flights related to reasons other than maintenance or due to any other reasons or events outside Contractor’s control (including without limitation weather and air traffic control) shall be compensated by United as set forth herein.

(vi)

No Payment for Significantly Delayed Flights. If (x) Contractor operates any Scheduled Flight either (a) more than [***] late from the scheduled departure time with a revenue passenger loadfactor of less than [***], or (b) more than [***] late with [***] revenue passengers, and (y) United did not direct Contractor to operate such flight in such manner (such flights, “Excess Delayed Flights”), then the block hours, flight hours, aggregate number of passengers and departures attributable to such Excess Delayed Flights shall not be included when calculating Compensation for Carrier Controlled Costs and any Incentive Markup Payments owed to Contractor hereunder, and Contractor shall not otherwise be reimbursed for such flight including without limitation with respect to Fuel Services, landing fees, or any other reconciled expense pursuant to Section 3.6 or otherwise, and United shall be reimbursed for fuel and any other expenses specifically relating to such flight that were directly incurred by United pursuant to Section 3.4(a); provided that such flight shall be included in measurements of Contractor’s Performance under the Incentive Program and other measurements of delays and cancellations hereunder.

(vii)

For the avoidance of doubt, Contractor acknowledges and agrees that, after the Effective Date, all amounts owing to Contractor by United or to United by Contractor arising hereunder shall be settled in accordance with the provisions of this Article III or other applicable provisions of this Agreement, as the case may be, and not through the Automated Clearing House (ACH) invoice process.

ARTICLE IV

CONTRACTOR OPERATIONS AND AGREEMENTS WITH UNITED

4.1        Crews, Etc.

(a)

Contractor shall be responsible for providing all crews (flight and cabin), maintenance personnel, aircraft ground movement teams and other staff necessary to operate the Scheduled Flights and for all aspects (personnel and other) of

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dispatch control in each case pursuant to this Section 4.1 and, as applicable, in accordance with Exhibit P.

(b)

Flight Crews. Aircraft used for Regional Airline Services will be operated with crews consisting of a captain or pilot, and a first officer or co-pilot. All such crew members will at all times meet all currently applicable governmental requirements, as such requirements may be amended from time to time during the Term, and will be fully licensed and qualified for the services that they perform hereunder. In addition, each of the Contractor’s captains, first officers and co-pilots will hold a current license to operate aircraft in scheduled (Part 121) service and all members of all flight crews used to provide Regional Airline Services hereunder must be qualified to fly between all city pairs on the Effective Date of this Agreement. Contractor shall ensure that crew members meet all requirements imposed by the insurance policies that are to be maintained pursuant to Article VI.

(c)

Flight Attendants. Contractor’s flight attendants will at all times possess all necessary training and meet all currently applicable governmental requirements and any other requirements pursuant to this Agreement (including without limitation as referenced in Section 4.3), in each case as such requirements may be amended from time to time during the Term.

(d)

United shall require Contractor flight and cabin crew daily schedules and forward planning schedules inclusive of reserves and placement for operational integrity; provided that such schedules shall be de-identified with respect to individual employee names and any information that would allow United to specifically identify individual employees. Such information will be used for irregular operations management and slot control.

(e)

Contractor agrees to be bound by and to remain in compliance with all obligations on United Express Carriers (as such term is defined in the Letter of Agreement) as set forth in that certain Letter of Agreement (LOA 11) between United Airlines, Inc. and the Air Line Pilots in the service of United Airlines, Inc., as represented by ALPA (the “Letter of Agreement”) attached to this Agreement as Exhibit L.

(f)

In the event that United determines that the continued utilization by Contractor of any individual Contractor employee, independent contractor or agent in the provision of Contractor Services to United has provided customer service at a lower level than the standards to which Contractor and United have agreed herein, then United shall give Contractor notice to that effect requesting that such Contractor employee, independent contractor or agent no longer be utilized by Contractor in the provision of Contractor Services to United under this Agreement. Contractor shall have ten (10) Business Days following United’s request in which to investigate the matters forming the basis of such request, correct any deficient performance and provide United with written assurances that such deficient performance shall not recur. If, following such ten (10) Business Day period, United is not reasonably satisfied with the results of Contractor’s efforts to correct the deficient performance and/or to ensure its non-recurrence,

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then Contractor shall, as soon as possible, cease utilizing such Contractor employee, independent contractor or agent in Contractor’s provision of Contractor Services to United under this Agreement, without cost to United. Nothing in this provision shall operate or be construed to limit Contractor’s responsibility for the acts or omission of the Contractor employee, independent contractor or agent, or be construed as joint employment, or excuse any of Contractor’s obligations under Section 4.1(a) herein or under any other provision of this Agreement.

(g)	Career Path Program for Pilots. United and Contractor agree to comply with the provisions set forth in Exhibit M.

4.2      Governmental Regulations; Maintenance.

Contractor has and shall maintain all certifications, permits, licenses, certificates, exemptions, approvals, plans, and insurance required by governmental authorities and Airport Authorities, including, without limitation, FAA, DOT and TSA, to enable Contractor to perform the services required by this Agreement. All flight operations, dispatch operations and all other operations and services undertaken by Contractor pursuant to this Agreement shall be conducted, operated and provided by Contractor in compliance with all laws, regulations and requirements of applicable governmental authorities and Airport Authorities (foreign and domestic), including, without limitation, those relating to airport security, the use and transportation of hazardous materials and dangerous goods, crew qualifications, crew training and crew hours, the carriage of persons with disabilities and without any violation of U.S. or foreign laws, regulations or governmental prohibitions. All Covered Aircraft shall be operated and maintained by Contractor in compliance with all laws, regulations and governmental requirements of applicable governmental authorities and Airport Authorities (foreign and domestic), Contractor’s own operations manuals and maintenance manuals and procedures, all applicable provisions of any aircraft lease, mortgage or sublease, and all applicable equipment manufacturers’ manuals and instructions.

4.3      Quality of Service.

(a)

At all times, Contractor shall provide Contractor Services with appropriate standards of care, but in no event lower than such standards utilized by United as of the date of this Agreement. United procedures, performance standards and means of measurement thereof concerning the provision of air passenger and air cargo services shall be applicable to all Regional Airline Services provided by Contractor. Contractor shall achieve at least the comparable quality of airline service as provided by United. Contractor shall comply with all airline customer service commitments, policies and service standards of United as of the Commencement Date, including without limitation the “Customer First” commitments, on board services requirements and employee conduct, appearance and training policies in place as of the Commencement Date, and shall handle customer-related services in a professional, businesslike and courteous manner. In connection therewith, Contractor shall maintain aircraft cleaning cycles and policies, shall comply with the provisions set forth in Exhibit J and shall maintain adequate staffing levels, to ensure at least a comparable level of customer service

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and operational efficiency that United achieves, including without limitation in respect of customer complaint response, ticketing and boarding timing, oversales, baggage services and handling of irregular operations. In addition, at the request of United, Contractor shall comply with all such airline customer service commitments, policies and standards of care of United as adopted, amended or supplemented after the Commencement Date.

(b)

Contractor shall make such interior and exterior design and product-related changes as may be required by United from time to time, including both those for which the cost is borne by United pursuant to Section 3.4(a)(ix), and those that occur within Contractor’s normal aircraft and facility refurbishment program.

(c)

Contractor shall ensure that all Covered Aircraft are equipped with an ARINC aircraft communications addressing and reporting system (or such other system as is designated by United), the cost of which will be borne by Contractor with respect to CRJ Covered Aircraft. Contractor shall make such interior and exterior design and product-related changes as may be required by United from time to time, including both those for which the cost is borne by United pursuant to Section 3.4(a)(ix), and those that occur within Contractor’s normal aircraft and facility refurbishment program.

(d)

Contractor shall provide United with timely communication regarding the status of all flights. Contractor shall, at its own expense, ensure that each Covered Aircraft is equipped with the software capability of providing ACARS-based data requested by United from time to time in United’s sole discretion, including without limitation as provided in Exhibit H hereto and relating to automated weight and balance procedures for each Scheduled Flight, and shall accurately and timely perform such automated weight and balance procedures.

(e)	Contractor shall maintain and utilize Contractor’s passenger and bag weight program approved by the FAA and existing on the Commencement Date (unless and until otherwise directed by the FAA).

(f)

United shall timely inform Contractor of the required seat layouts of the E175 Covered Aircraft (for SHARES Seat Map). Contractor shall ensure that all Scheduled Flights using E175 Covered Aircraft are capable of operating in Category 2 conditions (with respect to instrument landing systems), crew training and other requirements to provide such capability.

(g)

Contractor will use United’s standard procedures for processing and adjudicating all claims for which Contractor is responsible in an effort to avoid such matters becoming the subject of claims, litigation or an investigation by a governmental agency or authority. At either party’s request, Contractor and United will meet to discuss and review Contractor’s customer service and handling procedures and policies and its employees’ conduct, appearance and training standards and policies.

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(h)

Contractor acknowledges that United may implement programs to evaluate the delivery of customer service and adherence to customer service standards established by United and Contractor hereby agrees to fully comply with all aspects of any such programs. Contractor acknowledges that pursuant to such programs United may directly observe customer service delivery and provide Contractor with findings and corrective actions. Contractor acknowledges that Contractor’s required compliance with such programs shall include without limitation (i) Contractor’s provision of certain data to United, as requested, for customer service quality evaluations and assessments by United and (ii) Contractor’s compliance with corrective actions required by United. United shall give Contractor written notice of any non-safety-related alleged breach of this Section 4.3, identifying with reasonable specificity such alleged breach, not less than fifteen (15) days prior to exercising any remedy regarding such alleged breach.

(i)	Contractor agrees to participate in the United Cargo Program.

4.4      Regulatory Complaints.

Contractor agrees, to the extent permitted by law, to accept as an air carrier any and all regulatory complaints issued by a governmental or regulatory authority having competent jurisdiction for any reason or cause. Contractor agrees that any such complaint, regardless of whether the basis for such complaint is within Contractor’s control, shall be accepted as a Contractor complaint for such regulatory authority purposes. For the avoidance of doubt, no complaint recorded on a Contractor flight, inclusive of station origin and destination, will count against United’s complaint rate for such applicable regulatory authority. Notwithstanding the provisions of Sections 7.1 and 7.2, United shall be liable for and hereby agrees to indemnify and hold harmless Contractor from and against regulatory fines and penalties arising from any such regulatory complaints accepted by Contractor to the extent resulting from the negligence of United, or any ground handler or other party acting pursuant to a contract with United and directly interfacing with passengers on Scheduled Flights (e.g. wheelchair providers); provided that, for the avoidance of doubt, the provisions of Sections 7.3, 7.4, 7.5 and 7.6 shall apply with respect to Contractor’s right to indemnification as provided in this Section 4.4.

4.5      DOD Approval.

Contractor must maintain Department of Defense air carrier approval per 32 CFR Part 861 and agrees to notify United immediately if changes to such status occur.

4.6      Aircraft Ground Movement.

(a)

With respect to all Covered Aircraft, Contractor agrees to provide aircraft ground movement (towing teams) at all Applicable Airports, as and when requested by United from time to time, for ground movements of Covered Aircraft required to accommodate United’s flight schedule (each such movement, an “Accommodating Aircraft Movement”).

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(b)

If (x) the number of Accommodating Aircraft Movements at a Hub Airport during any calendar month is greater than (y) the result of (I) the aggregate number of Covered Aircraft available to schedule during such month, multiplied by (II) 1.1 (such number determined by this clause (y), the “Towing Baseline”), then United shall reimburse Contractor pursuant to Section 3.6(b)(iii)(A)(14).

(c)

In all cases, Contractor shall provide, at its cost, aircraft ground movement (towing teams) where movement is due to circumstances within Contractor’s control, including without limitation due to IT systems, flight crew, maintenance or movement of overnight aircraft to or from remote hangar locations.

4.7      Incidents or Accidents.

Contractor shall promptly notify United of all irregularities involving a Scheduled Flight or Covered Aircraft operated by Contractor, including, without limitation, aircraft accidents and incidents, which result in any damage to persons and/or property or may otherwise result in a complaint or claim by passengers or an investigation by a governmental agency or authority. Contractor shall furnish to United as much detail as practicable concerning such irregularities and shall cooperate with United at Contractor’s own expense in any appropriate investigation.

4.8      Emergency Response.

Contractor shall adopt United’s Emergency Response Plan for aircraft accidents or incidents and shall be responsible for United’s direct costs resulting from Contractor’s participation in such plan. In the event of an accident or incident involving a Covered Aircraft or Scheduled Flight, United will have the right, but not the obligation, exercised in United’s sole discretion, to manage the emergency response in coordination with Contractor efforts on behalf of Contractor with full cooperation from Contractor; provided that, in all events, Contractor shall manage in coordination with United the initial response and on scene investigation.

4.9      Safety Matters.

In the event of a reasonable safety concern, United shall have the right, at its own cost, to inspect, review, and observe Contractor’s operations of Scheduled Flights. Notwithstanding the conduct or absence of any such review, Contractor is and shall remain solely responsible for the safe operation of its aircraft and the safe provision of Regional Airline Services, including all Scheduled Flights, in each case in accordance with the standards, agreements, representations and warranties set forth in Exhibit N. Contractor represents and warrants that it has successfully undergone an IATA Operational Safety Audit (“IOSA”). Contractor hereby covenants (i) to comply and maintain compliance with the requirements of such audits within the timeframe required by IATA and (ii) maintain its membership in the IOSA registry. Any failure to maintain compliance shall immediately be brought to United’s attention along with corrective actions taken or a corrective action plan. Although the IOSA is to be completed biennially, United in its sole discretion may require, and Contractor shall comply with, additional safety review audits. Nothing in Exhibit N, this Section 4.9, or otherwise in this Agreement is intended or shall be interpreted to make United responsible for such safety matters.

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4.10	Facilities.

(a)	Lease, Use and Modification of Airport Facilities.

(i)

United and Contractor agree that the use by Contractor of all Terminal Facilities at all Applicable Airports for the provision of Contractor Services shall be at the direction of United. In furtherance of this Section 4.10(a)(i), from time to time, and notwithstanding the execution of any license, lease, sublease or other agreement pursuant to this Section 4.10, at the request and direction of United and subject to Section 4.10(a)(ii), Contractor shall take the following actions, in each case as and when directed by United:

(A)

use its commercially reasonable efforts to enter into a lease, sublease or other appropriate agreement with any Airport Authority at any Applicable Airport for the lease, sublease or use of any Terminal Facilities used or to be used in connection with the provision of Contractor Services;

(B)

use its commercially reasonable efforts to amend, modify or terminate any agreement with any Airport Authority at any Applicable Airport for the lease, sublease or use of any Contractor Terminal Facilities;

(C)

use its commercially reasonable efforts to obtain the consent of any relevant Airport Authority at any Applicable Airport for the Transfer to United or its designee of any lease, sublease or other agreement in respect of any Contractor Terminal Facility, or for the right of United or its designee to use any Contractor Terminal Facility;

(D)	enter into a mutually agreed sublease for the sublease to United or its designee of Contractor’s interest in any Contractor Terminal Facility;

(E)

enter into an assignment substantially in the form of Exhibit O hereto (or as otherwise agreed) for the assignment to United or its designee of Contractor’s interest in any Contractor Terminal Facility;

(F)

enter into a sublease or license using United’s standard form in regard to the use of any Terminal Facility owned, leased or otherwise controlled by United and used or to be used in connection with the provision of Contractor Services;

(G)	enter into an assignment substantially in the form of Exhibit O hereto (or as otherwise agreed) for the assignment to Contractor of

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United’s interest in any Terminal Facility used or to be used in connection with the provision of Contractor Services;

(H)

in each case as and when directed in writing by United, (a) Parent shall become, or shall cause Contractor to become, if such carrier is not already, a signatory carrier at any of the following locations: CLE, DEN, EWR, IAD, IAH, LAX, ORD, and SFO; provided, however, that with regard to this clause (a), if (i) United directs Contractor to become a signatory at any such airport and (ii) there are any direct costs required by such airport to become a signatory carrier, then United agrees to pay such direct costs that are required by the airport to become a signatory carrier, and (b) Parent shall vote, or shall cause Contractor to vote, as directed in writing by United, on any matters submitted to carriers for a vote if such matters concern, or may result in, any costs, direct or indirect, to be paid for and/or reimbursed by United at any of the following locations: CLE, DEN, EWR, IAD, IAH, LAX, ORD, and SFO; and

(I)	take any other action reasonably requested by United in furtherance of this Section 4.10(a)(i).

For the avoidance of doubt, United’s direction to Contractor with respect to the foregoing actions shall extend to the action itself (e.g., use commercially reasonable efforts to enter into an agreement) as well as to the substance underlying the action (e.g., directions as to the terms and conditions of such agreement).

(ii)

The licenses, assignments and subleases to be entered into pursuant to Section 4.10(a)(i) shall be subject to the rights of the Applicable Airports in such Terminal Facilities and to the receipt of all necessary consents from Airport Authorities and other third parties to such sublease or assignment.

(iii)

Each of Contractor and United shall pay for all landing fees for its respective flights at all Applicable Airports, and to the extent that the other party is obligated to make such payments under any applicable lease or other agreement, the first party hereby indemnifies and agrees to hold harmless the other party for all such amounts. Contractor agrees that any landing fee credits given to Contractor in respect of Scheduled Flights or other flights involving the Covered Aircraft as are permitted hereunder, shall be for the account of United (and if any such credits are applied by Contractor to the payment of any landing fees applicable to flights other than Scheduled Flights or other flights involving the Covered Aircraft as are permitted hereunder, Contractor shall pay the amount of any such credits to United).

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(iv)

Contractor shall perform in a timely manner all obligations under all leases, subleases and other agreements to which Contractor is or becomes a party for the use of Terminal Facilities, including without limitation making in a timely manner all payments of rent and other amounts due under such agreement, and shall use commercially reasonable efforts to keep such agreements in effect (or to promptly renew or extend such agreements on substantially similar terms as directed by United). Contractor shall adhere to United’s space standards with respect to all Terminal Facilities.

(v)

Contractor shall obtain the written consent of United prior to entering into an agreement to lease, sublease, assign, dispose of or otherwise transfer (each, a “Transfer”) or any other agreement for the use or modification of, or otherwise relating to, any Contractor Terminal Facilities (or other airport facilities which would become Contractor Terminal Facilities), or amending or modifying in any manner any such agreement, or consenting to any of the same. Any purported Transfer of any interest in a Contractor Terminal Facility in violation of this Section 4.10 shall be void ab initio, and any rent or other amounts payable under any such Transfer or other agreement shall not be considered a Pass-Through Cost for purposes of this Agreement, and Contractor shall be obligated to follow United’s direction with respect to the disposition of such Transfer or other agreement.

(vi)

Contractor shall give United at least thirty (30) days’ prior written notice before ceasing to use any Contractor Terminal Facilities; provided, that no such notice shall be required where such use is ceasing because United has informed Contractor that no Scheduled Flights will be scheduled in or out of such location.

(b)

Exclusivity. Each Passenger- Related Terminal Facility used by Contractor for the provision of Regional Airline Services shall be used by Contractor exclusively for the provision of Contractor Services, and may not be used by Contractor in connection with any other flights, including any flights using any aircraft that is not a Covered Aircraft, or for any other purpose, without United’s prior written approval; provided that the foregoing limitation shall not apply to:

(i)	baggage claim and other similar facilities that are leased or otherwise made available to all air carriers at such airport on a common-use or joint-use basis; or

(ii)

any facilities that are properly required by an Airport Authority to be made available for use by others in accordance with any applicable agreement that is in place as of the date hereof or has been approved by United under Section 4.10(a)(v).

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Each Contractor Terminal Facility that is not a Passenger-Related Terminal Facility used for the provision of Contractor Services, and each other facility used by Contractor for the provision of Contractor Services, may be used by Contractor in connection with other flights or for other purposes; provided, that Contractor shall use such facilities for the provision of Contractor Services in priority to any such other use, and any such other use of such facilities shall be subordinate to Contractor’s use for the provision of Contractor Services.

4.11	Codeshare Terms.

Contractor agrees to operate all Scheduled Flights using the United flight codes and flight numbers assigned by United, or such other flight codes and flight numbers as may be assigned by United (to accommodate, for example, a United alliance partner), and otherwise under the codeshare terms set forth in Exhibit B.

4.12	Fuel Procurement and Fuel Services.

(a)

The parties will cooperate in identifying (i) fuel savings opportunities, (ii) providers of aircraft fuel and (iii) providers of Fuel Services. Contractor shall enter into agreements with any such providers as shall be directed by United. Contractor shall use its best efforts to document Fuel Services agreements using substantially the form attached hereto as Exhibit D (which form may be replaced, amended, or otherwise modified by United from time to time). Contractor shall provide any data or analysis of its fuel procurement and Fuel Services as reasonably requested by United.

(b)

Notwithstanding the foregoing, United, by or through its subsidiaries, agents, or affiliates, shall have the option (but shall not have any obligation) in its sole discretion (i) to procure or arrange for the procurement of fuel and/or (ii) procure or arrange for the procurement of Fuel Services for or on behalf of Contractor.

(c)

If United elects to procure, or arrange for the procurement of, fuel for or on behalf of Contractor pursuant to clause (i) of Section 4.12(b) above, then the costs of such procurement, or such arranging for procurement, as applicable (in each case including without limitation the cost of procuring the aircraft fuel) shall be incurred directly by United, pursuant to Section 3.4(a)(iv). If United does not so elect, then Contractor shall procure, or arrange for the procurement of fuel, and such costs shall be incurred directly by Contractor and reconciled pursuant to Section 3.6(b)(iii)(A)(7).

(d)

If United elects to procure, or arrange for the procurement of, Fuel Services for or on behalf of Contractor pursuant to clause (ii) of Section 4.12(b) above, then the costs of such procurement, or such arranging for procurement, as applicable shall be incurred directly by United pursuant to Section 3.4(a)(iv). If United does not so elect, then Contractor shall procure, or arrange for the procurement of Fuel Services, and such costs shall be incurred directly by Contractor and reconciled pursuant to Section 3.6(b)(iii)(A)(7).

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(e)

United and Contractor acknowledge and agree that any fuel provided to Contractor pursuant to an agreement between United and a fuel supplier is provided “as is” and without warranty of any kind, including without limitation the warranties of merchantability and fitness for a particular purpose, by, through or under United, and that no warranties by, through or under United shall be implied by law.

(f)

United and Contractor acknowledge and agree that any aircraft fuel procured, or arranged for procurement, for on behalf of Contractor by United shall not be deemed to have been procured, purchased or otherwise acquired for on behalf of Contractor, and Contractor shall in no event have any claim to or interest in, any fuel procured by United or its agents, unless and until such fuel is delivered into a Covered Aircraft, except as otherwise may be provided in a Fuel Services agreement, if any, between United and Contractor.

4.13	Slots and Route Authorities.

At the request of United made during the Term or upon termination of this Agreement, Contractor shall use its commercially reasonable efforts to transfer to United or its designee, to the extent permitted by law, any airport takeoff or landing slots, route authorities or other similar regulatory authorizations transferred to Contractor by United for use in connection with Scheduled Flights, or held by Contractor and used for Scheduled Flights, in consideration of the payment to Contractor of the net book value, if any, of such slot, authority or authorization on Contractor’s books. Contractor’s obligations pursuant to the immediately preceding sentence shall survive the termination of this Agreement for so long as any transfer requested pursuant to this Section 4.13 shall not have been completed. Contractor hereby agrees that all of Contractor’s contacts or communications with any applicable regulatory authority concerning any airport takeoff or landing slots, route authorities or other similar regulatory authorizations used for Scheduled Flights will be coordinated through United. If any airport takeoff or landing slot, route authority or other similar regulatory authorization transferred to Contractor by United for use in connection with Scheduled Flights, or held by Contractor and used for Scheduled Flights is withdrawn or otherwise forfeited as a result of Controllable Cancellations or any other reason within Contractor’s reasonable control, then Contractor agrees to pay to United promptly upon demand an amount equal to the fair market value of such withdrawn or forfeited slot, authority or authorization.

4.14	Code Share Limitation.

As of the date of this Agreement, but subject to Contractor’s existing contractual code-share agreements as in effect on the Effective Date, Contractor represents that it does not plan, nor will it, operate pursuant to a marketing or code share relationship in a hub operation with any party other than United at the following airports during the Term: CLE, EWR, IAB, DEN, LAX, SFO, ORD, IAD or SEA. Contractor may, however, fly to aforementioned airports under codeshare or marketing relationships from another carrier’s hub (other than from aforementioned airports) as a “spoke service”. In the event that Contractor acquires another entity during the course of this agreement with marketing or codeshare operations at any of the aforementioned airports, United agrees to allow Contractor to continue operations at such airports at levels of

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operations consistent with the acquiree’s right of operation at the time of acquisition. In addition, Contractor will use commercially reasonable efforts to amend its existing contractual commitments to provide for the codeshare limitations set forth in this Section 4.14.

4.15	Use of United Marks.

United hereby grants to Contractor the right to and a personal, non-exclusive, non-transferable, non-sublicenseable, fully paid-up, and royalty-free license to use the United Marks and other Identification as provided in, and Contractor shall use the United Marks and other Identification in accordance with the terms and conditions of, Exhibit E.

4.16	Use of Contractor Marks.

Contractor hereby grants to United the right to and a personal, non-exclusive, non-transferable, non-sublicenseable, fully paid-up, and royalty-free license to use the Contractor Marks as provided in, and United shall use the Contractor Marks in accordance with the terms and conditions of, Exhibit F.

4.17	Catering Standards.

(a)

United and Contractor shall comply with the catering requirements set forth on Exhibit G hereto. The parties agree that, in the event of a conflict between the provisions of Exhibit G and any ground handling agreement with Contractor, the provisions of Exhibit G shall control as it applies to Regional Airline Services.

(b)

Sales of Alcoholic Beverage Products. Contractor agrees that it shall comply with all federal, state, and local laws, rules and regulations and Contractor shall obtain and maintain all permits, certifications and licenses necessary for the full and proper conduct of its operations relating to the purchase, sale, distribution, storage, or service of any Alcoholic Beverage Product by Contractor. Contractor hereby assumes liability for and agrees to indemnify, defend and hold harmless United and its officers, directors, agents, affiliates, and employees from and against any and all liabilities, damages, expenses, losses, claims, demands, suits, fines or judgments, including, but not limited to, attorneys’ and witnesses’ fees, costs and expenses incident thereto, which may be suffered by, accrue against, be charged to or be recovered from United or its officers, directors, employees or agents, arising out of or in connection with or in any way related to any non-compliance by Contractor with the procedures set forth in Exhibit G or any non-compliance by Contractor with any federal, state, or local law, rule or regulation or any failure of Contractor to obtain or maintain any permit, certification or license necessary for the full and proper conduct of its operations relating to the purchase, sale, distribution, storage, or service of any Alcoholic Beverage Product by Contractor. Contractor also agrees to comply with the Alcoholic Beverage Handling Procedures as outlined in Exhibit G hereto.

Execution Version

4.18	Fuel Efficiency Program.

Contractor shall use its commercially reasonable efforts to promptly adopt and adhere to a fuel efficiency program as described on Exhibit H hereto.

4.19	Environmental.

(a)	Definitions.

(i)

The term “Environmental Laws” means all applicable federal, state, local and foreign laws and regulations, including airport or United rules, regulations, policies, or lease requirements relating to the prevention of pollution, protection of the environment or occupational health and safety, or remediation of environmental contamination, including, without limitation, laws, regulations and rules relating to emissions to the air, discharges to surface and subsurface soil and waters, regulation of potable or drinking water, the use, storage, release, disposal, transport or handling of Hazardous Materials, protection of endangered species, and aircraft noise, vibration, exhaust and overflight.

(ii)

The term “Hazardous Materials” means any substances, whether solid, liquid or gaseous, which are listed and/or regulated as hazardous, toxic, or similar terminology under any Environmental Laws or which otherwise cause or pose threat or hazard to human health, safety or the environment, including, but not limited to, petroleum and petroleum products.

(b)	Contractor Obligations.

(i)

Contractor shall conduct its operations in a prudent manner, taking reasonable preventative measures to avoid liabilities under any Environmental Laws or harm to human health or the environment, including, without limitation, measures to prevent unpermitted releases of Hazardous Materials to the environment, adverse environmental impacts to on-site or off-site properties and the creation of any public nuisance. If, in the course of conducting services under this Agreement, Contractor encounters adverse environmental conditions that could reasonably be expected to give rise to liability for United or Contractor under any Environmental Laws or which otherwise could reasonably be expected to result in harm to human health or the environment, Contractor shall promptly notify United of such conditions.

(ii)

Contractor shall, at its own expense, conduct its operations in compliance with applicable Environmental Laws, including obtaining any needed permits or authorizations for Contractor’s operations. If United provides any information, instruction, or materials to Contractor relating to its obligations under any Environmental Laws, Contractor agrees that this shall not in any way relieve Contractor of its obligation to comply with Environmental Laws. Contractor further agrees that it shall otherwise

Execution Version

preserve the proprietary nature of any such information that is identified by United as proprietary and confidential and shall use its commercially reasonable efforts to ensure that the information is not disclosed to any third parties without first obtaining the written consent of United.

(iii)

Contractor shall use its commercially reasonable efforts to perform its services under this Agreement so as to minimize the unnecessary generation of waste materials, including consideration of source reduction and re-use or recycling options, and coordination with United on a cabin service recycling program. If requested by United, Contractor shall replace specific products used in its operations with less toxic products, as long as there is a reasonable replacement available at a similar cost, or if the product is not at a similar cost, provide United the option to agree to pay the difference. If requested by United, Contractor shall take reasonable efforts to provide quantitative data on materials recycled and waste disposed to facilitate coordination and enhancement of cabin service recycling where feasible. Contractor shall ensure that any waste materials generated in connection with the services performed by Contractor under this Agreement are managed in accordance with all applicable Environmental Laws, with Contractor assuming responsibility as the legal generator of such wastes; provided, however, this provision does not apply should United or another vendor of United be the entity who has, in fact, independently generated the wastes.

(iv)

For any leased areas or other equipment that are jointly used or operated by both Contractor and United (and/or other United contractors), Contractor shall use its commercially reasonable efforts to coordinate its activities with United and/or United contractors and otherwise perform such activities to ensure compliance with applicable Environmental Laws.

(v)

Except for de minimis amounts of Hazardous Materials which are immediately and fully remediated to pre-existing conditions, Contractor shall promptly notify United of any spills or leaks of Hazardous Materials arising out of Contractor’s provision of services under this Agreement, and, if requested, shall provide copies to United of any written reports provided to any governmental agencies and airport authorities under any Environmental Laws regarding same. Contractor shall promptly undertake all reasonable commercial actions to remediate any such spills or leaks to the extent Contractor is required to do so by applicable Environmental Laws, by the relevant airport authority, or in order to comply with a lease obligation. In the event that Contractor fails to fulfill its remediation obligations under this paragraph and United may otherwise be prejudiced or adversely affected (such as involving United leased property), United may undertake such actions as are reasonable at the cost and expense of Contractor. Such costs and expenses shall be promptly paid upon Contractor’s receipt of a written request for reimbursement for them by United.

Execution Version

(vi)

Contractor shall promptly provide United with written copies of any notices of violation issued or other claims from a third party asserted pursuant to Environmental Laws or associated with a potential release of Hazardous Materials and related to or associated with the provision of services by Contractor under this Agreement. Contractor shall promptly undertake all actions necessary to resolve such matters, including, without limitation, the payment of fines and penalties, and promptly addressing any noncompliance identified; provided, however, that Contractor may contest any notice of violation or other alleged violation and defend any claim that it believes is untrue, improper or invalid. In the event that Contractor fails to fulfill its obligations under this paragraph and United may otherwise be prejudiced or adversely affected, United may undertake such actions as are reasonable or legally required at the cost and expense of Contractor. Such costs and expenses shall be promptly paid upon Contractor’s receipt of a written request for reimbursement for them by United.

(vii)

If requested by United, Contractor shall conduct a review and provide information to United regarding Contractor’s compliance with the requirements of this Section 4.19. This review may include the completion of an environmental compliance audit of Contractor’s activities or an environmental site assessment, each subject to a work plan approved by United. Contractor shall provide United with a summary of the results of this audit, provide United an opportunity to review any report generated in connection with such an audit, and will promptly use its commercially reasonable efforts to address any noncompliance or liability identified.

(viii)

In the event that Contractor Services include providing bulk (nonbottled) potable water for crew or passenger consumption Contractor shall ensure compliance with the Aircraft Drinking Water Regulation, FDA requirements, and other similar applicable laws (collectively, the “Drinking Water Requirements”), including without limitation using its commercially reasonable efforts to ensure all water handling equipment is properly and regularly disinfected and kept in sanitary condition. If Contractor relies upon another contractor to load water onto its aircraft or to maintain water handling equipment, it shall inquire with such contractors to ensure they meet these Drinking Water Requirements as well. Contractor shall immediately notify United if it becomes aware of practices or conditions that may negatively impact potable water quality, regardless of the provider or the source of such potable water (including whether such source is an airport, ground handler or aircraft water system).

(ix)	Contractor shall maintain records relating to its compliance with Environmental Laws under this Agreement for the longer of three (3) years or such period of time as is required by Environmental Laws.

Execution Version

Contractor shall, at the request of United and with reasonable advance notice, provide United with reasonable access to Contractor’s operations, documents, and employees for the sole purpose of allowing United to assess Contractor’s compliance with its obligations with this Section 4.19, including responding to reasonable information requests.

(x)

Upon the termination of operations at a space used to support the provision of Contractor Services under this Agreement, Contractor shall use its commercially reasonable efforts to ensure the removal and proper management of any and all Hazardous Materials associated with Contractor’s operations (including its subcontractors) and will comply with any other applicable Environmental Laws applicable to the provision of Contractor Services.

(xi)

Contractor has reviewed United’s Environmental Commitment Statement (found at www.united.com/ecoskies) and agrees to cooperate with United in meeting these commitments in effect as of the date hereof and in responding to reasonable information requests.

(xii)

Contractor shall be responsible for and will indemnify, defend, and hold harmless United, including its officers, agents, servants and employees, from and against any and all claims, liabilities, damages, costs, losses, penalties, and judgments, including costs and expenses incident thereto under Environmental Laws or due to the release of a Hazardous Material, which may be suffered or incurred by, accrue against, be charged to, or recoverable from United or its officers, agents, servants and employees arising out of an act or omission of Contractor (or its subcontractor) related to Contractor’s provision of services under this Agreement, excluding willful misconduct, or gross negligence, of United. Notwithstanding anything to the contrary set forth in Section 8.4(h), such damages may include the payment of consequential, special or exemplary damages for claims under Environmental Laws or due to the release of Hazardous Materials to the extent an applicable lease agreement, sublease or other similar agreement requires the payment of such damages. Any indemnification claims arising under this Section 4.19(b)(xii) shall be administered pursuant to the procedures set forth in Section 7.3 hereto.

(xiii)

All notices to be provided by Contractor to United under this Section4.19 shall be provided as indicated in Section 11.2 of this Agreement, with a copy to Managing Director–Environmental Affairs, United Airlines, Inc., 233 South Wacker Drive-WHQSE, Chicago, IL 60606.

Execution Version

4.20	Early Brake Release.

(a)	Early Brake Release Provision.

For all Scheduled Flight departures of Covered Aircraft operated by Contractor under this Agreement, no more than [***] will be permitted to elapse between the brake release and the call to push (any such period, regardless of whether such period is greater or less than [***] in length, a “EBR Period” and such [***] timeframe, the “EBR Goal”). United, or its representatives, will periodically measure (with a minimum sample of thirty (30) measurements) Contractor’s EBR Periods and will provide reports detailing the observed EBR Periods; provided that the process of conducting such measurement may be altered at any time and from time to time by United in its sole discretion. If, in any given calendar month, Contractor’s average observed EBR Period for Scheduled Flight departures is greater than the EBR Goal, United shall provide Contractor with written notice that Contractor has not met the EBR Goal, following which Contractor shall have a thirty (30) day period (such thirty (30) day period, the “EBR Cure Period”) during which to reduce its average EBR Period to an observed average EBR Period less than or equivalent to the EBR Goal. If Contractor has not reduced its average EBR Period to an observed average EBR Period that is less than or equivalent to the EBR Goal as of the end of the EBR Cure Period, then Contractor shall owe a payment (the “EBR Payment”) to United equal to the product of (x) the excess of the observed average EBR Period during the EBR Cure Period over [***], multiplied by (y) the number of completed Contractor’s Scheduled Flight departures of Covered Aircraft during such EBR Cure Period, multiplied by (z) [***] of the block hour rate set forth on Schedule 2A or Schedule 2B, as the case may be. The EBR Payment will be made by Contractor to United as provided in Section 3.6(c)(ii). Contractor’s average EBR Period shall be continuously tested in successive EBR Cure Periods and Contractor shall pay the applicable EBR Payment with respect to each such EBR Cure Period, until Contractor meets the EBR Goal with respect to a EBR Cure Period. For purposes of clarity, an example of the calculation of an observed average EBR Period and a EBR Payment are provided below.

Example September EBR Performance Observations						Actual Brake Release		Observed Time	Difference between Call and Actual Brake Release
CAR R	FLIGHT	DATE	ORIG	DEST	SCHED	EST/ACT	PLANE	CALL FOR PUSH	ELAPSED TIME

UA	9999	1-Sep	ORD	DAY	[***]	[***]	N9999XX	[***]	[***]
UA	9999	2-Sep	ORD	PWM	[***]	[***]	N9999XX	[***]	[***]
UA	9999	2-Sep	ORD	MDT	[***]	[***]	N9999XX	[***]	[***]
UA	9999	2-Sep	ORD	SYR	[***]	[***]	N9999XX	[***]	[***]
UA	9999	3-Sep	DEN	DTW	[***]	[***]	N9999XX	[***]	[***]
UA	9999	3-Sep	DEN	DTW	[***]	[***]	N9999XX	[***]	[***]
UA	9999	5-Sep	DEN	DTW	[***]	[***]	N9999XX	[***]	[***]
UA	9999	5-Sep	DEN	STL	[***]	[***]	N9999XX	[***]	[***]
UA	9999	5-Sep	DEN	STL	[***]	[***]	N9999XX	[***]	[***]

Execution Version

Example September EBR Performance Observations						Actual Brake Release		Observed Time	Difference between Call and Actual Brake Release
CAR R	FLIGHT	DATE	ORIG	DEST	SCHED	EST/ACT	PLANE	CALL FOR PUSH	ELAPSED TIME
UA	9999	6-Sep	DEN	SAT	[***]	[***]	N9999XX	[***]	[***]
UA	9999	6-Sep	DEN	MCI	[***]	[***]	N9999XX	[***]	[***]
UA	9999	6-Sep	DEN	DTW	[***]	[***]	N9999XX	[***]	[***]
UA	9999	7-Sep	ORD	GSO	[***]	[***]	N9999XX	[***]	[***]
UA	9999	7-Sep	ORD	DAY	[***]	[***]	N9999XX	[***]	[***]
UA	9999	8-Sep	DEN	SAT	[***]	[***]	N9999XX	[***]	[***]
UA	9999	8-Sep	ORD	MDT	[***]	[***]	N9999XX	[***]	[***]
UA	9999	9-Sep	ORD	PWM	[***]	[***]	N9999XX	[***]	[***]
UA	9999	12-Sep	DEN	STL	[***]	[***]	N9999XX	[***]	[***]
UA	9999	13-Sep	ORD	DTW	[***]	[***]	N9999XX	[***]	[***]
UA	9999	14-Sep	ORD	DTW	[***]	[***]	N9999XX	[***]	[***]
UA	9999	18-Sep	ORD	DAY	[***]	[***]	N9999XX	[***]	[***]
UA	9999	18-Sep	ORD	DTW	[***]	[***]	N9999XX	[***]	[***]
UA	9999	23-Sep	DEN	DTW	[***]	[***]	N9999XX	[***]	[***]
UA	9999	23-Sep	ORD	MDT	[***]	[***]	N9999XX	[***]	[***]
UA	9999	29-Sep	DEN	DTW	[***]	[***]	N9999XX	[***]	[***]
UA	9999	29-Sep	ORD	PVD	[***]	[***]	N9999XX	[***]	[***]
UA	9999	30-Sep	ORD	GSO	[***]	[***]	N9999XX	[***]	[***]
UA	9999	30-Sep	DEN	AUS	[***]	[***]	N9999XX	[***]	[***]

SAMPLE MEASUREMENT (for illustrative purposes only)
Category	Value	Source/Formula
Total Carrier Departures in September	[***]	From flight statistics
Total Observations Completed	[***]	See table above
Total Observed Flights with EBR > [***]	[***]	See table above
Fraction of Observations with EBR > [***]	[***]	= Total Observed Flights with EBR > [***] / Total Observations Completed
Total EBR Departures	[***]	= Total Carrier Departures in September x Fraction of Observations with EBR > [***]
Average EBR Period	[***]	Simple average calculated from table above
Rate Block Minute	[***]	= (Block hour rate on Schedule 2B)/60
EBR Payment Due United	[***]	= Total EBR Departures x (Average EBR Period – EBR Goal) x (Rate Block Minute)

Execution Version

(b)	Transition to Modified Early Brake Release Provision.

(i)	Unless the parties decide otherwise, the provisions of Section 4.20(a) shall be applicable to all Covered Aircraft.

(ii)

Promptly following the six-month anniversary of the first Actual In-Service Date for an E175 Covered Aircraft, the parties shall meet to discuss in good faith the application of the following early brake release provisions to each E175 Covered Aircraft based upon data United will gather for each individual aircraft from the Actual In-Service Date:

(A)

United shall gather all data relating to the measurement of the time periods elapsed (any such elapsed period, an “Modified EBR Period”) between aircraft brake release and aircraft wheel movement for departures of all Scheduled Flights for E175 Covered Aircraft as measured by the electronic systems included on all in-service E175 Covered Aircraft (and such systems shall meet the requirements of Section 4.3(c), Section 4.3(d), Exhibit H and Exhibit I hereto including without limitation in respect of ACARS-based data capture).

(B)	The time period goal for Modified EBR Periods (the “Modified EBR Goal”) shall be deemed to be one (1) minute.

(C)

Contractor’s early brake release performance relating to E175 Covered Aircraft for each calendar month (the “Modified EBR Performance”) shall be determined by calculating the simple average of the Modified EBR Periods for all Scheduled Flights. If the Modified EBR Performance for any calendar month is higher than the Modified EBR Goal, then Contractor shall pay to United an amount (a “Modified EBR Payment”) in respect of such calendar month equal to the product of (x) for all Scheduled Flights of E175 Covered Aircraft included in the Modified EBR Performance calculation whose recorded Modified EBR Period exceeds the Modified EBR Goal, the aggregate number of minutes by which such recorded Modified EBR Periods exceeded the Modified EBR Goal, multiplied by (y) [***] of the block hour rate set forth on Schedule 2A, as applicable. Any Modified EBR Payment owed will be made by Contractor to United as provided in Section 3.6(c)(ii).

No later than the first anniversary of the first Actual In-Service Date for an E175 Covered Aircraft and at United’s sole discretion, the foregoing provisions (or such other provisions as the parties may agree upon) shall replace the provisions of Section 4.20(a) with respect to the E175 Covered Aircraft.

Execution Version

4.21	Ground Handling.

(a)

United or United’s designee (for the purposes of this Section 4.21(a), references to United shall be interpreted to include United’s designee, as applicable) shall be responsible for all Ground Handling Services at all cities identified from time to time by United to which Contractor shall provide Regional Airline Services. To effect the performance of the Ground Handling Services, United at its sole option and in its sole discretion may from time to time (i) perform all Ground Handling Services directly, (ii) contract with Contractor pursuant to a separate ground handling agreement, or (iii) sub-contract with an affiliate of United or a third party vendor, or any combination of any of the foregoing.

(b)

Contractor shall use commercially reasonable efforts to cooperate with any provider of Ground Handling Services in order to facilitate efficient, cost effective, and safe operations and to ensure compliance with all applicable laws.

(c)

In connection with Contractor’s provision of Contractor Services to United under this Agreement, Contractor shall adopt and comply with, and shall cause its employees to adopt and comply with, and shall be responsible for United’s direct costs resulting from Contractor’s compliance with, all applicable procedures, including without limitation training procedures, as required by United’s provision of Ground Handling Services as provided in Section 4.21(a) above.

4.22	IT Requirements.

Contractor shall comply with the IT Requirements, as set forth on Exhibit I.

4.23	Maintenance Right to Bid.

If Contractor intends to engage in any maintenance, repair or overhaul of the Covered Aircraft, and intends to engage a third party (rather than performing such maintenance, repair or overhaul using its own employees), then Contractor shall invite United to match the most favorable, last and final bona fide offer received by Contractor from a third party for such maintenance, repair or overhaul work on a “right of last offer” basis, and shall engage United to perform such maintenance, repair or overhaul work if United matches such offer.

4.24	Landing Fees.

(a)

United, directly or by or through its subsidiaries, agents, or affiliates, shall pay on behalf of Contractor landing fees incurred for Scheduled Flights, unless, in United’s sole discretion exercised from time to time, it notifies Contractor in writing that Contractor shall pay such landing fees at an Applicable Airport.

(b)

If United pays for landing fees on behalf of Contractor pursuant to Section 4.24(a) above, then the costs of such landing fees shall be incurred directly by United, pursuant to Section 3.4(a)(x). If United elects to have Contractor pay for such landing fees, then such costs shall be incurred directly by Contractor and reconciled pursuant to Section 3.6(b)(iii)(A)(4).

Execution Version

ARTICLE V

CERTAIN RIGHTS OF UNITED

5.1	Use of Covered Aircraft.

Contractor agrees that, except as expressly permitted hereby or as otherwise directed in writing by United, the Covered Aircraft and the Engines may be used only to provide Regional Airline Services. Without the written consent of United, the Covered Aircraft may not be used by Contractor for any other purpose, including without limitation flying for any other airline or on Contractor’s own behalf. In addition, with respect to any Engine, Contractor shall not discriminate against United with respect to Contractor’s operation, use or maintenance of such Engine (x) as compared to other similar engines in Contractor’s fleet, or (y) in the provision of Regional Airline Services as compared to Contractor’s operations for other airlines or for its own use.

5.2	Prohibited Transaction.

Upon the occurrence of a Prohibited Transaction without the prior written consent of United, then the provisions of Section 8.2(a) shall apply.

5.3	Performance Discussions.

Upon United’s request delivered at any time and from time to time, Contractor’s chief executive officer (the “CEO”) and/or, at United’s option, if Contractor’s Performance Level for any Performance Metric for the most recent two (2) consecutive months is below the [***] Performance Level, and is also below the average performance level of United Express carriers operating regional aircraft with more than sixty-five (65) and fewer than seventy-seven (77) seats, Contractor’s independent lead director (or in the absence of a designated independent lead director, any independent director of Contractor selected by United) (the “Lead Director”) shall meet in person with United at its headquarters to discuss such operational performance as soon as reasonably practicable after United’s request, but in any event not more than thirty (30) days following such request; provided that if the CEO and/or the Lead Director, as applicable, do not meet in person with United upon United’s request as provided above, then Contractor’s margin shall be reduced by [***] per Covered Aircraft for each month (or pro-rated portion thereof, as the case may be) that occurs following United’s request until either the CEO and/or the Lead Director, as applicable, meets in person with United or this Agreement is earlier terminated. For the avoidance of doubt, nothing in this Section 5.3 shall limit Contractor’s obligations hereunder and under any Ancillary Agreement to provide Contractor Services, including without limitation its obligations under Section 4.8, and Contractor is and shall remain solely responsible for the safe operation of its aircraft and the safe provision of Regional Airline Services, including all Scheduled Flights.

Execution Version

ARTICLE VI

INSURANCE

6.1	Minimum Insurance Coverages.

During the Term, in addition to any insurance required to be maintained by Contractor pursuant to the terms of any aircraft lease, or by any applicable governmental or airport authority, Contractor shall maintain, or cause to be maintained, in full force and effect policies of insurance with insurers of recognized reputation and responsibility, in each case to the extent available on a commercially reasonable basis, as follows:

(a)

Comprehensive aircraft hull and liability insurance, including aircraft third party, passenger liability (including passengers’ baggage and personal effects), cargo and mail legal liability, personal injury and all-risk ground and flight physical damage, with a combined single limit of not less than $[***] per occurrence and a minimum limit in respect of personal injury for non-passengers of $[***] per occurrence and in the aggregate, and hull and liability war risk and other perils insurance with a combined single limit no less than $[***] per occurrence and in the aggregate; provided that with respect to war risk insurance acquired from the United States government, the commercial general liability coverage (crew and passengers) of such policy may have such lower combined single limit as is the maximum limit issued by the government from time to time;

(b)	Workers’ compensation at statutory limits and employer’s liability with a limit of not less than $[***];

(c)	Automobile liability covering all owned, non-owned, leased and hired automobiles, trucks and trailers in an amount not less than $[***] combined single limit per occurrence; and

(d)

All risk property insurance at replacement cost, including flood, and earthquake if located in an earthquake zone, and placed with commercially reasonable deductibles not to exceed [***]% of the insured values. United shall be named as a loss payee, as their interests may appear.

United shall retain the right at any time to review the coverage, form, and amount of the insurance required hereby. If, in the opinion of United, the insurance provisions in this Agreement do not provide adequate protection for United and/or the aviation operations of Contractor associated with the Covered Aircraft, United may require Contractor to obtain insurance sufficient in coverage, form, and amount to provide adequate protection. United’s requirement shall be commercially reasonable but shall be designed to assure protection from and against the kind and extent of risk which exists at the time a change in insurance is required (provided such protection is available on commercially reasonable terms), and Contractor agrees to provide same within thirty (30) days of receiving notice from United.

Execution Version

6.2	Endorsements.

Contractor shall cause the policies described in Section 6.1 to be duly and properly endorsed by Contractor’s insurance underwriters with respect to Contractor’s flights and operations as follows:

(a)

To provide that the underwriters shall waive subrogation rights against United, its affiliates, directors, officers, agents, employees and other authorized representatives, except for the war risk hull insurance as provided by the U.S. government pursuant to Chapter 443, Premium War Risks Insurance;

(b)

To provide that United, UCH, and their respective directors, officers, agents, employees and other authorized representatives shall be endorsed as additional insured parties as respects operations of the named insured and liability coverage (other than as to workers’ compensation, employers liability and property insurance);

(c)	To provide that insurance shall be primary to and without right of contribution from any other insurance which may be available to the additional insureds;

(d)	To include a breach of warranty provision in favor of the additional insureds;

(e)	To accept and insure Contractor’s hold harmless and indemnity undertakings set forth in this Agreement, but only to the extent of the coverage afforded by the policy or policies; and

(f)

To provide that such policies shall not be canceled, terminated or adversely materially altered, changed or amended until thirty (30) days (but seven (7) days or such lesser period as may be available in respect of war risk and other perils and ten (10) days in the case of a cancellation for nonpayment of premium) after written notice shall have been sent to United.

6.3	Evidence of Insurance Coverage.

At the commencement of this Agreement, and upon each renewal, Contractor shall furnish to United evidence reasonably satisfactory to United of such insurance coverage and endorsements, including certificates certifying that such insurance and endorsements are in full force and effect. If Contractor fails to acquire or maintain insurance as herein provided, United may at its option secure such insurance on Contractor’s behalf at Contractor’s expense.

ARTICLE VII

INDEMNIFICATION

7.1	Contractor Indemnification of United.

Contractor shall be liable for and hereby agrees to fully defend, release, discharge, indemnify and hold harmless United, UCH, and their respective directors, officers, employees and agents from and against any and all claims, demands, damages, liabilities, suits, judgments,

Execution Version

actions, causes of action, losses, fines, penalties, costs and expenses of any kind, character or nature whatsoever, including attorneys’ fees, costs and expenses in connection therewith and expenses of investigation and litigation thereof, which may be suffered by, accrued against, charged to, or recoverable from United, UCH or their respective directors, officers, employees or agents, including but not limited to, any such losses, costs and expenses involving (i) death or injury (including claims of emotional distress and other non-physical injury by passengers) to any person, including without limitation any of Contractor’s or United’s directors, officers, employees or agents, (ii) loss of, damage to, or destruction of property (including real, tangible and intangible property, and specifically including regulatory property such as route authorities, slots and other landing rights), including any loss of use of such property, or (iii) damages due to delays in any manner, in each case arising out of, connected with, or attributable to (w) any act or omission by Contractor or any of its directors, officers, employees or agents relating to the provision of Contractor Services, (x) the performance, improper performance, non-performance or breach of any and all obligations to be undertaken by Contractor or any of its directors, officers, employees or agents pursuant to this Agreement or any Ancillary Agreement, or (y) the operation, non-operation, or improper operation of the Covered Aircraft or Contractor’s equipment or facilities at any location, in each case excluding only claims, demands, damages, liabilities, suits, judgments, actions, causes of action, losses, fines, penalties, costs and expenses (A) to the extent resulting from the gross negligence or willful misconduct of United, UCH or their respective directors, officers, agents or employees (other than gross negligence or willful misconduct imputed to such indemnified person by reason of its interest in a Covered Aircraft, and excluding Contractor acting as United’s agent pursuant to Section 10.7), or (B) directly caused by a breach by United of this Agreement or any Ancillary Agreement.

7.2	United Indemnification of Contractor.

United shall be liable for and hereby agrees to fully defend, release, discharge, indemnify, and hold harmless Contractor, Parent, and their respective directors, officers, employees and agents from and against any and all claims, demands, damages, liabilities, suits, judgments, actions, causes of action, losses, fines, penalties, costs and expenses of any kind, character or nature whatsoever, including attorneys’ fees, costs and expenses in connection therewith and expenses of investigation and litigation thereof, which may be suffered by, accrued against, charged to, or recoverable from Contractor, Parent or their respective directors, officers, employees or agents, including but not limited to, any such losses, costs and expenses involving (i) death or injury (including claims of emotional distress and other non-physical injury by passengers) to any person, including without limitation any of Contractor’s or United’s directors, officers, employees or agents (excluding Contractor as such an agent), (ii) loss of, damage to, or destruction of property including real, tangible and intangible property, and specifically including regulatory property such as route authorities, slots and other landing rights, including any loss of use of such property or (iii) damages due to delays in any manner, in each case arising out of, connected with or attributable to (x) the performance, improper performance, nonperformance or breach of any and all obligations to be undertaken by United or any of its directors, officers, employees or agents (excluding Contractor as such an agent) pursuant to this Agreement, but only to the extent that such performance, improper performance or nonperformance is due to gross negligence or willful misconduct, or (y) the operation, non-operation or improper operation of United’s aircraft, equipment or facilities (excluding, for the avoidance of doubt, Covered Aircraft and any equipment or facilities leased or subleased by

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United to Contractor or otherwise used by Contractor for the provision of Contractor Services to United) at any location, in each case excluding only claims, demands, damages, liabilities, suits judgments, actions, causes of action, losses, fines, penalties, costs and expenses (A) to the extent resulting from the negligence or willful misconduct of Contractor (including in its capacity as an agent of United, UCH or their respective directors, officers, agents or employees), Parent or their respective directors, officers, employees or agents, (B) for which Contractor is obligated to indemnify or otherwise reimburse United pursuant to this Agreement or any Ancillary Agreement, (C) directly caused by a breach by Contractor of this Agreement or any Ancillary Agreement, or (D) to the extent resulting from acts or omissions of any ground handler, fuel supplier or servicer, or caterer (including without limitation, for purposes of this clause (D), United and its affiliates where any of them is acting in the capacity as a ground handler pursuant to this Agreement); provided that if United or any of its affiliates is acting directly in the capacity of a ground handler pursuant to this Agreement, then unless superseded by another agreement between United or such affiliate, on the one hand, and Contractor, on the other, the indemnity provisions set forth in Exhibit Q shall govern the indemnification obligations of United or such affiliate to Contractor, its directors, officers, employees and agents with respect to the actions of United or such affiliate in its capacity as a ground handler; and provided further that in the event of a conflict between the provisions of this Section 7.2 and the provisions of Section 4.4, the provisions of Section 4.4 shall control.

7.3	Indemnification Claims.

A party (the “Indemnified Party”) entitled to indemnification from another party under the terms of this Agreement (the “Indemnifying Party”) shall provide the Indemnifying Party with prompt written notice (an “Indemnity Notice”) of any third party claim or other claim which the Indemnified Party believes gives rise to a claim for indemnity against the Indemnifying Party hereunder. Notwithstanding the foregoing, the failure of an Indemnified Party to promptly provide an Indemnity Notice shall not constitute a waiver by the Indemnified Party to any right to indemnification or otherwise relieve such Indemnifying Party from any liability hereunder unless and only to the extent that the Indemnifying Party is materially prejudiced as a result thereof, and in any event shall not relieve such Indemnifying Party from any liability which it may have otherwise than on account of this Article VII. With respect to third party claims, the Indemnifying Party shall be entitled, if it accepts financial responsibility for the third party claim, to control the defense of or to settle any such third party claim at its own expense and by its own counsel; provided that the Indemnified Party’s prior written consent (which may not be unreasonably withheld, conditioned or delayed) must be obtained prior to settling any such third party claim. The Indemnified Party shall provide the Indemnifying Party with such information as the Indemnifying Party shall reasonably request to defend any such third party claim and shall otherwise cooperate with the Indemnifying Party in the defense of any such third party claim. Except as set forth in this Section 7.3, the Indemnified Party shall not enter into any settlement or other compromise or consent to a judgment with respect to a third party claim as to which the Indemnifying Party has an indemnity obligation hereunder without the prior written consent of the Indemnifying Party (which may not be unreasonably withheld or delayed), and the entering into of any settlement or compromise or the consent to any judgment in violation of the foregoing shall constitute a waiver by the Indemnified Party of its right to indemnity hereunder to the extent the Indemnifying Party was prejudiced thereby. Any Indemnifying Party shall be subrogated to the rights of the Indemnified Party to the extent that the Indemnifying Party pays

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for any loss, damage or expense suffered by the Indemnified Party hereunder. If the Indemnifying Party does not accept financial responsibility for the third party claim or fails to defend against the third party claim that is the subject of an Indemnity Notice within thirty (30) days of receiving such notice (or sooner if the nature of the third party claim so requires), or otherwise contests its obligation to indemnify the Indemnified Party in connection therewith, the Indemnified Party may, upon providing written notice to the Indemnifying Party, pay, compromise or defend such third party claim without the prior consent of the (otherwise) Indemnifying Party. In the latter event, the Indemnified Party, by proceeding to defend itself or settle the matter, does not waive any of its rights hereunder to later seek reimbursement from the Indemnifying Party. With respect to all other claims, the Indemnifying Party shall promptly make payment of such claim upon receipt of reasonably sufficient evidence supporting such claim; provided, that if the Indemnifying Party in good faith disputes all or part of its obligation to indemnify the Indemnified Party hereunder or the amount involved, the senior management of each party shall meet to discuss and attempt to resolve such dispute between the parties and, if such dispute is not resolved within forty-five (45) days of such claim being made, then the parties may pursue other remedies.

7.4	Employer’s Liability; Independent Contractors; Waiver of Control.

(a)

Employer’s Liability and Workers’ Compensation. Each party, with respect to its own employees, accepts full and exclusive liability for the payment of workers’ compensation premiums and employer’s liability insurance premiums with respect to such employees, and for the payment of all taxes, contributions or other payments for unemployment compensation or old age or retirement benefits, pensions or annuities now or hereafter imposed upon employers by the government of the United States or any other governmental body, including state, local or foreign, with respect to such employees measured by the wages, salaries, compensation or other remuneration paid to such employees, or otherwise.

(b)

Employees, etc., of Contractor. The employees, agents, and independent contractors of Contractor engaged in performing any of the services Contractor is to perform pursuant to this Agreement are employees, agents, and independent contractors of Contractor for all purposes, and under no circumstances will be deemed to be employees, agents or independent contractors of United. In its performance under this Agreement, Contractor will act, for all purposes, as an independent contractor and not as an agent for United. Notwithstanding the fact that Contractor has agreed to follow certain procedures, instructions and standards of service of United pursuant to this Agreement, United will have no supervisory power or control over any employees, agents or independent contractors engaged by Contractor in connection with its performance hereunder, and all complaints or requested changes in procedures made by United will, in all events, be transmitted by United to Contractor’s designated representative. Nothing contained in this Agreement shall be construed as joint employment or is intended to limit or condition Contractor’s control over its operations or the conduct of its business as an air carrier.

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(c)

Employees, etc., of United. The employees, agents, and independent contractors of United engaged in performing any of the services United is to perform pursuant to this Agreement are employees, agents, and independent contractors of United for all purposes, and under no circumstances will be deemed to be employees, agents, or independent contractors of Contractor. Contractor will have no supervision or control over any such United employees, agents and independent contractors and any complaint or requested change in procedure made by Contractor will be transmitted by Contractor to United’s designated representative. In its performance under this Agreement, United will act, for all purposes, as an independent contractor and not as an agent for Contractor.

(d)

Contractor Flights. The fact that Contractor’s operations are conducted under United’s Marks and listed under the UA designator code will not affect their status as flights operated by Contractor for purposes of this Agreement or any other agreement between the parties, and Contractor and United agree to advise all third parties, including passengers, of this fact.

7.5	No Double Recovery.

Notwithstanding anything to the contrary contained in this Agreement, no party shall be entitled to indemnification or reimbursement under any provisions of this Agreement for any amount to the extent such party has been indemnified or reimbursed for such amount under any other provision of this Agreement.

7.6	Survival.

The provisions of this Article VII shall survive the termination of this Agreement.

ARTICLE VIII

TERM, TERMINATION AND DISPOSITION OF AIRCRAFT

8.1	Term.

This Agreement shall be effective as of the date hereof (the “Effective Date”). The Term of this Agreement shall commence on the date that the first Covered Aircraft is placed into service under the terms and conditions of this Agreement (the “Commencement Date”) and, unless earlier terminated or extended as provided herein, shall continue until the last Scheduled Exit Date for any Covered Aircraft as set forth on Schedule 1, as such date may be extended pursuant to Section 10.2 hereof (the “Term”).

8.2	Early Termination.

(a)

By United for Cause or Special Cause. United may terminate this Agreement, immediately upon providing written notice of termination to Contractor following the occurrence of any event that constitutes Cause or Special Cause. Any termination pursuant to this Section 8.2(a) shall supersede any other termination pursuant to any other provision of this Agreement (even if such other right of termination shall already have been exercised), and the date of such notice of

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termination for Cause or Special Cause shall be the Termination Date for purposes of this Agreement (and such Termination Date pursuant to this Section 8.2(a) shall supersede any other Termination Date that may have been previously established pursuant to another termination).

(b)

By United for Breach. United may terminate this Agreement, by providing written notice to Contractor, upon the occurrence of a material breach of this Agreement by Contractor as described in clause (i) below which breach shall not have been cured within five (5) days after notice of such breach is delivered by United to Contractor. United may terminate this Agreement, by providing written notice of termination to Contractor, upon the occurrence of any other material breach of this Agreement by Contractor, which breach shall not have been cured within thirty (30) days after written notice of such breach is delivered by United to Contractor (which thirty (30) day notice period may run concurrently with the fifteen (15) day notice period, if any, provided pursuant to Section 4.3 for quality of service-related breaches). Any such written notice of termination delivered pursuant to the foregoing sentences shall specify the Termination Date (subject to the provisions of this Article VIII) and describe in reasonable detail the events giving rise to the material breach claim. The parties hereto agree that, without limiting the circumstances or events that may constitute a material breach, each of the following shall constitute a material breach of this Agreement by Contractor: (i) a reasonable and good faith determination by United, using recognized standards of safety, that there is a material safety concern with the operation of any Scheduled Flights, (ii) a carrier-specific grounding of more than ten (10) Covered Aircraft by regulatory or court order or other governmental action, (iii) a failure to meet the terms of Section 9.1(j) hereof, (iv) the occurrence of a material breach by Contractor of any Ancillary Agreement, which breach shall not have been cured during the applicable cure period, (v) the failure of Contractor to cure, within sixty (60) days following written notice to Contractor from United, any material failure of five (5) or more Covered Aircraft to meet United’s standards set forth in Exhibit J.

(c)

By Contractor for Breach. Contractor may terminate this Agreement, by providing written notice of termination to United, upon (i) failure by United to make any payment or payments under this Agreement aggregating in excess of $[***], including, without limitation, any payments which become due during any Wind-Down Period, but excluding any amounts which are the subject of a good faith dispute between the parties, which failure shall not have been cured within five (5) Business Days after written notice of such breach is delivered by Contractor to United or (ii) the occurrence of any other material breach of this Agreement by United, including without limitation, any breach during any Wind-Down Period, which breach shall not have been cured within thirty (30) days after written notice of such breach is delivered by Contractor to United. Such written notice of termination shall specify the Termination Date (subject to the provisions of this Article VIII).

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(d)

By United for Breach of Other CPA. United may terminate this Agreement, by providing written notice of termination to Contractor upon the early termination by United of any other capacity purchase or similar arrangement between United and Contractor or Contractor’s affiliate; provided, that the foregoing termination right in this Section 8.2(d) shall not apply in the event such other capacity purchase or similar arrangement between United and Contractor or Contractor’s affiliate is terminated solely as a result of events or actions similar to those described in clauses (i), (ii) or (iii) of the definition of Cause herein. Such written notice of termination shall specify the Termination Date (subject to the provisions of this Article VIII).

(e)

Survival During Wind-Down Period. Upon any termination hereunder, the Term shall continue, and this Agreement shall survive in full force and effect, beyond the Termination Date until the end of the Wind-Down Period, if any, and the rights and obligations of the parties under this Agreement, including without limitation remedies available upon the occurrence of events constituting Cause, Special Cause or material breach, shall continue with respect to each Covered Aircraft until it is withdrawn from this Agreement and otherwise until the later of the Termination Date and the end of the Wind-Down Period, if any.

(f)

Terminations for Non-Carrier Specific Groundings. United may terminate this Agreement, by providing written notice to Contractor, upon (i) the non-carrier specific grounding of more than ten (10) Covered Aircraft by regulatory or court order or other governmental action for thirty (30) consecutive days or (ii) the non-carrier specific grounding of ten (10) or fewer Covered Aircraft by regulatory or court order or other governmental action for sixty (60) consecutive days. Such a termination shall be effective upon Contractor’s receipt of such termination notice.

8.3	Disposition of Aircraft During Wind-Down Period.

(a)

Termination by United for Cause or Special Cause. If this Agreement is terminated pursuant to Section 8.2(a), then at United’s election at the time of such termination, either (x) such termination shall be treated as a termination pursuant to Section 8.2(b) and the provisions of Section 8.3(b) shall apply or (y) the Covered Aircraft shall be withdrawn from the capacity purchase provisions of this Agreement in accordance with the following schedule: (i) within ninety (90) days of delivery of any notice of termination, United shall deliver to Contractor a revocable written Wind-Down Schedule which shall (A) provide for the withdrawal of such Covered Aircraft from the capacity purchase provisions of this Agreement and (B) delineate the number of each aircraft type to be withdrawn by month, (ii) United may amend or modify such Wind-Down Schedule in its sole discretion by providing two weeks written notice to Contractor of such amendment or modification, and (iii) the Wind-Down Schedule (A) may begin immediately upon its delivery, and (B) may not provide for the withdrawal of any Covered Aircraft beyond the earlier of (a) the date that is fifteen (15) months after the date of delivery of the Wind-Down Schedule, and (b) the date on which the

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head lease applicable to the Covered Aircraft terminates. United shall have the right to designate any specific Call Option Aircraft to be withdrawn on a specific date in accordance with the Wind-Down Schedule; otherwise, Contractor shall determine which specific Covered Aircraft shall be withdrawn on all other dates as required by, and in accordance with, the Wind-Down Schedule. The provisions of this Section 8.3(a) shall supersede any Wind-Down Schedule delivered pursuant to any other provision of this Agreement in accordance with a Wind-Down Schedule to be delivered by United to Contractor on the Termination Date.

(b)

Termination by United for Breach, etc. If this Agreement is terminated by United under Section 2.4, Section 8.2(b), Section 8.2(d) or Section 8.2(f), then the Covered Aircraft (or in the event of a partial termination under Section 8.2(b)(ii), any E175 Covered Aircraft) shall be withdrawn from the capacity purchase provisions of this Agreement in accordance with the following terms and conditions.

(i)

Within ninety (90) days of delivery of any notice of termination delivered pursuant to Section 2.4, Section 8.2(b), Section 8.2(d) or Section 8.2(f), United shall deliver to Contractor an irrevocable written Wind-Down Schedule, providing for the withdrawal of such Covered Aircraft from the capacity purchase provisions of this Agreement, and delineating the number of each aircraft type to be withdrawn by month.

(ii)

Such Wind-Down Schedule (x) may not commence until the Termination Date, (y) may not provide for the withdrawal of any Covered Aircraft prior to the date that is fifteen (15) days after the date of delivery of the Wind-Down Schedule and (z) may not provide for the withdrawal of any Covered Aircraft beyond the earlier of (A) the date that is sixty (60) months after the date of delivery of the Wind-Down Schedule, and (B) the date on which the head lease applicable to the Covered Aircraft terminates. United shall have the right to designate any specific Call Option Aircraft to be withdrawn on a specific date in accordance with the Wind-Down Schedule; otherwise, Contractor shall determine which specific Covered Aircraft shall be withdrawn on all other dates as required by, and in accordance with, the Wind-Down Schedule.

(c)

Termination by Contractor for Breach. If this Agreement is terminated by Contractor under Section 8.2(c), then the Covered Aircraft shall be withdrawn from the capacity purchase provisions of this Agreement in accordance with the following terms and conditions:

(i)

The notice of termination delivered by Contractor to United pursuant to Section 8.2(c)(i) shall be irrevocable and shall contain a Termination Date that is not more than thirty (30) days after the date of such notice; provided that such termination notice shall be void and of no further effect automatically upon the payment by United prior to such Termination Date

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of all unpaid amounts giving rise to the default under Section 8.2(c)(i). As of the Termination Date set forth in such notice of termination delivered pursuant to Section 8.2(c)(i), all of the Covered Aircraft shall automatically be withdrawn from the capacity purchase provisions of this Agreement and shall cease to be Covered Aircraft as of such date.

(ii)

The notice of termination delivered by Contractor to United pursuant to Section 8.2(c)(ii) shall be irrevocable and shall contain a Termination Date that is at least 180 days after the date of such notice. Prior to the 90th day after receipt of such termination notice, United shall deliver to Contractor a Wind-Down Schedule beginning on such Termination Date. The Wind-Down Schedule may not provide for the withdrawal of more than [***] Covered Aircraft per month (excluding the withdrawal of any Covered Aircraft upon the termination of the head lease relating to such Covered Aircraft), and may not provide for the withdrawal of any Covered Aircraft on any date more than sixty (60) months after the Termination Date. Contractor shall determine which specific Covered Aircraft shall be withdrawn on all dates as required by, and in accordance with, the Wind-Down Schedule.

(d)

Termination at End of Term. If the Agreement is terminated at the end of the Term (other than pursuant to Section 8.2), then each Covered Aircraft shall be withdrawn from the capacity purchase provisions of this Agreement on the Scheduled Exit Date set forth for such Covered Aircraft on Schedule 1, as amended.

8.4	Certain Other Remedies.

In addition to the remedies contemplated above in this Article VIII, United shall be entitled to the following remedies:

(a)

Certain Remedies for Labor Strike and Groundings. In the event of (i) the occurrence of a Labor Strike or (ii) the mandatory grounding of any portion of the Covered Aircraft by the FAA due to any action or inaction of Contractor, then for so long as such Labor Strike or mandatory grounding shall continue and thereafter until the number of Scheduled Flights that are On-Time Departures (including any delays resulting from a Labor Strike or mandatory grounding) on any day of the week equals or exceeds the number of Scheduled Flights that were On-Time Departures on the same day of the week prior to such Labor Strike or mandatory grounding, United shall not be required to pay or otherwise reimburse Contractor for any of the “per aircraft per month” or “per aircraft in schedule” rates set forth on Schedules 2A and 2B. The rights set forth in this Section 8.4(a) are in addition to, and not in limitation of, any other right of United arising hereunder.

(b)

Certain Remedies During Wind-Down Operations. Upon a material breach of this Agreement by Contractor (including without limitation, those described in Section 8.2(b) and Section 8.2(d)), which breach, if such breach has a cure period

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thereunder, shall not have been cured during such cure period, then from the date of such breach, or the end of such cure period, as applicable, until (i) such breach is cured or (ii) if this Agreement is otherwise terminated by United pursuant to Section 8.2(b) or Section 8.2(d), then until the end of any applicable Wind-Down Period, as consideration for United’s forbearance in exercising its termination remedies and damages incurred with respect to the portion of the Regional Airline Services that continue to be provided prior to and during such Wind-Down Period (the parties having agreed that the value of such forbearance and damages may be difficult to calculate) and without any further action by any party, each item of Compensation for Carrier Controlled Costs set forth in Section 3.1(a) and Schedules 2A and 2B shall be decreased to an amount equal to such item of Compensation for Carrier Controlled Costs (per hour, departure, passenger or other unit of measurement, as applicable) divided by 1.12; provided that the parties specifically acknowledge that the foregoing liquidated damages are in respect of Regional Airline Services for such period of time as they continue to be provided and are without regard to, and not in limitation of, any recourse or remedy available to United at law or in equity for damages suffered in respect of Regional Airline Services that are terminated; and provided further that the provisions of this Section 8.4(b) are not intended to be duplicative of the provisions of Section 8.4(e), and in the event of any conflict between such provisions, the provisions of Section 8.4(e) are intended to override the provisions of this Section 8.4(b).

(c)

Liquidated Damages for Failure to Place Covered Aircraft in Service by In-Service Date. If Contractor shall fail to place in-service an E175 Covered Aircraft by the Committed In-Service Date, as such Committed In-Service Date may be delayed by, and only to the extent such date is delayed by, a Regulatory Approval Delay or an Act of God, then:

(X) Contractor shall pay to United as liquidated damages for United’s lost revenue related to such delay, [***] per aircraft per calendar day for each calendar day that delivery of such aircraft is so delayed from performing Regional Airline Services, such payment to be made in accordance with Section 3.6(c)(ii), and

(Y) if Contractor has failed to place such Covered Aircraft in-service by the 150th day after the Committed In-Service Date for an E175 Covered Aircraft or the In-Service Date for a CRJ Covered Aircraft, then United shall have the unilateral right to terminate this Agreement as to such Covered Aircraft immediately by written notice to Contractor.

For the avoidance of doubt, none of a delay attributable to the manufacturer, a Regulatory Approval Delay or a delay due to an Act of God that continues for fewer than fifteen (15) days shall be deemed a default by Contractor for purposes of this Agreement.

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(d)

Liquidated Damages for Reduction in the Number of Covered Aircraft. If, after delivery of all of the Covered Aircraft, the number of Covered Aircraft available to operate in Regional Airline Services (accounting for Spare Aircraft and aircraft undergoing scheduled maintenance) falls below the total number of Covered Aircraft listed in Schedule 1 for a period of time exceeding seven (7) days, then Contractor will pay to United, as liquidated damages for United’s lost revenue related to such unavailability of each such Covered Aircraft and not as a penalty, the following amounts within ten (10) business days from the receipt of United’s calculations of such amounts (which may be sent together or separately):

(i)

the Daily United Damages (as described below) divided by the total number of Covered Aircraft in service immediately prior to such Covered Aircraft becoming unavailable, paid for each aircraft for each day each such aircraft is unavailable to schedule; plus

(ii)	any prepayment made pursuant to Section 3.6(a) in respect of such unavailable aircraft for the period of such unavailability; plus

(iii)

the total denied boarding compensation and passenger-related interrupted trip costs paid or otherwise incurred by United (including without limitation hotel, meal and ground transportation costs and the face value of any travel certificates issued) in respect of any Scheduled Flights delayed or canceled as a result of the unavailability of such aircraft.

(e)

Liquidated Damages for Termination by United. If United terminates this Agreement as a result of Contractor’s breach, then Contractor will pay to United, as liquidated damages for United’s prospective losses related to the loss of the benefit of the bargain for the remainder of the term of this Agreement and not as a penalty, within ten (10) business days from the receipt of the calculation from United, the Daily United Damages (as described below), for each day remaining during the period commencing with the date of termination through the end of the then current term of this Agreement; provided, however, that if, within two years of the date of the applicable termination notice delivered by United to Contractor, United secures and begins operations with another carrier to replace Contractor’s Regional Airline Services provided by the Covered Aircraft, then the Daily United Damages will be offset by an amount calculated by United to reasonably correspond to the Daily United Damages calculation described below but calculated with regard to such operations with such other carrier. As used herein, “Daily United Damages” shall equal (W) United’s aggregate revenue received from the operation of all Covered Aircraft under this Agreement during the twelve (12) full calendar months immediately preceding the event constituting such breach (including but not limited to revenues from passenger sales, cargo and mail services as well as any “beyond revenue” (constituting revenue from transfers to other United flights)), minus (X) the aggregate revenue received by Contractor from United pursuant to the terms of this Agreement with regard to the operation of all Covered Aircraft under this Agreement during such twelve (12) calendar months (including all payments received pursuant to Section 3.6 in

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respect of such operations), minus (Y) the United incurred expenses referred to in Section 3.4(a) incurred in respect of such operations, and divided by (Z) 365; provided that, as of the date United terminates this Agreement, if the first Covered Aircraft has been in service hereunder for fewer than twenty-four (24) months, then the Daily United Damages hereunder shall equal (A) the amount of the “Daily United Damages” for the 12-month period immediately preceding such date of termination, as such term is defined and such amount is determined, pursuant to that certain United Express Agreement, dated January 28, 2004, by and between United (as successor to United Air Lines, Inc.) and Contractor for Regional Airline Services (as amended, the “2004 Agreement”), divided by (B) the average number of aircraft in service under the 2004 Agreement for such 12-month period, and multiplied by (C) fifty (50). Where applicable, dollar amounts used in the calculations described in this Section 8.4(e) shall be as reported in United’s Financial Profitability System (“FPS”).

(f)

If a Termination Event shall have occurred, then notwithstanding anything contained herein to the contrary, United shall be relieved of any obligation existing at such time or thereafter to make any payments to Contractor pursuant to Sections 2.4 or 10.8.

(g)

The parties agree that the damages to be suffered by United in the scenarios described in each of the foregoing paragraphs of this Section 8.4 would be difficult to calculate, and that the liquidated damages set forth in each of such foregoing paragraphs are a good faith and reasonable estimate of such damages, and that such liquidated damages are not intended to be a penalty. The inclusion of liquidated damages in this Section 8.4 is not intended to modify, waive or restrict United’s rights to exercise any and all remedies available at law or in equity for Contractor’s breach of this Agreement, other than the recovery of monetary damages for the losses and damages described herein, for which these liquidated damages are intended to be the sole and exclusive remedy; provided that United’s right to indemnification pursuant to Article VII for claims brought by third parties shall not be limited in any way by this Section 8.4.

(h)	Damages.

(i)

NO PARTY TO THIS AGREEMENT OR ANY OF ITS AFFILIATES SHALL BE LIABLE TO ANY OTHER PARTY HERETO OR ANY OF ITS AFFILIATES FOR CLAIMS FOR CONSEQUENTIAL, PUNITIVE, SPECIAL OR EXEMPLARY DAMAGES, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, REGARDLESS OF WHETHER A CLAIM IS BASED ON CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, VIOLATION OF ANY APPLICABLE DECEPTIVE TRADE PRACTICES ACT OR SIMILAR LAW OR ANY OTHER LEGAL OR EQUITABLE PRINCIPLE, AND EACH PARTY RELEASES THE OTHERS AND THEIR RESPECTIVE AFFILIATES FROM LIABILITY FOR ANY SUCH DAMAGES;

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PROVIDED THAT THE FOREGOING LIMITATION SHALL NOT APPLY TO LIMIT THE LIABILITY OF ANY PARTY FOR THE CONSEQUENTIAL DAMAGES SUFFERED BY ANY OTHER PARTY IF THE FIRST PARTY ACTED IN BAD FAITH; PROVIDED FURTHER THAT THE PARTIES AGREE THAT ANY LIQUIDATED DAMAGES PAYABLE TO UNITED PURSUANT TO THIS SECTION 8.4 (OR, IF FOR ANY REASON DIRECT OR ACTUAL DAMAGES ARE AWARDED, THE COSTS INCURRED BY UNITED FOR ARRANGING AND PROVIDING FOR ANY REGIONAL AIRLINE, GROUND HANDLING AND OTHER SERVICES TO REPLACE THE CONTRACTOR SERVICES (OR ANY PORTION THEREOF) FOLLOWING A TERMINATION OF THIS AGREEMENT) SHALL BE CONSIDERED DIRECT AND ACTUAL DAMAGES SUFFERED BY UNITED, AND SHALL NOT BE CONSIDERED CONSEQUENTIAL, PUNITIVE, SPECIAL OR EXEMPLARY DAMAGES FOR PURPOSES OF THIS AGREEMENT. NO PARTY SHALL BE ENTITLED TO RESCISSION OF THIS AGREEMENT AS A RESULT OF BREACH OF ANY OTHER PARTY’S REPRESENTATIONS, WARRANTIES, COVENANTS OR AGREEMENTS, OR FOR ANY OTHER MATTER; PROVIDED FURTHER THAT NOTHING IN THIS SECTION 8.4(h) SHALL RESTRICT THE RIGHT OF ANY PARTY TO EXERCISE ANY RIGHT TO TERMINATE THIS AGREEMENT PURSUANT TO THE TERMS HEREOF.

(ii)

NOTWITHSTANDING ANY OTHER PROVISION IN THIS AGREEMENT TO THE CONTRARY, CONTRACTOR SHALL NOT BE LIABLE TO UNITED (OR ANY OF ITS AFFILIATES, OR ITS OR ITS AFFILIATES’ DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS) FOR MONETARY DAMAGES CALCULATED PURSUANT TO SECTION 8.4(c), 8.4(d) or 8.4(e) IN RESPECT OF ANY CLAIMS ARISING FROM A TERMINATION FOR BREACH OF CONTRACT CONSTITUTING SPECIAL CAUSE IN EXCESS (INDIVIDUALLY AND IN THE AGGREGATE) OF [***]; PROVIDED THAT IF SUCH CLAIMS ARE FOR A BREACH OF CONTRACT CONSTITUTING CAUSE OR ANY BREACH (INCLUDING ANY BREACH CONSTITUTING AN INCHOATE OR UNMATURED DEFAULT) OTHER THAN A BREACH CONSTITUTING ONLY SPECIAL CAUSE (BUT NOT ALSO CAUSE), THEN THE PROVISIONS AND LIMITATIONS SET FORTH IN THIS SECTION 8.4(h)(ii) SHALL NOT APPLY; AND PROVIDED FURTHER THAT THE FOREGOING LIMITATIONS SHALL BE CALCULATED WITHOUT REGARD TO, AND SHALL EXCLUDE, DAMAGES IN RESPECT OF CLAIMS MADE PURSUANT TO ARTICLE VII HERETO FOR INDEMNIFICATION OF THIRD PARTY CLAIMS.

(i)	Equitable Remedies. Each party acknowledges and agrees that, under certain circumstances, the breach by a party of a term or provision of this Agreement will

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materially and irreparably harm the other party, that money damages will accordingly not be an adequate remedy for such breach and that the non-defaulting party, in its sole discretion and in addition to its rights under this Agreement and any other remedies it may have at law or in equity (and notwithstanding the provisions of Section 11.16 below), may apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit and without provision of any notice) for specific performance and/or other injunctive relief in order to enforce or prevent any breach of the provisions of this Agreement.

ARTICLE IX

REPRESENTATIONS, WARRANTIES AND COVENANTS

9.1	Representations and Warranties of Contractor.

Contractor represents, warrants and covenants to United as of the date hereof as follows:

(a)

Organization and Qualification. Contractor is a duly organized and validly existing corporation under the laws of its state of incorporation. Contractor has the corporate power and authority to own, operate and use its assets and to provide the Contractor Services. Contractor is duly qualified to do business as a foreign corporation under the laws of each jurisdiction that requires such qualification.

(b)

Authority Relative to this Agreement. Contractor has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Contractor. This Agreement has been duly and validly executed and delivered by Contractor and is, assuming due execution and delivery thereof by United and that United has legal power and right to enter into this Agreement, a valid and binding obligation of Contractor, enforceable against Contractor in accordance with its terms, except as enforcement hereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally and legal principles of general applicability governing the availability of equitable remedies (whether considered in a proceeding in equity or at law or otherwise under applicable law).

(c)

Conflicts; Defaults. Neither the execution or delivery of this Agreement nor the performance by Contractor of the transactions contemplated hereby will (i) violate, conflict with, or constitute a default under any of the terms of Contractor’s certificate of incorporation, by-laws, or any provision of, or result in the acceleration of any obligation under, any material contract, sales commitment, license, purchase order, security agreement, mortgage, note, deed, lien, lease or other agreement to which Contractor is a party or by which it or any of its

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properties or assets may be bound, (ii) result in the creation or imposition of any lien, charge or encumbrance in favor of any third person or entity, (iii) violate any law, statute, judgment, decree, order, rule or regulation of any governmental authority or body, or (iv) constitute any event which, after notice or lapse of time or both, would result in such violation, conflict, default, acceleration or creation or imposition of liens, charges or encumbrances.

(d)

No Existing Default. Contractor is not (i) in violation of its charter or by-laws, (ii) in breach or default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a breach or default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, in each case of clauses (i), (ii) or (iii) where such violation, breach, default or failure would have a material adverse effect on Contractor or on its ability to provide Regional Airline Services and otherwise perform its obligations hereunder. To the knowledge of Contractor, no third party to any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument that is material to Contractor to which Contractor is a party or by which any of them are bound or to which any of their properties are subject, is in default in any material respect under any such agreement.

(e)	Broker. Contractor has not retained or agreed to pay any broker or finder with respect to this Agreement and the transactions contemplated hereby.

(f)

Financial Statements. The financial statements (including the related notes and supporting schedules) of Contractor delivered (or, if filed with the Securities and Exchange Commission, made available) to United immediately prior to the date hereof fairly present in all material respects the consolidated financial position of Contractor, as the case may be, and their respective results of operations as of the dates and for the periods specified therein. Since the date of the latest of such financial statements, there has been no material adverse change nor any development or event involving a prospective material adverse change with respect to Contractor, as the case may be. Such financial statements have been prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved, except to the extent disclosed therein.

(g)

Insurance. Contractor is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts and with such deductibles as are customary in the businesses in which they are engaged. Contractor has not received notice of cancellation or non-renewal of such insurance. All such

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insurance is outstanding and duly in force on the date hereof. Contractor has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on Contractor.

(h)

No Proceedings. There are no legal or governmental proceedings pending, or investigations commenced of which Contractor has received notice, in each case to which Contractor is a party or of which any property or assets of Contractor is the subject which, if determined adversely to Contractor, would individually or in the aggregate have a material adverse effect on Contractor or on Contractor’s ability to provide Regional Airlines Services and otherwise perform its obligations hereunder; and to the best knowledge of Contractor, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(i)

No Labor Dispute. No labor dispute with the employees of Contractor exists or, to the knowledge of Contractor, is imminent which would reasonably be expected to have a material adverse effect on Contractor or on its ability to provide Regional Airlines Services and otherwise perform their respective obligations hereunder.

(j)

Permits. With regard to CRJ Covered Aircraft, Contractor possesses all material certificates, authorizations and permits issued by FAA, DOT, TSA, DHS, EPA and other applicable federal, state or foreign regulatory authorities necessary to conduct its business, to provide Regional Airlines Services and otherwise to perform its obligations hereunder, and neither Contractor nor Parent has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse effect on Contractor or Parent or on the ability of either to conduct its businesses, to provide Regional Airlines Services or otherwise to perform its respective obligations hereunder. In addition, Contractor shall have received all requisite certifications necessary to place the Embraer E175 aircraft on Contractor’s operating certificate on or before (A) the Scheduled In-Service Date or (B) such later date as mutually agreed by Contractor and United, subject, however, to any delay in obtaining such certificate caused solely by delays in the regulatory approval process primarily attributable to FAA or DOT and, in any event, not attributable in any way to the action or inaction of Contractor or its employees or agents (such a delay, a “Regulatory Approval Delay”). In the event that the Regulatory Approval Delay causes a delay in obtaining the necessary FAA certificate to place the Embraer E175 aircraft on Contractor’s operating certificate beyond September 1, 2014, then United may terminate this Agreement with respect to E175 Covered Aircraft upon written notice to Contractor.

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9.2	Representations, Warranties and Covenants of United.

United represents, warrants and covenants to Contractor as of the date hereof as follows:

(a)	Organization and Qualification. United is a duly incorporated and validly existing corporation in good standing under the laws of the State of Delaware.

(b)

Authority Relative to this Agreement. United has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of United. This Agreement has been duly and validly executed and delivered by United and is, assuming due execution and delivery thereof by Contractor and that Contractor has legal power and right to enter into this Agreement, a valid and binding obligation of United, enforceable against United in accordance with its terms, except as enforcement hereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally and legal principles of general applicability governing the availability of equitable remedies (whether considered in a proceeding in equity or at law or otherwise under applicable law).

(c)

Conflicts; Defaults. Neither the execution or delivery of this Agreement nor the performance by United of the transactions contemplated hereby will (i) violate, conflict with, or constitute a default under any of the terms of United’s certificate of incorporation, by-laws, or any provision of, or result in the acceleration of any obligation under, any material contract, sales commitment, license, purchase order, security agreement, mortgage, note, deed, lien, lease or other agreement to which United is a party or by which it or its properties or assets may be bound, (ii) result in the creation or imposition of any lien, charge or encumbrance in favor of any third person or entity, (iii) violate any law, statute, judgment, decree, order, rule or regulation of any governmental authority or body, or (iv) constitute any event which, after notice or lapse of time or both, would result in such violation, conflict, default, acceleration or creation or imposition of liens, charges or encumbrances.

(d)	Broker. United has not retained or agreed to pay any broker or finder with respect to this Agreement and the transactions contemplated hereby.

(e)

No Proceedings. There are no legal or governmental proceedings pending, or investigations commenced of which United has received notice, in each case to which United is a party or of which any property or assets of United is the subject which, if determined adversely to United, would individually or in the aggregate have a material adverse effect on United or on its ability to perform its obligations hereunder; and to the best knowledge of United, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

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ARTICLE X

CERTAIN AIRCRAFT-RELATED PROVISIONS

10.1	Right to Call.

(a)

If United delivers a notice of termination of this Agreement pursuant to Section 8.2(a), (b) or (d), then United, or its designee (for the purposes of this Section 10.1, references to United shall be interpreted to include United’s designee, as applicable), will have the option to purchase any or all Covered Aircraft owned by Contractor or to assume Contractor’s leasehold interest with respect to any or all Covered Aircraft leased by Contractor (other than such aircraft leased from United), as the case may be. In addition, if United removes any CRJ Removed Aircraft from this Agreement, which CRJ Removed Aircraft is not retained by Contractor, in each case pursuant to Section 2.4(a), and provided that United has not delivered a notice of termination of the Agreement pursuant to Section 8.2(a), (b) or (d), then United shall be obligated to purchase, or to assume Contractor’s leasehold interest with respect to, as the case may be, each such CRJ Removed Aircraft. Each Covered Aircraft and CRJ Removed Aircraft purchased or the leasehold interest in which is assumed pursuant to this Section 10.1 shall be referenced herein, individually and collectively, as a “Call Option Aircraft,” the option or obligation, as the case may be, to acquire the Call Option Aircraft or assume their leases shall be referenced herein as the “Call Option,” and the terms of such obligation to purchase or assume shall be as set forth in this Section 10.1.

(b)	Such Call Option will be governed by the terms set forth below:

(i)

If this Agreement is terminated pursuant to Section 8.2(a), 8.2(b) or 8.2(d), then not later than the later of (A) twenty (20) Business Days following Contractor’s confirmation of delivery of all Call Option Information and (B) sixty (60) days following the date a relevant notice of termination of this Agreement, United may, at its option, deliver an irrevocable written notice (a “Call Option Notice”) of its election to exercise the Call Option, which notice shall specify the Call Option Aircraft that are subject to such notice.

(ii)	With respect to any CRJ Removed Aircraft, the Call Option shall be deemed to have been exercised, and shall be automatically exercised, upon delivery of the applicable 2.4(a) Notice to Contractor.

(iii)

United may, at its option, deliver a written notice (a “Call Option Request”) to Contractor requesting Call Option Information (x) not later than seven (7) days following the delivery of a relevant notice of termination of this Agreement by United to Contractor pursuant to Section 8.2(a), 8.2(b) or 8.2(d), or (y) at any time United determines in good faith that an inchoate default of this Agreement by Contractor has occurred that might lead to a termination pursuant to Section 8.2(a), 8.2(b) or 8.2(d), or (z) at any time in United’s discretion if it is reasonably likely to deliver a

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2.4(a) Notice within the next 90 days. United shall be deemed to have delivered a Call Option Request upon delivery of a 2.4(a) Notice.

(iv)

Within ten (10) Business Days following its receipt of a Call Option Request, Contractor shall provide United with: (A) with respect to a Call Option Aircraft that is leased to Contractor (a “Leased Call Option Aircraft”), copies of all lease agreements, and with respect to all Call Option Aircraft owned by Contractor (whether directly, through an affiliate or owner trust) (an “Owned Call Option Aircraft”), copies of all financing and related agreements; (B) all lease rates and other financial information relevant to such lease agreements and financing and related agreements; (C) a good faith estimate of any costs to be incurred by Contractor in connection with the disposition of the Call Option Aircraft pursuant to the Call Option with respect to each such aircraft, including without limitation any termination, make-whole, prepayment (or similar) penalty or fee, breakage, third party attorney’s fees and costs, trustee and wind-up fees and recording/filing fees, whether in connection with the lease or financing of the aircraft or the maintenance and/or support thereof, in each case as in effect on the earlier of the date of the applicable Call Option Request or the termination to which such Call Option Request relates; (D) the Outstanding Debt Balance and, in Contractor’s opinion, the Fair Market Value of each Owned Call Option Aircraft; (E) a summary of the maintenance status of each such aircraft, including with regard to the airframe, engines, landing gear, major components and other items reasonably requested by United; (F) the identity of and contact information for all parties with an interest in such aircraft or otherwise to be party to any assignments or purchases; and (G) any other information relevant to the Call Option that United may reasonably request (all such information in clauses (A) through (G) of this Section 10.1(b)(iii), the “Call Option Information”). Contractor’s disclosures of Call Option Information shall be made expressly subject to any confidentiality restrictions applicable to the Call Option Information, and United agrees to be bound by such restrictions (subject to any arrangements regarding such confidentiality restrictions made between United and the party or parties to which such confidentiality obligations are owed). Upon the delivery of all Call Option Information to United, Contractor shall notify United in writing that all such information has been delivered.

(v)

United shall have the right to revoke, with respect to any or all of the Call Option Aircraft, any such Call Option exercise prior to the consummation of the purchase or assignment of the relevant Call Option Aircraft, by written notice to Contractor prior to such consummation; provided that if the Call Option Aircraft is a CRJ Removed Aircraft, then the removal of such CRJ Removed Aircraft from this Agreement pursuant to Section 2.4(a) (and the 2.4(a) Notice applicable to such CRJ Removed Aircraft) shall likewise be revoked, and such CRJ Removed Aircraft shall remain subject to the terms of this Agreement (including Section 2.4(a)) as if a

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2.4(a) Notice had not been delivered in respect of such aircraft. United shall reimburse Contractor all of Contractor’s out-of-pocket costs and expenses, including attorney’s fees and costs, incurred by Contractor solely in connection with the preparation for removal of any such Call Option Aircraft for which United has revoked its Call Option.

(vi)	Leased Call Option Aircraft.

(A)

In each case in respect of each Leased Call Option Aircraft, United shall obtain and provide to Contractor, at no cost to Contractor, the written consent from the existing lessor (and applicable financing parties) to a full assignment and assumption by United (without recourse to Contractor) of all obligations of Parent and Contractor under the lease agreement, any guaranty and other related documents associated with the lease (or lease financing) of such Call Option Aircraft, together with a full release (the “Release”) of Contractor and Parent from any and all obligations under such agreements for periods following the assignment date (such lease agreement, guaranty and other related documents, the “Lease Documents”). Such assignment and assumption agreement shall contain the Release and shall otherwise be in a form reasonably acceptable to Contractor and United and shall contain the provisions provided in clause (C) below (such agreement, “Assignment and Assumption Agreement”).

(B)

United and Contractor shall enter into an Assignment and Assumption Agreement for each Leased Call Option Aircraft. Subject to Contractor’s receipt of a duly executed and effective Release, Contractor shall deliver such aircraft to United free and clear of all liens and encumbrances other than (x) the lien attributable to the lease, (y) any other lien attributable to the lessor or other financing party of the Covered Aircraft and (z) any lien permitted to exist pursuant to the terms of the Lease Documents. Each Leased Call Option Aircraft shall otherwise be delivered to United in “AS-IS, WHERE-IS” condition, subject to the terms of the Lease Documents; provided that nothing in this sentence shall be interpreted as relieving Contractor of any of its obligations under this Agreement, including its obligation to operate and maintain the aircraft in accordance with the terms herein; and provided further that, notwithstanding the above, Contractor shall be solely liable, and United shall not be liable, for any breaches or defaults, or damages resultant thereto, having occurred in respect of any Leased Call Option Aircraft pursuant to this Agreement or the Lease Documents prior to the effective time of the assignment and Release and delivery by Contractor to United of such Leased Call Option Aircraft. Each Leased Call Option Aircraft shall be delivered to United at a location in the continental United States

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selected by United in United’s sole discretion (any such location, a “Delivery Location”); provided that, if Contractor does not have a maintenance/operations base at a Delivery Location, then United shall pay to Contractor the direct out-of-pocket costs incurred by Contractor to deliver the applicable Leased Call Option Aircraft to such Delivery Location; provided further that any Leased Call Option Aircraft shall not be deemed delivered unless and until: (aa) Contractor has delivered to United all records and documents that Contractor is required to maintain in accordance with its FAA-approved records retention program and the applicable lease in respect of such aircraft, plus such other records and documents that are reasonably requested by United and are in Contractor’s possession (provided, however, that if United reasonably requests additional records and documents that are not so required and are not in Contractor’s possession, then, at United’s request and cost, Contractor shall use commercially reasonable efforts to assist United in causing such records to be delivered to United); and (bb) the delivered aircraft is (vv) complete, (ww) has no parts or other items of equipment installed thereon that are not at the effective time of such assignment titled with the owner of such aircraft in accordance with the terms of the applicable lease, (xx) is in a condition for continuing commercial passenger operations under FAR Part 121 and the applicable lease, (yy) has no deferred/carryover maintenance items or, with respect to any Airworthiness Directives, any waivers or Alternative Means of Compliance (AMOCs) and (zz) complies with the applicable lease’s aircraft return provisions (a copy of which is attached to this Agreement as Exhibit S), except for those provisions regarding (A) Lessee’s exterior insignia and interior markings, (B) airworthiness directives (without limiting the requirements set forth in clause (yy) above), (C) scheduled maintenance, (D) engine maintenance, (E) engine return, (F) structural inspection tasks, (G) landing gear life, (H) tires and brakes, (I) condition of controlled components and (J) appraisals; provided further that the reasonable costs of Contractor’s compliance with return conditions relating to storage upon return shall be for United’s account; and provided further that, notwithstanding anything to the contrary contained herein, upon United’s request, Contractor shall make the aircraft available, prior to delivery of the aircraft and consummation of any assignment or sale, for the performance of airframe and engine inspections arranged by United and performed at its cost, including but not limited to boroscopes, ground performance runs, on-wing static inspections and testing and EGT margin tests. The effective date of such assignment shall occur, and subject to Section 10.1(b)(vi)(D) below Contractor shall deliver such aircraft to United, on the 7th day following the date of withdrawal of such

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aircraft as determined pursuant to Section 2.4(a) or Sections 8.2(a), 8.2(b) or 8.2(d), respectively (or such earlier or later day as United and Contractor may agree).

(C)

Each of the following provisions shall apply and shall be provided for in the Assignment and Assumption Agreement: (t) risk of loss or damage to the Leased Call Option Aircraft and any corresponding obligation to store and maintain such aircraft shall transfer to United at the effective time of such assignment and Release and upon the completion of transfer of possession of such aircraft by Contractor to United; (u) United shall indemnify and insure (in accordance with customary terms) Contractor against all third-party liabilities and obligations related to facts or circumstances arising at and after such assignment, (v) Contractor shall indemnify and insure (in accordance with customary terms) United from all liabilities and obligations related to facts or circumstances arising prior to the date of the assignment, (w) at the effective time of the Assignment and Assumption Agreement, (i) Contractor shall transfer to United, and United shall take possession of, all rights in any deposits, prepaid rent and/or maintenance reserves held by the Lessor pursuant to, but subject to, the terms of the Lease Documents, (ii) United shall pay to Contractor, in immediately available funds, an amount equal to such rent security deposits and transferred prepaid rent (but only to the extent that United has not already reimbursed Contractor or otherwise paid for such rent security deposits and/or rent pursuant to the compensation and reimbursement provisions herein or used any portion of such rent security deposits and/or rent to cure any default existing under such Lease Documents at the time of such lease assumption), and (iii) to the extent that any payments of rent, reserves and/or deposits existing under the applicable Lease Documents cannot be transferred to (or for the benefit of) United, and such payments, reserves and/or deposits have already been paid or reimbursed by United, then Contractor shall pay to United, in immediately available funds, an amount equal to such payments, reserves and/or deposits, (x) United shall assume all obligations and liabilities of Contractor as above provided with respect to such Lease Documents as of the effective date of such assignment, and (y) Contractor shall assign, to the extent assignable, all warranties, service life policies, guarantees and similar programs relating to such Leased Call Option Aircraft provided by the applicable manufacturer.

(D)

United may not take possession of any Leased Call Option Aircraft unless United or Contractor first obtains an Assignment and Assumption Agreement and Release relating to all such aircraft that have been fully executed by all of the parties thereto (a

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“Consent”). With respect to each CRJ Removed Aircraft, if the relevant Consent has not been obtained by the removal date specified by the relevant 2.4(a) Notice, then the Wind-Down Period for such aircraft shall be extended and shall continue until either (x) such Consent has been obtained, or (y) United has revoked the Call Option pursuant to Section 10.1(b)(v), or (z) if such Consent shall not have been obtained within three (3) months following the delivery (or deemed delivery) of such Call Option Notice, then, to the extent permitted under the terms of the Lease Documents, United (at its sole option) may sublease such aircraft from Contractor on the same terms, mutatis mutandis, as the Lease Documents, with United’s indemnification of Contractor as set forth in Section 10.1(b)(vi)(B) above expanded to include all claims arising in respect of such Lease Documents for all periods from and after the date of such sublease. With respect to any Call Option Aircraft withdrawn from this Agreement pursuant to Section 8.2(a), 8.2(b) or 8.2(d), if within six (6) calendar months of the withdrawal date for such aircraft at the end of the applicable Wind-Down Period neither of the circumstances in clauses (x) or (y) above has occurred, nor has United subleased such aircraft from Contractor as provided in clause (z) above, then the Call Option in respect of such aircraft shall be deemed to have been and shall be without further act immediately revoked; provided however, that, for the avoidance of doubt, the Wind-Down Period for such aircraft shall not be extended beyond such Termination Date.

(vii)

Owned Call Option Aircraft. Contractor shall sell all Owned Call Option Aircraft to United for a purchase price equal to the greater of the Outstanding Debt Balance and the Fair Market Value of such aircraft. United shall further pay any and all taxes (including, without limitation, sales, use VAT and GST charged or chargeable on account of the sale of the aircraft by Contractor), and any termination, make-whole, prepayment (or similar) penalty or fee, breakage, third party attorney’s fees and costs, trustee and wind-up fees and recording/filing fees incurred by Contractor, whether in connection with the lease or financing of the aircraft or the maintenance and/or support thereof, and disclosed to United as Call Option Information (without duplication of any portion of the Outstanding Debt Balance, and, for the avoidance of doubt, any changes in income tax position, including loss of deductions, increased income tax expense or other income and other tax losses). Subject to United’s payment to Contractor of the Fair Market Value (determined in accordance with the terms of this Agreement) and the other amounts required to be paid hereunder, Contractor shall deliver such aircraft to United free and clear of all liens and encumbrances, and otherwise in “AS-IS, WHERE-IS” condition; provided that nothing in this sentence shall be interpreted as relieving Contractor of any of its obligations under this Agreement,

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including its obligation to operate and maintain the aircraft in accordance with the terms herein; and provided further that, notwithstanding the above, Contractor shall be solely liable, and United shall not be liable, for any breaches or defaults, or damages resultant thereto, having occurred in respect of any Owned Call Option Aircraft or any debt or financing arrangements in respect of such Owned Call Option Aircraft prior to the delivery by Contractor to United of such Owned Call Option Aircraft. Each Owned Call Option Aircraft shall be delivered to United at a Delivery Location; provided that, if Contractor does not have a maintenance/operations base at the Delivery Location, then United shall pay to Contractor the direct out-of-pocket costs incurred by Contractor to deliver the applicable Owned Call Option Aircraft to such Delivery Location; provided further that any Owned Call Option Aircraft shall not be deemed delivered unless and until all records and documents required by Contractor’s FAA-approved maintenance program to be maintained in respect of such aircraft have been delivered to United. The effective date of such sale shall occur, and Contractor shall deliver such aircraft to United, on the 7th day following the withdrawal date for such aircraft specified in the 2.4(a) Notice (with respect to CRJ Removed Aircraft) or the 7th day following the end of the Wind-Down Period for such aircraft (with respect to aircraft removed from this Agreement in connection with a termination of this Agreement by United pursuant to Section 8.2(a), 8.2(b) or 8.2(d)), as the case may be. The applicable purchase and sale agreement with respect to such Owned Call Option Aircraft shall provide that (x) risk of loss or damage to the Owned Call Option Aircraft and any corresponding obligation to store and maintain such aircraft shall transfer to United only upon the completion of transfer of possession of such aircraft by Contractor to United and payment to Contractor of the amounts specified herein, (y) United shall indemnify and insure (in accordance with customary terms) Contractor against all third-party liabilities and obligations related to facts or circumstances arising at and after such transfer, and (z) to the extent not otherwise provided for in this Agreement, Contractor shall indemnify and insure (in accordance with customary terms) United from all liabilities and obligations related to facts or circumstances arising prior to the date of such transfer.

(c)

Contractor shall not discriminate in its operation or maintenance of the Call Option Aircraft (including without limitation with respect to any swapping or removal of parts, components or engines) following United’s exercise, or deemed exercise of, a Call Option in respect to any aircraft and shall continue to comply with the provisions of Article IV hereto as they relate to each aircraft.

(d)

United shall assume (or, if permitted thereunder or with the consent of the contracting parties thereto, terminate) all “power by the hour”, “maintenance cost per hour” and similar agreements Contractor has in force in respect of the maintenance and support of each Call Option Aircraft, and such assumption (or termination) shall be without recourse or cost to Contractor with respect to such

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Call Option Aircraft provided that Contractor is not then in uncured default under such agreements, including without limitation with respect to any amounts due and owing thereunder, it being understood that Contractor shall be solely liable, and United shall not be liable, for any breaches or defaults, or damages resultant thereto, having occurred under any such agreement prior to such assumption or termination.

10.2	Extension of E175 Aircraft Term.

(a)

At any time and from time to time, but not less than six (6) months prior to the existing exit date for any E175 Covered Aircraft, and at its sole option, United may extend the exit date for any E175 Covered Aircraft (which shall extend the capacity purchase provisions hereof with respect to such Covered Aircraft to such later exit date) by delivering to Contractor a revised Schedule 1 reflecting such later exit date; provided, that any extension shall be made only in increments of twenty-four (24) months; provided further, that the exit date for any E175 Covered Aircraft may be extended more than once but not greater than four (4) times; provided further, that in no event shall United’s exercise of its extension rights pursuant to the provisions in this Section 10.2 result in Contractor operating less than ten (10) E175 Covered Aircraft in its provision of Regional Airline Services to United under this Agreement; and provided further, that the rates set forth on Schedules 2A and 2B in effect immediately prior to such extension term shall remain in effect throughout the extension term. Upon delivery to Contractor, such revised Schedule 1 shall be incorporated into this Agreement without any further action by any party and shall thereafter constitute the amended and restated Schedule 1 for all purposes of this Agreement. Upon any determination by Contractor not to renew any lease for any Covered Aircraft, Contractor shall promptly notify United.

(b)	United may at any time and from time to time propose to extend the exit date for any E175 Covered Aircraft to Contractor through mutually-agreed modification of this Agreement.

10.3	Alternative Aircraft.

At any time that United desires to utilize aircraft other than the Covered Aircraft, Contractor and United agree to meet and discuss in good faith the appropriate adjustments to this Agreement necessary to include such other aircraft as a Covered Aircraft.

10.4	Additional Aircraft.

United shall have the right in its sole discretion at any time and from time to time during the Term to amend Table 1 of Schedule 1 unilaterally to increase the number of E175 Covered Aircraft (any such additional aircraft, the “Growth Aircraft”) utilized by Contractor for Regional Airline Services (such right, the “Growth Aircraft Option”); provided that the following provisions shall apply:

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(a)

in order to exercise the Growth Aircraft Option, United must provide Contractor with written notice of United’s election of the Growth Aircraft Option (the “Growth Aircraft Option Notice”). Once the Growth Aircraft Option Notice has been issued, the Parties shall mutually agree on in-service dates for such aircraft, such date to be at least 180 days after the date of the Growth Aircraft Option Notice;

(b)	the Growth Aircraft shall be of an aircraft type equivalent to the aircraft type set forth on Schedule 1 (or an acceptable substitute aircraft agreed to by United and Contractor);

(c)	the maximum number of Growth Aircraft shall be [***];

(d)

United shall pay Contractor in respect of the Growth Aircraft the Compensation for Carrier Controlled Costs as set forth on Schedule 2A. In addition, United shall pay to Contractor pilot training expenses equivalent to those set forth in Section 3.3(a);

(e)

if a Growth Aircraft is owned or leased by United, then prior to such aircraft entering Regional Airline Services on the date set forth in the Growth Aircraft Option Notice, Contractor shall sublease such aircraft from United pursuant to a sublease in the form of the United standard form of sublease; provided that the rent under such sublease shall be abated, except in the circumstances of such sublease where the rent is no longer abated, in which case such rent shall be payable as provided in such sublease; and

(f)

if a Growth Aircraft is neither owned nor leased by United, then prior to such aircraft entering Regional Airline Services on the date set forth in the Growth Aircraft Option Notice, Contractor shall sublease such aircraft from its owner or lessee, as directed by United, pursuant to a sublease in the form of the United standard form of sublease or another form of sublease acceptable to each of United, Contractor and such other party; provided that the rent under such sublease shall be treated as a Pass-Through Cost for purposes of this Agreement, except in circumstances where the rent would no longer be abated under such sublease, in which case such rent shall not be reimbursed or paid by United hereunder; and provided further that the terms and conditions of such sublease, including without limitation the rent thereunder, shall be acceptable to United in its sole discretion and provided further that in no case shall such lease or sublease extend for a term that is in excess of the term of this Agreement; and provided further that United shall assume any such lease or sublease, at its expense, in the event Contractor terminates this Agreement due to a breach by United.

10.5	Covered Aircraft Leases.

With respect to each E175 Covered Aircraft and any other Covered Aircraft that is leased or subleased by United to Contractor, upon not less than ten Business Days’ notice by Contractor to United, and at least ten Business Days’ prior to the Actual In-Service Date (or In-Service

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Date, if the aircraft is not an E175 Covered Aircraft) for such aircraft, United and Contractor shall enter into a Covered Aircraft Lease for such aircraft; provided that pursuant to each Covered Aircraft Lease, among other things, Basic Rent payable by Contractor to United thereunder shall be entirely abated unless and until (A) such Covered Aircraft has been withdrawn from this Agreement and no longer constitutes a Covered Aircraft, (B) the occurrence of a Labor Strike, or (C) the mandatory grounding of such Covered Aircraft by the FAA due to any action or inaction of Contractor, upon which in each case such Basic Rent shall be payable by Contractor to United until (x) in the case of such a withdrawal of such Covered Aircraft, such aircraft shall have been returned to United in accordance with the terms of such Covered Aircraft Lease and this Agreement, or (y) in the case of a Labor Strike or such a mandatory grounding, as the case may be, the number of Scheduled Flights that are On-Time Departures (including any days resulting from a Labor Strike or mandatory grounding) on any day of the week equals or exceeds the number of Scheduled Flights that were On-Time Departures on the same day of the week prior to such Labor Strike or mandatory grounding, as the case may be. Notwithstanding anything else contained herein to the contrary, if and when a Covered Aircraft Lease terminates in accordance with its terms, then the aircraft subject to such lease shall no longer constitute a Covered Aircraft effective on the date on which the term of such Covered Aircraft Lease ends, regardless of whether the event giving rise to such lease termination also constitutes an independent termination or withdrawal event hereunder. Any withdrawal occurring upon such a termination of a Covered Aircraft Lease shall be separate and distinct from, and shall not limit or supersede, any other withdrawal rights of United contained in this Agreement.

10.6	Lien; Subordination.

(a)

In order to secure all of Contractor’s obligations owed to United pursuant to this Agreement (including without limitation the timely payment by Contractor of all payment and reimbursement obligations to United hereunder and any damages incurred by United (including without limitation pursuant to Article VIII) in any case where United is entitled to recover damages pursuant to applicable law as a result of the default by Contractor of its obligations hereunder), Contractor hereby grants to United a security interest of first priority (subject only to liens that arise by operation of applicable law and except as provided below) in the following (the “E175 Lien”): any and all of Contractor’s right, title and interest in all appliances, accessories and other equipment or property installed in or on the E175 Covered Aircraft (including all replacements of the foregoing), any equipment stored at United facilities, any contractual rights or general intangibles material to the operation or ownership or otherwise related to the E175 Covered Aircraft or amounts payable to Contractor with respect to damage or casualty to the E175 Covered Aircraft and all proceeds of the foregoing and any accounts containing such proceeds (collectively, the “E175 Collateral”); provided that the E175 Lien shall be junior and subordinate to any purchase money security interest in favor of one or more lenders (which lenders are not affiliates of Contractor) (each, a “PMSI Lender”) arising from the provision by such lender(s) to Contractor of purchase money financing used to acquire any portion of the E175 Collateral. Contractor agrees, subject to the subordination provision set forth in this Section 10.6, that United shall have all the rights, powers and remedies of a secured party available under applicable law following any such default by

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Contractor, including but not limited to, the right to take possession of and sell in one or more transactions (whether by foreclosure, power of sale, or otherwise) the E175 Collateral or any part thereof; provided further that the E175 Collateral shall not include any property owned by United or not owned by Contractor or its affiliates. Contractor further agrees that United shall be entitled from time to time to file such Uniform Commercial Code (“UCC”) financing statements and continuation statements with respect to the E175 Collateral and take such other actions as it deems necessary or appropriate in connection with the perfection and maintenance of such security interest, and Contractor hereby consents to the filing of all such UCC financing statements and continuation statements. Contractor represents and warrants to United that Contractor’s current location (within the meaning of Section 9-307 of the UCC) is the State of Arizona. Contractor agrees that it will give United timely written notice (but in any event not later than thirty (30) days prior to the expiration of the period of time specified under applicable law to prevent lapse of perfection) of any change of its location (as such term is used in Section 9-307 of the UCC) from its then present location and will promptly take any action reasonably requested by United to continue the perfection of the E175 Lien on the E175 Collateral granted hereunder in favor of United.

(b)

In order to secure all of Contractor’s obligations owed to United pursuant to this Agreement (including without limitation the timely payment by Contractor of all payment and reimbursement obligations to United hereunder and any damages incurred by United (including without limitation pursuant to Article VIII) in any case where United is entitled to recover damages pursuant to applicable law as a result of the default by Contractor of its obligations hereunder), Contractor hereby grants to United a security interest (subject only to liens that arise by operation of applicable law and except as provided below) in the following (the “CRJ Lien”): the CRJ Covered Aircraft owned by Contractor or its affiliates, all appliances, accessories and other equipment or property installed in or on the CRJ Covered Aircraft owned by Contractor or its affiliates (including all replacements of the foregoing), any equipment stored at United facilities, any contractual rights or general intangibles material to the operation or ownership or otherwise related to the CRJ Covered Aircraft owned by Contractor or its affiliates or amounts payable to Contractor with respect to damage or casualty to the CRJ Covered Aircraft owned by Contractor or its affiliates and all proceeds of the foregoing and any accounts containing such proceeds (collectively, the “CRJ Collateral”); provided that the CRJ Lien shall in all respects be junior and subordinate to any and all security interests and/or liens in effect as of the Effective Date in or on all or any portion of the CRJ Collateral, and to any and all security interests and/or liens on all or any portion of the CRJ Collateral in effect at any time subsequent to the Effective Date and held by or in favor of any lender of any senior debt obligation of Contractor or its affiliates, which lender is not an affiliate of Contractor (hereinafter, a “Senior Lender”). Contractor agrees that, subject to the subordination provisions set forth in this Section 10.6, United shall have all the rights, powers and remedies of a secured party available under applicable law following any such default by Contractor, including but not limited to, the right to

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take possession of and sell in one or more transactions (whether by foreclosure, power of sale, or otherwise) the CRJ Collateral or any part thereof; provided further that the CRJ Collateral shall not include any property owned by United or not owned by Contractor or its affiliates. Contractor further agrees that United shall be entitled from time to time to file such UCC financing statements and continuation statements with respect to the CRJ Collateral and take such other actions as it deems necessary or appropriate in connection with the perfection and maintenance of such security interest, and Contractor hereby consents to the filing of all such UCC financing statements and continuation statements. Contractor represents and warrants to United that Contractor’s current location (within the meaning of Section 9-307 of the UCC) is the State of Arizona. Contractor agrees that it will give United timely written notice (but in any event not later than thirty (30) days prior to the expiration of the period of time specified under applicable law to prevent lapse of perfection) of any change of its location (as such term is used in Section 9-307 of the UCC) from its then present location and will promptly take any action reasonably requested by United to continue the perfection of the CRJ Lien on the CRJ Collateral granted hereunder in favor of United.

(c)

Contractor hereby represents and warrants that (i) it has all requisite corporate power and authority to grant the E175 Lien and the CRJ Lien in the E175 Collateral and CRJ Collateral, respectively, and (ii) such grant does not breach or result in a default of any of Contractor’s contracts or agreements.

(d)

Notwithstanding the date, manner or order of perfection or attachment of the security interests and liens granted by Contractor to United pursuant to this Section 10.6 or to any PMSI Lender or Senior Lender, and notwithstanding the usual application of the priority provisions of the UCC or any other applicable law or judicial decision, or whether a PMSI Lender or Senior Lender or United holds possession of all or any part of the E175 Collateral or CRJ Collateral, United hereby acknowledges and agrees that such PMSI Lender or Senior Lender, as the case may be, shall have a first and prior continuing security interest in and lien on the E175 Collateral or CRJ Collateral, respectively, and United shall have a security interest therein junior and subordinate in priority to the lien and security interest held by such PMSI Lender or Senior Lender, as the case may be. United hereby agrees to make such filings and recordings in the public records to evidence the priorities made herein as may be reasonably requested by Contractor at the request any PMSI Lender or Senior Lender, as the case may be, and, if required by any such PMSI Lender or Senior Lender, enter into a subordination agreement directly with such PMSI Lender or Senior Lender, as the case may be, in form and substance reasonably satisfactory to such PMSI Lender or Senior Lender for the purpose of evidencing the subordination provisions set forth in this Section 10.6. The provisions of this Section 10.6 are applicable regardless of whether the security interest and/or lien of any PMSI Lender or Senior Lender, as the case may be, in the E175 Collateral or CRJ Collateral, respectively, is not perfected for any reason.

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10.7	Delivery of Aircraft.

With respect to E175 Covered Aircraft, Contractor agrees to act as United’s agent under the Embraer Purchase Agreement for the limited purposes set forth below:

(a)

Contractor agrees to take, and shall take, any and all commercially reasonable actions requested by United in connection with the inspection of and the acceptance or non-acceptance of each E175 Covered Aircraft pursuant to the Embraer Purchase Agreement.

(b)	In furtherance, and not in limitation, of clause (a) above, Contractor agrees as follows:

(i)

At United’s instruction, given upon not less than five (5) days’ notice, Contractor shall inspect (or assist United in inspecting, as and to the extent requested by United) each E175 Covered Aircraft delivered by Embraer at Embraer’s premises in San Jose dos Campos, State of Sao Paulo, Brazil (or at such other location as United shall instruct Contractor), to determine whether such aircraft is in full compliance with the delivery requirements set forth in the Embraer Purchase Agreement Excerpt. Contractor shall conduct (or assist United in conducting, as and to the extent requested by United) all inspection procedures, including without limitation the conducting of an acceptance flight, if so instructed by United, within the time period set forth in the Embraer Purchase Agreement Excerpt.

(ii)

Following the inspection conducted pursuant to clause (i) above, Contractor shall immediately notify United of the results of such inspection in writing, specifically including Contractor’s determination as to whether all of the delivery requirements as set forth in the Embraer Purchase Agreement Excerpt have been met with respect to such E175 Covered Aircraft. Following receipt of such notice from Contractor, if United delivers specific instructions to Contractor to do so (and not otherwise), Contractor shall take such actions as United may request in connection with the delivery of such E175 Covered Aircraft, specifically including the following actions if so requested: (w) accept, or decline to accept, such E175 Covered Aircraft on United’s behalf pursuant to the Embraer Purchase Agreement, (x) accept, or decline to accept, on United’s behalf the warranty bill of sale, the Certificate of Sanitary Construction and such other documents or instruments from Embraer as may be provided in the Embraer Purchase Agreement or as United may otherwise request, (y) deliver to Embraer on United’s behalf such certificates or instruments as may be required as set forth in the Embraer Purchase Agreement Excerpt in order to effect such acceptance or as United may otherwise request, and (z) take delivery, or decline to take delivery, of such aircraft on United’s behalf, together with all manufacturer manuals relating thereto provided by Embraer. For the avoidance of doubt, the parties agree that if United fails to deliver any instructions to Contractor,

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then Contractor shall not take any further action vis-à-vis Embraer with respect to such E175 Covered Aircraft unless and until further instructed by United.

10.8	CRJ Interior Project.

Contractor agrees to timely complete the installation of slim line seats on the CRJ Covered Aircraft as more fully set forth in Exhibit R, including those items specified as part of Phase 1 (“Phase 1”) on such exhibit. Contractor agrees to complete no later than December 31, 2013 the installation of slim line seats on the CRJ Covered Aircraft as more fully set forth in Exhibit R, including (i) those items specified as part of Phase 2 on such exhibit and (ii) all activities required by United’s aircraft refurbishment standards, and (iii) painting the CRJ Covered Aircraft in the new livery, it being understood that Final Monthly Schedule shall accommodate a commercially reasonable amount of time for each CRJ Covered Aircraft requiring new livery paint (excluding Spare Aircraft and aircraft designated for Aircraft Heavy Maintenance) to undergo such Phase 2 obligations of Contractor (collectively, “Phase 2” and, together with Phase 1, the “CRJ Interior Project”). In connection therewith, Contractor shall purchase and pay for all seats and other materials, equipment and services, including all engineering and certification services, necessary or appropriate to complete those items specified as part of both phases of the CRJ Interior Project in accordance with the schedule, requirements and specifications established by United after consultation with Contractor. Contractor shall be responsible (and shall not be reimbursed by United) for those certain Phase 1 costs specified as its responsibility on Exhibit R, and, subject to Section 8.4(f), United shall be responsible for reimbursing Contractor for those reasonable out-of-pocket Phase 1 costs approved by United and denominated as United Expenses in Exhibit R; provided that United will reimburse Contractor for such costs on the next weekly wire transfer in accordance with the terms of the Agreement. In addition, Contractor shall be responsible for all Phase 2 costs. At its option and expense, United may provide an on-sight technical representative to act as a technical liaison between United, Contractor and any third party contractors regarding the Interior Project.

ARTICLE XI

MISCELLANEOUS

11.1	Transition Arrangements.

(a)

Scheduling. Subsequent to the execution of this Agreement, and prior to the commencement of the Term, Contractor and United shall work together to facilitate the initial monthly scheduling of Scheduled Flights.

(b)

Other Setup Arrangements. Subsequent to the execution of this Agreement, and prior to the commencement of the Term, Contractor and United shall work together to facilitate all other relevant aspects of the commencement of Contractor’s provision of Contractor Services as of the beginning of the Term.

11.2	Notices.

All notices made pursuant to this Agreement shall be in writing and shall be deemed given upon (a) a transmitter’s confirmation of a receipt of a facsimile transmission (but only if

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followed by confirmed delivery by a standard overnight courier the following Business Day or if delivered by hand the following Business Day), or (b) confirmed delivery by a standard overnight courier or delivered by hand, to the parties at the following addresses:

if to United:

United Airlines, Inc.

Willis Tower

233 S. Wacker Drive

Chicago, IL 60606

Attention: Senior Vice President – Network Operations & United Express

Facsimile No.: (872) 825-0030

with a copy to:

United Airlines, Inc.

Willis Tower

233 S. Wacker Drive

Chicago, IL 60606

Attention: Vice President and Deputy General Counsel

Facsimile No.: (872) 825-0081

and to:

United Airlines, Inc.

Willis Tower

233 S. Wacker Drive

Chicago, IL 60606

Attention: Vice President – Fleet

Facsimile No.: (872) 825-8113

if to Contractor:

Mesa Airlines, Inc.

410 N. 44th Street

Suite 700

Phoenix, AZ 85008

Attention: President (with a copy to General Counsel)

Facsimile No.: (602) 685-4350

if to Parent:

Mesa Air Group, Inc.

410 N. 44th Street

Suite 700

Phoenix, AZ 85008

Attention: President (with a copy to General Counsel)

Facsimile No.: (602) 685-4350

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or to such other address as any party hereto may have furnished to the other parties by a notice in writing in accordance with this Section 11.2.

11.3	Binding Effect; Assignment.

This Agreement and all of the provisions hereof shall be binding upon the parties hereto and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except with respect to a merger or other consolidation of either party with another Person (and without limiting United’s rights pursuant to Section 5.2 hereof), neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties. For the avoidance of doubt, United may effectively assign without Contractor’s prior written consent all of its performance, rights, and obligations hereunder to any direct or indirect wholly-owned Subsidiary of United Continental Holdings, Inc.

11.4	Amendment and Modification.

This Agreement may not be amended or modified in any respect except by a written agreement signed by the parties hereto that specifically states that it is intended to amend or modify this Agreement.

11.5	Waiver.

The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce such term, but such waiver shall be effective only if it is in writing signed by the party against which such waiver is to be asserted that specifically states that it is intended to waive such term. Unless otherwise expressly provided in this Agreement, no delay or omission on the part of any party in exercising any right or privilege under this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right or privilege under this Agreement operate as a waiver of any other right or privilege under this Agreement nor shall any single or partial exercise of any right or privilege preclude any other or further exercise thereof or the exercise of any other right or privilege under this Agreement. No failure by any party to take any action or assert any right or privilege hereunder shall be deemed to be a waiver of such right or privilege in the event of the continuation or repetition of the circumstances giving rise to such right unless expressly waived in writing by each party against whom the existence of such waiver is asserted.

11.6	Interpretation.

The table of contents and the section and other headings and subheadings contained in this Agreement and in the exhibits and schedules hereto are solely for the purpose of reference, are not part of the agreement of the parties hereto, and shall not in any way affect the meaning or interpretation of this Agreement or any exhibit or schedule hereto. All references to days or months shall be deemed references to calendar days or months. All references to “$” shall be deemed references to United States dollars. Unless the context otherwise requires, any reference to an “Article,” a “Section,” an “Exhibit,” or a “Schedule” shall be deemed to refer to a section of this Agreement or an exhibit or schedule to this Agreement, as applicable. The words “hereof,” “herein” and “hereunder” and words of similar import referring to this Agreement refer

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to this Agreement as a whole and not to any particular provision of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, unless otherwise specifically provided, they shall be deemed to be followed by the words “without limitation.” This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing the document to be drafted.

11.7	Confidentiality.

Except as required by law or stock exchange or other regulation or in any proceeding to enforce the provisions of this Agreement, or as otherwise provided below, each party to this Agreement hereby agrees not to publicize or disclose to any third party the terms or conditions of this Agreement or any of the Ancillary Agreements, or any exhibit, schedule or appendix hereto or thereto, or any CPA Records, without the prior written consent of the other parties thereto (except that (i) a party may disclose such information to its existing and potential lenders, lessors and other financing parties, its third-party consultants, its advisors and its representatives, in each case who are themselves bound to keep such information confidential and (ii) United may disclose any information to its organized labor groups and their third-party consultants, advisors and representatives as required pursuant to applicable collective bargaining agreements). Except as required by law or stock exchange or other regulation or in any proceeding to enforce the provisions of this Agreement or any of the Ancillary Agreements, or as otherwise provided below, each party hereby agrees not to disclose to any third party any confidential information or data, both oral and written, received from the other, whether pursuant to or in connection with this Agreement or any of the Ancillary Agreements, without the prior written consent of the party providing such confidential information or data (except that a party may disclose such information to its third-party consultants, advisors and representatives, in each case who are themselves bound to keep such information confidential). Each party hereby agrees not to use any such confidential information or data of the other party other than in connection with performing their respective obligations or enforcing their respective rights under this Agreement or any of the Ancillary Agreements, or as otherwise expressly permitted or contemplated by this Agreement or any of the Ancillary Agreements. If either party is served with a subpoena or other process requiring the production or disclosure of any of such agreements or information, then the party receiving such subpoena or other process, before complying with such subpoena or other process, shall immediately notify the other parties hereto of the same and permit said other parties a reasonable period of time to intervene and contest disclosure or production. Upon termination of this Agreement, each party must return to each other any confidential information or data received from the other which is still in the recipient’s possession or control. Without limiting the foregoing, no party shall be prevented from disclosing the following terms of this Agreement: the number of aircraft subject hereto, the periods for which such aircraft are subject hereto, and any termination provisions contained herein. The provisions of this Section 11.7 shall survive the termination of this Agreement for a period of ten (10) years.

11.8	Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The Agreement may be executed by facsimile signature.

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11.9 Severability.

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective (unless and until reformed automatically or replaced via good faith negotiations, as applicable, pursuant to the third sentence of this Section 11.9) to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. If (x) any term or provision of this Agreement is or is rendered or held invalid, illegal or incapable of being enforced by any jurisdiction, applicable law or public policy and (y) the parties agree that such term or provision is essential to this Agreement, then such term or provision will be reformed automatically in the applicable jurisdiction so as to comply with the applicable law or public policy and to effect the original intent of the parties as closely as possible; provided, however, that if, in the reasonable opinion of either party hereto, the reformation of such invalid, illegal or unenforceable term or provision materially adversely affects a party’s rights or duties hereunder, then the parties shall immediately begin good faith negotiations for a suitable replacement provision which effects the original intent of the parties as closely as possible; provided further, that if, after the good faith negotiations referenced in the immediately preceding proviso, the parties are unable to reach agreement as to a suitable replacement provision, then the party adversely affected by the reformation may immediately terminate this Agreement upon written notice to the other party hereto, upon which termination this Agreement shall be of no further force and effect and the provisions of Section 8.3 shall apply.

11.10 Relationship	of Parties.

Nothing in this Agreement shall be interpreted or construed as establishing between the parties a partnership, joint venture, joint employment, agency (except pursuant to Section 10.7) or other similar arrangement.

11.11 Entire	Agreement; No Third Party Beneficiaries.

This Agreement (including the exhibits and schedules hereto) and the Ancillary Agreements are intended by the parties as a complete statement of the entire agreement and understanding of the parties with respect to the subject matter hereof and all matters between the parties related to the subject matter herein or therein set forth. This Agreement is made among, and for the benefit of, the parties hereto, and the parties do not intend to create any third-party beneficiaries hereby, and no other Person shall have any rights arising under, or interests in or to, this Agreement.

11.12 Governing	Law.

Except with respect to matters referenced in Section 11.16(e) (which shall be governed by and construed pursuant to the Federal Arbitration Act), this Agreement shall be governed by and construed in accordance with the laws of the State of Illinois (excluding Illinois choice of law principles that might call for the application of the law of another jurisdiction) as to all matters, including matters of validity, construction, effect, performance and remedies. Subject to Section 11.16, any action arising out of this Agreement or the rights and duties of the parties

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arising hereunder may be brought, if at all, only in the state or federal courts located in the United States District Court for the Northern District of Illinois or the County of Cook, Illinois, as applicable. Each party further agrees to waive any right to a trial by jury.

11.13 Right	of Set-Off.

If any party hereto shall be in default hereunder or under any Ancillary Agreement or any other agreement between the parties hereto relating to the provision of Contractor Services (including without limitation any ground handling agreement), then in any such case the non-defaulting party shall be entitled to set off from any payment owed by such non-defaulting party to the defaulting party hereunder any amount owed by the defaulting party to the non-defaulting party hereunder or thereunder; provided that contemporaneously with any such set-off, the non-defaulting party shall give written notice of such action to the defaulting party; provided further that the failure to give such notice shall not affect the validity of the set-off. It is specifically agreed that (i) for purposes of the set-off by any non-defaulting party, mutuality shall be deemed to exist among the parties; (ii) reciprocity among the parties exists with respect to their relative rights and obligations in respect of any such set-off; and (iii) the right of set-off is given as additional security to induce the parties to enter into the transactions contemplated hereby and by the Ancillary Agreements. Upon completion of any such set-off, the obligation of the defaulting party to the non-defaulting party shall be extinguished to the extent of the amount so set-off. Each party hereto further waives any right to assert as a defense to any attempted set-off the requirements of liquidation or mutuality. This set-off provision shall be without prejudice, and in addition, to any right of set-off, combination of accounts, lien or other right to which any non-defaulting party is at any time otherwise entitled (either by operation of law, contract or otherwise), including without limitation pursuant to Article III hereof. In addition to the foregoing, United shall have a credit in the amount of $[***] (representing [***] per month per aircraft for all twenty (20) CRJ Covered Aircraft, less [***] per month per aircraft for five (5) CRJ Covered Aircraft, for each of June, July and August, 2013), which amount shall be set off by United against any payments to be made to Contractor hereunder.

11.14 Cooperation	with Respect to Reporting.

Contractor shall be responsible for filing all reports relating to its operations that are required by the DOT, FAA or other applicable government agencies (other than any such reports for which United, where permitted by law, has assumed in writing the responsibility to file on Contractor’s behalf), and Contractor shall promptly furnish United with copies of all such reports and such other available traffic and operating reports as United may request from time to time. Each of the parties hereto agrees to use its commercially reasonable efforts to cooperate with each other party in providing necessary data, to the extent in the possession of the first party, required by such other party in order to meet any reporting requirements to, or otherwise in connection with any filing with or provision of information to be made to, any regulatory agency or other governmental authority. If a party fails to provide any such data to the other party sufficiently in advance of the applicable deadline for such filings, and the other party is unable to submit such filings by the deadline because of such delay, the first party will reimburse the other party for any fines or penalties incurred by the other party as a result of its failure to submit such filings by the deadline. The obligations under this Section 11.14 shall survive the termination of this Agreement.

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11.15 Parent	Guarantee.

Contemporaneous with the execution and delivery of this Agreement, Parent shall execute a guarantee in favor of United in form of Exhibit K. Parent hereby agrees that it shall not participate in any transaction or series of transactions if, after giving effect to such transaction or series of transactions, Contractor will become the Subsidiary of another Person, unless at the time such transactions are consummated such other Person executes and delivers to United a guarantee of the obligations of Contractor under this Agreement and the Ancillary Agreements substantially in the form of Exhibit K.

11.16 Arbitration.

(a)

Agreement to Arbitrate. Subject to the equitable remedies provided under Section 8.4(h), any and all claims, demands, causes of action, disputes, controversies and other matters in question (all of which are referred to herein as “Claims”) arising out of or relating to this Agreement (other than with regard to the determination of Fair Market Value of a Call Option Aircraft or CRJ Removed Aircraft), shall be resolved by binding arbitration pursuant to the commercial arbitration rules (the “Rules”) of the American Arbitration Association (the “AAA”). In the event of a conflict between this Agreement and the Rules, the provisions of this Agreement shall control. Subject to the equitable remedies provided under Section 8.4(i), each of the parties agrees that arbitration under this Section 11.16 is the exclusive method for resolving any Claim and that it will not commence an action or proceeding based on a Claim hereunder, except to enforce the arbitrators’ decisions as provided in this Section 11.16, to compel any other party to participate in arbitration under this Section 11.16. The governing law for any such action or proceeding shall be the law set forth in Section 11.16(f). The parties shall bear the costs for the arbitration equally, but each shall pay for its own legal expenses.

(b)

Initiation of Arbitration. If any Claim has not been resolved by mutual agreement on or before the 15th day following the first notice of the Claim to or from a disputing party, then the arbitration may be initiated by one party by providing to the other party a written notice of arbitration specifying the Claim or Claims to be arbitrated. If a party refuses to honor its obligations to arbitrate under this provision, the other party may compel arbitration in either federal or state court in Chicago, Illinois and seek recovery of its attorneys’ fees and court costs incurred if the arbitration is ordered to proceed.

(c)	Place of Arbitration. The arbitration proceeding shall be conducted in Chicago, Illinois, or some other location mutually agreed upon by the parties.

(d)

Selection of Arbitrators. The arbitration panel (the “Panel”) shall consist of three arbitrators who are qualified to hear the type of Claim at issue. They may be selected by agreement of the parties within thirty days of the notice initiating the arbitration procedure, or from the date of any order compelling such arbitration to proceed. If the parties fail to agree upon the designation of any or all the Panel,

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then the parties shall request the assistance of the AAA. The Panel shall make all of its decisions by majority vote. Evident partiality on the part of an arbitrator exists only where the circumstances are such that a reasonable person would have to conclude there in fact existed actual bias, and a mere appearance or impression of bias will not constitute evident partiality or otherwise disqualify an arbitrator. The decision of the Panel will be binding and non-appealable, except as permitted under the Federal Arbitration Act.

(e)

Choice of Law as to Procedural Matters. The enforcement of this agreement to arbitrate, and all procedural aspects of the proceeding pursuant to this Agreement to arbitrate, including but not limited to, the issues subject to arbitration (i.e., arbitrability), the scope of the arbitrable issues, and the rules governing the conduct of the arbitration, unless otherwise agreed by the parties, shall be governed by and construed pursuant to the Federal Arbitration Act.

(f)

Choice of Law as to Substantive Claims. In deciding the substance of the parties’ Claims, the arbitrators shall apply the substantive laws of the State of Illinois (excluding Illinois choice of law principles that might call for the application of the law of another jurisdiction).

(g)

Procedure. It is contemplated that the arbitration proceeding will be self-administered by the parties and conducted in accordance with procedures jointly determined by the Panel and the parties; provided, however, that if either or both parties believes the process will be enhanced if it is administered by the AAA, then either or both parties shall have the right to cause the process to become administered by the AAA and, thereafter, the arbitration shall be conducted, where applicable or appropriate, pursuant to the administration of the AAA. In determining the extent of discovery, the number and length of depositions, and all other pre-hearing matters, the Panel shall endeavor to the extent possible to streamline the proceedings and minimize the time and cost of the proceedings.

(h)

Final Hearing. The final hearing shall be conducted within 120 days of the selection of the entire Panel. The final hearing shall not exceed ten business days, with each party to be granted one half of the allocated time to present its case to the arbitrators, unless otherwise agreed by the parties.

(i)

Damages. Only actual damages may be awarded. It is expressly agreed that the Panel shall have no authority to award (i) damages inconsistent with this Agreement or (ii) damages of any type that has been waived by the parties pursuant to Section 8.4(h). The parties expressly waive their right to obtain such damages in arbitration or in any other forum. In no event, even if any portion of these provisions is held to be invalid or unenforceable, shall the arbitrator have the power to make an award or impose a remedy which could not be made or imposed by a court deciding the matter in the same jurisdiction.

(j)	Decision of the Arbitration. The Panel shall render its final decision and award (such decision, together with such decision’s associated award, the “Award”) in

Execution Version

writing within twenty (20) days of the completion of the final hearing completely resolving all of the Claims that are the subject of the arbitration proceeding. The Panel shall certify in its decision that no part of the Award includes any amount for treble, exemplary or punitive damages. Any and all of the Panel’s orders and decisions will be enforceable in, and judgment upon any award rendered in the arbitration proceeding may be confirmed and entered by, any federal or state court in Chicago, Illinois having jurisdiction.

(k)

Appeal. Within thirty (30) days of receipt of the Award (which shall not be binding if an appeal is taken), a party may notify the AAA of an intention to appeal to a second arbitral tribunal panel (the “Second Panel”). The Second Panel shall be comprised of three (3) arbitrators who are qualified to hear the type of Claim at issue, each with at least fifteen (15) years of experience as an attorney or judge specializing in corporate or commercial matters. The Second Panel shall be entitled (x) to adopt the Award as its own, (ii) modify the Award or (z) substitute its own award for the Award. The Second Panel shall not modify or replace the Award except for clear errors of law or because of findings of fact against the manifest weight of the evidence. The award of the Second Panel (the “Appeals Award”) shall be final, binding and non-appealable to the maximum extent permitted by law, and judgment may be entered by a court having jurisdiction thereof. The Appeals Award shall not be vacated, modified or corrected by the court other than on the grounds specified in Section 10 or Section 11 of the Federal Arbitration Act.

(l)

Confidentiality. All proceedings conducted hereunder and the decision and award of the Panel shall be kept confidential by the Panel and, except as required by law or stock exchange regulation or in any proceeding to enforce any decision or award by the Panel, by the parties.

11.17 Termination	of 2004 Agreement; Transition of CRJ-700 Aircraft.

The 2004 Agreement shall continue in full force and effect through 11:59:59 pm central time on August 31, 2013 (the “2004 Termination Time”) with respect to the CRJ Covered Aircraft, and shall terminate at the 2004 Termination Time, except that such agreement shall continue in force and effect with respect to any flight covered by such agreement in operation at such time, until the completion of such flight. The provisions of this Agreement shall take effect with respect to the CRJ Covered Aircraft from and after September 1, 2013 (or, with respect to such ongoing flights, from and after the completion of such flights). With respect to costs and expenses incurred by, revenue received by, any party, and to claims (if any) arising in respect of any party’s operations, the parties intend that (x) all such revenues, costs, expenses, claims, liabilities and obligations relating primarily to regional jet operations performed prior to the 2004 Termination Time shall be governed by the terms and provisions of the 2004 Agreement (including without limitation the payment, reconciliation and indemnification provisions therein) and such terms and provisions shall survive the termination of the 2004 Agreement to the extent necessary to give effect to this clause (x), and (y) all such revenues, costs, expenses, claims, liabilities and obligations relating primarily to regional jet operations performed after the 2004 Termination Time shall be governed by the terms and provisions of this Agreement (including

Execution Version

without limitation the payment, reconciliation and indemnification provisions herein); provided that, for purposes of determining the occurrence of an event constituting Special Cause or an event of Cause described in clauses (iv), (v) or (viii) of the definition thereof, provisions in this Agreement requiring the measurement of past performance shall not apply to, or measure performance from, any period prior to the 2004 Termination Time. The parties agree to work together in good faith to accomplish any necessary reconciliation that gives effect to the intentions set forth above.

IN WITNESS WHEREOF, the parties hereto have caused this Capacity Purchase Agreement to be duly executed and delivered as of the date and year first written above.

UNITED AIRLINES, INC.

By:
Name:
Title:

MESA AIR GROUP, INC.

By:
Name:
Title:

MESA AIRLINES, INC.

By:
Name:
Title:

SIGNATURE PAGE TO

CAPACITY PURCHASE AGREEMENT

AMONG

UNITED AIRLINES, INC., MESA AIRLINES, INC, AND MESA AIR GROUP, INC.

SCHEDULE 1

Covered Aircraft

The following Table 1 shall apply to the E175 Covered Aircraft:

Aircraft Number	Aircraft Type	Tail Number	MSN	Actual Delivery Date (1)	Actual In- Service Date(1)	Scheduled Exit Date(2)	Scheduled Term
01	E175						5 years
02	E175						5 years
03	E175						5 years
04	E175						5 years
05	E175						5 years
06	E175						5 years
07	E175						5 years
08	E175						5 years
09	E175						5 years
10	E175						5 years
11	E175						5 years
12	E175						5 years
13	E175						5 years
14	E175						5 years
15	E175						5 years
16	E175						5 years
17	E175						5 years
18	E175						5 years
19	E175						5 years
20	E175						5 years
21	E175						5 years
22	E175						5 years
23	E175						5 years
24	E175						5 years
25	E175						5 years
26	E175						5 years
27	E175						5 years
28	E175						5 years
29	E175						5 years
30	E175						5 years

1.	The delivery dates and in-service dates for all E175 Covered Aircraft must satisfy the following conditions:

(a)

No later than one hundred and fifty (150) days prior to the Scheduled Delivery Date for any E175 Covered Aircraft as set forth on Schedule 1A attached hereto (the “Scheduled Delivery Date”), United shall inform Contractor of the dates that are

Schedule 1-1

likely to be selected as the Committed In-Service Date for each E175 Covered Aircraft, it being understood that (x) such communication from United to Contractor shall not be binding for purposes of selecting the actual Committed In-Service Date pursuant to clause (d) below, and (y) such dates shall be used by Contractor and United in anticipating aircraft available to schedule and with respect to any applicable Final Monthly Schedule.

(b)

Subject to the proviso to the first sentence of Section 2.1(a) of this Agreement, United shall provide a final notice of the actual delivery date of any E175 Covered Aircraft (the “Final Notice”) to Contractor no later than the earlier of (x) the date such aircraft is actually delivered to United or to Contractor pursuant to Section 10.7, as the case may be, pursuant to the terms of the Embraer Purchase Agreement (the “Actual Delivery Date”), and (y) the day following the completion of the final inspection of such aircraft, which notice shall determine the delivery date of the aircraft for purposes of this Schedule 1 (the “Committed Delivery Date”), and which determination shall be confirmed in writing by the parties.

(c)

United shall use its commercially reasonable efforts to provide Contractor with notice regarding the delivery status of each E175 Covered Aircraft from time to time in advance of the delivery of a Final Notice with respect to such E175 Covered Aircraft, including without limitation information relating to the commencement of the delivery inspection period, delays in delivery, or otherwise relating to the delivery of such aircraft.

(d)

Following the determination of the Committed Delivery Date for an E175 Covered Aircraft pursuant to clause (b) above, Contractor shall inform United of a projected Actual In-Service Date for such aircraft (the “Committed In-Service Date”), which shall be not later than the first to occur of (x) the 60th day (or, in the case of the first E175 Covered Aircraft to be placed into service hereunder, the 90th day) following the Committed Delivery Date and (y) the date set forth under the caption “Scheduled In-Service Date” for such aircraft on Schedule 1A attached hereto (as such Scheduled In-Service Date may be delayed by, and only to the extent such date is delayed by, a delay attributable to the manufacturer, by a Regulatory Approval Delay, or by a delay due to an Act of God that continues for fewer than fifteen (15) days).

(e)

On the date that an E175 Covered Aircraft becomes available to schedule under the provisions of this Agreement, such aircraft shall be deemed to have been placed into service hereunder (such date being the “Actual In-Service Date” for such aircraft).

(f)

As soon as practicable following the determination of the Actual Delivery Date and the Actual In-Service for an E175 Covered Aircraft pursuant to clauses (c) and (e) above, the parties hereto shall revise Schedule 1 accordingly.

(g)

The scheduled exit date for any E175 Covered Aircraft (the “Scheduled Exit Date”) shall be the fifth (5th) anniversary of the Actual In-Service Date determined pursuant to clause (e) above, and the parties hereto shall further revise Schedule 1 accordingly.

Schedule 1-2

(h)

Following the determinations in clauses (c), (e) and (g) above of the Actual Delivery Date, the Actual In-Service Date and the Scheduled Exit Date for an E175 Covered Aircraft, Contractor and United shall complete all missing information in this Schedule 1 with respect to such E175 Covered Aircraft, and the initial Schedule 1 attached hereto as of the Effective Date shall be deemed to have been amended and replaced by the Schedule 1 as revised pursuant to this clause (h) with respect to such E175 Covered Aircraft without any further action by the parties hereto.

2.	The Scheduled Exit Dates set forth in the above table shall be adjusted from time to time to reflect any extension of the Term for any E175 Covered Aircraft pursuant to Section 10.2 of this Agreement.

The following Table 2 and Table 3 shall apply to the CRJ Covered Aircraft:

Table 2

Aircraft Number	Aircraft Type	Tail Number	CRJ Scheduled Delivery Date	CRJ In-Service Date
01	CRJ700		September 1, 2013	September 1, 2013
02	CRJ700		September 1, 2013	September 1, 2013
03	CRJ700		September 1, 2013	September 1, 2013
04	CRJ700		September 1, 2013	September 1, 2013
05	CRJ700		September 1, 2013	September 1, 2013
06	CRJ700		September 1, 2013	September 1, 2013
07	CRJ700		September 1, 2013	September 1, 2013
08	CRJ700		September 1, 2013	September 1, 2013
09	CRJ700		September 1, 2013	September 1, 2013
10	CRJ700		September 1, 2013	September 1, 2013
11	CRJ700		September 1, 2013	September 1, 2013
12	CRJ700		September 1, 2013	September 1, 2013
13	CRJ700		September 1, 2013	September 1, 2013
14	CRJ700		September 1, 2013	September 1, 2013
15	CRJ700		September 1, 2013	September 1, 2013
16	CRJ700		September 1, 2013	September 1, 2013
17	CRJ700		September 1, 2013	September 1, 2013
18	CRJ700		September 1, 2013	September 1, 2013
19	CRJ700		September 1, 2013	September 1, 2013
20	CRJ700		September 1, 2013	September 1, 2013

Table 3

Aircraft Number	CRJ Scheduled Exit Date(1) (2)	Scheduled Term(3)
01	August 31, 2019	6 yrs 3 mos
02	August 31, 2019	6 yrs 3 mos

Schedule 1-3

Aircraft Number	CRJ Scheduled Exit Date(1) (2)	Scheduled Term(3)
03	August 31, 2019	6 yrs 3 mos
04	August 31, 2019	6 yrs 3 mos
05	September 30, 2019	6 yrs 4 mos
06	September 30, 2019	6 yrs 4 mos
07	September 30, 2019	6 yrs 4 mos
08	September 30, 2019	6 yrs 4 mos
09	October 31, 2019	6 yrs 5 mos
10	October 31, 2019	6 yrs 5 mos
11	October 31, 2019	6 yrs 5 mos
12	October 31, 2019	6 yrs 5 mos
13	November 30, 2019	6 yrs 6 mos
14	November 30, 2019	6 yrs 6 mos
15	November 30, 2019	6 yrs 6 mos
16	November 30, 2019	6 yrs 6 mos
17	December 31, 2019	6 yrs 7 mos
18	December 31, 2019	6 yrs 7 mos
19	December 31, 2019	6 yrs 7 mos
20	December 31, 2019	6 yrs 7 mos

1.

The CRJ Scheduled Exit Dates and Scheduled Term set forth in the above table shall be adjusted from time to time to reflect any extension of Term for any CRJ Covered Aircraft pursuant to Section 10.2 of this Agreement and to coincide with the schedule change date within United’s scheduling system most closely following any applicable exit date.

2.	Contractor shall provide United, not later than 90 days prior to each CRJ Scheduled Exit Date, with specific tail numbers identifying the CRJ Covered Aircraft to be terminated on such date.

3.	Upon the CRJ Scheduled Exit Date, the Term associated with each of the CRJ Covered Aircraft shall expire.

Schedule 1-4

SCHEDULE 1A

E175 Covered Aircraft Scheduled Delivery Dates and Scheduled In-Service Dates

Aircraft Number	Scheduled Delivery Date	Scheduled In-Service Date*	Target In-Service Date
01	March 30, 2014	July 31, 2014	June 15, 2014
02	April 30, 2014	August 14, 2014	July 15, 2014
03	April 30, 2014	August 14, 2014	July 15, 2014
04	June 30, 2014	September 14, 2014	August 15, 2014
05	July 30, 2014	September 30, 2014	August 15, 2014
06	July 30, 2014	October 15, 2014	September 15, 2014
07	August 30, 2014	October 31, 2014	September 15, 2014
08	August 30, 2014	November 14, 2014	October 15, 2014
09	October 30, 2014	December 15, 2014	November 15, 2014
10	October 30, 2014	December 15, 2014	November 15, 2014
11	October 30, 2014	January 14, 2014	December 15, 2014
12	November 30, 2014	January 14, 2014	December 15, 2014
13	November 30, 2014	February 14, 2015	January 15, 2015
14	November 30, 2014	February 14, 2015	January 15, 2015
15	December 30, 2014	March 17, 2015	January 30, 2015
16	December 30, 2014	March 17, 2015	February 15, 2015
17	December 30, 2014	March 17, 2015	February 15, 2015
18	February 28, 2015	April 14, 2015	March 15, 2015
19	February 28, 2015	April 14, 2015	March 15, 2015
20	March 30, 2015	May 15, 2015	April 15, 2015
21	March 30, 2015	May 15, 2015	April 15, 2015
22	April 30, 2015	June 14, 2015	May 15, 2015
23	April 30, 2015	June 14, 2015	May 15, 2015
24	May 30, 2015	July 15, 2015	June 15, 2015
25	June 30, 2015	August 14, 2015	July 15, 2015
26	June 30, 2015	August 14, 2015	July 15, 2015
27	June 30, 2015	September 14, 2015	August 15, 2015
28	July 30, 2015	September 14, 2015	August 15, 2015
29	July 30, 2015	October 15, 2015	September 15, 2015
30	**	**	**

*	Notwithstanding the date listed for this aircraft, Contractor agrees to use its best efforts to place this aircraft in service by its associated Target In-Service Date.

**

With respect to Aircraft Number 30, the parties shall discuss in good faith and agree upon a Scheduled Delivery Date, Scheduled In-Service Date and Target In-Service Date for such aircraft; provided that, if no such agreement is reached within sixty (60) days of the Effective Date, then United, at its sole option, may determine that such aircraft shall not constitute Covered Aircraft for any purposes hereunder, upon which (i) Schedule 1 attached hereto shall be deemed to have been amended and replaced by a Schedule 1 as revised to delete such Covered Aircraft therefrom (and such aircraft shall not be replaced) without any further action by the parties hereto and (ii) no party hereunder shall incur any liability whatsoever to any of the other parties hereunder in connection with the removal of such aircraft from this Agreement as a result of the failure of the parties to reach such agreement.

Schedule 1A-1

SCHEDULE 2A

E175 Covered Aircraft Compensation for Carrier Controlled Costs

The following rates shall apply per corresponding year to all E175 Covered Aircraft flown under this Agreement and shall become effective at the Actual In-Service Date for each E175 Covered Aircraft:

Year	Category(1)
	for each block hour	for each flight hour	for each Scheduled Flight departure	for interrupted trip expense per passenger	per aircraft per month	per aircraft per month AD payment pursuant to Section 3.6(b)(iii)(A)(8)
2014	[***]	[***]	[***]	[***]	[***]	[***]
2015	[***]	[***]	[***]	[***]	[***]	[***]
2016	[***]	[***]	[***]	[***]	[***]	[***]
2017	[***]	[***]	[***]	[***]	[***]	[***]
2018	[***]	[***]	[***]	[***]	[***]	[***]
2019	[***]	[***]	[***]	[***]	[***]	[***]
2020	[***]	[***]	[***]	[***]	[***]	[***]
2021	[***]	[***]	[***]	[***]	[***]	[***]
2022	[***]	[***]	[***]	[***]	[***]	[***]
2023	[***]	[***]	[***]	[***]	[***]	[***]
2024	[***]	[***]	[***]	[***]	[***]	[***]
2025	[***]	[***]	[***]	[***]	[***]	[***]
2026	[***]	[***]	[***]	[***]	[***]	[***]

(1)

The rates included in this table do not include costs payable by United as Pass-Through Costs pursuant to Section 3.6(b)(iii)(A) of the Agreement, specifically including: (i) non-expendable repair/replacement costs, (ii) engine maintenance, (iii) Airframe Heavy Maintenance, (iv) landing gear maintenance, and (iv) APU maintenance.

Schedule 2A-1

SCHEDULE 2B

CRJ Covered Aircraft Compensation for Carrier Controlled Costs

The following rates shall apply to all CRJ Covered Aircraft flown under this Agreement and shall become effective at the In-Service Date for each CRJ Covered Aircraft:

Category

	for each block hour	for each aircraft in schedule	for each Scheduled Flight departure	For interrupted trip expense per passenger	for each completed passenger	per aircraft per month	per month
June 2013	[***]	[***]	[***]	[***]	[***]	[***]	[***]
June 2014	[***]	[***]	[***]	[***]	[***]	[***]	[***]
June 2015	[***]	[***]	[***]	[***]	[***]	[***]	[***]
June 2016	[***]	[***]	[***]	[***]	[***]	[***]	[***]
June 2017	[***]	[***]	[***]	[***]	[***]	[***]	[***]
June 2018	[***]	[***]	[***]	[***]	[***]	[***]	[***]
June 2019	[***]	[***]	[***]	[***]	[***]	[***]	[***]

Schedule 2B-1

SCHEDULE 3

Pass-Through Costs

Category	Reconciled Expense	Section 3 Reference	Driver	Prepayment Rate
Completed Departures	Fuel Services**	Section 3.6(b)(iii)(A)(7)	Departures	*
	Landing Fees***	Section 3.6(b)(iii)(A)(4)	Departures	*
	Navigation Fees	Section 3.6(b)(iii)(A)(6)	Departures	*
Completed Passengers	War Risk Insurance	Section 3.6(b)(iii)(A)(3)	Completed Passenger	*
	Passenger Liability Insurance	Section 3.6(b)(iii)(A)(3)	Completed Passenger	*
Completed Revenue Passenger Miles	War Risk Insurance	Section 3.6(b)(iii)(A)(3)	Per 1000 RPMs	*
	Passenger Liability Insurance	Section 3.6(b)(iii)(A)(3)	Per 1000 RPMs	*
	Non- Expendable Parts	Section 3.6(b)(iii)(A)(9)	As incurred	*
	Engine Maintenance Expenses	Section 3.6(b)(iii)(A)(10)	As incurred	*
	Airframe Heavy Checks	Section 3.6(b)(iii)(A)(11)	As incurred	*
	Landing Gear Maintenance Expenses	Section 3.6(b)(iii)(A)(12)	As incurred	*
	APU Maintenance Expenses	Section 3.6(b)(iii)(A)(13)	As incurred	*
	Towing Expense above the Towing Baseline	3.6(b)(iii)(A)(14)	As incurred	*

*         The “Prepayment Rates” reflected above in this Schedule 3 shall be determined annually by the parties acting reasonably and may be confirmed by e-mail exchange or other writing by the parties and may otherwise be adjusted from time to time, upon the mutual agreement of the parties (and confirmed by e-mail exchange or other writing), to reflect a closer approximation of the actual reconciled amounts of such Pass-Through Costs.

**       Fuel Services shall constitute a Pass-Through Cost only if United shall not have elected to procure Fuel Services for or on behalf of Contractor pursuant to clause (ii) of Section 4.12(b).

***     Landing fees shall constitute a Pass-Through Cost only if United elects to have Contractor pay for landing fees pursuant to Section 4.24(b).

Schedule 3-1

SCHEDULE 4

Incentive Compensation

Markup Amounts, Markup Percentages and Performance Grade Widths

Markup Amounts for E175 Covered Aircraft

Level of Performance— Markup Amounts
Performance Metric	A	B	C	D
On-Time Departure Rate (“On-Time Zero”)	[***]	[***]	[***]	[***]
Controllable Completion Factor	[***]	[***]	[***]	[***]
Customer Satisfaction	[***]	[***]	[***]	[***]
Total	[***]	[***]	[***]	[***]

Markup Percentages for CRJ Covered Aircraft

Level of Performance— Markup Percentages
Performance Metric	A	B	C	D
On-Time Departure Rate (“On-Time Zero”)	[***]	[***]	[***]	[***]
Controllable Completion Factor	[***]	[***]	[***]	[***]
Customer Satisfaction	[***]	[***]	[***]	[***]
Total	[***]	[***]	[***]	[***]

Performance Grade Widths

Performance Grade Widths
Performance Metric	Bottom of A	Bottom of B*	Bottom of C	Level D
On-Time Departure Rate (“On-Time Zero”)	X + [***]	X	X – [***]	Anything Below C
Controllable Completion Factor	Y + [***]	Y	Y – [***]	Anything Below C
Customer Satisfaction	Z + [***]	Z	Z – [***]	Anything Below C

* X, Y, Z= Contractor’s Monthly Operating Goal for the Operating Category

Schedule 4-1

EXHIBIT A

Definitions

2004 Agreement – is defined in Section 8.4(e).

2004 Termination Time – is defined in Section 11.17.

2.4(a) Notice – is defined in Section 2.4(a).

2.4(b) Notice – is defined in Section 2.4(b).

AAA – is defined in Section 11.16(a).

Accommodating Aircraft Movement – is defined in Section 4.6(a).

Act of God – means an unpreventable natural catastrophe resulting in material consequences, such as an earthquake, a tidal wave, a volcanic eruption, or a tornado (it being understood that Labor Strikes, labor disputes any other events or circumstances involving the action or inaction of human beings shall not constitute an Act of God). For the avoidance of doubt, the parties agree that the term “Act of God” shall only be relevant in this Agreement specifically where it is used, namely Section 8.4 and Schedule 1.

Actual Delivery Date – is defined in Schedule 1.

Actual In-Service Date – is defined in Schedule 1.

Agreement – is defined in the first paragraph of the Agreement.

Aircraft Drinking Water Regulation – means 40 CFR Part 141.

Aircraft Property Taxes – means all aircraft property taxes (however designated, including excise or franchise taxes imposed on the ownership of aircraft property, ad valorem taxes, and special assessments or levies) for aircraft, spare parts and engines, including rotables and consumables included in or constituting part of an aircraft or engine or spare parts. Aircraft property taxes do not include property tax related to ground equipment, real estate, or personal property or any other tax that is not for aircraft property, including without limitation income, profits, withholding, employment, social security, disability, occupation, severance, excise, ad valorem, sales, use or franchise taxes.

Airframe Heavy Maintenance – means all activities performed pursuant to the Aircraft Heavy Maintenance Support Agreement.

Airframe Heavy Maintenance Support Agreement – means that certain airframe heavy maintenance agreement entered into by Contractor with a third party aircraft heavy maintenance service provider for the E175 Covered Aircraft, provided Contractor has received United’s written approval of the commercial terms of such agreement.

Exhibit A-1

Airport Authority – means any municipal, county, state or federal governmental authority, or any private authority, owning or operating any Applicable Airport with authority to lease, convey or otherwise grant rights to use any Airport Facilities.

Alcoholic Beverage Product – means beer, wine, liquor or any other alcoholic beverages. ALPA – means the Air Line Pilots Association, International.

Ancillary Agreements – means each of the Covered Aircraft Leases and each of the agreements entered into by United and/or Contractor substantially in the form of any of the exhibits hereto (including without limitation Exhibits D, K and O), together with all amendments, exhibits, schedules and annexes thereto.

Appeals Award – is defined in Section 11.16(k).

Applicable Airport – means any airport into or from which Scheduled Flights are scheduled to arrive or depart.

APU – means an auxiliary power unit.

APU Support Agreement – means that certain APU support agreement entered into by Contractor with a third party APU service provider for the E175 Covered Aircraft, provided Contractor has received United’s written approval of the commercial terms of such agreement.

Assignment and Assumption Agreement – is defined in Section 10.1(b)(vi)(A).

Average Peer Group Rate Increase – means, with respect to any insurance coverage and as of any date of determination, (x) the insurance rates relating to passenger liability insurance and war risk insurance as set forth on Schedule 3, multiplied by (y) the average percentage increase or decrease, as appropriate, from January 1, 2013 to such date of determination, in the cost of such passenger liability insurance and war risk insurance coverage for the five regional airlines with annual revenue passenger miles closest to those of Contractor, as determined by available information obtained from public sources or reputable insurance brokers, excluding (i) any such regional airline that experienced a major loss within the previous three years, and (ii) any regional airline whose insurance rates are included with its major airline partner(s).

Award – is defined in Section 11.16(j).

Basic Rent – is defined, with respect to any Covered Aircraft, in the Covered Aircraft Lease for such Covered Aircraft.

Business Day – means each Monday, Tuesday, Wednesday, Thursday and Friday unless such day shall be a day when financial institutions in New York, New York or Chicago, Illinois are authorized by law to close.

Call Option – is defined in Section 10.1(a).

Call Option Aircraft – is defined in Section 10.1(a).

Exhibit A-2

Call Option Information – is defined in Section 10.1(b)(iv).

Call Option Notice – is defined in Section 10.1(b)(ii).

Call Option Request – is defined in Section 10.1(b)(iii).

Cause – means the following, each of which constitutes breach: (i) the suspension for three consecutive days or longer or the revocation of Contractor’s authority to operate as a scheduled airline, (ii) the ceasing of Contractor’s operations as a scheduled airline, other than as a result of a Labor Strike or the mandatory grounding of any of portion of the Covered Aircraft by the FAA, and other than any temporary cessation for not more than fourteen (14) consecutive days, (iii) the occurrence of a Labor Strike that shall have continued for seven (7) consecutive days or longer, (iv) a Controllable Completion Factor of [***] or below for each of any three consecutive calendar months, (v) an On-Time Departure Rate of [***] or below for each of any three consecutive calendar months, (vi) a Prohibited Transaction shall occur to which United shall not have consented in writing in advance, (vii) the occurrence of a willful or intentional material breach of this Agreement by Contractor that substantially deprives United of the benefits of this Agreement, which breach shall have continued for three (3) days after notice thereof is delivered by United to Contractor or, if Contractor has provided United reasonable assurance that such breach will be cured by Contractor within ten (10) days after delivery of such notice and for so long as Contractor is acting diligently in all respects to cure such breach within such period, for ten (10) days after notice thereof is delivered by United to Contractor, or (viii) the occurrence of a System Flight Disruption.

CEO – is defined in Section 5.3.

Charter Flights – means any flight by a Covered Aircraft for charter operations at the direction of United that may or may not be reflected in the Final Monthly Schedule.

Claims – is defined in Section 11.16(a).

Commencement Date – is defined in Section 8.1.

Committed Delivery Date – is defined in Schedule 1.

Committed In-Service Date – is defined in Schedule 1.

Compensation for Carrier Controlled Costs – is defined in Section 3.1(a).

Consent – is defined in Section 10.1(b)(vi)(D).

Contractor – means Mesa Airlines, Inc., a Nevada corporation, and its successors and permitted assigns.

Contractor Grade – is defined in Section 3.2(e).

Contractor Marks – is defined in Exhibit F.

Exhibit A-3

Contractor’s Performance – is defined in Section 3.2(e).

Contractor Services – means (i) Regional Airline Services and (ii) any other services provided by Contractor pursuant to this Agreement or any Ancillary Agreement.

Contractor Terminal Facility – means any Terminal Facility to the extent owned, leased, subleased or otherwise retained or used by Contractor as of the date hereof, and any Terminal Facility to the extent owned, leased, subleased or otherwise retained or used by Contractor pursuant to Section 4.10(a) after the date hereof, in either case, for the provision of Contractor Services.

Controllable Cancellations – means a cancellation of a Scheduled Flight that is not an Uncontrollable Cancellation (including flights deemed to have resulted in Controllable Cancellations pursuant to the last sentence of Section 2.1(c)).

Controllable Delays – means a delay of a Scheduled Flight that is not an Uncontrollable Delay. Controllable Completion Operating Goal – is defined in Section 3.2(c)(ii).

Controllable Completion Factor – means, for any period of determination, the number of actual departures completed divided by the number of scheduled departures, excluding Uncontrollable Cancellations.

Covered Aircraft – means the E175 Covered Aircraft and the CRJ Covered Aircraft.

Covered Aircraft Lease – means an aircraft lease or sublease agreement, as the case may be, substantially in the form of United’s then-current (at the time of execution of such agreement by the parties) standard aircraft lease or sublease agreement, as the case may be, for transactions in which United is lessor or sublessor, as the case may be, which standard agreement shall contain, among other things, (w) provisions, whether financial, operational or otherwise, that are necessary to conform to the requirements of any mortgage, lease and/or other financing agreement relating to the applicable Covered Aircraft, to which United is a party and under which United is the mortgagor, lessee, borrower or similar party, as the case may be, (x) provisions, whether financial, operational or otherwise, that are necessary to conform to the requirements of the Embraer Purchase Agreement, including without limitation provisions effective to obligate Contractor to perform, or refrain from performing, any and all actions (including without limitation making and submitting reports, performing inspections, taking possession of the aircraft as directed by United, utilizing Embraer personnel, and communicating with Embraer and United) as may be required to preserve all of United’s rights and privileges arising under the provisions of the Embraer Purchase Agreement Excerpt (including without limitation rights relating to the delivery and acceptance of the aircraft, maintenance and dispatch reliability guarantees, ferry flight assistance and product support, and all other warranties and guarantees contained therein), (y) term and termination provisions that conform to the provisions of this Agreement (including a base term that conforms to the term set forth on Schedule 1 with respect to the applicable Covered Aircraft, termination provisions conforming to Article VIII and Section 2.4(b) and cross-default and term extension provisions), and (z) other economic terms, if any, that are commercially reasonable taking into account the financial condition of Contractor.

CPA Records – is defined in Section 3.5.

Exhibit A-4

CRJ Collateral – is defined in Section 10.6(b).

CRJ Covered Aircraft – means all of the CRJ700 aircraft listed on Schedule 1 (as amended from time to time pursuant to the provisions of this Agreement), or any acceptable substitute aircraft agreed to in writing by United and presented for Regional Airline Services by Contractor, as adjusted from time to time for withdrawals pursuant to Article VIII and for exit date extensions pursuant to Section 10.2.

CRJ Interior Project – is defined in Section 10.8.

CRJ Lien – is defined in Section 10.6(b).

CRJ Margin Payment – means [***].

CRJ Removed Aircraft – is defined in Section 2.4(a).

Customer Satisfaction Operating Goal – is defined in Section 3.2(c)(iii).

Customer Satisfaction Score – means the score, as determined by surveys, measuring customer satisfaction on United’s mainline and regional flights, as such surveys or program may be altered or replaced from time to time by United in its sole discretion.

Daily United Damages – is defined in Section 8.4(e). Delivery Location – is defined in Section 10.1(b)(vi)(B).

Design Changes – means, following the initial entry of Covered Aircraft and crews into service for the provision of Contractor Services by Contractor, the expenses of Contractor relating to interior and exterior design changes to the Covered Aircraft and other product-related changes required by United, including the cost of changes uniforms and other livery, in each case that occur outside of Contractor’s normal uniform replacement and aircraft maintenance/refurbishment program. For the avoidance of doubt, Design Changes shall not include (a) scheduled refresh paint to occur within normal paint standards (unless poor workmanship by, on behalf of, or directed by Contractor requires an additional event) or (b) initial paint on new aircraft.

DG – is defined in the definition of United Cargo Program.

DHS – means the United States Department of Homeland Security.

DOT – means the United States Department of Transportation.

Drinking Water Requirements – is defined in Section 4.19(b)(viii).

E175 Collateral – is defined in Section 10.6(a).

E175 Covered Aircraft – means all of the Embraer E175 aircraft listed on Schedule 1 (as amended from time to time pursuant to the provisions of this Agreement), or any acceptable substitute aircraft agreed to in writing by United and presented for Regional Airline Services by

Exhibit A-5

Contractor, as adjusted from time to time for withdrawals pursuant to Article VIII and for exit date extensions pursuant to Section 10.2.

E175 Lien – is defined in Section 10.6(a).

E175 Removed Aircraft – is defined in Section 2.4(b).

EBR Cure Period – is defined in Section 4.20(a).

EBR Goal – is defined in Section 4.20(a).

EBR Payment – is defined in Section 4.20(a).

EBR Period – is defined in Section 4.20(a).

Effective Date – is defined in Section 8.1.

Embraer – means Embraer SA, a Brazilian corporation.

Embraer Confidentiality Agreement – means that certain Confidentiality Agreement among Embraer, United and Parent, dated as of July 30, 2013.

Embraer Purchase Agreement – means that certain Purchase Agreement entered into by and United and Embraer as of April 29, 2013 for the purchase by United of the E175 Covered Aircraft.

Embraer Purchase Agreement Excerpt – means the portion of the Embraer Purchase Agreement disclosed to Contractor pursuant to the Embraer Confidentiality Agreement (as such provisions may be amended from time to time by United and Embraer; provided that United shall have notified Contractor in writing of such amendments, if any).

Engine – means any jet aircraft engine delivered with any Covered Aircraft (or any replacement engine thereof) that constitutes an “Engine,” as such term is defined in a Covered Aircraft mortgage, lease or sublease, as the case may be.

Engine Maintenance Support Agreement – means that certain engine maintenance support agreement entered into by Contractor with a third party maintenance service provider for the E175 Covered Aircraft, provided Contractor has received United’s written approval of the commercial terms of such agreement.

Environmental Laws – is defined in Section 4.19(a)(i).

EPA – means the Environmental Protection Agency.

Excess Delayed Flights – is defined in Section 3.6(c)(vi).

FAA – means the United States Federal Aviation Administration.

Exhibit A-6

Fair Market Value – means, as of any date of determination, the then-current market value of the aircraft, (u) mutually determined by the parties; or (v) failing mutual agreement between the parties, determined by an independent International Society of Transport Aircraft Trading (“ISTAT”) certified appraiser jointly selected by United and Contractor within ten (10) Business Days after either party requests such an appraiser be selected; or (w) failing the joint selection by United and Contractor of such independent aircraft appraiser by the end of the period referenced in clause (v) above, then determined by two independent ISTAT-certified aircraft appraisers within fifteen (15) Business Days after the end of the period referenced in clause (v) above, one of whom shall be appointed by the Contractor and the other of whom shall be appointed by United, in each case selected within five (5) Business Days after the end of the period referenced in clause (v) above; or (x) failing an agreement between such two appointed appraisers by the end of the later period referenced in clause (w) above, then determined by a third recognized independent ISTAT-certified appraiser jointly appointed by such two appraisers within five (5) Business Days after the end of the later period referenced in clause (w) above; or (y) failing the selection of such third appraiser referenced in clause (x) above by the end of the later period referenced in clause (x) above, then determined by a recognized independent ISTAT-certified appraiser appointed by the AAA (or any successor organization thereto) following the application by either party for such appointment. The appraisal by such recognized independent appraiser shall be completed within fifteen (15) days of the appointment of such third appraiser. All determinations made as provided in this definition shall be binding upon Contractor and United. All such appraisal costs will be shared equally between Contractor and United.

Final Monthly Schedule – means the final schedule of Scheduled Flights for the applicable calendar month delivered by United to Contractor pursuant to Section 2.1(c).

Final Notice – is defined in Schedule 1.

Forecasted Passengers – means, for any month, the forecasted Revenue Onboards derived from the Final Monthly Schedule for such month.

Foreign Costs – means the one-time third-party fees and expenses reasonably incurred by Contractor and paid to government agencies in connection with its initial provision of Regional Airline Services to a foreign country, and recurrent mandatory fees imposed by foreign governmental or regulatory authorities in connection with the provision of Scheduled Flights into or out of such foreign jurisdiction.

FPS – is defined in Section 8.4(e).

Fuel Services – means the act of putting fuel product into an aircraft and taking fuel product out of an aircraft, and any other incidental tasks as are customarily required from time to time in connection therewith; provided that the cost of aircraft fuel shall not be included as a cost of Fuel Services.

GAAP – means generally accepted accounting principles in the United States of America, consistently applied.

Grade Widths – is defined in Section 3.2(d)(ii).

Exhibit A-7

Ground Handling Services – means the ground handling services performed in connection with Regional Airline Services and as determined by United or United’s designee in United’s or United’s designee’s, sole option and discretion, which services will typically (but not necessarily) include without limitation the following: (i) gate check-in activities, (ii) passenger enplaning/deplaning activities, (iii) sky cap and wheelchair services, (iv) aircraft loading/unloading services, (v) passenger ticketing, (vi) jetbridge maintenance, (vii) janitorial services, (viii) deicing services, (ix) pushback, (x) airstarts, and (xi) aircraft overnight cleaning, including lavatory service and water service; provided that the foregoing list shall typically (but not necessarily) exclude turn cleaning unless otherwise directed by United, and towing services provided by Contractor pursuant to Section 4.6.

Growth Aircraft – is defined in Section 10.4.

Growth Aircraft Option – is defined in Section 10.4.

Growth Aircraft Option Notice – is defined in Section 10.4(a).

Guarantor – means Parent.

Hazardous Materials – is defined in Section 4.19(a)(ii).

Hub Airport – means, as of any date of determination, (i) each of CLE, DEN, EWR, IAD, IAH, LAX, ORD, and SFO, and (ii) any other airport at which United and its subsidiaries, together with all other operators operating under United’s livery or a derivative thereof, operate an average of at least fifty (50) flights per day at such airport during the six months period prior to such date of determination.

Identification – means the United Marks, the aircraft livery set forth on Exhibit E, the United flight code and other trade names, trademarks, service marks, graphics, logos, employee uniform designs, distinctive color schemes and other identification selected by United in its sole discretion for the Regional Airline Services to be provided by Contractor, whether or not such identification is copyrightable or otherwise protected or protectable under federal law.

Implementation Date – is defined in Section 3.1(b).

Incentive Markup Payment – is defined in Section 3.2(f).

Incentive Program – is defined in Section 3.2.

Indemnified Party – is defined in Section 7.3.

Indemnifying Party – is defined in Section 7.3.

Indemnity Notice – is defined in Section 7.3.

Initial E175 Pilot Training Expenses – is defined in Section 3.3(a).

Initial Proposed Monthly Schedule – is defined in Section 2.1(c).

Exhibit A-8

In-Service Date – means, with respect to a CRJ Covered Aircraft, the date such CRJ Covered Aircraft is scheduled to enter into service pursuant to Schedule 1.

Insurance Baseline – is defined in Section 3.6(b)(iii)(A)(3).

IOSA – is defined in Section 4.9.

ISTAT – is defined in the definition of Fair Market Value.

Labor Strike – means a labor dispute, as such term is defined in 29 U.S.C. Section 113(c) involving Contractor and some or all of its employees, which dispute results in a union-authorized strike resulting in a work stoppage.

Landing Fees – consists of all airport landing fees, Aircraft Rescue Fire Fighter (ARFF) charges or similar charges, apron fees, and any other fees charged by airport operators to cover airfield costs or other airport facilities. Unscheduled flights operated by Contractor for aircraft repositioning, maintenance or any purpose other than carrying revenue passengers will not be reimbursed.

Landing Gear Support Agreement – means that certain landing gear support agreement entered into by Contractor with a third party landing gear service provider for the E175 Covered Aircraft, provided Contractor has received United’s written approval of the commercial terms of such agreement.

Lead Director – is defined in Section 5.3.

Lease Documents – is defined in Section 10.1(b)(vi)(A).

Leased Call Option Aircraft – is defined in Section 10.1(b)(iv).

Letter of Agreement – is defined in Section 4.1(e).

Modified EBR Goal – is defined in Section 4.20(b)(ii)(B).

Modified EBR Payment – is defined in Section 4.20(b)(ii)(C).

Modified EBR Performance – is defined in Section 4.20(b)(ii)(C).

Modified EBR Period – is defined in Section 4.20(b)(ii)(A).

Navigation Fees – means navigation charges invoiced from Canadian/Mexican authorities to operate flights in the air space (NavCanada and Services a la Navigation en el Espacio Aereo Mexicano (SENEAM)) and fees and reasonable third party expenses to file schedules in foreign country.

On-Time Departure – means a flight departing on-time or earlier than scheduled departure time during such period. For the avoidance of doubt, On-Time Departures shall exclude all flights which do not depart on-time or earlier than scheduled departure time, without regard to any

Exhibit A-9

circumstance whatsoever, and specifically without regard to whether the failure to depart on-time or earlier was within Contractor’s control or outside of Contractor’s control.

On-Time Departure Rate – means, for any period of determination and for any number of flights, the quotient, expressed as a percentage, obtained by dividing (x) the number of such flights that are On-Time Departures by (y) the total number of such flights. For example, Contractor’s On-Time Departure Rate for Scheduled Flights for a particular month would equal the number of Scheduled Flights for such month that were On-Time Departures divided by the total number of Scheduled Flights for such month.

On-Time Zero Operating Goal – is defined in Section 3.2(c)(i).

Operating Goals – is defined in Section 3.2(a).

Operating Performance Measure – is defined in Section 3.2(a).

Outstanding Debt Balance – means the aggregate principal and interest owing with respect to any note, mortgage or other instrument evidencing a debt obligation of Contractor incurred in order to pay the purchase price of a Call Option Aircraft plus any and all out-of-pocket fees and expenses required to be incurred in order to pay the same, including without limitation termination, make-whole, prepayment (or similar) penalty or fee, breakage, third party attorney’s fees and costs, trustee and wind-up fees and recording/filing fees, in each case pursuant to obligations in effect on the earlier of the date of the applicable Call Option Request or the termination to which such Call Option Request relates, but in each case only to the extent that such fees and expenses have been disclosed as part of the Call Option Information in a timely manner as required hereunder, and, for the avoidance of doubt, shall not include any changes in income tax position, including loss of deductions, increased income tax expense or other income and other tax losses.

Outside Date – is defined in Section 3.1(b).

Owned Call Option Aircraft – is defined in Section 10.1(b)(iv).

Panel – is defined in Section 11.16(d).

Parent – means Mesa Air Group, Inc., a Nevada corporation, and its successors and permitted assigns.

Parts Support Agreement – means that certain parts support agreement entered into by Contractor with a third party parts service provider for the E175 Covered Aircraft, provided Contractor has received United’s written approval of the commercial terms of such agreement.

Passenger-Related Terminal Facilities – shall mean all passenger-related terminal facilities and spaces leased, subleased or otherwise retained or used by a party at an Applicable Airport, including without limitation all passenger lounges, passenger holding areas, aircraft parking positions (which may or may not be adjacent to a passenger holding area) and associated ramp spaces, gates (including loading bridges and associated ground equipment parking areas), ticketing counters and curbside check-in facilities.

Exhibit A-10

Pass-Through Costs – is defined in Section 3.6(b)(iii)(A).

Pending Rules – is defined in Section 3.1(b).

Performance Level – is defined in Section 3.2(d).

Performance Metric – means any of (i) On-Time Departure Rate, (ii) Controllable Completion Factor or (iii) Customer Satisfaction Score.

Person – means an individual, partnership, limited liability company, corporation, joint stock company, trust, estate, joint venture, association or unincorporated organization, or any other form of business or professional entity.

Phase 1 – is defined in Section 10.8.

Phase 2 – is defined in Section 10.8.

PMSI Lender – is defined in Section 10.6(a).

Prepayment – is defined in Section 3.6(a).

Prohibited Person – means an air carrier (other than United and its successors and any Subsidiary thereof), or a corporation directly or indirectly owning or controlling or directly or indirectly owned or controlled by an air carrier.

Prohibited Transaction – means any transaction described in clauses (I), (II) or (III) below:

I.	With respect to Contractor or Parent (each of the foregoing being referred to in this clause (I) as “Contractor”):

a.

Contractor consolidates with, or merges with or into, a Prohibited Person or conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to a Prohibited Person, or a Prohibited Person consolidates with, or merges with or into, Contractor in any such event pursuant to a transaction in which the voting securities of Contractor are converted into or exchanged for cash or securities of a Prohibited Person, except where the holders of voting securities of Contractor immediately prior to such transaction own not less than a majority of the voting securities of the surviving or transferee corporation immediately after such transaction, in each case other than any such transaction between Contractor on the one hand, and United and/or any of its Subsidiaries on the other;

b.

the direct or indirect acquisition by a Prohibited Person or any Person directly or indirectly controlling a Prohibited Person of control of Contractor (including without limitation as a result of the acquisition by such Prohibited Person or other Person of a controlling block of the capital stock of Contractor or the voting power with regard to such capital stock);

Exhibit A-11

c.	the liquidation or dissolution of Contractor in connection with which Contractor ceases operations as an air carrier; or

d.

the sale, transfer or other disposition of all or substantially all of the airline assets of Contractor on a consolidated basis directly or indirectly to a Prohibited Person or its affiliate, whether in a single transaction or a series of related transactions.

II.

Any transaction as a result of which neither of the following circumstances exists: (x) Contractor is a direct wholly-owned subsidiary of Parent or (y) Contractor is both (A) an indirect wholly-owned subsidiary of Parent and (B) the direct or indirect wholly-owned subsidiary only of other direct or indirect wholly-owned subsidiaries of Parent, each of which has executed a guarantee in the form of Exhibit K; provided that notwithstanding the foregoing, this clause (II) shall not be applicable due to a merger of Contractor so long as the successor to Contractor meets at least one of the circumstances describing Contractor in clauses (x) and (y) above and such successor to Contractor shall have assumed all of Contractor’s obligations arising under this Agreement, whether by operation of law or otherwise.

III.

The execution by Contractor or Parent or their affiliates of bona fide definitive agreements, the consummation of the transactions contemplated by which would result in a transaction described in the immediately preceding clauses (I) or (II).

Reasonable Operating Constraints and Conditions – means the operating constraints and conditions for the operation of Scheduled Flights reasonably imposed by the aircraft type, maintenance requirements, crew training requirements, aircraft rotation requirements, and route authorities, slots, and other applicable regulatory restrictions on flight schedule, in each case as evidenced by industry practice and custom.

Regional Airline Services – means the provisioning by Contractor to United of Scheduled Flights and all other flights contemplated in this Agreement, including, ground returns (completed and uncompleted), air returns (completed and uncompleted), permitted ferrying and maintenance flights, and delayed flights (including Excess Delayed Flights) using the Covered Aircraft in accordance with this Agreement.

Regulatory Approval Delay – is defined in Section 9.1(j).

Release – is defined in Section 10.1(b)(v)(A).

Revenue Onboard – means one revenue-generating passenger on one flight segment, regardless of whether such flight segment is all or part of such passenger’s entire one-way flight itinerary.

Rules – is defined in Section 11.16(a).

Scheduled ASMs – means, for any period of calculation, the greater of (x) the number of available seat miles for all Scheduled Flights set forth on the Initial Proposed Monthly Schedule and (y) the number of available seat miles for all Scheduled Flights set forth on the Final Monthly Schedule, it being understood that each of the Initial Proposed Monthly Schedule and

Exhibit A-12

the Final Monthly Schedule shall be determined pursuant to Section 2.1(c) herein and are subject to Reasonable Operating Constraints and Conditions as set forth therein.

Scheduled Delivery Date – is defined in footnote 1(a) of Table 1 in Schedule 1 with respect to E175 Covered Aircraft and shall be the date set forth under the caption “CRJ Scheduled Delivery Date” of Table 2 of Schedule 1 with respect to CRJ Covered Aircraft.

Scheduled Exit Date – is defined in footnote 1(g) of Table 1 of Schedule 1 with respect to E175 Covered Aircraft and shall be the date set forth under the caption “CRJ Scheduled Exit Date” of Table 3 of Schedule 1 with respect to CRJ Covered Aircraft.

Scheduled Flight – means a flight as determined by United pursuant to Section 2.1(c) (including all Charter Flights).

Seasonality Adjustment Factor – is defined in Section 3.2(c)(iv).

Second Panel – is defined in Section 11.16(k).

Senior Lender – is defined in Section 10.6(b).

Spare Aircraft – is defined in Section 2.1(d).

Special Cause – means the following, each of which constitutes breach: (i) a Controllable Completion Factor of [***] (in the case of E175 Covered Aircraft) or [***] (in the case of CRJ Covered Aircraft) or below for each of any three consecutive calendar months or for each of any four calendar months during any period of seven consecutive calendar months, (ii) an On-Time Departure Rate of [***] or below for each of any four consecutive calendar months or for each of any four calendar months during any period of seven consecutive calendar months; provided that all departure delays or cancellations caused by United and resulting from a material and extraordinary event that causes a departure delay or cancellation to similarly situated United or United Express flights not operated by Contractor or its affiliates shall be excluded from such calculation in this clause (ii), and that, for the avoidance of doubt and without limitation, Weather and ATC Delays and Cancels shall not be considered delays caused by United, (iii) a Customer Satisfaction score of [***] for a period of each of any four consecutive calendar months or for each of any four calendar months during any period of seven consecutive calendar months; provided that if [***] or more of the collective number of all United Express regional jet operators receive a score of [***] in any given month, then such month shall be excluded from the above calculation in this clause (iii), or (iv) a Performance Level for any Performance Metric below a grade of [***] for a period of six (6) consecutive calendar months; provided that, with respect only to the Customer Satisfaction Operating Goal, if [***] or more of the collective number of all United Express regional jet operators receive a score of [***] in any given month, then such month shall be excluded from the above calculation in this clause (iv).

Subsidiary – means, as to any Person, (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and

Exhibit A-13

(b) any partnership, association, joint venture, limited liability company, joint stock company or any other form of business or professional entity, in which such Person directly or indirectly through Subsidiaries has more than 50% equity interest at any time.

System Flight Disruption – means the failure by Contractor to complete at least [***] of the aggregate Scheduled ASMs in any three consecutive calendar months, or at least [***] of the aggregate Scheduled ASMs in any consecutive forty-five (45) day period, in each case excluding the effect of Uncontrollable Cancellations; provided, that if the average number of Block Hours flown per Covered Aircraft during such period is more than the average number of Block Hours flown per Covered Aircraft during the three consecutive calendar months immediately preceding the period first measured, then the calculation for purposes of this definition shall disregard that number of Scheduled ASMs for such period as is necessary to reduce the average number of Block Hours flown per Covered Aircraft during such period to the average number of Block Hours flown per Covered Aircraft during such prior three consecutive calendar month period; provided further, that a System Flight Disruption shall be deemed to continue until the next occurrence of a single calendar month in which Contractor completes at least [***] of the aggregate Scheduled ASMs; and provided further, that completions and cancellations of Scheduled Flights on any day during which a Labor Strike is continuing shall not be taken into account in the foregoing calculations.

Term – has the meaning set forth in Section 8.1, as earlier terminated pursuant to Section 8.2, if applicable, and any Wind-Down Period.

Termination Event – means any event or circumstance which provides United a right to terminate this Agreement pursuant to Article VIII.

Terminal Facilities – means (i) all Passenger-Related Terminal Facilities and (ii) all other terminal facilities and spaces leased, subleased or otherwise retained or used by a party at an Applicable Airport, including without limitation all baggage makeup areas, inbound baggage areas and other terminal facilities.

Termination Date – means the date of early termination of this Agreement, as provided in a notice delivered from one party to the others pursuant to Section 8.2, or, if no such early termination shall have occurred, the date of the end of the Term.

Towing Baseline – is defined in Section 4.6(b).

Transfer – is defined in Section 4.10(a)(v).

TSA – means the United States Transportation Security Administration.

UCC – is defined in Section 10.6(a).

UCH – means United Continental Holdings, Inc., a Delaware corporation, and its successors and permitted assigns.

Uncontrollable Cancellation – means:

Exhibit A-14

i.	a cancellation of a Scheduled Flight as a result of weather or air traffic control; and

ii.

a cancellation of a Scheduled Flight as a result of any changes to the Final Monthly Schedule made by United after the presentation of the Final Monthly Schedule pursuant to Section 2.1(c), provided that such cancellation was not made pursuant to the last sentence of Section 2.1(c); and

iii.	a cancellation of a Scheduled Flight described by the last proviso in Section 2.1(d);

in each case of (i), (ii) and (iii) above, as coded on United’s operations reports in accordance with United’s standard coding policies; it being further understood and agreed that if United’s operations or other United Express Operations are subject to the same circumstances giving rise to such Scheduled Flight cancellation, and such United or other United Express flights are not canceled as a result, then such Scheduled Flight cancellation shall not be an Uncontrollable Cancellation.

Uncontrollable Delays – means a delay of a Scheduled Flight for any reason that, if it resulted in the cancellation of such flight, would constitute an Uncontrollable Cancellation.

United – means United Airlines, Inc., a Delaware corporation and subsidiary of UCH, and its successors and permitted assigns.

United Express Operations – means, with respect to any contractor or service provider, all of the flights and other related operations of such contractor or service provider performed under the livery and/or the brand of “United Express.”

United Marks – is defined in Exhibit E.

United Cargo Program – means United’s “QuickPak” and “Petsafe” programs and/or any additional or replacement cargo program implemented by United from time to time, pursuant to which: (i) Contractor shall accept for carriage all baggage and shipments, whether from the ticket counter or cargo facility, that are permitted under United’s DOT and FAA approved Dangerous Goods (“DG”) management program, (ii) Contractor shall have access to United’s required training records and DG procedures and/or forms as necessary to permit Contractor to integrate such procedures into its existing flight crew training and acceptance procedures, (iii) Contractor shall accept and maintain compliance with United’s Hazardous Training Program for Scheduled Flights, and any training in connection therewith may be utilized to meet Contractor’s requirements under 14 CFR 121.1001-1007, Subpart Z and (iv) Contractor shall be permitted to transport its aircraft parts which are shipped as Company Material (COMAT) on Scheduled Flights, which shipments shall be tendered and/or accepted for shipment only by United’s employees or agents who have satisfactorily completed United’s required DG training and are authorized to perform such tendering and/or acceptance functions.

Weather and ATC Delays and Cancels – means a delay or cancellation of a Scheduled Flight as a result of weather or air traffic control as coded on United’s operations reports in accordance with United’s standard coding policies consistently applied to all domestic operations of United and its related United Express operators.

Exhibit A-15

Wind-Down Expenses – means (i) the reasonable direct severance expenses in respect of flight crews, and (ii) the reasonable out-of-pocket expenses incurred by Contractor for the relocation and retraining of flight crews, in each case of clauses (i) and (ii) above only as a direct result of United’s exercise of its termination rights pursuant to Section 2.4.

Wind-Down Period – means, as the context may require, (i) with respect to any specific Covered Aircraft, the period after the Termination Date and until the time when such Covered Aircraft has been withdrawn from the capacity purchase provisions of this Agreement, and (ii) with respect to the Agreement as a whole, the period after the Termination Date and until the time when the last Covered Aircraft has been withdrawn from the capacity purchase provisions of this Agreement.

Wind-Down Schedule – means the schedule, determined as provided in Article VIII of this Agreement, for Covered Aircraft to be withdrawn from the capacity purchase provisions of this Agreement.

Exhibit A-16

EXHIBIT B

Terms of Codeshare Arrangements

1.        Contractor’s use of United designated code. During the Term of the Agreement, United shall place its designator code, “UA”, on all Scheduled Flights operated by Contractor. United may suspend the display of its code on flights operated by Contractor if Contractor is in breach of any of its safety-related obligations, or material breach of any of its operational obligations, under the Agreement during the period that such breach continues. All Contractor operated flights that display the United designated code are referred to herein as “UA* Flights”.

2.        Contractor’s display of United designated code.

(a)        All UA* Flights will be included in the schedule, availability and fare displays of all computerized reservations systems in which United and Contractor participate, the Official Airline Guide (to the extent agreed upon) and United’s and Contractor’s internal reservation systems, under the UA code, to the extent possible. United and Contractor will take the appropriate measures necessary to ensure the display of the schedules of all UA* Flights in accordance with the preceding sentence.

(b)        United and Contractor will disclose and identify the UA* Flights to the public as actually being a flight of and operated by Contractor, in at least the following ways:

(i)        a symbol will be used in timetables and computer reservation systems indicating that UA* Flights are actually operated by Contractor;

(ii)        to the extent reasonable, messages on airport flight information displays will identify Contractor as the operator of flights shown as UA* Flights;

(iii)        United and Contractor advertising concerning UA* Flights and United and Contractor reservationists will disclose Contractor as the operator of each UA* Flight; and

(iv)        in any other manner prescribed by law.

3.        Terms and Conditions of Carriage. In all cases the contract of carriage between a passenger and a carrier will be that of the carrier whose code is designated on the ticket. United and Contractor shall each cooperate with the other in the exchange of information necessary to conform each carrier’s contract of carriage to reflect service offered by the other carrier.

4.        Notification of irregularities in operations. Contractor shall promptly notify United of all irregularities involving a UA* Flight which result in any material damage to

Exhibit B-1

persons or property as soon as such information is available and shall furnish to United as much detail as practicable. For purposes of this section, notification shall be made as follows:

United Airlines Dispatch

233 South Wacker Drive, 27th Floor

Chicago, IL 60606

Attention: Operations Director

Phone no.: (847) 700-4190

Fax no.: (872) 825-0985

Ops Spec A008

5.        Code Sharing License.

(a)        Grant of License. Subject to the terms and conditions of the Agreement, United hereby grants to Contractor a nonexclusive, nontransferable, revocable license to use the UA* designator code on all of its flights operated as a UA* Flight.

(b)        Control of UA* Flights. Subject to the terms and conditions of the Agreement, Contractor shall have sole responsibility for and control over, and United shall have no responsibility for, control over or obligations or duties with respect to, each and every aspect of Contractor’s operation of UA* Flights.

6.        Display of other codes. During the Term of the Agreement, United shall have the exclusive right to determine which other airlines (“Alliance Airlines”), if any, may place their two letter designator codes on flights operated by Contractor with Covered Aircraft and to enter into agreements with such Alliance Airlines with respect thereto. Contractor will cooperate with United and any Alliance Airlines in the formation of a code share relationship between Contractor and the Alliance Airlines and enter into reasonably acceptable agreements and make the necessary governmental filings, as requested by United, with respect thereto.

7.        Customer Commitment. During the period that United places its designator code on flights operated by Contractor, Contractor will adopt and follow plans and policies comparable (to the extent applicable and permitted by law and subject to operational constraints) to United’s Customer Commitment as presently existing and hereafter modified. Contractor acknowledges that it has received a copy of United’s presently existing Customer Commitment. United will provide Contractor with any modifications thereto promptly after they are made.

Exhibit B-2

EXHIBIT C

Non-Revenue Pass Travel

United will have the sole right to design, implement and oversee a pass travel program for the Regional Air Services.

Exhibit C-1

EXHIBIT D

Fuel Services

AGREEMENT FOR FUEL SERVICES

This Agreement for Fuel Services (this “Agreement”), dated _________ (the “Effective Date”) is entered into by and between __________________, a _________ __________ with its principal offices at _________________ (“Airline”) and ________, with its principal offices at _________________ (“Service Provider”).

1.	OBLIGATIONS OF SERVICE PROVIDER; SCOPE OF UNDERTAKING

A.

Fuel Services: Service Provider will provide fuel services for Airline at the location(s) designated on Exhibit A hereto (“Airport”). “Fuel Services” means the Fueling and Defueling of aircraft, and other incidental tasks as may be required, on occasion, by Airline. “Fueling” means putting fuel product into and “Defueling” means taking fuel product out of aircraft. The Fuel Services shall include the following services:

1.

Perform Skill Category 4 Fueling and Defueling of aircraft as defined in Airline’s General Fueling Manual, latest revision, as provided by Airline, based on schedule requirements and upon receipt of requests from an authorized representative of Airline specifying the type of service required, the type and amount of fuel product required, the time and place of delivery, and the type and identification number of aircraft to be serviced;

2.

At the time of into-plane fuel delivery, provide Airline with an imprinted ticket specifying meter readings and quantity serviced, date, type of aircraft, and plane/flight number. On the first working day of each calendar month, Service Provider will provide Airline’s Airport Station Manager with a statement recapping the total quantity of fuel product issued to Airline during the preceding month. Other reports will be prepared and furnished by Service Provider as required by Airline;

3.

Provide a daily report to Airline and Airline’s fuel supplier (including, if applicable, United Airlines) itemizing the amount of fuel product withdrawn from the airport fuel system truck rack, each dispensal of fuel into-plane and a report of the fuel balance held in Service Provider’s refueler trucks;

4.

When title to fuel product remains in Airline’s name or that of Airline’s fuel supplier, accountability for such fuel product shall be reported on a “gallon-in, gallon-out” basis as a book inventory. Service Provider shall have responsibility for all losses and gains in excess of +/- [***]% while fuel product is stored in refuelers or trucks under Service Provider’s care, custody and control;

Exhibit D-1

5.

Maintain complete and accurate books and records and make reports to Airline, in such form and detail as may be specified by Airline, of deliveries into and withdrawals from Airline’s aircraft, employee training, Fuel Quality Assurance checks, and equipment maintenance;

6.

Maintain (including necessary testing and flushing), repair, and replace fuel service equipment, including refueling equipment in order to keep the fuel service equipment (i) in good, safe and efficient operating condition and repair, (ii) in sanitary and sightly condition, (iii) in compliance with the obligations under any Airport leases, (iv) in compliance with all applicable governmental laws, rules and regulations, (v) in compliance with all directives and applicable rules of the applicable port authority, city and/or Airport authority granting rights to or having jurisdiction over the Airport (collectively, the “Airport Authority”), (vi) in compliance with Airline’s Fuel Operations Manual, latest revision, that defines equipment and facility maintenance standards, and that will be provided separately to Service Provider; and (vii) in compliance with all directives or procedures of Airline regarding safety and security; provided that such Airline requirements, if any, shall be deemed minimum requirements, and shall not diminish to any extent Service Provider’s duty to comply with law or requirements of any Airport Authority;

7.

Obtain and furnish all facilities, labor, supervision, materials, supplies, vehicles, equipment and tools and other requisites necessary for the performance of into-plane fueling and defueling services to Airline and all administrative services related thereto; and

8.	Furnish only properly trained and Airline qualified personnel to perform the Fuel Services.

B.

Facility Required to Perform Fuel Services. In the event and to the extent that Service Provider’s provision of Fuel Services requires access and occupancy of a portion of the site leased, subleased, licensed or operated by Airline at the Airport (the “Airline Premises”, Service Provider shall be additionally subject to all the terms and provisions specified below.

1.

Grant of License. Airline hereby grants to Service Provider a license (which, if required by an airport, shall be in a form approved by such airport) and a permit to enable Service Provider and its employees to access and use a portion of the Airline Premises delineated on Exhibit B attached hereto (the “Licensed Premises”) for the sole purpose of performing the Fuel Services, and for no other purpose. Service Provider shall have the right to access and occupy the Licensed Premises for the purposes specified herein only during the Term of this Agreement and such right shall expire simultaneously with the expiration of this Agreement. Service Provider acknowledges that (i) the size, location and configuration of the Licensed Premises shall be determined by Airline in

Exhibit D-2

its sole discretion; (ii) the license and Service Provider’s right to access and use the Licensed Premises is granted only to employees of Service Provider, and (iii) extending such rights to subcontractors of Service Provider shall require Airline’s prior written consent in each instance. Service Provider agrees that Airline shall have no obligation to perform any services or to provide any equipment to Service Provider except as otherwise expressly provided in this Agreement.

2.

Acceptance of Licensed Premises. By its execution of this Agreement, Service Provider shall be deemed to represent and certify that (i) Service Provider has been given adequate opportunity to investigate and examine the condition of the Licensed Premises; (ii) Airline shall not be required to improve, equip, repair or otherwise prepare the Licensed Premises for Service Provider’s occupancy or use thereof for the provision of the Fuel Services except as otherwise provided in Agreement; (iii) further and for the avoidance of doubt, nothing in this Agreement for Fuel Services is intended or shall be construed to make Service Provider liable for, or to cure, correct or remediate, any Pre-Existing Condition, as hereinafter defined. “Pre-Existing Condition” shall mean any condition in, on, or within the Licenses Premises which first manifested itself prior to the Effective Date, including but not limited to any condition which fails to comply with or violates any applicable law, including any legal requirement or prohibition related to hazardous materials, but does not include any exacerbation of a condition by Service Provider or its subcontractors.

3.

Use and Maintenance of Licensed Premises. Service Provider (i) shall use the Licensed Premises solely for the purposes delineated in this Agreement, and for no other purpose, in compliance with, and without violating, the agreements granting Airline its rights to the Licensed Premises (provided that Service Provider shall be provided a copy of any such agreements granting); (ii) shall take good care of the Licensed Premises and keep same clean and orderly; (iii) shall not waste electricity or other utility resources, and (iv) shall not use or authorize the Licensed Premises to be used, in whole or in part, in a manner that is dangerous to persons or property, or that may invalidate or increase the premium cost of any policy of insurance carried with respect to the Airline Premises, in whole or in part, or in violation of rules, regulations or requirements of the local Fire Department or Fire Insurance Rating Organization, or other authority having jurisdiction. In the event and to the extent that any damage to the Licensed Premises is caused by the negligent or intentional act or omission of Service Provider, its employees or agents, or any breach or noncompliance by Service Provider with its obligations under this Agreement, the reasonable and necessary cost of such repair shall be the responsibility of Service Provider, and Service Provider shall be liable to Airline for, and shall pay to Airline, on demand, all such reasonable, necessary and documented costs.

Exhibit D-3

4.

Airline Agreements Relating to Licensed Premises. Service Provider acknowledges and agrees that: Service Provider’s rights to use the Licensed Premises are and shall be subject and subordinate to (i) the terms and provisions of the agreements granting Airline its rights to the Licensed Premises; (ii) any rules and regulations that may, at any time or from time to time, be promulgated by the Airport Authority, and (iii) any approvals, consents and authorizations of the Airport Authority that may be required in order for the Service Provider to provide the Fuel Services. If requested, Airline will reasonably assist Service Provider with obtaining the requisite Airport Authority approval.

5.

No Liens. Service Provider will not file, and will not permit or authorize any laborer’s, materialmen’s, mechanic’s or other similar lien to be filed or otherwise imposed on any part of the Licensed Premises, the Airline Premises, or the Airport of which the Licensed Premises or Airline Premises form a part. If any laborer’s, materialmen’s, mechanic’s or other similar lien or claimed is filed as a result of Service Provider’s fault or negligence, and Service Provider does not cause such lien to be released and discharged promptly, or promptly file a bond in lieu thereof, Airline shall have the right to pay all sums necessary, including without limitation, direct payment to the claimant, to obtain such release and discharge and recover all such amount from Service Provider forthwith, together with interest thereon and reasonable attorneys’ fees and costs.

6.

Surrender. Upon termination of this Agreement, Service Provider shall vacate the Licensed Premises and surrender same to Airline vacant and in as good a condition as when Service Provider originally entered upon same, normal wear and tear excepted. Service Provider shall, at its sole cost, repair any and all damage to the Licensed Premises, excepting reasonable wear and tear, the Airline Premises or any other property of Airline resulting from Service Provider’s use of the Licensed Premises.

7.

Equipment. Service Provider will be responsible for the protection of all equipment, materials and tools used in the provision of the Fuel Services, whether such items belong to Airline or to Service Provider, regardless of the fact that such property may be stored, with Airline’s permission, on Airline’s property, including the Licensed Premises. Airline will not be responsible for any loss of or damage to such property from any cause whatsoever, other than the negligent or intentionally wrongful act of Airline or its employees, agents or contractors other than Service Provider. In the case of any equipment provided by Airline, Service Provider agrees to maintain same to the manufacturers operational standards.

C.

Schedule of Work. Service Provider will be available to perform the Fuel Services upon request during the hours designated by Airline. Also, the Service Provider, in any event, perform the Fuel Services, where practicable, in such a

Exhibit D-4

manner as to avoid inconvenience to Airline and its personnel and to avoid interference with Airline’s operations.

D.

Inspection and Acceptance of Fuel Services. All Fuel Services will be subject to inspection and acceptance by Airline’s designated representative, including inspections to verify compliance with this Agreement. Service Provider understands and expressly agrees that, with respect to any performance or provision of any Fuel Services subject to this Agreement: (i) to the extent of Service Provider’s authority to allow such access and to the extent Service Provider is not prohibited by other legal or contractual obligations, Airline will have full access at all times to any and all work spaces provided to or used by Service Provider to perform any Fuel Services; (ii) Fuel Services will be subject to quality audits [and to compliance with the standards defined in the applicable Service Level Agreement (SLA), as modified from time to time, ][but not more than twice per year, upon mutual written agreement between Airline and Service Provider;] and (iii) Service Provider will promptly respond to reasonable requests from Airline or its designee for information regarding Service Provider’s performance of Fuel Services and compliance with this Agreement.

2.	PERSONNEL

A.

Independent Service Provider Status of Service Provider and Service Provider’s Personnel. Airline and Service Provider will not act as and will not be deemed to be employees, partners, joint ventures, agents or associates of one another, and nothing herein set forth will be construed to impose any liability on them as such. Service Provider understands and expressly agrees that, with respect to any performance or provision of any Fuel Services subject to this Agreement:

1.	Service Provider’s relationship to Airline shall be strictly that of an independent contractor;

2.

Service Provider will not be entered on Airline’s payroll; Service Provider will be solely responsible for the payment and withholding, as the case may be, of all federal, state and local income taxes, and all contributions under the Federal Insurance Contribution Act;

3.	Airline shall not maintain, keep in force or pay for any worker’s compensation, employer liability insurance, or unemployment compensation insurance for Service Provider.

4.	Service Provider shall be responsible for procuring and maintaining its own insurance protection, and understands that Airline shall not provide any insurance coverage;

5.

Service Provider shall not be eligible to receive or participate in any vacation, group insurance, pension, travel or any other benefit currently available or at any time extended to Airline’s employees; and

Exhibit D-5

6.

(Any persons providing any Fuel Services in whole or in part under this Agreement (“Personnel”) will be and remain employees or subcontractors of Service Provider and not of Airline; they shall not be eligible or entitled to participate in any of the benefits or privileges extended by Airline to its employees, including the privileges or benefits referenced in Section 2(A)(1)-(5) above, and they shall not be, nor shall they be deemed to be, employees of Airline for purposes of federal, state or local income taxes, FICA taxes, unemployment benefits, workers compensation or in any other respect.

B.

Personnel Standards of Performance. Service Provider represents and warrants to Airline that all Fuel Services to be delivered shall (i) be performed by qualified Personnel in a good, competent and safe manner; (ii) reflect and adhere to the industry standards; (iii) be provided in accordance with the terms and conditions of this Agreement and Exhibits hereto; (iv) comply and comport with all applicable laws or airport rules and/or regulations; and (v) comply and comport with Airline rules and regulations applicable to the Fuel Services.

C.

Background Investigations And Airport Badges. If required at the Airport or by the Transportation Security Administration, the Department of Homeland Security, the Department of Transportation, the Federal Aviation Administration, or any other duly constituted governmental authority with jurisdiction over the matter, Service Provider, at its sole cost and expense, will conduct background investigations of all Personnel who will have access to any secure or restricted area of such premises. Background investigations will include, at a minimum, verification of prior employment (five years where available, shorter periods as applicable for those who have not been in the work force for ten years) to the extent permitted by law. Further, Service Provider must complete FBI approved fingerprint checks on all Personnel being issued a security badge to enter the air operations area (AOA) at the Airport. Each background investigation will be reduced to writing and will be verified by Service Provider as having been completed upon request by Airline, or by applicable governmental authority, upon reasonable notice. Without limiting, excusing or waiving to any extent Service Provider’s obligations under this Section 2(C), Airline reserves the right to verify independently the results of any investigation, and to terminate this Agreement without further notice upon discovery of a materially inaccurate investigation or deception regarding an investigation.

D.

Safety. The Service Provider shall be responsible for compliance with all local, municipal, federal or government regulations that relate to the safety of its Personnel and operations, including any airport rules or regulations. Service Provider shall have a written safety program that defines the roles and responsibilities of the Service Provider and its Personnel for achieving a safe operation. At Airline’s request, a copy of this program shall be submitted to Airline for review to assure that it is compatible with Airline’s safety program and in no way jeopardizes the safety of Airline’s employees, customers or operations. Service Provider and its Personnel shall, at a minimum, comply with all written

Exhibit D-6

Airline procedures and regulations that apply to the operation and maintenance of equipment, if any, that have been made available by Airline to Service Provider; such availability to be satisfied by (i) physical delivery to Service Provider of hard copies of such procedures and regulations, or, alternatively, (ii) through access to Airline’s web-based procedures and regulations, along with specific direction from Airline as to the location of any such procedures and regulations. Service Provider shall actively participate in all local safety initiatives, as requested by Airline station management, and shall assist and cooperate in incident investigations that involve Fuel Services equipment and/or Service Provider or Personnel.

3.	TERM OF AGREEMENT; PERIOD OF PERFORMANCE; TERMINATION

A.

This Agreement takes effect on, and Service Provider’s performance under this Agreement shall commence on [DATE] and, unless earlier terminated, shall continue and remain in effect thereafter for _________ years, through [DATE] (“Term”). Airline shall have the right to immediately terminate this Agreement if (i) Airline, in its reasonable and good faith judgment, determines that Service Provider’s performance does not meet the standards established by Airline as necessary for the performance of the Fuel Services required under this Agreement, or (ii) the Service Provider is in violation of any material provision of this Agreement. Either party shall have the right to terminate this Agreement, (a) for convenience, upon ninety (90) days’ written notice to the other party, or (b) in the event of a breach of this Agreement by the other party, which breach is not cured within ten (10) days from the date of receipt of notice of such breach.

B.

In the event of any termination, Airline’s sole obligation to Service Provider shall be the payment to the Service Provider for Fuel Services properly rendered, and pre-authorized out-of-pocket expenses incurred, up to the time of termination, subject, however, to Airline’s right to withhold payments or portions thereof to compensate and make Airline whole for any loss resulting from Service Provider’s breach of this Agreement.

C.

In the event of termination, the Service Provider shall immediately return to Airline all originals, copies and summaries of records related to the Fuel Services provided under this contract, Airline’s Confidential and Proprietary Information, and Airline property, materials, equipment or documents in Service Provider’s possession.

4.	FEES AND EXPENSES

A.

Compensation. In consideration of the performance by Service Provider of all Fuel Services (and subject to Service Provider’s full performance of all Fuel Services), Airline shall pay Service Provider the compensation set forth on Exhibit A.

Exhibit D-7

B.

Reimbursable Expenses. There are no reimbursable expenses under this contract. In the event Airline, in its sole discretion, determines certain expenses to be reimbursable, any reimbursement must be approved in writing by Airline prior to Service Provider incurring the expense.

C.

Taxes. Airline agrees to be responsible for and pay any sales or use taxes (other than taxes imposed on or measured by income received for provision of the Fuel Services, including both gross receipts and net income) imposed by any taxing authority and required to be paid by Service Provider or Airline as a result of the Fuel Services provided to Airline pursuant to this Agreement. If a claim is made against Service Provider for any taxes that are to be paid by Airline, Service Provider will timely notify Airline and take such action, at Airline’s expense, as Airline may reasonably direct with respect to such taxes, including payment of same under protest. In the event that the disputed tax was previously paid and if Airline so requests, Service Provider will, at Airline’s expense, take such action as Airline may reasonably direct, including the filing of an amended tax return, or Service Provider shall permit Airline to file a claim or commence legal action in Service Provider’s name to recover such tax payment. In the event of a refund or recovery of any tax, in whole or in part, Service Provider will pay to Airline promptly that portion of the tax paid by Airline, including any interest received thereon.

D.

Airport Fees. Airline agrees to reimburse Service Provider for applicable airport fees related to the Fuel Services as a result of this Agreement. Specifically excluded from this provision are airport badging fees, vehicle registration or tag fees (and charges related thereto), airport environmental recovery fees, fuel system access fees and airport fines.

E.

Invoices. Service Provider shall invoice Airline monthly, payable in U.S. dollars, for Fuel Services satisfactorily performed and completed in the previous month, less the sum of all credit notices due Airline. Each invoice, submitted in the form provided by Airline under separate cover. Invoices shall be submitted to the Station Manager at the address shown on Exhibit A and Service Provider will also send as quickly as possible thereafter an electronic copy.

F.

Disputed Invoices. Airline reserves the right to reasonably reject invoices that are unclear and do not meet Airline’s requirements as stipulated in this Agreement. In the event that Airline disputes any invoices, payment of only the disputed portion will be delayed until such dispute is resolved to the mutual satisfaction of the parties. Airline will timely pay the undisputed portion. If there has been no response from Service Provider within 30 days after disputed invoice notification, Service Provider shall be deemed to have agreed with Airline regarding the disputed amount and the invoice dispute shall be closed without further payment due. Airline shall inform Service Provider of any disputed invoice within 21 calendar days from Airline’s receipt of said invoice.

Exhibit D-8

G.

Late Invoices. Service Provider must submit an invoice, in the form provided by Airline under separate cover, to Airline within thirty (30) days after the end of the month in which the Fuel Services were performed. If more than once during any 12-month period, Service Provider’s invoice is submitted more than thirty (30) days after the end of the month in which Fuel Services are performed, the payment required on subsequent late invoices during that 12-month period shall be reduced as follows:

Months after Fuel Services are performed:    % due:

1 to 3 months	90
After 3 months	50

H.

Payment of Invoices. Airline will pay properly issued and approved invoices, or to the extent an invoice is subject to reasonable dispute, any undisputed portion, within thirty (30) calendar days of date on invoice. The Station Manager will approve invoices in a timely manner.

I.

Liens. Service Provider will keep the premises, improvements, machinery, and equipment of Airline free and clear from any and all liens arising out of the Fuel Services performed or materials furnished hereunder. Service Provider will obtain properly executed waivers and releases from all permitted subcontractors or other persons entitled to liens for Fuel Services or materials furnished in accordance with this Agreement. Service Provider hereby agrees to defend, indemnify and hold Airline harmless from any and all costs, expenses, losses and all damages resulting from the filing of any such liens against Airline. As a condition to payment hereunder, Service Provider will from time to time, upon reasonable request by Airline, furnish waivers or releases of such liens or receipts in full for all claims for such Fuel Services or materials and an affidavit that all such claims have been fully satisfied.

5.	REPRESENTATIONS AND WARRANTIES

A.

Permits. Service Provider represents that it has obtained, and will maintain at all times during the term of this Agreement, all permits and consents required in order to provide Fuel Services to Airline at the Airport.

B.

Due Authorization, Execution and Delivery. Each of Airline and Service Provider represent that this Agreement has been duly authorized, executed and delivered by such party and is enforceable against such party in accordance with its terms.

6.	INDEMNIFICATION

A.

Indemnification by Service Provider. Service Provider will be responsible for, defend, indemnify, and hold harmless Airline, United Airlines, Inc. (“United”) and the owner or lessor (and, if applicable, sublessor) of the Airline Premises and their respective officers, employees, and agents (collectively the “Airline

Exhibit D-9

Indemnified Parties”) from and against any and all liabilities, claims, suits, judgments, losses, damages, fines or costs (including reasonable attorneys’ fees and expenses) to the extent that they arise out of (i) any negligence or willful misconduct on the part of Service Provider in connection with its performance under this Agreement, (ii) any failure of supervision, negligence, or willful misconduct of the Service Provider in connection with its performance under this Agreement, or (iii) any breach or default by Service Provider of its obligations under this Agreement, or (iv) otherwise arising out of Service Provider’s provision of Services under this Agreement, all except and to the extent caused by the negligence or willful misconduct of any of the Airline Indemnified Parties.

B.

Indemnification by Airline. Subject to and without limiting any of Service Provider’s obligations under this Agreement, including the above Service Provider Indemnity, Airline will be responsible for, defend, indemnify and hold harmless Service Provider and United, and their respective officers, employees, and agents (collectively, the “Service Provider Indemnified Parties”) against and from any and all liabilities, claims, suits, judgments, losses, damages, fines or costs (including reasonable attorneys’ fees and expenses in the event that Airline breaches its duty of defense) to the extent that they arise out of any (i) gross negligence or willful misconduct on the part of Airline, its employees or agents (other than Service Provider) in connection with this Agreement, or (ii) any breach or default by Airline of its obligations under this Agreement, all except and to the extent caused by the negligence or willful misconduct of any of the Service Provider Indemnified Parties.

C.

Environmental Indemnity. In addition to all other indemnities provided in this Agreement, Service Provider shall be responsible for, indemnify, defend and hold harmless Airline Indemnified Parties (as defined herein) from and against any and all claims, liabilities, damages, costs, losses, penalties, and judgments, including costs and expenses incident thereto under Environmental Laws or due to the release of a Hazardous Material, which may be suffered or incurred by, accrue against, be charged to, or recoverable from Airline or its officers, agents, servants and employees, arising out of Service Provider’s provision of Services under this Agreement, except to the extent caused by the negligence or willful misconduct of Airline. Notwithstanding anything to the contrary set forth in Section 14(L), such damages may include the payment of consequential, special or exemplary damages to the extent an applicable lease agreement, sublease or other similar agreement requirements payment of such damages.

D.

Cooperation. Both parties shall reasonably cooperate with and assist each other in the defense of any action of whatever kind brought by a third party against either party in connection with the Services, except to the extent such cooperation or assistance precludes or jeopardizes any claims or defenses of such party in connection with any such action.

Exhibit D-10

7.	RECORDS

A.

Upon reasonable request by Airline, Service Provider will make available to Airline for inspection and, if necessary, copying a complete set of all daily sign-in registers, listing each of the employees of Service Provider engaged in performance under this Agreement, including name, date, and number of hours worked. Each listing will be acknowledged and verified by the supervisor of each such employee.

B.

Service Provider will maintain, for a period of three (3) years following the performance of any Services, such books, records, and accounts as are necessary for Airline to verify the accuracy of Service Provider’s invoices regarding any performance by Service Provider under this Agreement, including without limitation time sheets, payroll registers, canceled payroll checks, and any other work records of all personnel regarding all work included in any invoice of Service Provider under this Agreement. Airline or its designated representative upon reasonable notice and to the extent permissible by law, may inspect any such books, records, and accounts, during normal business hours throughout the term of this Agreement and for a period of one year after expiration or other termination hereof.

C.

To the extent that Service Provider is required by law or by any regulatory authority to maintain records of background investigations, training, or other qualification or certification of employees or agents of Service Provider performing services under this Agreement, upon expiration or termination of this Agreement for any reason and upon reasonable notice, Service Provider will make available to Airline all such records, to the extent reasonable and permissible by law.

D.

Upon reasonable notice, the books and records of Service Provider relating to Airline fuel inventories and Service Provider’s records relating to employee training, fuel QA checks, facility and equipment maintenance, and compliance requirements, will be accessible to and open for inspection, examination and audit by Airline and/or its authorized representatives to the extent permissible by law.

E.

Service Provider shall maintain records relating to its compliance with Environmental Laws under this Agreement for at least three (3) years or such longer period of time if required by Environmental Laws. Upon reasonable notice Service Provider shall, at the reasonable request of Airline, promptly provide copies of relevant environmental records to Airline to the extent permissible by law.

8.	NONDISCLOSURE OF CONFIDENTIAL AND PROPRIETY INFORMATION

A.

Service Provider acknowledges that, in connection with its performance hereunder, it may access business information that is proprietary to Airline, confidential or compressively sensitive, and/or information, materials, documents

Exhibit D-11

that are proprietary to third parties. Service Provider acknowledges that all such information and programs constitute “Confidential and Proprietary Information” which is highly confidential, proprietary and sensitive and understands that any Confidential and Proprietary Information shall be disclosed and made available to Service Provider for the sole and exclusive purpose of performing the Services required by the Agreement.

B.

Service Provider shall (i) treat all Confidential and Proprietary Information as privileged, confidential, and proprietary (ii) retain same in the strictest confidence; (iii) use the utmost diligence to guard and protect such Confidential and Proprietary Information (iv) not divulge, copy, disclose or use same, in whole or in part, for any purpose other than for the performance of the Services subject to this Agreement; and (v) not duplicate or use any Confidential and Proprietary Information, in whole or in part, for itself or third parties, except with the express written consent of Airline and, if applicable, the third party owner; provided however that Confidential and Proprietary Information shall not mean or include:

1.	Any information which is in the public domain or becomes publicly available, unless due to any unauthorized act or omission on the part of Service Provider or any other party;

2.	Any information which becomes rightfully known to the Service Provider from a third party not bound by any restriction of non-disclosure, or

3.	Any information which is expressly authorized to be disclosed by Airline in writing; or

4.

Any information sought pursuant to any subpoena or court order; provided, however, that in such event, Service Provider will promptly notify Airline and afford to Airline such opportunity as is feasible under the circumstances to permit Airline to object to, challenge or resist the disclosure.

C.

Service Provider understands and acknowledges that disclosure of the Confidential and Proprietary Information may give rise to an irreparable injury to Airline, its parent company and/or their respective subsidiaries or affiliates. Accordingly, Service Provider agrees that Airline or the affected entity may seek, in addition to any legal remedies available to it and without the posting of any bond or other security, injunctive relief against the breach or threatened breach of any of the foregoing undertakings.

D.

Airline acknowledges that, in connection with its performance hereunder, it may access business information that is proprietary to Service Provider, confidential or compressively sensitive, and/or information, materials, documents that are proprietary to third parties. Airline acknowledges that all such information and programs constitute Confidential and Proprietary Information which is highly confidential, proprietary and sensitive and understands that any Confidential and

Exhibit D-12

Proprietary Information shall be disclosed and made available to Airline for the sole and exclusive purpose of performing the Services required by the Agreement.

E.

Airline shall (i) treat all Confidential and Proprietary Information as privileged, confidential, and proprietary (ii) retain same in the strictest confidence; (iii) use the utmost diligence to guard and protect such Confidential and Proprietary Information (iv) not divulge, copy, disclose or use same, in whole or in part, for any purpose other than for the performance of the Services subject to this Agreement; and (v) not duplicate or use any Confidential and Proprietary Information, in whole or in part, for itself or third parties, except with the express written consent of Service Provider and, if applicable, the third party owner; provided however that Confidential and Proprietary Information shall not mean or include:

1.	Any information which is in the public domain or becomes publicly available, unless due to any unauthorized act or omission on the part of Airline or any other party;

2.	Any information which becomes rightfully known to the Airline from a third party not bound by any restriction of non-disclosure, or

3.	Any information which is expressly authorized to be disclosed by Service Provider in writing; or

4.

Any information sought pursuant to any subpoena or court order; provided, however, that in such event, Airline will promptly notify Service Provider and afford to Service Provider such opportunity as is feasible under the circumstances to permit Service Provider to object to, challenge or resist the disclosure.

F.

Airline understands and acknowledges that disclosure of the Confidential and Proprietary Information may give rise to an irreparable injury to Service Provider, its parent company and/or their respective subsidiaries or affiliates. Accordingly, Airline agrees that Service Provider or the affected entity may seek, in addition to any legal remedies available to it and without the posting of any bond or other security, injunctive relief against the breach or threatened breach of any of the foregoing undertakings.

9.	UNAUTHORIZED PAYMENTS

A.

Prohibited Payments. In connection with any performance under this Agreement, neither Service Provider, nor any officer, employee, or agent of Service Provider, will make any payment, or offer, promise or authorize any payment, of any money or other article of value, to any official, employee, or representative of Airline, or to any person or entity doing business with Airline, in order either to obtain or to retain Airline’s business, or to direct Airline’s business to a third party, or to influence any act or decision of any employee or representative of

Exhibit D-13

Airline to perform or to fail to perform his or her duties, or to enlist the aid of any third party to do any of the foregoing.

B.

Prohibited Receipt of Payments. In connection with any performance under this Agreement, neither Service Provider, nor any officer, employee, or agent of Service Provider, will solicit or receive any amount of cash or negotiable paper, or any item, service or favor of value from any present or prospective supplier, Service Provider or customer of Airline, or from anyone else with whom Airline does business, including any governmental official or representative, for or in connection with the obtaining or retaining any business of or with Airline. Service Provider will refuse to accept all such gifts and, if received, will return such gifts to the donor. In all such cases Service Provider will notify Airline promptly of such gift or offer thereof. If Airline deems it necessary, Service Provider will turn over such gifts to Airline for further handling.

10.	OPERATION OF BUSINESS

A.

Change in Ownership. If any person or business entity that does not presently have a controlling interest in Service Provider obtains a controlling interest in Service Provider whether by merger, acquisition, or otherwise then Airline may provide notice of termination to the Service Provider (or its successor or assign) within sixty (60) days from learning of the acquisition. Termination according to this section shall be without penalty or cost to Airline except for payment for obligations which arose prior to the termination date.

B.

Cessation of Business. If Service Provider ceases to do business as a going concern, Service Provider will provide Airline promptly with all testing and quality control procedures and manuals, and all other technical information, and certain equipment as referenced in Section 3(C) above under the terms of that Section, to the extent the foregoing does not represent proprietary information of Service Provider, or if it does, after receipt of assurances from Airline, acceptable to Service Provider, to protect the confidentiality of said proprietary information, sufficient to allow Airline to obtain substitute performance of any duties or obligations of Service Provider under this Agreement.

11.	INSURANCE

It is understood and agreed that the insurance coverages required herein will neither limit nor expand Service Provider’s duty to defend, indemnify and hold harmless pursuant to this Agreement. It is further understood and agreed that the designation of Airline as an additional insured of Service Provider will not increase or expand Service Provider’s defense and indemnification obligations beyond what is required under the terms of this Agreement, nor will it limit or expand Service Provider’s sole responsibility for payment of any deductible or self-insured retention amounts under the Insurance. Except as expressly provided in this Agreement, the aforementioned insurance coverages required of the Service Provider shall be subject to all coverage limitations, exclusions,

Exhibit D-14

definitions, conditions, endorsements and other requirements, limitations and obligations set forth in Service Provider’s insurance policies.

Service Provider will obtain and maintain insurance of the following types and amounts:

A.

Comprehensive General Liability Coverage including, On-Airport Operations (including air-side automobile, contractual, completed operations, independent contractor, products hazards, and war risk and allied perils) covering both bodily injury and property damage in an amount not less than $[***] combined single limit per occurrence.

B.	Automobile Liability covering both bodily injury and property damage in an amount not less than $[***] combined single limit per occurrence.

C.

Workers’ Compensation at statutory limits with a waiver of subrogation in favor of Airline and Employers Liability Insurance in an amount not less than $[***] per employee by accident, $[***] per employee by disease, and $[***] policy limit by disease.

D.	Environmental Impairment Liability in an amount not less than $[***] per occurrence and in the annual aggregate.

E.	All Risk Property Coverage at replacement cost.

All insurance policies required to be carried by the Service Provider will (i) be written on an occurrence basis by companies of recognized responsibility and otherwise reasonably acceptable to Airline; (ii) be subject to such deductibles, increases in limits and coverages as Airline may from time to time reasonably request; (iii) name Airline, its directors and officers, agents and employees as additional insureds; (iv) include a provision that no act or omission of Service Provider or any party acting under its direction will affect or limit the obligations of the insurance company in respect to any additional insured; (v) provide appropriate cross liability and severability of interest clauses (vi) be deemed primary without right of contribution of any insurance that Airline may carry and the liability assumed by Service Provider has been specifically insured under the liability policy; and (vii) provide that the prescribed coverages may not be reduced, canceled, or non-renewed without at least thirty (30) days’ prior written notice to Airline (7 days’ notice with respect to war risk), except in the case of a cancellation for nonpayment of premium, in which case only ten (10) days’ prior written notice will be sufficient. Certificates evidencing such insurance and clauses will be provided to Airline prior to or upon execution of this agreement.

12.	COMPLIANCE

A.

Law. Service Provider will comply (and will cause all its Personnel to comply) with all applicable laws, ordinances, rules and regulations (federal, state and local), statutory, regulatory, and any and all legal requirements now in effect or that may be enacted, promulgated, issued, or imposed in the future in connection with or relating to any services to be provided by Service Provider including, by

Exhibit D-15

way of example and not a limitation, all legal requirements relating to safety or otherwise that are subject to the jurisdiction of the Federal Aviation Administration and the Department of Transportation, The Americans with Disabilities Act, the Civil Rights Act of 1964, as amended, the Foreign Corrupt Practices Act, Workman’s Compensation, Employer’s Liability, Environmental Laws, and applicable rules of affected airport authorities and will make all reports and remit all required withholdings and other deductions from the compensation paid to its personnel.

B.

Airline’s Safety and Security Procedures. Service Provider shall at all times comply (and will cause all its Personnel fully to comply) with all safety, environmental, security and health regulations in effect at Airline’s facilities of which Service Provider is made aware, including without limitation, Airline’s drug screening and “no smoking” policies; provided, however that Airline’s policies or directives will be minimum requirements, and Service Provider’s full compliance with Airline’s directives will not limit to any extent Service Provider’s responsibility to comply with applicable law under Section 12(A) above. It is additionally provided that, in the event that Airline’s policies are inconsistent with or in conflict with any express legal requirement, Service Provider shall comply with said legal requirement.

C.

Permits, Notices, Approvals, And Code Compliance. Service Provider will at its expense obtain all necessary permits and licenses that may be required in order to perform the Services. Service Provider will ensure that all Services performed and materials furnished under this Agreement comply with all applicable municipal, county, state and federal building, fire, sanitary and other codes. Service Provider will arrange for all necessary governmental or other inspections or approvals, including all notices in connection therewith, regarding all Services. At Airline’s request and upon reasonable notice, Service Provider will provide to Airline written and documentary evidence of Service Provider’s compliance.

D.

Costs. Service Provider must pay governmental fines and fees and any other costs to address any such enforcement action that arises out of the provision of Fuel Services under this Agreement, except to the extent caused by the negligence or willful misconduct of Indemnified Parties.

13.	ENVIRONMENTAL

A.	Definitions.

1.

The term “Environmental Laws” means all applicable federal, state, local and foreign laws and regulations, including orders or settlements under those laws and including airport rules, regulations and policies, lease requirements (if the lease is provided to Service Provider) relating to the environment or human health and safety, including, without limitation, laws, regulations and rules relating to emissions to the air, discharges to

Exhibit D-16

surface and subsurface waters, regulation of potable or drinking, the use, storage, release, disposal, transport or handling of Hazardous Materials.

2.

The term “Hazardous Materials” means any substances, whether solid, liquid or gaseous, which are listed and/or or regulated under any Environmental Laws or which otherwise cause or pose a known threat or hazard to health, safety or the environment, including, without limitation any petroleum products or any constituent thereof.

B.	Service Provider Obligations.

1.

Service Provider shall conduct its operations in a prudent manner, taking reasonable preventative measures to avoid liabilities under any Environmental Laws or harm to human health or the environment, including, without limitation, measures to prevent unpermitted releases of Hazardous Materials to the environment, impacts to on-site or off-site properties and the creation of any public nuisance. If in the course of conducting services under this Agreement Service Provider encounters conditions that could give rise to any liability for Airline (whether or not caused by Service Provider), Service Provider or any other person under any Environmental Laws or which otherwise could harm human health or the environment, Service Provider shall promptly notify Airline of such conditions. Notification shall be provided as indicated in Section 14(G) of this Agreement, with a copy to [insert title and address of Airline representative].

2.

Service Provider shall, at its own expense, conduct its operations in compliance with applicable Environmental Laws, including obtaining any needed permits or authorizations for Service Provider’s operations, and shall properly train its employees to comply with such Environmental Laws.

3.

Service Provider shall ensure that any waste materials generated in connection with the services performed by Service Provider under this Agreement are managed in accordance with all applicable Environmental Laws with Service Provider assuming responsibility as the legal generator of such wastes.

4.

For any leased areas or other equipment that are jointly used or operated by both Service Provider and Airline (and/or other Airline contractors), Service Provider shall effectively coordinate its activities with Airline (and/or other Airline contractors) and otherwise perform such activities to ensure compliance with applicable Environmental Laws. Service Provider’s obligations under this Section shall include, without limitation (by way of example only): (a) properly managing shared fuel storage tanks and ground service equipment to ensure that the fuel complies with the sulfur concentration limitations required under the Clean Air Act and

Exhibit D-17

state laws, and its implementing regulations, as amended from time to time, (b) providing information on operations, materials used, and equipment (c) coordination regarding spill response responsibilities. If requested in writing by Airline, Service Provider shall replace specific products used in its operations with less toxic products, as long as there is a reasonable replacement available. If such products are more expensive, the parties agree the increased cost would be paid by Airline.

5.

Except for de minimis amounts of Hazardous Materials that are not required to be reported to the Airport or any governmental authority and are immediately and fully remediated to pre-existing conditions, Service Provider shall promptly notify Airline of any spills or leaks of Hazardous Materials arising out of Service Provider’s provision of Services under this Agreement, and shall provide copies to Airline of any written reports provided to any governmental agencies and airport authorities under any Environmental Laws. Service Provider shall promptly undertake all actions to remediate any such spills or leaks to the extent required by applicable Environmental Laws, by an applicable governmental authority, by the airport authority, or in order to comply with a lease obligation. In the event that Service Provider fails to fulfill its remediation obligations under this Section 13(B)(5) to the satisfaction of Airline, Airline may undertake such actions at the sole reasonable and necessary cost and expense of Service Provider. Such costs and expenses shall be promptly paid upon Service Provider’s receipt of a written request for reimbursement by Airline.

6.

Service Provider shall upon written request promptly provide Airline written copies of any notices of violation or other claims from any party related to or associated with the provision of Services conducted by Service Provider under this Agreement. Service Provider shall promptly undertake all actions necessary to resolve such matters, including, without limitation, the payment of fines and penalties to the extent required by applicable Environmental Laws. In the event that Service Provider fails to fulfill its obligations under this Section 13(B)(6), Airline may undertake such actions at the sole reasonable and necessary cost and expense of Service Provider.

7.

If reasonably requested in writing, Service Provider shall conduct a review and provide information to Airline demonstrating compliance with any provision of this Section 13. This review may include, at Airline’s request and expense, the completion of an environmental compliance audit of Service Provider’s activities pursuant to a work plan approved by Airline. Service Provider shall provide Airline with a summary of the results of this audit and provide an opportunity to review the report. Upon three (3) days’ advance written notice from Airline, Service Provider shall provide Airline with access (for the limited purpose of ascertaining Service Provider’s compliance with this Section) to that portion of the Fuel

Exhibit D-18

Services operations, documents and management employees specifically developed and positioned to provide the Fuel Services to Airline. Service Provider shall promptly remedy areas of non-compliance identified in writing by Service Provider, Airline or by a government agency with jurisdiction over Service Provider’s operations.

8.

Service Provider shall develop, maintain, implement, and update (as necessary) a Spill prevention, Control and Countermeasures Plan (SPCC) as required by 40 CFR Part 112 for the regulated storage of oil and oil products.

9.

If Airline provides any information, instruction, or materials (“Airline’s Materials”) to Service Provider relating to Airline’s obligations under any Environmental Laws, Service Provider agrees that such information, instruction, or materials shall not in any way relieve Service Provider of its obligation to comply with Environmental Laws and for avoidance of doubt, Service Provider shall comply with applicable Environmental Laws in the event of a conflict between Environmental Laws and Airline’s Materials. Service Provider further agrees that it shall otherwise preserve the proprietary nature of any such information and ensure that the information is not disclosed to any third parties without first obtaining the written consent of Airline.

14.	MISCELLANEOUS

A.	Governing Law. This Agreement shall be construed and interpreted according to the laws of the State of Illinois without regard to conflicts of law provisions.

B.

Entire Agreement/Modifications/Validity. This Agreement, together with all exhibits and attachments hereto, contains the entire agreement between the parties, and supersedes all prior or contemporaneous oral or written representations or communications between the parties. This Agreement may be modified only by an instrument in writing executed by both parties. In the event that a court determines that a portion of this Agreement is void, invalid or unenforceable, that provision shall be limited or eliminated to the minimum extent necessary so that the Agreement shall otherwise remain in full force and effect and the remaining provisions of this Agreement remain in effect.

C.

Assignment and Subcontracting. Service Provider acknowledges that it may not, and agrees that it shall not (i) assign or otherwise transfer this Agreement, or (ii) subcontract or delegate any of Service Provider’s obligations under this Agreement in whole or in part without the prior written consent of Airline in each instance, which consent may be withheld in Airline’s sole discretion. No subcontracting, even if approved by Airline, shall (a) release Service Provider from its responsibility for its obligations under this Agreement, in whole or in part; (b) diminish or limit to any extent Service Provider’s obligation to Airline, or (c) create a contractual relationship between Airline and any subcontractor.

Exhibit D-19

Notwithstanding anything in this Agreement to the contrary, this Agreement may be assigned, in whole or in part, to any entity into which Airline, or its parent, may be merged or consolidated, or which may succeed to the business of Airline, or its parent, as well as any entity that is an affiliate, subsidiary, parent, or successor of Airline or its parent.

D.

Force Majeure. Without prejudice to Airline’s rights of termination set forth herein, neither party will be deemed to be in default or breach of this Agreement, in the event and to the extent that its delay or failure to perform as required under this Agreement is prevented, delayed, or made impossible or impracticable as a result of any act of God, war, insurrection, riot, terrorist attack, civil disorder, unrest or disturbance, martial law or other governmental restrictions, including rationing, epidemics, fire, flood, earthquake or other casualty, failure of facilities or systems, any natural or man-made disaster or other cause of like nature that is beyond the reasonable control of such party (“Force Majeure”). The party affected by an event of Force Majeure, upon prompt written notice given to the other party, shall be excused from its obligations on a day to day basis to the extent of such prevention, restriction or interference provided that the party so affected shall use its best efforts to avoid, remove or work around such Force Majeure event and minimize the consequences thereof and both parties shall resume performance hereunder as soon as feasible.

E.	Nonwaiver. No delay or failure of either party to exercise any right or remedy hereunder shall operate as a waiver thereof in such or any subsequent instance.

F.

Third Party Beneficiaries. Except with respect to United, which shall be a third party beneficiary of this Agreement with respect to the indemnification provisions set forth in Section 6 hereto, nothing in this Agreement is intended to confer any rights or remedies under this Agreement on any person other than Airline and Service Provider.

G.

Notices. All notices, requests or other communications (other than routine communications made or exchanged in the ordinary course of Service Provider’s performance hereunder) shall be given in person, or mailed by certified or registered mail, or by a nationally recognized overnight courier. Notices shall be given to each party at the addresses specified below, or to such other address or addresses as either party may from time to time designate to the other by written notice:

Exhibit D-20

To Airline	To Service Provider

Notices shall be effective upon receipt, or upon attempted delivery where delivery is refused or mail is unclaimed. Any notices from Service Provider to Airline regarding termination of the agreement or changes in the terms and conditions of this agreement shall be directed to Airline’s corporate headquarters at the above mailing addresses.

H.

Publicity. Service Provider may refer to Airline as a customer reference in non-public business dealings with potential customers and financial concerns. Neither party will refer to this Agreement or use the name of the other party in any form of publicity or advertising, either directly or indirectly, without the prior written consent of the other party.

I.

Survival. All obligations accrued but not performed as of the termination of this Agreement, and all obligations which, by their nature survives the expiration or termination of this Agreement, shall survive any such expiration or termination.

J.

Successors and Assigns. Without waiving or limiting any provision of Section 14(C) above, all rights specified hereunder shall be binding on and shall inure to the benefit of the parties’ respective successors and assigns, including trustees and receivers.

K.

Attorneys’ Fees. In the event either party fails to perform any of its obligations under this Agreement or in the event a dispute arises concerning the meaning or interpretation of any provision of this Agreement, the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by any other party in enforcing or establishing its rights hereunder (whether in pre-trial, trial or post-trial proceedings or on appeal), including court costs and reasonable attorneys’ fees. The “prevailing party” shall include (i) a party who dismisses an action in exchange for sums allegedly due, (ii) the party who received performance from the other party where such performance is substantially equal to the relief sought in an action, or (iii) the party determined to be the prevailing party by a court of law, and the “party not prevailing” shall be the other party.

Exhibit D-21

L.

DISCLAIMER OF CONSEQUENTIAL DAMAGES. IN NO EVENT WILL EITHER PARTY BE LIABLE FOR, AND EACH PARTY HEREBY WAIVES AND RELEASES ANY AND ALL CLAIMS AGAINST THE OTHER PARTY FROM, ANY CONSEQUENTIAL, INDIRECT, SPECIAL, INCIDENTAL, COLLATERAL, EXEMPLARY OR PUNITIVE DAMAGES, INCLUDING, WITHOUT LIMITATION DAMAGES DUE TO BUSINESS INTERRUPTION, LOST REVENUES, LOST PROFIT, LOSS OF PROSPECTIVE ECONOMIC ADVANTAGE OR GOODWILL, ARISING FROM OR RELATED TO THIS AGREEMENT, REGARDLESS OF THE TYPE OF CLAIM OF THEORY OF LIABILITY, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLY THEORY, AND REGARDLESS OF THE CAUSE OF SUCH DAMAGES (INCLUDING LOSS OF DATA) AND EVEN IF SUCH DAMAGES WERE FORESEEABLE.

THE PROTECTION OR LIMITATION AGAINST LIABILITY AFFORDED BY THIS SECTION 14(L) SHALL APPLY REGARDLESS OF WHETHER THE DAMAGES ARE SOUGHT IN CONTRACT, TORT, STATUTE OR OTHERWISE, AND IRRESPECTIVE OF WHETHER SOLE, CONCURRENT OR OTHER NEGLIGENCE (ACTIVE OR PASSIVE) OR STRICT LIABILITY IF INVOLVED OR IS ASSERTED, AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. TO THE EXTENT NOT PROHIBITED BY LAW, ANY STATUTORY REMEDY INCONSISTENT WITH THE FOREGOING IS HEREBY WAIVED.

M.

Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The Agreement may be executed by facsimile or PDF signature.

[Remainder of This Page Intentionally Left Blank; Signature Page(s) Follow]

Exhibit D-22

IN WITNESS WHEREOF, the parties hereto have caused this Agreement for Fuel Services to be duly executed and delivered as of the date and year first written above.

AIRLINE

[Insert legal name]

By:
Name:
Title:

SERVICE PROVIDER

[Insert legal name]

By:
Name:
Title:

Exhibit D-23

EXHIBIT A

Location and Compensation

A.	Location of Fuel Services:

Airport

City

State of

B.	Compensation For Fuel Services:

I.Service	II. Products	*Service Provider’s sole compensation for providing such services will be:
Into-plane Fueling	Jet-A	per scheduled flight

Defueling	Jet-A	$ per flight, plus disposal fees if applicable. Fuel must be reintroduced into Airline aircraft within 24 hours.

*Above rates are plus all applicable taxes and airport fees except those specifically excluded in Section 4(D) of this Agreement.

Invoices should be directed to:

Airline

[Insert address]

Exhibit D-24

EXHIBIT B

Licensed Premises

Exhibit D-25

EXHIBIT E

Use of United Marks and Other Identification

1.

Grant. United hereby grants to Contractor, and Contractor accepts, a non-exclusive, personal, non-transferable, royalty-free, fully paid-up right and license to adopt and use the United Marks and other Identification in connection with the rendering by Contractor of Regional Airline Services, subject to the conditions and restrictions set forth herein.

2.	Ownership of the United Marks and Other Identification.

a

United shall at all times remain the owner of the United Marks and the other Identification and any registrations thereof and Contractor’s use of any United Marks or other Identification shall clearly identify United as the owner of such marks (to the extent practical) to protect United’s interest therein. All use by Contractor of the United Marks and the other Identification shall inure to the benefit of United. Nothing in this Agreement shall give Contractor any right, title, or interest in the United Marks or the other Identification other than right to use the United Marks and the other Identification in accordance with the terms of this Agreement.

b

Contractor acknowledges United’s ownership of the United Marks and the other Identification and further acknowledges the validity of the Identification. Contractor agrees that it will not do anything that in any way infringes or abridges United’s rights in the Identification or directly or indirectly challenges the validity of the Identification

3.	Use of the United Marks and the Other Identification.

a	Contractor shall use the United Marks and other Identification only as authorized herein by United and in accordance with such standards of quality as United may establish.

b	Contractor shall use the Identification on all Covered Aircraft and all facilities, equipment and printed materials used in connection with the Contractor Services.

c

Contractor shall not use the Identification for any purpose other than as set forth in this Exhibit E, and specifically shall have no right to use the United Marks or other Identification on or in any aircraft other than Covered Aircraft or in connection with any other operations of Contractor.

d

United shall have exclusive control over the use and display of the United Marks and other Identification, and may change the Identification at any time and from time to time (including by adding or deleting marks from the list specified in this Exhibit E), in which case Contractor shall as soon as practicable make such changes as are requested by United to utilize the new Identification; provided that United shall either pay directly the reasonable costs of making such changes to the Identification or shall promptly reimburse Contractor for its reasonable

Exhibit E-1

expenses incurred in making such changes. Expenses paid to Contractor by United require advanced written approval from United.

e

Nothing shall abridge United’s right to use and/or to license the Identification, and United reserves the right to the continued use of all the Identification, to license such other uses of the Identification and to enter into such agreements with other carriers providing for arrangements similar to those with Contractor as United may desire. No term or provision of this Agreement shall be construed to preclude the use of the United Marks or other Identification by other persons or for similar or other uses not covered by this Agreement.

4.

United-Controlled Litigation. United at its sole expense shall take all steps that in its opinion and sole discretion are necessary and desirable to protect the United Marks and other Identification against any infringement or dilution. Contractor agrees to cooperate fully with United in the defense and protection of the United Marks and other Identification as reasonably requested by United. Contractor shall report to United any infringement or imitation of, or challenge to, the United Marks and other Identification, immediately upon becoming aware of same. Contractor shall not be entitled to bring, or compel United to bring, an action or other legal proceedings on account of any infringements, imitations, or challenges to any element of the United Marks and other Identification without the written agreement of United. United shall not be liable for any loss, cost, damage or expense suffered or incurred by Contractor because of the failure or inability to take or consent to the taking of any action on account of any such infringements, imitations or challenges or because of the failure of any such action or proceeding. If United shall commence any action or legal proceeding on account of such infringements, imitations or challenges, Contractor agrees to provide all reasonable assistance requested by United in preparing for and prosecuting the same.

5.

Revocation of License. United shall have the right to cancel the license provided herein in whole or in part at any time and for any reason, in which event all terminated rights to use the Identification provided Contractor herein shall revert to United and the United Marks and the other Identification shall not be used by Contractor in connection with any operations of Contractor. The following provisions shall apply to the termination of the license provided herein: (i) in the case of a termination of the license to use the globe element of the United Marks, Contractor shall cease all use of the globe element of the United Marks with respect to each Covered Aircraft within ninety (90) days of such aircraft being withdrawn from the capacity purchase provisions of the Agreement, and shall cease all use of the globe element of the United Marks in all other respects within ninety (90) days of last Covered Aircraft being withdrawn from this Agreement (unless this Agreement is terminated for Cause or Special Cause pursuant to Section 8.2(a) or the first sentence of Section 8.2(b), in which case Contractor shall cease all use of the globe element of the United Marks within forty-five (45) days of the Termination Date); (ii) in the case of a termination of the license to use any other United Marks and Identification, Contractor shall cease all use of such other United Marks and Identification within forty-five (45) days of the termination of the license for such other United Marks and other Identification. Within such specified period, Contractor shall cease all use of such other United Marks and Identification, and shall change its facilities, equipment, uniforms and

Exhibit E-2

supplies to avoid any customer confusion or the appearance that Contractor is continuing to have an operating relationship with United, and Contractor shall not thereafter make use of any word, words, term, design, name or mark confusingly similar to the United Marks or other Identification or take actions that otherwise may infringe the United Marks and the other Identification.

6.

Assignment. The non-exclusive license granted by United to Contractor is personal to Contractor and may not be assigned, sub-licensed or transferred by Contractor in any manner without the written consent of a duly authorized representative of United.

7.	United Marks. The United Marks are as follows:

UNITED EXPRESS

UNITED EXPRESS’S LOGO (DESIGN) IN COLOR

UNITED EXPRESS’S LOGO (DESIGN) IN BLACK AND WHITE

8.

Aircraft Livery. The aircraft livery shall be as follows, unless otherwise directed by United: The colors blue, gray, white and gold are used on the aircraft. The color white appears on the top approximate 2/3 of the body of the aircraft; the color gray appears below the color white on the remainder of the bottom portion of the body of the aircraft; the color gold is used as a stripe or band dividing the white and gray colors. The tail of the aircraft is primarily blue with the globe logo design in a gold and white combination and the trade name is written in blue on the white portion of the body of the aircraft. Interior décor shall be as directed by United. There shall be no Contractor Marks displayed on the aircraft exterior or in the aircraft interior, including without limitation any marks on any backwall or cabin separator.

All aircraft delivered per Schedule 1 shall be delivered in United livery as of the Actual Delivery Date. If Contractor does not deliver aircraft in United livery on the Actual Delivery Date, then Contractor agrees to backfill the aircraft and its associated lines of flying at no additional cost to United while the scheduled aircraft is being painted. For avoidance of doubt United will incur no additional ownership and United will not reduce lines of flying to accommodate paint.

9.	Survival. The provisions of this Exhibit E shall survive the termination of this Agreement for a period of six years.

Exhibit E-3

EXHIBIT F

Use of Contractor Marks

1.

Grant. Contractor hereby grants to United, and United accepts, a non-exclusive, personal, non-transferable, royalty-free right, fully paid-up and license to adopt and use the Contractor Marks (as defined below) in connection with United’s entering into this Agreement, subject to the conditions and restrictions set forth herein.

2.	Ownership of the Contractor Marks.

a

Contractor shall at all times remain the owner of the Contractor Marks and any registrations thereof and United’s use of any Contractor Marks shall clearly identify Contractor as the owner of such marks (to the extent practical) to protect Contractor’s interest therein. All use by United of the Contractor Marks shall inure to the benefit of Contractor. Nothing in this Agreement shall give United any right, title, or interest in the Contractor Marks other than right to use the Contractor Marks in accordance with the terms of this Agreement

b

United acknowledges Contractor’s ownership of the Contractor Marks and further acknowledges the validity of the Contractor Marks. United agrees that it will not do anything that in any way infringes or abridges Contractor’s rights in the Contractor Marks or directly or indirectly challenges the validity of the Contractor Marks.

3.	Use of the Contractor Marks.

a	United shall use the Contractor Marks only as authorized herein by Contractor and in accordance with such standards of quality as Contractor may establish.

b

United shall use the Contractor Marks as necessary or appropriate in United’s sole discretion in connection with the Regional Airline Services, including without limitation the sale or disposition by United of the seat inventory of the Scheduled Flights.

c

United shall not use the Contractor Marks for any purpose other than as set forth in this Exhibit F, and specifically shall have no right to use the Contractor Marks in connection with any other operations of United.

d

Contractor may change the Contractor Marks at any time and from time to time (including by adding or deleting marks from the list specified in this Exhibit F), in which case United shall as soon as practicable make such changes as are requested by Contractor to utilize the new Contractor Marks; provided that Contractor shall either pay directly the reasonable costs of making such changes to the Contractor Marks or shall promptly reimburse United for its reasonable expenses incurred in making such changes.

Exhibit F-1

e

Nothing shall abridge Contractor’s right to use and/or to license the Contractor Marks, and Contractor reserves the right to the continued use of all the Contractor Marks, to license such other uses of the Contractor Marks and to enter into such agreements with other carriers providing for arrangements similar to those with United as Contractor may desire. No term or provision of this Agreement shall be construed to preclude the use of the Contractor Marks by other persons or for other similar uses not covered by this Agreement.

4.

Contractor-Controlled Litigation. Contractor at its sole expense shall take all steps that in its opinion and sole discretion are necessary and desirable to protect the Contractor Marks against any infringement or dilution. United agrees to cooperate fully with Contractor in the defense and protection of the Contractor Marks as reasonably requested by Contractor; provided that Contractor agrees to reimburse United for any reasonable third party costs and expenses incurred by United. United shall report to Contractor any infringement or imitation of, or challenge to, the Contractor Marks, immediately upon becoming aware of same. United shall not be entitled to bring, or compel Contractor to bring, an action or other legal proceedings on account of any infringements, imitations, or challenges to any element of the Contractor Marks without the written agreement of Contractor. Contractor shall not be liable for any loss, cost, damage or expense suffered or incurred by United because of the failure or inability to take or consent to the taking of any action on account of any such infringements, imitations or challenges or because of the failure of any such action or proceeding. If Contractor shall commence any action or legal proceeding on account of such infringements, imitations or challenges, United agrees to provide all reasonable assistance requested by Contractor in preparing for and prosecuting the same; provided that Contractor agrees to reimburse United for any reasonable third party costs and expenses incurred by United.

5.

Revocation of License. Contractor shall have the right to cancel the license provided herein in whole or in part at any time and for any reason, in which event all terminated rights to use the Contractor Marks provided United herein shall revert to Contractor and the Contractor Marks shall not be used by United in connection with any operations of United. United shall cease all use of the Contractor Marks in all respects upon the last Covered Aircraft being withdrawn from this Agreement. United shall not thereafter make use of any word, words, term, design, name or mark confusingly similar to the Contractor Marks or take actions that otherwise may infringe the Contractor Marks.

6.	Assignment. The non-exclusive license granted by Contractor to United may be assigned, sub-licensed or transferred by United to its affiliates in any manner without the written consent of Contractor.

7.	Contractor Marks. Contractor represents and warrants that the Contractor Marks consist exclusively of the following: “Operated by Mesa Airlines, Inc.”

8.	Survival. The provisions of this Exhibit F shall survive the termination of this Agreement for a period of six years.

Exhibit F-2

EXHIBIT G

Catering Standards

INFLIGHT PRODUCT SALES PROGRAM

United will market a portfolio of inflight products for purchase on United Express flights which includes liquor, beer, wine, food, or other product offerings. Contractor will administer the program related to such in-flight sales (the “Inflight Product Sales Program”) as United’s representative following all policies and procedures of United. The initial policies and procedures established by United for the sale of products onboard Contractor’s flights under the Agreement with United are set forth below. United reserves the right to change the product offerings, policies and procedures associated with the Inflight Product Sales Program at any time and in its sole discretion.

Station Services

●	United, or United’s catering agent, will provide catering services as directed by United.

●

United or its catering agent will provide supplies, food, liquor, other beverage, and other product uplift as necessary and will remove, store and re-board perishable supply and beverage items on Remain Over Night (RON)/originating flights at airports designated by United as catering airports.

●

In respect of all catering items (including the Inflight Product Sales Programs), Contractor will coordinate and communicate with United or United’s catering agent regarding all flight activity, cancellations and irregular operations providing necessary information in a timely manner.

Onboard Services

●	United has right to determine meal/beverage and other product offering service parameters and scheduling for Scheduled Flights.

●	United has right to conduct onboard service audits on Scheduled Flights to ensure service standards are being met.

●

Contractor shall ensure that all flight attendants providing Regional Airline Services are trained on meal and beverage service procedures, including liquor and duty-free sales and cash handling, and will collect all on-board revenue for food, liquor, duty-free sales and/or any other products for sale.

●

Contractor will provide, at Contractor’s cost and expense, the initial galley service ship’s equipment to operate, such as hot jugs, coffee makers and trash bins, carts, carrier boxes, drawers, inserts and oven racks. Contractor shall provide a sufficient quantity of, but in no case fewer than three (3), sets of required galley ship’s equipment, as well as replacements as needed, to ensure adequate rotation of equipment for catering exchanges.

Exhibit G-1

●

With respect to CRJ Covered Aircraft, Contractor shall provide all catering items in accordance with the specifications provided to Contractor by United. With respect to all other Covered Aircraft, United will provide all liveried catering items, including cups, napkins, etc. as well as all products in the Inflight Product Sales Program.

TECHNOLOGY

The sale of product onboard Contractor’s flights under the Agreement will involve non-cash transactions. United will provide a single hand held device (each such device, an “HHD” and collectively, the “HHD units”) necessary to process credit and debit card transactions for each aircraft in Contractor’s fleet operating as United Express. Contractor shall only swipe the customer’s credit or debit card into the HHD unit for the purpose of processing the customer’s transaction and shall not otherwise use or record the customer information. The HHD units provided by United shall only be used for United’s business purposes.

The HHD units and the information contained therein shall be deemed the confidential and proprietary information of United and its licensors and shall be subject to the confidentiality terms and conditions set forth in the Agreement for other types of confidential information of United. Contractor shall not, and shall not permit others to, reverse engineer, decompile, disassemble or translate the HHD units, including any firmware or software that is loaded upon the units, or otherwise attempt to view, display or print the source code embedded in the HHD units, or any firmware or software loaded on the HHD units.

Upon the earlier to occur of (i) the termination of United’s Inflight Product Sales Program, (ii) the termination of this Agreement, or (iii) the cessation of the use of the HHD units by Contractor, as determined by United in its sole discretion, Contractor shall cooperate with United or its designated vendor for the collection and return of all HHD units to United at the address designated by United, at United’s cost. Contractor shall return the HHD units in as good a condition as reasonably possible, except for reasonable wear and tear thereof.

Contractor shall use commercially reasonable efforts to keep secure the HHD on each aircraft. Contractor agrees to notify United whenever any HHD unit has been, or Contractor reasonably believes or suspects that any HHD unit has been, lost, acquired, destroyed, modified, used, disclosed or accessed by any person in an unauthorized manner or for an unauthorized purpose (collectively, “Security Breach”). Contractor further agrees to provide all reasonable assistance requested by United or United’s designated representatives, in the furtherance of any correction, remediation, investigation, enforcement or litigation with respect to a Security Breach, including but not limited to, any notification that United may determine appropriate to send to individuals impacted or potentially impacted by a Security Breach.

Lost equipment will be replaced by United. Replacement costs will be borne by Contractor. Any equipment that is unaccounted for and for which no transactions have been logged for 48 hours will be considered “lost” and, if United shows that such equipment is lost due to Contractor’s negligence, United reserves the right to set-off the replacement cost of such lost equipment by taking a credit of such excess replacement cost pursuant to the procedures set forth in Section 11.13 of the Agreement.

Exhibit G-2

Any HHD unit that is damaged beyond reasonable wear and tear which is shown by United to be due to Contractor’s negligence, will be replaced at Contractor’s expense. United reserves the right to set-off the replacement cost associated with such damaged HHD unit by taking a credit of such excess replacement cost pursuant to the procedures set forth in Section 11.13 of the Agreement.

United, at its cost, will provide or cause to be provided by a vendor of United’s choice the maintenance and battery replacement for the HHD units. Such maintenance and battery replacement will be provided at predetermined intervals designed to maximize HHD and battery useful life, and Contractor will have the right to request maintenance at different times than the predetermined intervals or additional battery replacement at United’s cost upon request. In the event Contractor’s request for maintenance is related to a faulty or defective HHD unit, United shall pay the vendor directly for such non-routine service call.

United will provide at its sole cost and expense (including all out of pocket costs and reimbursement of Contractor’s labor costs) for initial “train the trainer” training to a reasonable number of Contractor-designated “trainers” on the use of the HHD. Such cost will be negotiated and agreed upon by the parties. Contractor will be required to (i) retain the training skill beyond the initial “train the trainer” training provided by United and (ii) provide training to Contractor’s crew personnel at Contractor’s own expense.

PRODUCT LOSS AND PILFERAGE

United will establish procedures aimed at limiting product loss. At a minimum, it is required that Contractor’s Flight Attendants record opening and closing inventories of each product to be sold onboard, accounting for all sales and complimentary items distributed.

Seals may be required to prevent tampering with product inventories and to deter pilferage. United will monitor all inventories and reserves the right to charge Contractor for identified loss (including breakage and other damage) and pilferage on a cost (non mark-up) basis determined monthly. Any discrepancies in inventories, seal numbers recorded, or excessive complimentary activity for any product sold must be reported at the hub for use in pilferage investigations by United. Contractor’s failure to provide documentation as reasonably requested by United or its representatives will result in Contractor being charged for pilferage as reasonably determined by United on a cost basis. United reserves the right to set off the value of the loss and/or pilferage on a cost (non mark-up) basis, by taking a credit of such loss and/or pilferage pursuant to the procedures set forth in Section 11.13 of the Agreement. All reasonable product loss and pilferage procedures established by United must be adhered to by Contractor.

United may, at any time during normal operating hours inspect, monitor, or audit Contractor’s administration of the Inflight Product Sales Program described in this Appendix or in other policies and procedures, in order to verify that Contractor is in compliance, in all material respects, with United’s requirements for the Inflight Product Sales Program. Contractor will work with United to ensure reasonably appropriate controls exist designed to comply with United’s requirements and will ensure corrective actions are in place as necessary.

Exhibit G-3

LIQUOR, BEER AND WINE PROGRAM

The Alcoholic Beverage Products offering will be determined by United and provided for by United in the liquor kit supplied to each aircraft. Except as prohibited by law or otherwise agreed by United and Contractor due to the various applicable liquor license laws and regulations, the Alcoholic Beverage Products will be purchased by United prior to being placed onboard Contractor’s aircraft and sold onboard all United Express flights designated by United.

Once onboard Contractor’s aircraft, liquor drawers, bags or other liquor containment mechanisms used by Contractor, as determined by Contractor, are considered a part of ship’s equipment and will be used for the distribution of United’s inflight products.

Contractor shall not serve any Alcoholic Beverage Product(s) on the ground without United’s consent. Contractor will obtain and maintain liquor licenses in the states where they board and/or unload any Alcoholic Beverage Product. Unless otherwise agreed by the parties, Contractor will not board or unload any Alcoholic Beverage Products in Virginia but in the event it is agreed that Contractor will board or unload any Alcoholic Beverage Products in Virginia, the parties shall comply with the procedures for Virginia below.

Virginia Alcoholic Beverage Handling Procedures

Contractor will comply with Virginia’s liquor purchase procedures. In Virginia, Contractor will board and/or unload only Alcoholic Beverage Products that Contractor owns. To that end, in the event it is agreed by the parties that Contractor will board and/or unload any Alcoholic Beverage Products in Virginia, Contractor will purchase such Alcoholic Beverage Products directly. Contractor will timely pay the supplier of such Alcoholic Beverage Products directly for such order(s). Once out of Virginia airspace, Contractor will transfer to United the title to the purchased Alcoholic Beverage Products. United will be responsible for any sales tax attributable to the foregoing title transfer.

FOOD AND OTHER PRODUCTS

United reserves the right to introduce other products for sale onboard including food offerings. Food offerings may come in a variety of packaging options and will be integrated into the entire portfolio with regards to specifications and procedures established by United.

Provisioning of product offering will follow United’s procedures at distribution points.

Exhibit G-4

EXHIBIT H

Fuel Efficiency Program

Contractor shall use commercially reasonable efforts to develop and maintain a comprehensive fuel efficiency program, acceptable to United, in a timely manner and with the overall objective of operating and maintaining the Covered Aircraft in a manner that maximizes fuel efficiency, with due consideration to other performance objectives. The program will include applicable data collection and trend analysis, and will set and track target metrics. United shall audit Contractor’s program at its discretion, but at no less than annual intervals, and Contractor and United shall work together to revise and adjust such program from time to time so that such program remains acceptable to United. Such audits will be based on the IATA Fuel and Emissions Efficiency Checklist, supplemented by the IATA Guidance Material and Best Practices for Fuel and Environmental Management, any applicable manufacturer material, United’s own fuel efficiency program applicable to its own fleet, and any other material standard in the industry.

Contractor’s Fuel efficiency program shall emphasize at least the following (subject to revisions and adjustments as referenced above):

1.

A “cost index” (CI) based flight planning system, or as an alternative a flight planning system that adequately balances the cost of fuel versus the cost of time on a segment specific basis to be optimized from United’s perspective. If capable, dynamic cost indexing will be utilized. The ability to provide the system with current and accurate applicable costs is required. Cost Index values will be updated monthly and will include delay cost if provided by United.

2.

Flight planning technology that accurately predicts fuel burn and optimizes lateral and vertical profiles for takeoff and landing runway, climb and descent, crossing restrictions, special use airspace, preferred routings, enroute altitude agreements, etc. United periodically evaluates city pair routings and provides optimized routes which shall be incorporated into the flight planning software to provide greater flexibility to determine the least cost routes. Carrier commits to work in good faith with United to establish an audit process to ensure that least cost routing option is selected, provided such actions do not impose any additional burden or cost on Contractor.

3.

Development of a comprehensive fuel policy which is appropriate, well documented, implemented, and thoroughly trained for dispatchers, pilots, load planners, station agents, mechanics and management that maximize opportunities for fuel efficiency. Policy shall be reviewed with United annually.

4.	An active interface with appropriate Air Traffic Control (ATC) facilities, management, and other personnel to minimize operational restrictions, and improve ATC handling of Contractor flights.

5.

Well-defined and fully integrated flight planning Fuel policies, including ACARS-based statistical tracking of Fuel, efficient reserves, guidelines for efficient alternate selection, a “no-alternate” policy, and target “fuel on deck”.

Exhibit H-1

6.

Thorough and effective pilot and dispatcher training on aerodynamics, cruise performance and overall fuel efficient flying in initial, transition, upgrade, and recurrent programs, with an emphasis on operating the aircraft at the most efficient speeds and altitudes as well as correct descent and approach planning.

7.	Maximized use of on-board Flight Management Systems (FMS) or performance management computers as an in-flight Fuel efficiency tool. Applicable thorough and effective training is required.

8.	An effective fuel tankering program, including automated tankering suggestions and calculations, using validated methods and formulas. Tankered flights must be identified and supplied to United.

9.

Thorough ACARS-based statistical tracking, analysis and measurement of Fuel efficiency using actual data, data from flight plans, and FOQA data with a comprehensive plan to identify and correct deficiencies. All such data will be provided to United.

10.

A designated manager charged with overall responsibility for fuel efficiency either as a stand-alone position, or as a substantial element of an individual job description. Manager will audit carrier’s efficiency and provide fuel synopsis to United in a format provided by United. Manager will discuss audit results and fuel efficiency initiatives monthly with United.

11.

The inclusion of Fuel efficiency issues and targets in appropriate job descriptions and performance objectives. Applicable work groups include, but are not limited to, pilots, dispatchers, SOCC managers, and gate and ramp personnel.

12.	A weight management program that prevents the carriage of unnecessary galley supplies, spare parts and equipment, customer service items, etc. unless approved by United.

13.	A center of gravity management system that considers the most efficient center of gravity in load distribution and aircraft loaded utilizing this data

14.

Operational participation (including the provision of ACARS-based data to United) in APU reduction program by utilizing ground power and PC Air at stations when supplied. APU run data by station will be reported to United monthly.

15.	An engine-out taxi program (which shall include the provision of ACARS-based data to United) both before takeoff and after landing.

16.	Fuel- and operationally-efficient takeoff and landing flap selection priorities.

17.

An engine maintenance program or maintenance contracts that track deterioration in Specific Fuel Consumption (SFC) and allow for cost effective early removal and repair/overhaul of high burn engines. Utilized an engine wash program to on a calendar or condition basis to optimize engine fuel efficiency.

Exhibit H-2

18.

An airframe maintenance program that measures airframe drag and corrects high drag airframes that exceed an agreed upon threshold as provided by Digital Performance Data or engine monitoring vendor engine fuel consumption data. An airframe maintenance program shall also include scheduled thorough aerodynamic conformity checks and corrective action.

19.

Contractor, at its sole expense, will use United’s designated service provider to provide and maintain all aircraft parameter information to efficiently manage the fuel efficiency program including but not limited to fuel flow, altitudes, landing gear extension, exhaust gas temperatures, etc.

20.	Proof of the following:

a	Fuel efficiency management structure

b	Existing fuel efficiency programs

c	Pilot/dispatcher fuel efficiency communications from prior 24 months

d	Fuel efficiency training syllabi (stand-alone, recurrent, upgrade, initial)

e	Monitor the fuel efficiency program to provide modifications to fuel efficiency training

In addition to the above, Contractor agrees to provide the following to United:

1.	Copies of applicable OEM flight manuals and OEM dispatch manuals for study by United fuel team

2.	FTWeb access to United fuel team (Flight Plan audit)

3.	Information regarding the following fuel efficiency metrics, broken out by month

a	Average planned and actual arrival endurance for flights without filed alternates

b	Average planned and actual fuel burn by fleet and city pair

c	Percentage of flights with filed alternates

d	Percentage of flights utilizing single-engine taxi

e	Average filed/flown altitude, by aircraft type

Exhibit H-3

EXHIBIT I

IT Requirements

Contractor shall adhere to the IT system and data reporting standards described in this Exhibit I, as they may be changed or supplemented by United from time to time (the “IT Requirements”).

Network Connectivity

United, at its sole expense, will provide and maintain or arrange for the provision of network connectivity with sufficient bandwidth to Contractor, including without limitation redundancy and firewall changes that may be required from time to time. This connectivity will include a minimum of one (1) dedicated circuit. If only one (1) dedicated circuit is used, then Contractor must also use a backup connection or virtual product network via the internet. United, at its sole discretion, shall have the right to determine the optimal number of network connections and to remove any network connections determined to be in excess.

Business Continuity Site

Contractor, at its sole expense, will provide and maintain a valid dispatch office site with network connectivity for business continuity purposes. Contractor will test the site annually to ensure that it is functional for its purposes. Contractor will be solely responsible for, and United will have no obligations or duties with respect to, the dispatch of Contractor’s flights. For the purposes of this Exhibit I, the term “dispatch” shall include, but will not be limited to, all planning of aircraft itineraries and routings, fueling and flight release.

United ID Numbers

Contractor, at its sole expense, will participate in United’s automated vendor identification number process. This process is a daily file in a specific format which manages the United vendor identification numbers. The identification numbers are used for system access and pass travel benefits.

Flight Information

Contractor, at its sole expense, will provide accurate real time flight and crew information to the designated United system (including without limitation updates of irregularities) via the designated transmission mechanism.

Data shall include, but not be limited to:

●	Estimated Departure/Arrival Times;

●	Brake Release;

●	Wheel Movement (forward and backward, including first movement after Actual Out Time)

Exhibit I-1

●	Actual Out/Off/On and In Times;

●	Aircraft assignments;

●	Irregular Ops; and

o	Cancel, Re-instate, Diversion, No-Stop, Extra flying, Return to blocks or Field;

●	Flight Plan Enroute Time;

●	Operating/Deadheading Crew Names;

●	Operating Crew Routings (connect from / to); and

●	Operating crew time per applicable contract or legal parameters.

Partner Flight Ops System

Contractor, at its sole expense, will provide United’s designated representatives web access to its Flight Operations System for Flight/Crew Departure Papers and other necessary data requested by United.

United Systems

United will provide access to the following:

●	SHARES – Passenger Service System

o	United will provide SHARES set addresses and signs, however, the flying partner will need to provide the terminal emulation package (can be purchased via United).

●	FLIFO Portal – For manual input in correction of FLIFO
SSD – Real time performance data for flying partner

IT Support

Contacts

Contractor will provide a 24/7 technical support contact and contacts for United to escalate IT issues.

Change Management

Contractor will comply with United’s change management processes and system freezes. The change freeze restricts IT system changes during specific periods (Example – 1 week prior to 1

Exhibit I-2

week after a major holiday). Contractor will notify United at least three (3) days prior to any scheduled system or network outage.

IT System Automated Monitoring/Alerting

Contractor, at its sole expense, will provide and maintain or arrange for the provision of automated monitoring and alerting for IT system and network issues. This service must be programmed to page or call a valid on-call contact with any IT system or network issue being experienced by Contractor.

Notification

Contractor will notify United’s designated Service desk (24/7) (accessible at 847-700-5800 or 1-800-255-5801 or any other phone number provided by United from time to time) with any outages or technical issues that impact flights operated by Contractor in the provision of Regional Airline Services.

Exhibit I-3

EXHIBIT J

Aircraft Cleanliness and Refurbishment Standards

Aircraft Cleanliness Standards

United requires Contractor to adhere to certain aircraft interior deep clean standards provided by United to Contractor from time to time (the “Deep Clean Scope of Work”). With the exception of certain heavy cleaning events which will occur during heavy Maintenance and shall be incorporated into the C-Check schedule, the elements of the Deep Clean Scope of Work shall be performed by Contractor according to a work schedule set forth by United but no less than every forty-five (45) days. The Deep Clean Scope of Work is comprised of the minimum required interior deep clean work required of Contractor and identifies the items in scope for all interior aircraft cleaning work over and above routine Remain Over Night (“RON”) cleaning standards, including, but not limited to, carpets, seats, cabin interior, lavatories etc. Contractor will audit the deep clean provider and provide monthly written results to United in a format determined by United. United retains the right to audit Contractor’s compliance with United’s deep clean standards and the performance of the deep clean provider, as well as any of the aircraft upon the completion of the Deep Clean Scope of Work. Items identified through United’s audit will be corrected by Contractor within five (5) days of United’s written notification or any other mutually agreed upon date. United will charge Contractor [***] for each day that the Deep Clean Scope of Work standards are not corrected after the later of such five (5) day correction period or such other mutually agreed upon date.

At the end of each flight, the flight attendants will ensure that the aircraft is left in a clean condition. If this is not accomplished by other personnel at the station, then the flight attendants are responsible for:

1.

Removal of all trash, including all floors, galley trash and lavatory trash. Flight attendants will comply with all appropriate station protocol for garbage disposal and will assure garbage is not visible on the ramp or jetbridge prior to deplaning or boarding; and

2.	Cleaning tray tables and galley.

United Express Deep Clean Minimum Specifications

The minimum standards outlined here serve as an auditable baseline standardizing this clean type. Contractor is responsible for the Deep Clean programs and cycle times and may choose to have standards above and beyond those listed in this section. Any audits performed on United Express Deep Clean missions will be based on these minimum standards.

Deep Cleans are the most intense and thorough clean missions, including complete provisioning change out of linens, headsets, etc., with new or refurbished product. Scheduled at approved intervals, Deep Clean events are performed in designated stations during the aircraft’s overnight layover by authorized personnel that receive scheduled available aircraft.

Exhibit J-1

Interior Cabin Security Search

1.	Perform aircraft security check as contained in the AOSSP or published Security Directives.
2.

Security searches are integrated with United’s cleaning standard operating procedures for each clean mission, including but not limited to, Deep Cleans. As a result, security checks must be performed as outlined in the Aircraft Appearance Cabin Interior Search procedures during the course of accomplishing the cleaning tasks outlined hereinafter.

Flight Deck

1.

While it is true all aspects of cleaning require safety awareness, cleaning personnel must give special attention to safety during the Flight Deck cleaning process, including but not limited to, the following:

a.	Notify Maintenance immediately should you accidentally move or trip a switch/circuit breaker.
b.	Do not spray liquids on instruments or dashboards.
c.	Do not dampen brush or cloth excessively as water may come in contact with electrical equipment and cause injury to personnel and damage to the aircraft.
d.	Dip sponge or cleaning rag into cleaning solution and scrub surfaces until soil loosens. Repeat procedure on stubborn stains.
e.	Avoid getting surfaces excessively wet.
f.	Dry all surfaces.
2.	Remove trash and debris from flight deck
3.	Remove and replace trash bag
4.	Vacuum clean the following areas:
a.	Seats, seat pockets
b.	Creases around and between seat cushion areas
c.	Floor, seat tracks, seat assemblies and vent grills
5.	Clean and remove soil from the following areas:
a.	Ceiling panels and vents
b.	Sidewall panels
c.	Floor, seat tracks, seat assemblies and vent grills
d.	Front, back and side of Flight Deck door
6.	Damp wipe and dry the following areas assuring a streak free appearance:
a.	Glare-shield; sun-visors
b.	Windshield / side windows interior (Sani-Coms replacement)
7.	Clean and dry the following areas:
a.	Recessed areas instrument panels; center console
b.	Control yokes and columns
c.	Base plate and nose gear steering wheel
d.	Captains and 1st Officers rudder pedals
e.	Captains, 1st Officers, 1st Observer
f.	Cup / drink holders
g.	Log compartments
h.	Engineers table
i.	Crew coatroom

Exhibit J-2

Cabin

1.	Remove all trash from seats, seat pockets, floor, overheads, shelves, closets and overhead bins.
2.	Inspect seat covers. Report covers with any size stain or tear into local Maintenance for replacement.
3.	Brush crumbs off seats. Seat Cushions to be left in the upright position, exposing the seat frame for pre-departure security inspection.
4.	Pull up seat cushions; vacuum all sides to remove crumbs, lint, etc. Place in overhead bin.
5.	Vacuum / brush seat pan free of crumbs and debris.
6.	Scrub seat frames including all exterior surfaces of seat panels, armrests, luggage restraints, seat legs, connect points, seat control panels, seat shroud and gap between seats. Rinse, dry.
7.	Return seat cushions to original position.
8.	Place armrest in DOWN position and Cross seatbelts.
9.	Vacuum and scrub seat tracks.
10.	Scrub seat tracks covers. Rinse, dry and reinstall.
11.

Spray cleaning solution on the cloth and clean Emergency Aisle path track lighting. Do not spray solution directly on the path lighting system. Follow by wiping the cover with a clean cloth dampened in clean rinse water and dry.

12.	Vacuum and scrub stowage wells, including tray table wells.
13.	Scrub tray tables including latch area on seatback, edging, hinges, mating surfaces, bridges and arms. Rinse and dry before stowing.
14.	Scrub center seat console areas; side stowage coves. Rinse, dry.
15.	Remove trash and seat back pocket materials. Vacuum seat pockets. Tuck any loose seat cover flaps into the seat shroud.
16.	Scrub clean passenger service units, reading lights, call button, air vents and panel. Rinse, dry.
17.	Scrub clean sidewalls and sidewall air vents. Rinse, dry.
18.	Clean and dry windows, window shades, and window shade tracks with approved cleaner.
19.	Scrub clean Flight Attendant jump seat area(s); including the call station, phone entry walls, ceiling, compartments and floors.
20.

Provision and organize seat pockets with literature and supplies. Discard and replace worn or dog-eared literature and/or when missing. Replace Hemispheres/Play guides with new after the 10th day of the month.

1 - SAFETY INFORMATION CARD – As required by Contractor

2 - MAGAZINE(S) – As required by Contractor

3 - AIR SICK BAG – As required by Contractor

Replace soiled blankets with clean ones and place neatly on top as designated in the provisioning chart (UF only on 2-cabin AC).

21.	Vacuum air vent covers.
22.	Vacuum sidewall upper and lower air vents and section dividers.
23.	Overhead Bins, Ceilings, Closets, Bassinets, Storage Areas
a.	Remove trash from overhead bins, storage areas, closets.

Exhibit J-3

b.	Scrub clean inside of overhead bins, all exposed surfaces of overhead bin doors, latches, hinges and inner rim that runs perimeter of bin. Rinse, dry.
c.	Scrub ceilings, centerline ceiling vents, curtain class dividers. Rinse, dry.
d.	Vacuum storage areas, closets to remove dust, debris.
e.	Scrub clean inside of storage areas, closets, exterior doors and latches. Rinse, dry.
f.	Onboard wheelchair compartment, remove wheelchair, wipe clean and dry (when applicable).
g.	Vacuum inside onboard wheelchair compartment. Scrub interior/exterior door and latches. Rinse, dry (when applicable).

Galley

1.	Remove and dispose of all trash.
2.	Clean counters, storage doors and galley extension tables.
3.	Spot wipe walls, ceiling and doors to remove fingerprints, scuff marks, spills, graffiti, etc.
4.

Scrub interior and exterior of storage space. Pay particular attention to all protrusions, corners, cracks, crevices, sliding tracks, hinges, latches, control panel, etc. Rinse with clean water and dry with clean cloth.

5.	If applicable, empty all ice and water drawers
6.	Vacuum and damp mop the floor
7.	Thoroughly scrub, wash, rinse and dry the following:
a.	Serving carts and folding meal carts.
b.	Interior and exterior of trash compartments and trash chutes.
c.	All light fixtures and cover lights and air vents.
8.	Thoroughly scrub (Eraser Pad), wash, rinse and dry the following:
9.	Wipe clean coffee makers, hot plates and spigots when applicable. (Coffee pots to be handled and cleaned by catering).
a.	Note: Interior of coffeepots is not to be cleaned by cleaning personnel, only by catering staff.
10.	Cleaning personnel to clean interior and exterior of all compartments (pay particular attention to latches, corner hinges and locks).
a.	Interior and exterior of trash compartments and trash chute.
b.	All light fixtures, cove lights, and air vents.
c.	Clean exterior of coffee makers/hot jugs.
d.	Walls, ceiling, air vents, service door and floor.
e.	Polish stainless steel areas with approved Airline’s chemical (appendix 1).
f.	Thoroughly scrub walls, ceiling and floors. Rinse with clean water and dry with clean rag.
g.	Scrub the galley entry door, doorframe, sill and rubber seal on bottom of door.
h.	Ensure the drain holes on the sill are clear and free of debris.
i.	Replenish Galley paper towel dispensers (where applicable)

Lavatory

1.	Remove trash and other debris from counters, bin and floor.
2.	Scrub, wash and rinse all of the following:
●	Toilet bowl, shroud and chute.

Exhibit J-4

●	Toilet seat cover and hinges.
●	Inside and outside of storage compartments.
●	Walls, ceiling, door and floor.
3.	Clean all stainless steel or hard surface areas; basin, counter, sink, light fixtures and toilet chute.
4.	Clean and dry mirror.
5.	Clean all exposed surfaces of fold down diaper changing table (if applicable).
6.	Restock supply dispenser and storage bins.
7.	Deodorize with air freshener spray.
8.	Replace deodorant disk.
9.	All Paper Supplies, Soap and Hand Sanitizer, as applicable (if no certified potable water available please utilize waterless hand sanitizer)

Entrance Areas and Doors

1.	Scrub aircraft door, hinge, handle area, sills, walls, ceilings and floor. Ensure weep holes on the sill are clean and free of debris.
2.	Clean all exposed surfaces of entrance doors: remove all fingerprints, grease stains and graffiti.
3.	Scrub entryway floor and doorsill. Rinse, dry or Vacuum if carpeted.
4.	Damp wipe ceiling air vent.
5.	Clean rubber seal on bottom of door.
6.	Clean inside door windows.

Carpets and Curtains (When Applicable)

1.	Remove gum spots on carpeting using approved chemical.
2.	Clip any frayed or raveled carpet strings.
3.	Vacuum all carpeted areas.
4.	Vacuum top of all cabin curtains.

Aircraft Refurbishment Standards

United requires Contractor to adhere to certain aircraft interior cabin refurbishment standards described in this Exhibit J, which such standards are outlined in the table below (the “Refurbishment Scope of Work”). The elements of the Refurbishment Scope of Work shall be performed by Contractor according to a work schedule set forth by United. The Refurbishment Scope of Work is comprised of the minimum required interior cabin refurbishment work required of Contractor, itemized by type of aircraft service visit, e.g., Heavy Maintenance, RON (as such term is defined in this Exhibit J). The Refurbishment Scope of Work identifies the items in scope for all interior refurbishment work, e.g., carpets, seats, cabin decor/interior, lavatories etc., as specifically set forth in the table below, as well as the timing of when such refurbishment work shall be performed by Contractor.

Subject to the consent of Contractor (such consent not to be unreasonably withheld or delayed), United may change the Refurbishment Scope of Work. Upon such consent of Contractor, such change shall be made part of the Refurbishment Scope of Work.

Exhibit J-5

All refurbishment work performed by Contractor with respect to the Refurbishment Scope of Work set forth below, whether replacement, repair, or reconditioning/cleaning, must result in like-new interior cabin condition of the refurbished aircraft. United may, from time-to-time, or at any time, monitor and audit the interior cabin refurbishment work undertaken by Contractor pursuant to the Refurbishment Scope of Work, in order to ensure that the interior cabins of the Contractor-refurbished aircraft are in like-new condition post-refurbishment. If United reasonably determines that any Contractor-refurbished interior cabins are not returned to like-new condition, then United will require Contractor to repeat the refurbishment work on that specific aircraft, whether such work requires replacement, repair, or reconditioning/cleaning, at Contractor’s sole cost and expense, until such aircraft interior cabin is returned to like-new condition. Items identified through United’s audit will be corrected by Contractor within five (5) days of United’s written notification or any other mutually agreed upon date. United will charge Contractor [***] for each day that the Refurbishment Scope of Work standards are not corrected after the later of such five (5) day correction period or such other mutually agreed upon date.

Interval for refurbishment work by type of aircraft service visit:

•	Heavy Maintenance category should be similar to the carrier “C Check” interval timeframe, which occurs at approximately every [***] hours of flight time.

•	Intermediate category should be similar to half of the “C Check” interval timeframe, which occurs at approximately every [***] hours of flight time, or about every [***] “A Check” interval.

Note: These definitions/intervals are guidelines and are subject to change by United, with any such change subject to consent of the Contractor (such consent not to be unreasonably withheld or delayed).

Aircraft paint

In addition to aircraft interior refurbishment, Contractor is required to maintain aircraft paint in good condition. Aircraft will be painted in the aircraft livery as set forth in Section 8 of Exhibit E hereto, at an interval of seven (7) years or less. Aircraft with significant paint degradation will be identified and directed for immediate paint at Contractor’s expense. Contractor, at its own expense, shall execute aircraft paint requirements without impact to Scheduled Flights and will be communicated to United for the planning of carrier’s scheduled operations. Contractor may be required to substitute other aircraft into the scheduled line of flying at its own expense in order not to impact Scheduled Flights. In addition, Contractor, at its own expense, shall cause the CRJ Covered Aircraft to be painted in the United livery as set forth in Section 8 of Exhibit E hereto, no later than December 31, 2013 and failure to do so shall result in a fine of [***] per aircraft per day for each day thereafter that any such aircraft remains non-compliant.

Statement of Work

Exhibit J-6

	Heavy Maintenance	Intermediate Visits	In-Service/Overnight
Floor Coverings
Carpet Galley Flooring Lav Flooring	Replace All Replace All Replace All	Replace Aisle/Heavy Traffic Areas or All on Condition Replace On Condition Replace On Condition	Cleaned/Replace On Condition Cleaned/Replace On Condition Cleaned/Replace On Condition
Seats
Seat Covers (Fabric) Seat Covers (Leather) Seat Cushions Headrest Covers Headrest Cushions Tray Tables Literature Pockets (seat back) Armrests Recline Actuation Safety Belt Webbing Seat Overhaul

Replace All with new/cleaned

Replace All with new/cleaned

Replace All

Replace All with new/cleaned

Replace All

Cleaned/Replace On Condition

Replace All with new/cleaned

Cleaned/Replace On Condition

Repaired to function properly

Replace All

Completed

Dry Cleaned/Replace On Condition

Cleaned/Replace On Condition

Replace On Condition

Cleaned/Replace On Condition

Replace On Condition

Replace On Condition

Cleaned/Replace On Condition

Cleaned/Replace On Condition

Repaired to function properly

Cleaned/Replace On Condition

As needed

Cleaned/Replace On Condition

Cleaned/Replace On Condition

Replace On Condition

Cleaned/Replace On Condition

Replace On Condition

Cleaned/Replace On Condition

Cleaned/Replace On Condition

Cleaned/Replace On Condition

Repaired to function properly

Cleaned/Replace On Condition

As needed

Cabin Décor
Bulkhead Décor Bulkhead Literature Pockets Seat/Row Placards Passenger Service Units Dado Panel Décor Weather Curtain Seat Track Covers Cabin Curtain Dividers	Replace On Condition Replace All Replace On Condition Repaired to function properly Replace On Condition Replace On Condition Replace All Replace On Condition	Replace On Condition Replace On Condition Replace On Condition Repaired to function properly Replace On Condition Cleaned/Replace On Condition Replace if missing or damaged Replace On Condition	Replace On Condition Replace On Condition Replace On Condition Repaired to function properly Replace On Condition Cleaned/Replace On Condition Replace if missing or damaged Replace On Condition
Lavatories
Flush Sink Drain Faucet Lighting Infant Changing Tables Door Lock Indicators Door Thresholds	Repaired to function properly Repaired to function properly Repaired to function properly Repaired to function properly Replace All Repaired to function properly Replace All Replace All

Repaired to function properly

Repaired to function properly

Repaired to function properly

Repaired to function properly

Replace On Condition

Repaired to function properly

Replace On Condition

Replace On Condition

Repaired to function properly

Repaired to function properly

Repaired to function properly

Repaired to function properly

Replace On Condition

Repaired to function properly

Replace On Condition

Replace On Condition

Cabin Interiors
Cabin Lighting Sidewall Panels Placards Lighted Lavatory In-Use Indicators Overhead Bins Window Shades Stairs Windows

Replace All

Cleaned/Replace On Condition

Replace All

Clean/Repair to proper functionality

Cleaned/Paint/Repair to proper functionality

Clean/Repair to proper functionality

Clean/Repair to proper functionality

Clean/Repair damage

Cleaned/Replace On Condition

Replace On Condition

Clean/Repair to proper functionality

Cleaned/Paint/Repair to proper functionality

Clean/Repair to proper functionality

Clean/Repair to proper functionality

Clean/Repair as needed

Cleaned/Replace On Condition

Replace On Condition

Clean/Repair to proper functionality

Cleaned/Paint/Repair to proper functionality

Repair to proper functionality

Repair to proper functionality

Cleaned/Repair as needed

On Condition:
-wom, torn, ripped, soiled, scratched, pilled, fraying, dented, gouged, soaked -altered from original installation state -not functioning for intended use

Assumption: A separate cleaning program is in place for daily, intermediate, and heavy cleaning at various levels

Exhibit J-7

EXHIBIT K

Form of Parent Guarantee

THIS GUARANTEE AGREEMENT (as may be amended from or supplemented from time to time, this “Guarantee”), effective as of August 29, 2013 (the “Effective Date”) by Mesa Air Group, Inc., a Nevada corporation (“Guarantor”), for the benefit of UNITED AIRLINES, INC., a Delaware corporation (“United”).

RECITALS

WHEREAS United, Guarantor and Mesa Airlines, Inc., a Nevada corporation (“Contractor”) are prepared to enter into that certain Capacity Purchase Agreement, dated as of August 29, 2013 (“CPA”);

WHEREAS, pursuant to the CPA, Contractor is obligated, among other things, to provide Contractor Services (as such term is defined in the CPA) to United and, in certain circumstances, to make certain reconciliation or indemnity payments to United;

WHEREAS, United, Guarantor and Contractor are prepared to enter into the Ancillary Agreements (as such term is defined in the CPA) pursuant which Contractor is obligated, among other things, to provide ground handling and other services to United and, in certain circumstances, to make certain payments to United;

WHEREAS, Contractor is the wholly-owned subsidiary of Guarantor; and

WHEREAS, it is a condition precedent to United’s execution and delivery of the CPA and the Ancillary Agreements and Guarantor is fully informed, understands and acknowledges that it is a requisite inducement for United to enter into the CPA and the Ancillary Agreement that Guarantor execute and deliver this Guarantee;

NOW, THEREFORE, for and in consideration of the benefits, rights and interests to Contractor derived from the CPA and the Ancillary Agreements, for a necessary inducement to United to enter into the CPA and the Ancillary Agreements, and for other good and valuable consideration, the receipt and sufficiency of which Guarantor acknowledges, Guarantor, fully aware that United in relying hereupon, fully covenants and agrees for the benefit of United as follows:

ARTICLE I

DEFINITIONS

Section 1.01    Certain Definitions. Any terms not defined herein shall have the definition given such term in the CPA. As used in this Guarantee, the following terms have the following meanings:

“Beneficiaries” has the meaning given to that term in Section 3.07.

“Contractor” has the meaning given to that term in the Recitals

Exhibit K-1

“CPA” has the meaning given to that term in the Recitals.

“Default Interest” has the meaning given to that term in Section 3.06.

“Documents” has the meaning given to that term in Section 2.02(a).

“Effective Date” has the meaning given to that term in the preamble.

“Enforcement Expenses” has the meaning given to that term in Section 3.06.

“Guarantee” has the meaning given to that term in the preamble.

“Guarantor” has the meaning given to that term in the preamble.

“United” has the meaning given to that term in the preamble.

Section 1.02    Other Definitions. Other terms defined in this Guarantee have the meanings so given them. Capitalized terms used but not defined herein shall the same meaning herein as in the CPA.

Section 1.03    Terminology. Unless the context of this Guarantee clearly requires otherwise, (a) pronouns, wherever used herein, and of whatever gender, shall include natural persons and corporations, partnerships, limited liability companies and entities of every kind and character, (b) the singular shall include the plural wherever and as often as may be appropriate, (c) the word “includes” or “including” shall mean “including without limitation”, and (d) the words “hereof”, “herein”, “hereunder”, and similar terms in this Guarantee shall refer to this Guarantee as a whole and not any particular section or article in which such words appear. The section, article, and other headings in this Guarantee are for reference purposes and shall not control or affect the construction of this Guarantee or the interpretation hereof in any respect. Article, section, subsection, and exhibit references are to this Guarantee unless otherwise specified. All exhibits attached to this Guarantee constitute a part of this Guarantee and are incorporated herein. All references to a specific time of day in this Guarantee shall be based upon Central Standard Time or Central Daylight Time, whichever is applicable.

ARTICLE II

GUARANTEE

Section 2.01    Guarantee of Obligations. Guarantor unconditionally, absolutely and irrevocably guarantees unto the Beneficiaries the timely payment and performance by Contractor of all of its obligations under the CPA and the Ancillary Agreements, including without limitation the obligation to provide Regional Airlines Services, and to make all indemnification payments and reconciliation payments that Contractor is required to make pursuant to the CPA and the Ancillary Agreements.

Section 2.02    Guarantee Absolute. This Guarantee is absolute, continuing and independent of, and in addition to, any and all rights and remedies United may have under the CPA or any Ancillary Agreement and any other guaranties or documents now or hereafter given in connection therewith by Guarantor or others. Without limiting any of the provisions of this

Exhibit K-2

Guarantee or the CPA, including without limitation, Section 5.2 thereof, it is acknowledged that Guarantor is not currently a certificated airline and that therefore Guarantor may be required to cause its obligations hereunder to be performed rather than performing them directly. Except as otherwise expressly herein provided, the enforceability of Guarantor’s obligations hereunder in accordance with the terms hereof shall not in any way be discharged, impaired or otherwise affected by:

(a)    Any change in the time, manner or place of payment of amounts due under the CPA or any Ancillary Agreement, or any other change or modification in or of any terms, provisions, covenants or conditions of any or all of them;

(b)    The entering into, or the modification or amendment in or of, any lease or sublease of any aircraft or engine, any contract or arrangement for the maintenance or refurbishment of any aircraft or engine, any contract or arrangement for the provision of ground handling services, any lease, sublease or other agreement relating to the use of any terminal or non-terminal airport facility, or any loan agreement, note, deed of trust, assignment, contract or other document or agreement entered into by Contractor or Guarantor relating to the provision of Contractor Services (together with the CPA and the Ancillary Agreements, the “Documents”);

(c)    Any lack of validity or enforceability of any of the Documents;

(d)    Any release or amendment or waiver of or consent to the modification of any other guarantee of payment or performance of all or any obligations under the CPA or any Ancillary Agreement, or any sale or transfer by Contractor of any of its interest in the CPA or any Ancillary Agreement (without implying that Contractor has consented or will consent to any such sale or transfer);

(e)    Any sale or transfer by Guarantor of any of its interest in Contractor (without implying that Guarantor has consented or will consent to any such sale or transfer);

(f)    Any release or waiver of or delay in the enforcement of rights against Contractor, Guarantor or any other person or entity under any of the Documents or against any security thereunder;

(g)    The exercise by United of any of its rights or remedies under any one or more of the Documents; or

(h)    Any other circumstance which might otherwise constitute a defense available to, or discharge of, Guarantor.

Section 2.03    Guarantee of Payment. This Guarantee is a guarantee of payment and performance and not merely a guarantee of collection, and Guarantor’s liabilities and obligations under this Guarantee are and shall at all times continue to be absolute, irrevocable and unconditional in all respects in accordance with the terms of this Guarantee, and shall at all times be valid and enforceable without set off, deduction or counterclaim irrespective of any other agreements or circumstances of any nature whatsoever which might otherwise constitute a defense to this Guarantee or the obligations of Guarantor under this Guarantee.

Exhibit K-3

Section 2.04    Financial Statements. Not later than ninety (90) days following the end of each calendar year, Guarantor shall deliver to United a copy of Guarantor’s audited consolidated financial statements for such calendar year, certified by Guarantor as being true, correct and complete, together with a report thereon of Guarantor’s independent auditors; provided, that Guarantor shall not be required to deliver financial statements pursuant to this sentence if it is a reporting issuer pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and such financial statements are timely filed with the Securities and Exchange Commission pursuant thereto.

Section 2.05    Representations.  Guarantor represents, warrants and covenants that:

(a)        All financial statements heretofore delivered to United with respect to Guarantor are, and all financial statements hereafter delivered to United by Guarantor will be, true and correct in all material respects and fair presentations of Guarantor as of the respective dates thereof;

(b)        No material adverse change has occurred in the financial condition of Guarantor since December 31, 2012;

(c)        Guarantor is a duly organized and validly existing corporation in good standing under the laws of the State of Nevada. Guarantor has the corporate power and authority to enter into and perform its obligations under this Guarantee. Guarantor is duly qualified to do business as a foreign corporation under the laws of each jurisdiction that requires such qualification;

(d)        This Guarantee has been duly executed and delivered by Guarantor and constitutes the legal, valid and binding obligation of Guarantor, fully enforceable against Guarantor in accordance with the terms hereof except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors and subject to the principles of equity;

(e)        Neither the execution or delivery of this Agreement nor the performance by Guarantor of the transactions contemplated hereby will (i) violate, conflict with, or constitute a default under any of the terms of Guarantor’s certificate of incorporation, by-laws, or any provision of, or result in the acceleration of any obligation under, any material contract, sales commitment, license, purchase order, security agreement, mortgage, note, deed, lien, lease or other agreement to which Guarantor is a party or by which any of them or any of their respective properties or assets may be bound, (ii) result in the creation or imposition of any lien, charge or encumbrance in favor of any third person or entity, (iii) violate any law, statute, judgment, decree, order, rule or regulation of any governmental authority or body, or (iv) constitute any event which, after notice or lapse of time or both, would result in such violation, conflict, default, acceleration or creation or imposition of liens, charges or encumbrances;

(f)        No consent of any other person and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority, bureau or agency is required in connection with the execution,

Exhibit K-4

delivery or performance by Guarantor, the enforceability against Guarantor, or the validity, of this Guarantee;

(g)        Guarantor has, independently and with advice of counsel of Guarantor’s choice and without reliance upon United, and based upon such documents and information as Guarantor has deemed appropriate, made its own analysis and decision to enter into this Guarantee;

(h)        The financial statements (including the related notes and supporting schedules) of Guarantor delivered (or, if filed with the Securities and Exchange Commission, made available) to United immediately prior to the date hereof fairly present in all material respects the consolidated financial position of Guarantor and its results of operations as of the dates and for the periods specified therein. Since the date of the latest of such financial statements, there has been no material adverse change nor any development or event involving a prospective material adverse change with respect to Guarantor. Such financial statements have been prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved, except to the extent disclosed therein;

(i)        Guarantor is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts and with such deductibles as are customary in the businesses in which it is engaged, and Guarantor has not received notice of cancellation or non-renewal of such insurance. All such insurance is outstanding and duly in force on the date hereof. Guarantor has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on Guarantor;

(j)        No litigation, arbitration, investigation or administrative proceeding of or before any court, arbitrator or governmental authority, bureau or agency is currently pending or, to the knowledge of Guarantor, threatened: (i) with respect to this Guarantee or any of the transactions contemplated by this Guarantee; (ii) with respect to the CPA or any Ancillary Agreement or any of the transactions contemplated thereby; or (iii) against or affecting Guarantor, or any of its property or assets, which, if adversely determined, would have a material adverse effect on the ability of Guarantor to perform its obligations hereunder; and

(k)        Guarantor has filed or caused to be filed all tax returns required to be filed, and has paid all taxes due on said returns or on any assessments made against Guarantor, which if not filed or not paid would have a material adverse effect on the business, operations, assets or condition, financial or otherwise, of Guarantor (other than those being contested in good faith by appropriate proceedings for which adequate reserves have been provided for in accordance with generally accepted accounting principles).

Without limiting the other remedies of the Beneficiaries as a result of a breach of any of the foregoing representations and warranties, Guarantor hereby agrees to indemnify the Beneficiaries, their Affiliates and their respective officers, directors, partners, members, employees and agents, and hold them harmless from and against any and all losses, claims, damages, liabilities, expenses (including without limitation reasonably legal fees and expenses),

Exhibit K-5

judgments, fines and settlements any of them may incur as a result of any material breach of any representation or warranty contained herein.

Section 2.06    Reinstatement. This Guarantee shall continue to be effective, or be reinstated (as the case may be) if at any time payment by Contractor or Guarantor of all or any part of any sum payable pursuant to the CPA or any Ancillary Agreement, this Guarantee or the other Documents is rescinded or otherwise must be returned by United upon Contractor’s insolvency, bankruptcy or reorganization, all as though such payment had not been made. Until all of the obligations guaranteed hereunder shall have been paid or performed in full, Guarantor shall have no right of subrogation or any other right to enforce any remedy which any of the Beneficiaries now has or may hereafter have against Contractor.

Section 2.07    Self-Help Rights. If Guarantor fails or refuses to perform any or all monetary or non-monetary obligations that are guaranteed hereunder and, in the case of any non-monetary obligations, such failure or refusal continues for twenty (20) days following written notice thereof to Guarantor, then, in addition to any other rights and remedies which any Beneficiary may have hereunder or elsewhere, and not in limitation thereof, any Beneficiary shall have the right (but without any obligation so to do) to take action (including the payment of amounts due to any third party) to satisfy such obligation either before or after the exercise of any right or remedy of United against Contractor or Guarantor. The amounts of any and all expenditures so made by United in satisfaction of such obligation (INCLUDING ANY SUCH EXPENDITURE ARISING FROM OR IN CONNECTION WITH UNITED’S NEGLIGENCE IN TAKING SUCH ACTION, BUT EXCEPTING ANY SUCH EXPENDITURES TO THE EXTENT PROVEN TO HAVE BEEN CAUSED BY OR ARISING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF UNITED) shall be immediately due and payable to United by Guarantor.

ARTICLE III

MISCELLANEOUS

Section 3.01    Exhausting Recourse. United shall not be obligated to pursue or exhaust its recourse against Contractor or any other Person or guarantor, or any security it may have for satisfaction of the obligations guarantied hereunder, before being entitled to performance by Guarantor of each and every one of the obligations hereunder. No delay on the part of Beneficiaries in exercising any right or remedy under this Guarantee or failure to exercise the same shall operate as a waiver in whole or in part of any such right or remedy. No notice to or demand on Contractor or failure to give any such notice to or make any such demand on Contractor shall be deemed to be a waiver of the obligations of Guarantor hereunder or of the right of Beneficiaries to take further action without notice or demand as provided in this Guarantee. No course of dealing between Guarantor and Beneficiaries shall change, modify or discharge, in whole or in part, this Guarantee or any of the obligations of Guarantor hereunder.

Section 3.02    Guarantee Remains Effective. This Guarantee shall remain in full force and effect, notwithstanding any invalidity, irregularity, or unenforceability of any one or more of the CPA and the Ancillary Agreements. No release or discharge of Contractor in any receivership, bankruptcy, winding-up or other creditor proceedings shall affect, diminish or otherwise impair or otherwise be a defense to the enforcement of this Guarantee by the

Exhibit K-6

Beneficiaries. The liability of Guarantor shall not be affected by United causing work necessary for the provision of Contractor Services to be done, or by United’s pursuing any other remedies provided for in the Documents.

Section 3.03    No Conditions. This Guarantee has been delivered free of any conditions and, except as otherwise expressly set forth herein, no representations have been made to Guarantor affecting or limiting the liability of Guarantor hereunder except as expressly provided herein.

Section 3.04    No Bar or Defense; Waiver of Defenses. No action or proceeding brought or instituted under this Guarantee and no recovery in pursuance thereof shall be a bar or defense to any further action or proceeding which may be brought under this Guarantee by reason of any further default or defaults hereunder or in the performance and observance of the terms, covenants, conditions, and provisions in the Documents. Guarantor hereby waives all suretyship defenses and defenses in the nature thereof. Guarantor hereby further waives presentment, protest, notice, demand, or action or delinquency in respect to any obligation hereby guarantied except as expressly provided herein. Guarantor waives acceptance of this Guarantee. Without limiting the generality of the foregoing, Guarantor specifically waives any requirements imposed by or to which Guarantor may otherwise be entitled by virtue of the suretyship laws of the State of Illinois or any other relevant state of the United States.

Section 3.05    Liability Independent. The liability of Guarantor hereunder is independent of any other bonds or guaranties or other obligations at any time in effect with respect to the Documents and may be enforced regardless of the existence, validity, enforcement or non-enforcement of any such other guaranties or other obligations.

Section 3.06    Expenses. Guarantor shall pay all costs, fees and expenses (including reasonable attorneys’ fees) incurred by United in enforcing this Guarantee, provided that United prevails in such enforcement (the “Enforcement Expenses”). Any and all amounts due and owing by Guarantor to United hereunder that are not paid in full to United within ten (10) days following the earlier of the due date or demand therefor shall bear interest from the date such amounts were due hereunder until paid in full at the highest contract rate of interest permitted by applicable law (the “Default Interest”).

Section 3.07    Binding Effect. Neither this Guarantee nor any provisions hereof may be amended, modified, waived, discharged, or terminated orally, except by an instrument in writing duly signed by or on behalf of the party against whom enforcement of such amendment, modification, waiver, discharge or termination is sought. This Guarantee shall inure to the benefit of United and its successors and assigns (collectively, the “Beneficiaries”), and shall be binding upon Guarantor and its successors and assigns; provided, however, that Guarantor shall in no event have the right to assign or transfer Guarantor’s obligations and liabilities under this Guarantee in whole or part and any such attempted assignment or transfer without the prior written consent of United shall be null and void and of no force or effect. This Guarantee is intended to be for the benefit of, and shall be enforceable by, only the Beneficiaries and not by any third parties (including creditors of the Beneficiaries).

Exhibit K-7

Section 3.08    Entire Agreement. This Guarantee, together with the CPA and the Ancillary Agreements, to the extent references are made thereto in this Guarantee, contain the undersigned’s sole and entire understanding and agreement with respect to its entire subject matter, and all prior negotiations, discussions, commitments, representations, agreements and understandings heretofore had between United and Guarantor with respect thereto are merged herein.

Section 3.09    Governing Law. This instrument shall be governed by and construed in accordance with the laws of the State of Illinois.

Section 3.10    Reliance. Guarantor acknowledges that United will rely upon this Guarantee in entering into the CPA and the Ancillary Agreements.

Notices. Unless otherwise expressly permitted by the terms of this Guarantee, all notices, consents, approvals and other communications required or permitted hereunder shall be in writing and shall be deemed to have been properly given if delivered by hand personally to the addressee or sent overnight by a nationally recognized air courier, and or to such other address as last designated by a party by notice in writing to the other party hereto.

If directed to Guarantor, addressed to:

Mesa Air Group, Inc.

410 N. 44th Street

Suite 700

Phoenix, AZ 85008

Attention: President (with a copy to General Counsel)

Facsimile No.: (602) 685-4350

If directed to United, addressed to:

United Airlines, Inc.

Willis Tower

233 S. Wacker Drive

Chicago, IL 60606

Attention: Senior Vice President – Network Operations & United Express

Facsimile No.: (872) 825-0030

with a copy to:

United Airlines, Inc.

Willis Tower

233 S. Wacker Drive

Chicago, IL 60606

Attention: Vice President and Deputy General Counsel

Facsimile No.: (872) 825-0308

Exhibit K-8

and to:

United Airlines, Inc.

Willis Tower

233 S. Wacker Drive

Chicago, IL 60606

Attention: Vice President – Fleet

Facsimile No.: (872) 825-8113

Section 3.11    Waiver of Jury Trial. Guarantor and United each hereby knowingly, voluntarily and intentionally waive the right to a trial by jury in respect of any litigation based hereon, arising out of, under or in connection with this Guarantee. This waiver is a material inducement for Guarantor to deliver and United to accept this Guarantee.

Section 3.12    Drafting of Guarantee. Guarantor represents and warrants that (i) it was represented by counsel of its choice, who has reviewed this Guarantee and advised it of the contents and meaning; (ii) it is signing this Guarantee voluntarily and with full understanding of its contents and meaning; (iii) it waives any claim or defense that this Guarantee should be construed more strictly against the other party as the drafter thereof.

Section 3.13    Severability. If any provision of this Guarantee or its application to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Guarantee and the application of that provision to other Persons or circumstances is not affected in that provision shall be enforced to the greatest extent permitted by law.

Section 3.14    Further Assurances. In connection with this Guarantee and the transactions contemplated by it, Guarantor shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Guarantee and those transactions.

Section 3.15    Multiple Counterparts. This Guarantee may be executed in any number of counterparts and with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

EXECUTED as of the Effective Date.

GUARANTOR:

Mesa Air Group, Inc.

By:
Name:
Title:

Exhibit K-9

EXHIBIT L

Letter of Agreement

LOA 11    United Express Job Opportunities for Furloughed United Pilots

LETTER OF AGREEMENT

between

UNITED AIRLINES, INC.

and

THE AIR LINE PILOTS

in the service of

UNITED AIRLINES, INC.

as represented by the

AIR LINE PILOTS ASSOCIATION, INTERNATIONAL

THIS LETTER OF AGREEMENT is made and entered into in accordance with the provisions of Title II of the Railway Labor Act, as amended, by and between UNITED AIRLINES, INC. (hereinafter referred to as “the Company” or “United”) and the AIR LINE PILOTS in the service of UNITED AIRLINES, INC., as represented by the AIR LINE PILOTS ASSOCIATION, INTERNATIONAL (hereinafter referred to as “the Association” or “ALPA”).

The Company and the Association agree that furloughed United pilots shall be offered job opportunities at United Express carriers operating jet aircraft with seating capacity in excess of fifty (50) seats under the following conditions:

1.	Definitions

a.	“United Express Carrier” means a Carrier that has contracted with the Company to operate Aircraft in accordance with the conditions of Section 1 of the Agreement.

b.	“Eligible Furloughed Pilot” means a Pilot whose name appears on the United Express Carrier Opportunity List and who is on furlough or who has received notice of furlough.

c.

“United Express Carrier Opportunity List” means the list maintained by the UAL-MEC Furloughed Pilot Coordinator after review by United Express Carriers performing flying in the service of the Company pursuant to the terms of Section 1 of the Agreement.

2.

United Express Carriers shall make offers for new hire positions to Eligible Furloughed Pilots in a number equal to five (5) times the number of aircraft operated in the service of the Company and subject to the limits of Section 1 of the Agreement. Of these five (5) offers, at least three (3) shall be offers for new hire positions in aircraft with seating capacity in excess of 50 seats and not more than 76 seats, and operated pursuant to the terms of Section 1 of the Agreement. Once such offers have been made, even if the United Express Carrier subject to the obligations of Section 1 of the Agreement and this Letter of Agreement has not been provided with a sufficient number of Eligible Furloughed Pilots to fill the new hire positions, the Participating United Express Carrier’s obligation to make offers for the purpose of

LOA 11 Page 387

Exhibit L-1

operating Aircraft under the terms of Section 1 of the Agreement and this Letter of Agreement shall be satisfied.

3.

In the event that a United Express Carrier making offers of employment pursuant to Section 1 of the Agreement and this Letter of Agreement receives an insufficient number of Eligible Furloughed Pilots to fill offers for new hire Pilot positions, the Carrier shall continue to extend offers of employment under the terms of this Letter of Agreement until Eligible Furloughed Pilots have accepted a number of positions equal to the number of job offers the Carrier is required to make under Paragraph 2 of this Letter of Agreement.

a.	A United Express Carrier shall make such employment offers stated in Paragraph 3 of this Letter of Agreement as new hire positions become available in the normal course of business.

b.

A United Express Carrier’s ability to operate Aircraft under the terms of Section 1 and this Letter of Agreement is dependent on extending employment offers as required per Paragraph 2 of this Letter of Agreement and Section 1-C-1-j of the Agreement, but is not dependent on Eligible Furloughed Pilots accepting the employment offers as provided in Paragraph 3 of this Letter of Agreement.

4.

A Pilot who is interviewed and accepts an offer of employment and who subsequently declines this offer shall count toward the United Express Carrier’s number of job offers required by Paragraph 2 and the number of accepted offers required by Paragraph 3 of this Letter of Agreement.

5.

When preparing to select pilots for new hire positions pursuant to this Letter of Agreement, the United Express Carrier shall contact the UAL-MEC Furloughed Pilot Coordinator to receive a list of names from the United Express Carrier Opportunity List.

a.

To be an Eligible Furloughed Pilot, a United Pilot must i) be on furlough or have received notice of furlough, and ii) have not previously rejected an offer of employment (following an interview under this agreement) from a United Express Carrier pursuant to this Letter of Agreement

b.

Working through the UAL-MEC Furloughed Pilot Coordinator, an Eligible Furloughed Pilot may designate i) carrier(s) to which he would like his name forwarded, ii) carrier(s) from which he would like his name withheld, and iii) criteria that would result in bypassing him for certain new hire positions. An Eligible Furloughed Pilot whose name is forwarded to a United Express Carrier consistent with his designations and who is offered a position is required to accept such position and, if he declines, shall be ineligible for any future employment opportunities with that United Express Carrier under the terms of this Letter of Agreement.

c.

Monthly, the MEC Furloughed Pilot Coordinator shall provide the Company with a current copy of the annotated United Express Carrier Opportunity List and an update on the activity associated with the names.

6.	Eligible Furloughed Pilots whose names are forwarded to a United Express Carrier pursuant to this Letter of Agreement shall be required to complete all new hire paper work, meet all

LOA 11 Page 388

Exhibit L-2

new hire airman and medical qualifications, satisfy background checks and participate in an interview. An Eligible Furloughed Pilot shall not be required to perform a flight test. An Eligible Furloughed Pilot who, in conjunction with the establishment of the United Express Carrier Opportunity List, is identified by a United Express Carrier as being in a “no rehire” status shall not have his name forwarded to that United Express Carrier.

7.

While Eligible Furloughed Pilot names shall be forwarded in seniority order (modified by the qualifiers permitted above) once such pilots have accepted employment at a United Express Carrier pursuant to this Letter of Agreement, their seniority, longevity and all other terms and conditions of employment at that Carrier shall be governed by the rules of that carrier that apply to all new hires, except as set forth in Paragraph 9 of this Letter of Agreement.

8.

An Eligible Furloughed Pilot who accepts employment under the terms of this agreement shall serve the required new-hire contractual and/or company policy required probationary period. Should a situation occur during the probationary period where an Eligible Furloughed Pilot, in the opinion of the United Express Carrier, fails to perform at an acceptable level and faces termination for such failure, the Pilot shall be afforded the due process considerations provided by that United Express Carrier’s pilot collective bargaining agreement and/or company policy.

9.

An Eligible Furloughed Pilot who accepts employment under the terms of this Letter of Agreement shall receive a minimum salary equal to that United Express Carrier’s second year First Officer pay rate for the largest Equipment permitted under Section 1 of the Agreement operated by that carrier in its United Express operations. The Carrier shall pay its applicable hourly rate for the position held and United Airlines shall, on a monthly basis, pay the furloughed Pilot any salary difference required under this Paragraph. This monthly payment shall be subject to all applicable federal, state and local payroll taxes. The monthly payment shall not, however, have any impact on the Pilot’s employment status at United and it shall not be considered earnings for the purpose of any United Airlines employee benefit plans.

10.	A United Express Carrier shall not require an Eligible Furloughed Pilot who accepts employment pursuant to this Letter of Agreement to resign his United seniority number.

11.

An Eligible Furloughed Pilot who accepts employment with a United Express Carrier pursuant to this Letter of Agreement and who subsequently desires to leave shall give as much notice as possible but not less than three (3) months’ notice. Should an Eligible Furloughed Pilot resign his employment with a United Express Carrier prior to the satisfaction of any training note obligation for the sole purpose of recall to United Airlines, the Company shall pay any remaining obligation on the note.

12.

If an Eligible Furloughed Pilot is hired by a United Express Carrier and subsequently leaves that carrier, the United Express Carrier shall replace that Pilot by offering a job opportunity to another Eligible Furloughed Pilot as new hire positions become available in the normal course of business. The provisions of this Letter of Agreement shall apply to these Eligible Furloughed Pilots except for Paragraphs 2, 3 and 9 of this Letter of Agreement. The United Express Carrier’s ability to operate Aircraft under Section 1 of the Agreement and the terms of this Letter of Agreement is not dependent on Eligible Furloughed Pilots accepting these

LOA 11 Page 389

Exhibit L-3

employment offers. This Paragraph shall only apply after Eligible Furloughed Pilots have accepted the number of positions required in Paragraph 3 of this Letter of Agreement.

13.

While all United Express Carriers are committed to complying with the job opportunity provisions of this Letter of Agreement, adherence to these job opportunity provisions would be problematic if circumstances were such that the United Express Carrier may have to furlough pilots at the same time that they were required to hire furloughed United pilots. Should this circumstance occur, the Company and the Association agree to meet and discuss acceptable solutions to mitigate the impact of such circumstances which would be agreeable to the parties and maintain the integrity of this Letter of Agreement.

AGREED, this 18th day of December, 2012.

For United Airlines, Inc.:	For the Air Line Pilots Association, International:

/s/ Captain Fred Abbott Captain Fred Abbott Senior Vice President Flight Operations	/s/ Captain Donald L. Moak Captain Donald L. Moak President Air Line Pilots Association, International

/s/ P. Douglas McKeen P. Douglas McKeen Senior Vice President Labor Relations	/s/ Captain Jay Heppner Captain Jay Heppner Chairman UAL MEC

/s/ Captain Jay Pierce Captain Jay Pierce Chairman CAL MEC

LOA 11 Page 390

Exhibit L-4

EXHIBIT M

Career Path Program for Pilots

United and Contract each agree to the following:

1.

United and Contractor agree to participate in mutually advantageous opportunities to establish a program for the recruitment, training, and mentoring of Qualified Pilot Candidates aimed at creating a pipeline of well-trained industry professionals to serve a continuing need for pilots at Contractor and United. The term “Qualified Pilot Candidate” refers to potential pilot candidates whom the Contractor has recruited, trained and mentored based on the qualifications similar to those used by United. This program may be conducted in conjunction with an accredited aviation college or university.

2.

Contractor agrees to work with appropriate educational institutions, as well as flight schools associated with such educational institutions, to recruit Qualified Pilot Candidates using qualifications similar to those at United. Contractor further agrees to train and mentor Qualified Pilot Candidates as appropriate to meet all FAA and Contractor pilot requirements beginning when the candidate is at the educational institution and/or flight school and continuing through interview and hiring with Contractor.

3.	Pilot Interviews.

a.	During periods of hiring, United will offer competitive Qualified Pilot Candidates a guaranteed pilot interview at United based on the following criteria being met:

i.	Contractor shall ensure the Qualified Pilot Candidate has signed a release permitting United access to all work records on file with Contractor;

ii.	Contractor shall submit a recommendation for the Qualified Pilot Candidate from a flight operations manager holding a position no lower than Chief Pilot; and

iii.	Qualified Pilot Candidate shall meet all of United’s pilot hiring requirements currently in place at the time of the interview.

4.	Pilot Hiring.

a.	United, at its sole option and discretion, may make employment offers to successful Qualified Pilot Candidates who are guaranteed interviews pursuant to Section 3(a) above.

b.

If United makes an offer of employment to any pilot then employed at Contractor and such offer is accepted, then United shall notify Contractor of such offer and acceptance at least 90 days prior to the start date of such pilot’s training class. If (x) United fails to deliver such a notice with respect to a pilot, and (y) United hires at least nineteen (19) other pilots then employed at Contractor whose

Exhibit M-1

training class start dates occur within a thirty (30) day period that includes such first pilot’s training class start date, and (z) any Scheduled Flight is delayed or cancelled because of an unavailability of Contractor pilots specifically attributable to such United pilot hiring within 90 days after such first pilot’s training class start date, then any and all such delays and cancellations shall be disregarded specifically for purposes of determining Cause and Special Cause.

5.	Contractor shall encourage all pilots interested in interviewing with a mainline carrier to pursue an interview with United.

Exhibit M-2

EXHIBIT N

SAFETY STANDARDS FOR UNITED AND UNITED EXPRESS CARRIERS

Contractor agrees and, as applicable, represents and warrants, to each of the following:

1.

Contractor is in compliance with, has obtained the applicable air carrier approvals with respect to, and shall remain in compliance throughout the Term of this Agreement, with the U.S. Department of Defense (DoD) Quality and Safety Requirements (including without limitation 32 CFR Part 861 and any other applicable governmental quality or safety requirement), and will maintain approval and continue to comply with all applicable Federal Aviation Regulations (F.A.R.). In the event any change to such compliance or status occurs at any time during the Term, Contractor shall notify United immediately of both (x) any such change and (y) the corrective actions taken by Contractor or a correction action plan.

2.

Any non-compliance with any safety requirements or corrective action plans shall be grounds for partial or complete suspension or termination by United, without further liability, of this Agreement or any of the terms or conditions of this Agreement; but, with reservation of all other rights and remedies available to United.

3.	Additional safety reviews and audits may be required at United’s discretion and Contractor shall cooperate with all such reviews and audits.

4.	Contractor shall perform all operations in accordance with United Airlines Policies and Procedures and Regional Ground Operations Manual (RGOM).

5.

In all facets of United Express Carrier operations, SAFETY shall be Contractor’s #1 priority. Contractor shall ensure all personnel maintain this same standard during the course of performing their duties.

6.	In addition, Contractor agrees to implement or maintain, as applicable, the following:

a.	Mutual support of one another in implementing these standards by sharing safety data, information and expertise.

b.	Quality maintenance and operations training programs

c.

A carrier internal evaluation program to monitor all operational divisions to include, at a minimum, key safety issues, dangerous goods handling, and training records and qualifications for all personnel.

d.	Quality programs to manage outsourcing of services.

e.

A formalized maintenance quality assurance program to monitor all maintenance and maintenance support activities including but not limited to maintenance practices, required inspection items and technical document control.

Exhibit N-1

f.	Implementation of a program to rectify FAA inspection findings.

g.	Presence of a voluntary self-disclosure reporting program.

h.	Formal process to routinely bring safety and compliance issues to the attention of carrier’s senior management.

i.	Anonymous and non-punitive safety hazard reporting system.

j.	A Senior Management policy statement supporting open safety reporting by employees.

k.	Director of Safety, reporting to the highest levels of management, overseeing the carrier’s safety programs.

l.	Process for managing corrective actions from FAA and internal audit program as well as employee disclosure.

m.	Ongoing flight safety education/feedback program.

n.	Ground safety program in airport operating areas.

o.	Incident investigation process that includes accountability, recommendations and corrective actions taken.

p.	Establishment and maintenance of emergency response procedures and manual.

q.	Participation in UAL/industry safety information exchange forum.

r.	Compliance with the safety standards set forth by the International Air Transport Authority (IATA) Operational Safety Audit (IOSA) and shall not be suspended from such IOSA registry.

s.	Contractor will pay for any IOSA audit costs, which costs shall not be reimbursable by United.

Exhibit N-2

EXHIBIT O

Form of Assignment Agreement

This Agreement (this “Agreement”) is made and entered into, and is to be effective on, this the ____ day of ___________ (the “Effective Date”), by ___________, a ___________ corporation (“Assignor”) and ___________, a ___________ corporation (“Assignee”), [and the ___________ (“Airport Lessor”)].

W I T N E S S E T H:

WHEREAS, Assignor leases space], designated on Exhibit(s) _____ attached hereto and made a part hereof (together the “Premises”), at ___________ at the___________ Airport, ___________ (the “Airport”) under a certain [Airport Use and Lease Agreement dated ___________, (as amended, hereinafter referred to as the “Lease”)] between Assignor and the Airport Lessor;

WHEREAS, a copy of the Lease has been provided to Assignee and is incorporated herein by reference;

WHEREAS, Assignee operates at the Airport and from portions of the Premises;

WHEREAS, Assignor desires to assign to Assignee [all] [a portion] of Assignor’s remaining right, title and interest in the Lease [insofar (and only insofar) as the Lease pertains to certain leased premises and improvements described on the attached Annex 1], such space herein called the “Assigned Space” and the improvements located within the Assigned Space are herein called the “Assigned Space Improvements”. The Assigned Space and Assigned Space Improvements are herein called the “Assigned Premises”;

WHEREAS, Assignee desires to accept such assignment from Assignor;

[WHEREAS, such assignment requires the prior written consent of the Airport Lessor];

[WHEREAS, pursuant to the Lease, such assignment does not require the consent of the Airport Lessor (but written notice of such assignment is required to be given to the Airport Lessor)].

NOW, THEREFORE, in consideration of the assignment herein made and of the mutual agreements and covenants hereinafter set forth, the parties hereto agree as follows:

1.        DEMISE AND USE

Effective on the Effective Date, Assignor hereby assigns to Assignee all of the interest of the lessee under the Lease [insofar (and only insofar) as the Lease pertains to the Assigned Premises].

Exhibit O-1

2.        ACCEPTANCE OF ASSIGNMENT

Assignee accepts the foregoing assignment of the Lease [insofar (and only insofar) as the Lease pertains to the Assigned Premises] and covenants with Assignor, from and after the Effective Date, to pay all rent and other charges provided for in the Lease, as amended and to perform and observe all of the other covenants, conditions and provisions in the Lease, as amended, to be performed or observed by or on the part of Assignor as tenant under the Lease [in respect of the Assigned Premises].

3.        WARRANTIES

Assignor hereby warrants and covenants that (i) except for the rights and interests of the Airport Lessor under the Lease, Assignor is now the sole owner of all rights and interests in and to the Assigned Premises, (ii) the Lease[, as it relates to the Assigned Premises,] is in full force and effect, (iii) Assignor has complied with all terms and provisions of the Lease [as it relates to the Assigned Premises] and same is not currently in default and Assignor knows of no condition which with the passage of time or giving of notice might constitute a default under the Lease by any party, and (iv) the Assigned Premises and the Lease [, insofar as it relates to the Assigned Premises,] are free from all liens and encumbrances. A copy of the Lease (and all amendments thereto) are attached as Annex 2.

Subject to the foregoing, Assignee accepts the Assigned Premises and equipment thereon “AS IS” and acknowledges that there is, with respect to the Assigned Premises and equipment thereon, NO WARRANTY, REPRESENTATION, OR CONDITION OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE WARRANTY OF HABITABILITY, MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE, and that none shall be implied by law. Except as stated in this Agreement, Assignee acknowledges that Assignor has made no representations with respect to the Assigned Premises or equipment. Final determination of the suitability of the Assigned Premises or equipment for the use contemplated by Assignee is the sole responsibility of Assignee, and Assignor shall have no responsibility in connection with such suitability.

4.        ASSIGNEE TO COMPLY WITH LEASE TERMS

Assignee agrees to perform and observe all of the covenants, conditions and terms of the Lease relating to the period of time from and after the Effective Date [(insofar, but only insofar, as the same related to the Assigned Premises)], and to protect, defend, indemnify and hold harmless Assignor from and against all claims, damages, and expenses of any kind asserted by any person or entity, including the Airport Lessor, arising out of the nonperformance, nonobservance or improper performance or observance of the covenants, conditions or terms of the Lease [(insofar, but only insofar, as the same relates to the Assigned Premises)]. Assignor shall comply with all remaining terms of the Lease, to the extent any non-compliance could adversely affect Assignee rights in or to the Assigned Premises. Assignor agrees to protect, defend, indemnify and hold harmless Assignee from and against all claims, damages, and expenses of any kind asserted by any person or entity, including the Airport Lessor, arising out of the nonperformance, nonobservance or improper performance or observance prior to the Effective Date of the covenants, conditions or terms of the Lease [(insofar, but only insofar as

Exhibit O-2

the same relates to or effects the Assigned Premises)]. Nothing herein shall be construed as to obligate Assignee to be responsible in any way for any hazardous material located in, or the environmental condition of, the Assigned Premises as of the Effective Date to the extent not caused by or arising from Assignee’s operations.

5.        APPROVALS

[This Agreement shall not become effective unless and until the consent of the Airport Lessor is given by execution of consents for the assignments herein made, which consents shall be requested on the standard form for such consents by the lessor as attached hereto as Annex 3. Assignor and Assignee hereby mutually agree to expeditiously take any and all actions, and to cooperate fully with each other, with respect to obtaining any approvals, authorizations, licenses or similar items that may be necessary or desirable in order to carry out the agreements set forth herein or contemplated hereby. The parties hereto agree to request the consent of the Lessor on the consent form attached hereto as Annex 3. The parties agree to make such reasonable changes to such form as may be required by Airport Lessor.]

[Consent by Airport Lessor. Airport Lessor, as evidenced by its execution below, does hereby consent to this Assignment, [releases Assignor from all of its responsibilities and obligations under the Lease that are attributable to the period of time after the Effective Date, and] agrees to look solely to Assignee for performance of all obligations thereafter under the Lease [as it relates to the Assigned Premises].]

[Acknowledgement. Assignor and Airport Lessor hereby represent to Assignee that the Lease is currently in full force and effect, and that they know of no events of default relating to the Lease or the Assigned Premises as of the date hereof.]

6.        APPLICABLE LAW

[The laws of the State where the Assigned Premises are located shall be used in interpreting this Agreement and in determining the rights of the parties under it.]

7.        SEVERABILITY

If any part of this Agreement is held to be invalid by final judgment of any court of competent jurisdiction, the part held invalid shall be modified to the extent necessary to make it valid or, if necessary, excised, and the remainder of the Agreement shall continue to remain effective.

8.        ENTIRE AGREEMENT

This Agreement contains the entire agreement between the parties with respect to its subject matter and may not be changed in any way, except by a written instrument executed by the parties and, if necessary, approved by the Airport Lessor.

Exhibit O-3

9.        SUCCESSORS AND ASSIGNS

The provisions of this Agreement shall be binding on the parties, their successors and assigns.

Exhibit O-4

IN WITNESS WHEREOF, the parties have properly executed this Agreement effective the date first above written.

ATTEST:	[ASSIGNOR]

BY:

TITLE:

DATE:

ATTEST:	[ASSIGNEE]

BY:

TITLE:

DATE:

[Consent of Airport Lessor

By:
Name:
Title:

Date: ]

Exhibits to be Attached:

Annex 1 – Description of Assigned Space

Annex 2 – Copy of Lease

Annex 3 – Request for Consent

Exhibit O-5

ANNEX 1

to the Form of Assignment

DESCRIPTION OF ASSIGNED SPACE

Exhibit O-6

ANNEX 2

to the Form of Assignment

COPY OF LEASE

Exhibit O-7

ANNEX 3

to the Form of Assignment

REQUEST FOR CONSENT TO ASSIGNMENT

___________, a ___________ corporation (“Assignor”) and ___________, a___________ corporation (“Assignee”) hereby apply to the [___________] (the “Airport Lessor”) for its consent to an Assignment attached as Exhibit “A” and dated___________ (the “Effective Date”), for premises described therein (the “Assigned Premises”) as required by the [___________ Use and Lease Agreement] (the “Agreement”) with___________ for certain premises at___________ Airport. As consideration for the granting of the aforesaid consent and without limitation of any right or remedy of the Airport Lessor as set out in the Agreement, Assignor and Assignee agree with the Airport Lessor as follows:

1.

Assignor represents to Assignee that to its knowledge as of the date hereof, the agreement dated___________, by and between the Airport Lessor, as Lessor, and Assignor, as Lessee, is in full force and effect and there are no rental fees in arrears and no notices of termination or default are outstanding.

2.

The parties hereto recognize and agree that the cancellation, termination, or expiration of the Agreement shall serve to terminate Assignor’s and Assignee’s rights and obligations concerning the Assigned Premises.

3.	All notices to Assignee (as Lessee) with respect to the Assigned Premises pursuant to the Agreement shall hereinafter be sent to Assignee at the following address:

4.	In addition, it is expressly understood and agreed as follows:

(a)

That by the granting of this consent to Assignment, the Airport Lessor is not consenting in advance to any future subleases or assignments of the Assigned Premises or any other facilities by [either Assignor or] Assignee.

(b)

That no future amendment, modification or alteration to the Assignment shall be or become effective without prior notice to and approval by the Airport Lessor if required by the provisions of the Agreement.

(c)

That Airport Lessor, as evidenced by it execution of this consent below, [releases Assignor from all of its responsibilities and obligations under the Agreement that are attributable to the period of time after the Effective Date, and] agrees to look solely to Assignee for performance of all obligations thereafter under the Lease [as it relates to the Assigned Premises].

(d)

[That Assignor and Airport Lessor hereby represent to Assignee that the Lease is currently in full force and effect, and that they know of no events of default relating to the Lease or the Assigned Premises as of the date hereof.]

Exhibit O-8

The parties accept the foregoing acknowledgments and agreements and the Airport Lessor hereby consents to the Assignment attached as Exhibit “A”. However, the terms of the Agreement and this Request for Consent shall prevail over any conflicting terms or provisions contained in Exhibit “A” hereto.

FOR THE AIRPORT LESSOR: APPROVED	FOR [ASSIGNOR]: APPROVED

Name:	Name:

Title: Director, Department of Aviation	Title:

Date:	Date:

FOR [ASSIGNEE]: APPROVED

ATTEST/SEAL:

Name:	Name:

Title: Corporate Secretary	Title:

Date:	Date:

Exhibit O-9

EXHIBIT P

Charter Flight Operations

Subject to the provisions of Section 2.1 establishing, without limitation, that United shall, in its sole discretion, establish all schedules for Charter Flights, including determining the city-pairs served, frequencies, utilization and timing of scheduled arrivals and departures, and shall, in its sole discretion, make all determinations regarding the establishment and scheduling of any Charter Flights, and that Contractor shall operate such Charter Flights pursuant to the terms of the Agreement, each of Contractor and United agrees to the following:

1.	United agrees to schedule Charter Flights using only aircraft that are available to schedule, including Remain Over Night (“RON”) aircraft that are not otherwise in maintenance.

2.	Charter Flights shall be performed at the rates as set forth on Schedules 2A and 2B.

3.	Contractor agrees to have its System Operations Control (“SOC”) employees work directly with United to successfully operate Charter Flights.

4.	Contractor’s SOC will ensure Charter Briefings provided by Unitedare distributed to and reviewed by its crews before the operation of any Charter Flight.

5.

Contractor agrees to provide United’s Charter Operations Planner aircraft routing and assigned crew information (including contact information for the crew) seventy-two (72) hours before the start of any Charter Flight.

6.

Contractor agrees to withhold Charter Flights from its normal monthly crew bid, in order to minimize re-crewing costs in the event that United should need to alter the schedule of a Charter Flight or cancel the Charter Flight altogether.

7.

Contractor’s SOC will remain in constant contact with United’s Charter Operations Planners while conducting any Charter Flight on behalf of United, advising them of weather, maintenance issues, and other factors that could impact, delay, or cause the cancellation of any Charter Flight.

8.	United personnel will be the sole contact with the charterer and will advise the customer of any delay or cancellation to a Charter Flight.

9.	Contractor will provide Operations Engineering support capable of providing Charter Flight approval for new airports and routes within seventy-two (72) hours of the initial request from United.

10.

Contractor agrees to provide, to the extent allowed by its existing labor agreements, a charter-trained subset of flight attendants at each base to be used on Charter Flights operated on behalf of United.

Exhibit P-1

11.	United agrees to train the above described charter-trained subset of flight attendants—at its own expense—on the special requirements of working a Charter Flight.

12.

To the extent allowed by its existing labor agreements, Contractor agrees to allow United, based upon Customer Satisfaction scores, to select specific flight attendants to fly specific Charter Flights. Nothing in this provision shall operate or be construed to limit Contractor’s responsibility for the acts or omissions of Contractor’s employees, independent contractors or agents, or be construed as joint employment, or excuse any of Contractor’s obligations under Section 4.1(a) herein or under any other provision of this Agreement.

Exhibit P-2

EXHIBIT Q

Ground Handler Indemnity

Unless superseded by another agreement between a United Ground Handler (as defined below) and Contractor, the following provisions shall apply with respect to the actions of United or any of United’s affiliates, in each case only to the extent that such person is acting directly in the capacity as a ground handler (a “United Ground Handler”) for Contractor pursuant to this Agreement.

1.

Indemnification. The United Ground Handler (the “Indemnitor”), on the one hand, shall indemnify, defend and hold harmless Contractor and its directors, officers and employees, on the other hand, (the “Indemnitees”), from and against any and all liabilities incurred by Indemnitee arising out of physical loss of or damage to the Covered Aircraft (hereinafter, a “Claim”) resulting from the negligence of the Indemnitor in providing ground handling services to Indemnitees, except to the extent caused by the negligence or willful misconduct of any Indemnitee; provided that the Indemnitor’s liability pursuant to this Exhibit Q with respect to any such Claim shall not exceed $[***] in the aggregate; provided further, that the Indemnitor shall not indemnify Indemnitee for any individual Claim in an amount less than $[***].

2.

Exclusion of Consequential Damages. THE INDEMNITOR SHALL NOT BE LIABLE TO ANY PERSON PURSUANT TO THIS EXHIBIT Q FOR ANY INDIRECT, INCIDENTAL, PUNITIVE, CONSEQUENTIAL OR EXEMPLARY DAMAGES, INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF REVENUE OR LOST PROFITS, EVEN IF THE INDEMNITOR HAD BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND EACH INDEMNITEE HEREBY RELEASES AND WAIVES ANY CLAIMS AGAINST THE INDEMNITOR REGARDING SUCH DAMAGES.

3.

Prompt Notification. Any Indemnitee seeking indemnification hereunder shall give prompt and timely notification to the Indemnitor of any such claim, fine, penalty, action or proceeding, and allow the Indemnitor the right to compromise or participate in the defense of same.

Exhibit Q-1

EXHIBIT R

CRJ Interior Project

Interior Project – Phase 1:

United Expenses:

1.	Reimbursement of purchase price of Zodiac Seats (20 shipsets)

2.	Reimbursement of all shipping costs associated with the seats and the interior kits

3.	Reimbursement of purchase price of Buyer Furnished equipment:

a.	Seat Track Covers and associated shipping

b.	Proximity Lighting and associated shipping

4.	Reimbursement of service fees to TIMCO for Standard Installation (including seats, interior kits and First Class carpet installation)

Contractor Expenses:

1.

Other than the service fees for Standard Installation, as described above, all service fees to TIMCO for Maintenance performed by TIMCO for the Interior Project Phase 1 as approved by Contractor (including but not limited to corrosion remediation)

2.	Costs associated with seats after removal from aircraft (e.g., disposal costs, storage costs, shipment costs)

3.	Costs associated with on-site oversight by Contractor during Standard Installation (wages and travel expenses)

4.	Costs associated with relocating any ship’s equipment as a result of Standard Installation

5.	Costs associated with revision of manuals and/or training costs associated with the Interior Project

Interior Project – Phase 2 (Interior Refurbishment):

Contractor Expenses:

1.	Purchase of Carpet (First and Economy cabin)

2.	Installation of Carpet in Economy Cabin

3.

Aircraft cleaning including sidewalls, lavatories, galleys and completion of all of the requirements set forth in Exhibit J (including without limitation the actions specified in the column titled “Heavy Maintenance” in the table titled “Statement of Work” therein)

Exhibit R-1

EXHIBIT S

CRJ Lease Return Conditions

Attachment A

to Schedule I

RETURN OF THE AIRCRAFT

(a)      General. At the time of such return, (i) the Aircraft shall be registered under the laws of the United States with the FAA in the name of Lessor or its designee unless such registration is prohibited by reason of the failure of Lessor, the Owner Participant or Lessor’s designee to be eligible on such date to own an aircraft registered with the FAA and (ii) the Airframe will be fully equipped with the Engines installed thereon.

At the time of such return, such Airframe and Engines:

(A)	shall have a valid certificate of airworthiness issued by the FAA and be eligible for operation under Part 121 or any successor regulation;

(B)	shall be free and clear of all Liens (other than Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens));

(C)

shall be in a regular passenger configuration used by Lessee and in as good condition as when originally delivered to Lessee, ordinary wear and tear excepted, and otherwise in the condition required to be maintained under Lessee’s FAA-approved maintenance program;

(D)

shall have all of Lessee’s exterior insignia painted over or removed in a good and workmanlike manner (and any repainted or stripped down areas shall match the existing exterior colors) and all of Lessee’s interior markings removed in accordance with industry standards;

(E)	shall be in a state of cleanliness suitable under Lessee’s normal standards for use in its fleet operations and by U.S. commercial airline standards;

(F)

shall be maintained by cleaning and treating all mild and moderate corrosion and correcting all severe or exfoliate corrosion in accordance with Lessee’s FAA-approved maintenance program or Manufacturer’s structural repair manual; and

(G)	shall be cleared through all applicable customs;

and in all such cases the Aircraft shall not have been discriminated against in its maintenance, use or operation by reason of its leased status.

Exhibit S-1

(b)      Airworthiness Directives. All FAA Airworthiness Directives and amendments or changes to the Federal Aviation Regulations applicable to the Airframe, Engines (or Acceptable Alternate Engines) or Parts, as well as all mandatory service bulletins applicable to any of the foregoing, shall have been accomplished by terminating action in compliance with the issuing agency’s or the manufacturer’s specific instructions, regardless of any waivers that the Lessee may have negotiated with the FAA, as the case may be, to the extent that any such directives, regulations or bulletins have an effective date for terminating compliance (i) prior to the date of return, or (ii) after the date of return but only if Lessee has begun termination action in regard thereto on other aircraft in Lessee’s fleet, and such termination action is accomplished by Lessee concurrently with a particular type of maintenance procedure, and the Aircraft is scheduled (or in the normal course would be scheduled) for such maintenance procedure prior to the date of return and, in all cases, without discrimination against the Aircraft by reason of its leased status.

(c)      Scheduled Maintenance. Airframe. At the time of return, the Airframe shall be fresh from a block “C” check in accordance with the Lessee’s then applicable FAA-approved maintenance program.

As used herein, and notwithstanding the then applicable nomenclature, the term “C check” shall be deemed at all times to refer to maintenance procedures of the same type and scope as constitute a “C check” under the Lessee’s FAA-approved maintenance program as in effect on the date hereof.

(d)      Engines. At the time of return, the Engines shall meet the following requirements:

(i)    each Engine shall have remaining no less than [***] flight hours, until the next on-condition and next scheduled removal for life limited parts (based on Lessee’s experience for engine refurbishment during the three (3) immediately preceding years before the date of return);

(ii)    the Lessor (or its designated representative) shall perform a complete external visual inspection and internal boroscope of the Engines. The Lessee shall promptly correct, or procure the correction of any discrepancies found which are beyond the engine manufacturer’s maintenance manual in-service limits or which are subject to reduced interval and/or special inspection in accordance with the engine manufacturer’s maintenance manual;

(iii)    each Engine shall have a video boroscope inspection performed in accordance with the applicable engine manufacturer’s maintenance manual. Boroscope inspection findings shall be within the engine manufacturer’s maintenance manual limitations. Any component or part found during the boroscope inspection that has a published limitation specified in the applicable engine manufacturer’s maintenance manual of less than [***] hours remaining life due to its condition shall be repaired or replaced by the Lessee in accordance with the applicable engine manufacturer’s maintenance manual. A ground performance run will be conducted in accordance with the applicable engine manufacturer’s maintenance manual to ensure that the Engine has a 20 degree Celsius margin remaining on accordance with paragraph (v) Engine operating

Exhibit S-2

parameters, i.e., EGT, oil pressure, oil consumption and vibration shall be within the engine manufacturer’s maintenance manual limits;

(iv)    the Aircraft shall be capable of certificated, full rated performance without limitations throughout the entire operating envelope as defined in the Airplane Flight Manual. Performance compliance will be demonstrated at the time of the acceptance flight test by on-wing static inspection and testing of the Engines (including nacelles and accessories) in accordance with the engine manufacturer’s maintenance manual;

(v)    each Engine shall have a positive EGT margin at 20 degree Celsius outside air temperature at sea level and standard atmospheric pressure condition of no less than 20 degrees Celsius, as calculated per the engine manufacturer’s recommendation at full rated thrust take-off and the Lessor and the Lessee agree that the 20 degree positive EGT margin shall be adjusted at the date of return based on an average of the engine manufacturer’s and Lessee’s then Engine Trend Monitoring data to support a remaining on-wing life of 3,500 flight hours for an assumed operation of 1 hour to 1 cycle; and

(vi)    each installed Engine shall have no single life limited part with less than [***] cycles life remaining in accordance with the engine manufacturer’s maintenance manual, Chapter 5 total approval lives.

In respect of Engines, for each life limited part, the Lessor and Lessee shall agree as follows:

At the date of return, for each life limited part with cycles since new in excess of [***]% of the manufacturer’s total approved life, Lessee shall pay an amount to Lessor calculated as follows:

(A/B) x C where

A	= part cycles since new minus [***]% of manufacturer’s total approved life
B	= [***]% of manufacturer’s total approved life
C	= the then current manufacturer’s price to Mesa for a new replacement of that Part

In respect of installed Engines, for Engine refurbishment, the Lessor and Lessee shall agree as follows, assuming Lessee’s hour to cycle ratio is 1 to 1:

At the date of return, for each Engine with flight hours since last core performance restoration in excess of ([***]% of the Lessee’s 12 month rolling average shop visit rate x [***] hours), the Lessee shall pay an amount to the Lessor calculated as follows:

(B.F) x G where

B	= Engine flight hours since last core performance restoration
F	= [***]% of the Lessee’s 12 month rolling average shop visit rate x [***] hours

Exhibit S-3

G =	$X, the core performance restoration supplemental rent per Engine flight hour based on Lessee’s cost for engine refurbishment during the three (3) immediately preceding year before the date of return.

(e)        Return of the Engines. In the event that an Acceptable Alternate Engine shall be delivered with the returned Airframe, Lessee, concurrently with such delivery, will, at no cost to Lessor, furnish, or cause to be furnished, to Lessor a full warranty (as to title) bill of sale with respect to each such Acceptable Alternate Engine, in form and substance reasonably satisfactory to Lessor (together with an opinion of counsel (which may be an employee of Lessee or Guarantor)) to the effect that such full warranty bill of sale has been duly authorized and delivered, and is enforceable in accordance with its terms and that such Acceptable Alternative Engines are free and clear of all Liens other than Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens), against receipt from Lessor of a bill of sale evidencing the transfer, without recourse or warranty (except as to the absence of Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens)) by Lessor to Lessee or its designee of all of Lessor’s right, title and interest in and to any Engine not installed on the Airframe at the time of the return of the Airframe.

(f)        Structural Inspection Tasks. Along with the “C” check the Airframe shall have accomplished all structural tasks due through the next scheduled “C” check thereafter.

(g)        Landing Gear Life. The main gear and the nose landing gear shall have at least [***] percent ([***]%) of the landings remaining or [***] ([***]) landings, whichever is less, since its last removal and overhaul or original installation for the main gear and the nose landing gear in the Lessee’s FAA – approved maintenance program.

(h)        Tires and Brakes. The tires and brakes shall have remaining [***] percent ([***]%) or more of the full service life.

(i)        Condition of Controlled Components. Aircraft and engine hour and/or cycle controlled components at time of return to Lessor shall have remaining, as a minimum, [***] life and/or [***] percent ([***]%) of the manufacturer’s recommended overhaul, interval in hours or cycles, whichever is applicable, before any scheduled removals for overhaul, test or disassembly. All components controlled on a calendar basis shall have remaining at least half-time before scheduled removal for testing or overhaul. Such hour/cycle or calendar controlled components are defined as those components controlled under Lessee’s FAA-approved maintenance program.

(j)        Deferred Maintenance. There shall be no open, outstanding or deferred maintenance items, scheduled or unscheduled, against the Aircraft.

(k)        Manuals. Upon the return of the Aircraft upon any termination of this Lease in accordance with paragraph (a) of Section 5 of the Lease, Lessee shall deliver or cause to be delivered to Lessor all current logs, manuals and data and maintenance, inspection, modification and overhaul records and similar records incorporating the latest revisions required to be maintained with respect to the Aircraft and Parts under FAA rates under Part 121, the Lessee’s

Exhibit S-4

FAA approved maintenance program and all other applicable laws and applicable rules and regulations of each country under the laws of which the Aircraft has been registered during the period of operation thereof, which logs, manuals, records and other data shall be in the English language or accompanied by an English translation thereof. If any such logs, manuals, records or other data are missing, incomplete or otherwise not in accordance with FAA standards applicable to Lessee, Lessee shall reaccomplish the maintenance tasks under Part 121 necessary to produce such records in accordance with its FAA-approved maintenance program prior to return of the Aircraft or otherwise perform all necessary acts (without regard to any applicable waivers or deferrals) to obtain such records in a manner satisfactory to the FAA.

(l)        Storage Upon Return. If, at least 15 days prior to expiration of the Lease at the end of the Basic Term or any Renewal Term or prior to a termination pursuant to Section 9(b) or Section 15 of the Lease, Lessee receives from Lessor a written request for storage of the Aircraft upon its return hereunder, Lessee will provide Lessor or cause Lessor to be provided, with storage facilities for the Aircraft (x) at Lessee’s risk and expense for a period not exceeding 30 days, and (y) thereafter at Lessor’s risk and at Lessor’s cost for insurance, maintenance and Lessee’s out-of-pocket expenses plus a reasonable parking fee for such storage for a period not exceeding 60 days commencing on the date of such expiration or termination; in the case of each (x) and (y), at Lessee’s facility at Phoenix, Arizona or at any other location in the continental United States selected be Lessee and used by Lessee as a location for the long-term parking or storage of aircraft; provided that the period set forth in clause (y) may, at Lessor’s option, be extended for an additional 60 day period if such storage facilities are available.

(m)        Severable Parts. At any time after the Lessee has advised Lessor that it has determined not to renew this Lease or purchase the Aircraft, or the Aircraft is otherwise to be returned to Lessor, Lessee shall, at Lessor’s request, advise Lessor of the nature and condition of all severable nonproprietary Parts (other than Parts otherwise required by Section 7 or 8 of the Lease to be maintained on the Aircraft) owned by Lessee which have been used by Lessee during the prior six months and which Lessee has or intends to remove from the Aircraft in accordance with Section 8 of the Lease. Lessor may, at its option, upon 30 days notice to Lessee, purchase any or all of such nonproprietary Parts from Lessee upon the expiration of the Term at their fair market value.

(n)        Acceptance Flights. Lessee shall provide for acceptance test flights, each not to exceed one (1) hour in duration, as necessary to demonstrate the airworthiness to the Aircraft (including for this purpose Acceptable Alternate Engines to be returned) and the proper functioning of all systems and components in accordance with the Manufacturer’s flight functional procedures. The Lessee shall pay for any costs associated with the first such flight and any subsequent flights to the extent that such initial flight demonstrated material discrepancies, including, but not limited to, costs for fuel, oil, airport fees, insurance, takeoff/landing fees, customs duties and any other costs incurred by the Lessor. Lessee shall permit not more than two (2) Lessor’s representatives onboard during any flight tests as direct observers of the functional tests.

(o)        Appraisal Procedure. Following expiration of the 60-day cure period provided for in Section 14(d) of the Lease, if there remains any dispute between Lessee and Lessor as to compliance with the provisions of Section 5 of the Lease and the parties are unable to agree on the cost necessary to remedy such disputed items, Lessee and Lessor shall such dispute to the

Exhibit S-5

Appraisal Procedure I (as defined in the Residual Agreement) and Lessee shall pay the Lessor and Adjustment Amount (as defined in the Residual Agreement) determined to be due as a result of deficiency, if any, as determined by Appraisal Procedure I, without duplication of any amounts otherwise payable under the preceding provisions of this Attachment A.

Exhibit S-6